                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            STORAGE EQUITIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             STORAGE EQUITIES, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               NOVEMBER 13, 1995

  A special meeting of shareholders of Storage Equities, Inc., a California corporation ("SEI"), will be held at The Sheraton Grande, 333 South Figueroa Street, Los Angeles, California on November 13, 1995, at 1:30 p.m. for the following purposes:

       1. To consider and vote upon an Agreement and Plan of Reorganization dated as of June 30, 1995 described in the accompanying Proxy Statement pursuant to which Public Storage Management, Inc. ("PSMI") would be merged with and into SEI (the "Merger"). Upon completion of the Merger, SEI would be self-advised and self-managed and would own substantially all of the United States real estate interests of Public Storage, Inc., SEI's name would be changed to "Public Storage, Inc." and the outstanding shares of PSMI capital stock would be converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock of SEI, subject to adjustment;

       2. To consider and vote upon an amendment to the articles of incorporation of SEI to increase the number of shares of Common Stock that SEI is authorized to issue from 60,000,000 to 200,000,000, a portion of which will be issued in the Merger and authorize 7,000,000 shares of Class B Common Stock, all of which will be issued in the Merger;

       3. To consider and vote upon an amendment to the articles of incorporation of SEI to establish an ownership limitation for SEI's capital stock to assist in preserving SEI's status as a real estate investment trust;

       4. To consider and vote upon postponement or adjournment of the Special Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger; and

       5. To transact such other business relating to the foregoing as may properly come before the Special Meeting or any adjournment thereof.

  Approval of the Merger is conditioned upon approval of all of the amendments to the articles of incorporation, and approval of each of the amendments is conditioned upon approval of the Merger.

  The board of directors has determined that only holders of record of Common Stock at the close of business on October 4, 1995 will be entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting.

  Please complete, date, sign and promptly mail the proxy in the stamped return envelope included with these materials.

  You are cordially invited to attend the meeting in person. If you do attend and you have already signed and returned the proxy, the powers of the proxy holders named in the proxy will be suspended if you desire to vote in person. Therefore, whether or not you presently intend to attend the meeting in person, you are urged to complete, date, sign and return the proxy.

                       By Order of the Board of Directors

                             SARAH HASS, Secretary

Glendale, California
October 11, 1995

                             STORAGE EQUITIES, INC.


                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                               November 13, 1995

  This Proxy Statement is being furnished to holders of shares of Common Stock, par value $.10 per share (the "Common Stock"), of Storage Equities, Inc. ("SEI") and relates to a meeting of the shareholders of SEI (the "Special Meeting") called to approve the proposed merger of Public Storage Management, Inc. ("PSMI") with and into SEI (the "Merger") pursuant to the Agreement and Plan of Reorganization dated as of June 30, 1995 attached as Appendix A to this Proxy Statement (the "Merger Agreement"). Prior to the Merger, substantially all of the United States real estate interests of Public Storage, Inc. ("PSI"), together with subsidiaries of PSI that serve as SEI's adviser and commercial property manager, will be combined with PSMI, SEI's mini-warehouse property manager. Upon completion of the Merger, SEI would be self-advised and self-managed and would own substantially all of PSI's United States real estate interests, SEI's name would be changed to "Public Storage, Inc.," and the outstanding capital stock of PSMI would be converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock of SEI, par value $.10 per share (the "Class B Common Stock"), subject to adjustment.

  At the Special Meeting, holders of Common Stock will also be asked to approve certain proposed amendments (the "Amendments") to SEI's articles of incorporation (the "SEI Articles of Incorporation") related to the Merger and to the preservation of SEI's status as a real estate investment trust ("REIT"), including amendments to (1) increase the number of shares of Common Stock that SEI is authorized to issue from 60,000,000 to 200,000,000, a portion of which will be issued in the Merger and authorize 7,000,000 shares of Class B Common Stock, all of which will be issued in the Merger (the "Recapitalization") and
(2) establish an ownership limitation for SEI's capital stock to assist in preserving SEI's status as a REIT. Approval of the Merger is conditioned upon approval of all of the Amendments and approval of each of the Amendments is conditioned upon approval of the Merger. Holders of SEI preferred stock are not entitled to vote on the Merger or the Amendments. The proposals to approve the Merger and the Amendments are referred to together as the "Proposals." Holders of Common Stock and PSMI capital stock are referred to herein as the "SEI Shareholders" and the "PSMI Shareholders," respectively.

  THE MERGER AND THE AMENDMENTS INVOLVE CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY THE SEI SHAREHOLDERS, INCLUDING A SHIFT IN CONTROL OF SEI FROM ITS PUBLIC SHAREHOLDERS TO B. WAYNE HUGHES AND HIS FAMILY AND CERTAIN TAX RISKS, INCLUDING ADDITIONAL RISKS AS TO SEI'S QUALIFICATION AS A REIT. MR. HUGHES IS CURRENTLY THE PRINCIPAL SHAREHOLDER AND CHIEF EXECUTIVE OFFICER OF SEI AND THE OWNER OF PSI.

  This Proxy Statement is first being mailed on behalf of the SEI board of directors (the "Board of Directors") on or about October 13, 1995 to SEI Shareholders of record at the close of business on October 4, 1995 (the "Record Date").

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SEI.

                               TABLE OF CONTENTS

                                                                          PAGE

SUMMARY.................................................................     1
THE SPECIAL MEETING.....................................................    14
   Matters to be Considered at the Special Meeting......................    14
   Record Date; Voting at the Meeting...................................    14
   Proxies..............................................................    15
CAPITALIZATION..........................................................    16
RISK FACTORS............................................................    17
   Control and Influence by the Hughes Family...........................    17
   Ownership Limitation.................................................    17
   Non-Arm's Length Transactions........................................    17
   Valuation of Assets..................................................    17
   No Independent Valuation of Operating Companies......................    18
   Assets Excluded from the Merger......................................    18
   Liabilities with Respect to Acquired General Partner Interests.......    18
   Potential Cancellation of Third Party Management Contracts
     and Loss of Revenue................................................    18
   Changes in Nature of Investment......................................    18
   Possible Treatment of the Merger as a Taxable Event..................    19
   Increased Risk of Violation of Gross Income Requirements.............    19
   Increased Risk of Violation of Ownership Requirements................    19
   Elimination of Any Accumulated Earnings and Profits..................    20
   Consequences of Failure to Qualify as a REIT.........................    20
   Corporate Level Tax on Sale of Certain Built-in Gain Assets..........    20
   Possible Competition with PSI in Canada..............................    21
   Conflicts of Interest................................................    21
   Qualifications to Fairness Opinion...................................    22
   Shares Eligible for Future Sale......................................    23
PROPOSAL ONE - THE MERGER...............................................    24
   General..............................................................    24
   Background of the Merger.............................................    24
   Reasons for the Merger -- Special Committee Recommendation...........    33
   Recommendation of the Board of Directors.............................    35
   Alternatives to the Merger...........................................    36
   Terms of the Merger..................................................    37
   Indemnification of PSI Directors and Officers........................    41
   Valuation Opinion of Arthur Andersen.................................    41
   Fairness Opinion.....................................................    48
   Valuation of Class B Common Stock....................................    52
   Appraisals of Wholly-Owned Properties................................    53
   Certain Relationships and Related Party Transactions.................    54
   Accounting Treatment.................................................    56
   Certain Federal Income Tax Considerations............................    56
   Regulatory Matters...................................................    56
   Expenses and Fees....................................................    56
   Rights of Dissenting Shareholders....................................    57
PROPOSAL TWO - AMENDMENT TO SEI ARTICLES OF INCORPORATION -
   RECAPITALIZATION.....................................................    58
PROPOSAL THREE - AMENDMENT TO SEI ARTICLES OF INCORPORATION -
   OWNERSHIP LIMITATION.................................................    60
STORAGE EQUITIES, INC...................................................    61
PUBLIC STORAGE MANAGEMENT, INC..........................................    61
   General..............................................................    61

   Current Relationship with SEI........................................    62
   Property Management Services.........................................    62
   Partnership Interests................................................    62
   REIT Investments.....................................................    63
   Tabular Information on PSI's Interests in Partnerships and REITs.....    64
   Wholly Owned Properties..............................................    69
   Promissory Notes Secured by Trust Deeds..............................    69
   Wayne Hughes' Direct Investments in Certain Partnerships and REITs...    69
   Excluded Assets......................................................    69
   Borrowings...........................................................    70
SELECTED FINANCIAL INFORMATION..........................................    71
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS............................................    75
   SEI Historical.......................................................    75
   Operating Companies and Real Estate Interests........................    86
   Underlying Properties................................................    93
   SEI Pro Forma........................................................    98
FEDERAL INCOME TAX CONSIDERATIONS.......................................   105
   General..............................................................   105
   Tax Treatment of the Merger..........................................   105
   Consequences of the Merger on SEI's Qualification as a REIT..........   107
   Tax Treatment of SEI.................................................   112
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........   115
SHARES ELIGIBLE FOR FUTURE SALE.........................................   119
INDEPENDENT PUBLIC ACCOUNTANTS..........................................   119
SHAREHOLDER PROPOSALS...................................................   120
OTHER MATTERS...........................................................   120
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................   120
HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS...........................   F-1

Appendix A -     Agreement and Plan of Reorganization by and among PSI, PSMI and SEI dated as of June 30, 1995
Appendix B -     Valuation Report by Arthur Andersen LLP dated June 21, 1995
Appendix C -     Opinion of Robertson, Stephens & Company, L.P. dated August
                  27, 1995.
Appendix D -     Chapter 13 of the California Corporation Law Concerning
                  Dissenters' Rights
Appendix E - 1 - Proposed Amendment to SEI's Articles of Incorporation -
                  Recapitalization
Appendix E - 2 - Proposed Amendment to SEI's Articles of Incorporation -
                  Ownership Limitation

                                    SUMMARY

  The following is a summary of certain information in this Proxy Statement and its Appendices. Reference is made to, and this summary is qualified by, the more detailed information appearing, or incorporated by reference, in this Proxy Statement and its Appendices. Unless otherwise defined, capitalized terms used in this summary have the meanings set forth elsewhere in this Proxy Statement. SEI Shareholders are urged to read this Proxy Statement and the Appendices in their entirety.

  The term "Operating Companies" is used herein to refer collectively to PSMI, Public Storage Commercial Properties Group, Inc. ("PSCP") and Public Storage Advisers, Inc. (the "Adviser"), which are subsidiaries of PSI. The term "Real Estate Interests" is used to refer to substantially all of PSI's United States real estate interests (other than its interest in SEI). The term "Wayne Hughes" is used herein to refer to B. Wayne Hughes, individually, and the term "Hughes Family" is used herein to refer to Wayne Hughes and members of his family, collectively. The term PSI includes its subsidiaries, as the context requires. Prior to the Merger, the Real Estate Interests, PSCP and the Adviser will be combined with PSMI (the "Restructure").

                       THE COMPANIES BEING MERGED

SEI SEI is a REIT organized in 1980 that has invested primarily in existing self-service facilities offering storage space for personal and business use ("mini-warehouses"). At June 30, 1995, SEI had equity interests (through direct ownership, as well as general and limited partnership interests) in 489 facilities, consisting of 470 mini-warehouses and 19 business parks. SEI is currently advised by, and its facilities are operated by, the Operating Companies, and all of SEI's executive officers and certain directors are affiliated with the Operating Companies. SEI's facilities are operated under the "Public Storage" name. On the Record Date, there were outstanding 42,064,283 shares of Common Stock (exclusive of 3,872,054 shares issuable upon conversion of SEI's convertible preferred stock and 678,667 shares subject to options) and eight series of preferred stock (aggregate liquidation preference of $366,350,000). The Common Stock is traded on the New York Stock Exchange ("NYSE"), and on October 10, 1995, the closing price was $19. See "Storage Equities, Inc." and "Incorporation of Certain Documents by Reference."

PSMI                   PSMI is currently SEI's mini-warehouse property manager.
                       Prior to the Merger, PSCP (SEI's commercial property manager), the Adviser (SEI's adviser), and the Real Estate Interests (which have been owned by PSI, the corporate parent of the Operating Companies) will be combined with PSMI. At June 30, 1995, PSMI and PSCP managed 1,074 mini-warehouses and 45 business parks in the United States under the "Public Storage" name, including SEI's facilities. The Real Estate Interests being acquired by SEI in the Merger consist of PSI's direct or indirect ownership interests in 511 mini-warehouses and 15 business parks managed by PSMI and PSCP and all-inclusive deeds of trust secured by ten mini-warehouses. SEI has indirect ownership interests in 175 of the properties underlying the Real Estate Interests. See "Public Storage Management, Inc."

                       THE SPECIAL MEETING

DATE, PLACE AND TIME   The Special Meeting of SEI Shareholders is scheduled to
                       be held at 1:30 p.m. on November 13, 1995, at The
                       Sheraton Grande, Los Angeles, California.

PURPOSE To consider and vote upon the Proposals, pursuant to which PSMI will be merged with and into SEI, the SEI Articles of Incorporation will be amended, the Recapitalization will occur and related transactions will take place. See "Proposal One - The Merger," and "Proposal Two - Amendment to SEI Articles of Incorporation - Recapitalization" and "Proposal Three - Amendment to SEI Articles of Incorporation - Ownership Limitation."

RECORD DATE            October 4, 1995.

QUORUM AND VOTE
REQUIRED The approval of each of the Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. For purposes of satisfying this vote requirement, failure to vote, abstentions from voting and broker non-votes on any Proposal will have the effect of votes against such Proposal. SEI has imposed as an additional condition to the Merger that it be approved by a majority of the shares of Common Stock held by shareholders other than PSI and its affiliates, including the Hughes Family (the "Public Shareholders"), voting at the Special Meeting. For purposes of satisfying this additional vote requirement with respect to the Merger, failure to vote, abstentions from voting and broker non-votes will have no effect. A majority of the shares of Common Stock outstanding, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for the purpose of determining a quorum.
                       Provided that each of the Proposals is approved by the holders of a majority of the outstanding shares of Common Stock, the Merger may be approved by less than a majority of the outstanding shares of Common Stock held by the Public Shareholders. Approval of postponement or adjournment of the Special Meeting requires the affirmative vote of a majority of the shares of the Common Stock voting at the Special Meeting. As of the Record Date, there were 42,064,283 shares of Common Stock outstanding, approximately 32,470,000 of which were held by the Public Shareholders. See "The Special Meeting."

                       THE PROPOSALS

THE MERGER             Prior to the Merger, PSCP, the Adviser and the Real
                       Estate Interests will be combined with PSMI, with the Hughes Family acquiring a direct 5% equity interest in PSCP and in a merchandise company, and certain assets currently owned by PSI will be distributed to the Hughes
                       Family and will not be acquired by SEI. Upon consummation of the Merger, (i) PSMI will be merged into SEI, which will be the surviving corporation, (ii) SEI's name will be changed to "Public Storage, Inc.," and (iii) the capital stock of PSMI will be converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock, subject to adjustment. See "Proposal One - The Merger," "Proposal
                       Two - Amendment to SEI Articles of Incorporation -
                       Recapitalization", "Proposal Three - Amendment to SEI
                       Articles of Incorporation - Ownership Limitation" and
                       "Public Storage Management, Inc. - Excluded Assets."
                       Approval of the Merger by SEI Shareholders is a condition to adoption of the Amendments.

CONSIDERATION TO BE
PAID BY SEI            The aggregate consideration to be paid by SEI
                       (including SEI's share of estimated expenses of $2.0 million) is estimated at $630.8 million

                       (measured as of the day prior to the date the Merger Agreement was executed), consisting of the following:

                       . 30,000,000 shares of Common Stock, subject to post-
                         Closing adjustments referred to below, with a market value of $482.6 million (based on $16.088 per share, the average closing price of the Common Stock on the NYSE for the 30 consecutive trading days ending on June 29, 1995, the day prior to the date the Merger Agreement was executed). On October 10, 1995, the closing price was $19.

                       . 7,000,000 shares of Class B Common Stock with an
                         estimated value of $73.5 million, based on a third-party valuation of $10.50 per share. See "Proposal One
                         - The Merger - Valuation of Class B Common Stock."

                       . Assumption of (i) $68.0 million of PSMI debt
                         (exclusive of debt under PSI's line of credit that will result in an adjustment to the shares of Common Stock issued in the Merger) and (ii) aggregate consolidated property debt of $4.7 million.

                       Substantially all of the consideration to be paid in the Merger will be received by the Hughes Family.

                       It is estimated that, assuming a Closing on November
                       30, 1995, post-Closing adjustments will result in a reduction in the number of shares of Common Stock issued in the Merger by 1,400,000 shares (without taking into account the shares that will be issued to replace shares owned by PSMI at the Closing Date) and assumption by SEI of additional debt of approximately $45.0 million. Post-closing adjustments will not result in an increase in the number of shares of Common Stock issued in the Merger. However, the Company will issue 5,743,502 shares to replace a like number of shares of Common Stock already owned by PSMI at the Closing Date and which will be cancelled in the Merger. See "Proposal One - The Merger
                       - Terms of the Merger - Adjustment to Share
                       Consideration."

ASSETS TO BE ACQUIRED
BY SEI IN THE MERGER   Following the Merger, SEI will own the assets of the
                       Operating Companies and the Real Estate Interests, which include (1) the "Public Storage" name, (2) seven wholly owned properties, (3) all-inclusive deeds of trust secured by ten mini-warehouses, (4) general and limited partnership interests (which do not represent controlling interests) in 47 limited partnerships owning an aggregate of 286 mini-warehouses and one commercial property,
                       (5) shares of common stock in 16 REITs (which do not represent majority interests) owning, exclusive of SEI's facilities, an aggregate of 219 mini-warehouses and 13 commercial properties, (6) property management contracts, exclusive of facilities owned by SEI at June 30, 1995, for 604 mini-warehouses and, through ownership of a 95%
                       economic interest in PSCP, 26 commercial properties (563 of which collectively are owned by entities affiliated with PSI) and (7) a 95% economic interest in a merchandise company which currently sells locks and boxes in mini-warehouses operated by PSMI (the "Lock/Box
                       Company"). The Hughes Family will have a 5% economic interest (and 100% of the voting stock) in PSCP and the Lock/Box Company. Following the Merger, SEI will be self-advised and self-managed. SEI will also have a three-year option to acquire, for Common Stock, Wayne
                       Hughes' direct interests (which do not
                       represent controlling interests) in the partnerships and REITs described in clauses (4) and (5) above at a price based on a post-Closing valuation by Arthur Andersen LLP
                       ("Arthur Andersen"), estimated at approximately $50 million. See "Proposal One - The Merger - Alternatives to the Merger" and "Public Storage Management, Inc. -- Wayne
                       Hughes' Direct Investments in Certain Partnerships and
                       REITs."

                       A special committee of independent directors of SEI
                       (the "Special Committee") determined that the assets to be acquired by SEI in the Merger must be acquired for consideration that would not result in dilution to SEI's funds from operations ("FFO") per share of Common Stock. There has been no contractual allocation of the consideration to be paid by SEI in the Merger among the assets to be acquired. For financial reporting purposes, however, the consideration has been allocated among the assets as follows:

                       . Real Estate Interests (exclusive of the wholly owned
                         properties and all-inclusive deeds of trust) - $365.0 million based on a valuation by Arthur Andersen ("Arthur Andersen") (the "Arthur Andersen Valuation" or the "Valuation"). See "Proposal One - The Merger - Valuation Opinion of Arthur Andersen."

                       . Seven wholly owned properties - $19.4 million (net of
                         mortgage debt of $0.5 million) based on separate appraisals by other parties. See "Proposal One - The Merger - Appraisals of Wholly-Owned Properties."

                       . All-inclusive deeds of trust - $3.8 million (net of
                         underlying debt of $4.2 million) based on their aggregate principal balance.

                       . Operating Companies, "Public Storage" name and other
                         intangibles - $237.9 million, representing the balance of the consideration to be paid by SEI in the Merger.

RECOMMENDATION OF SPECIAL
COMMITTEE AND BOARD
OF DIRECTORS           The Special Committee determined the Merger to be fair to
                       and in the best interests of SEI and the Public
                       Shareholders, unanimously approved the Merger and recommends a vote for approval of the Merger. The determinations and recommendations of the Special
                       Committee were adopted by the Board of Directors. The recommendations of the Special Committee are based upon a number of factors discussed in this Proxy Statement. See
                       "Proposal One - The Merger - Reasons for the Merger -
                       Special Committee Recommendation." The Special Committee and the Board of Directors also both recommend approval of the Amendments.

RISK FACTORS           The Merger and the Amendments involve certain risk
                       factors that should be considered by the SEI
                       Shareholders, including the following:

                       . Shift in Control.  The Merger will result in a shift
                         in control of SEI from the Public Shareholders to the Hughes Family, as a result of its ownership of approximately 53% of the voting stock of SEI after the Merger (57% assuming conversion of the Class B Common Stock). Consequently, the ability of the Public Shareholders to determine matters submitted to a shareholder vote will be eliminated.

                       . Ownership Limitation.  After the Amendments, the
                         Public Shareholders will be further limited in their ability to change control of SEI due to restrictions in the SEI Articles of Incorporation limiting beneficial ownership to no more than (a) 2.0% of the outstanding shares of all common stock of SEI and (b) 9.9% of the outstanding shares of each class or series of shares of preferred stock of SEI.

                       . Non-Arm's Length Transactions.  Although the terms of
                         the Merger were determined by negotiations between PSI and the Special Committee, there can be no assurance that the terms of the Merger represent the best terms that could have been obtained.

                       . Valuation of Assets.  There can be no assurance that,
                         if the Real Estate Interests were sold, they would be sold at their values as set forth in the Arthur Andersen Valuation and the appraisals. The Arthur Andersen Valuation does not cover the Operating Companies, PSI's wholly owned properties, all-inclusive deeds of trust, the PSI name or any other intangibles.

                       . Change in Nature of Investment.  The Merger will alter
                         significantly the nature of the entity in which SEI Shareholders have invested.

                       . Tax Risks-Additional Risks to Continued REIT
                         Qualification. The Merger will involve certain tax risks, including additional risks as to SEI's continued qualification as a REIT resulting from a substantial increase in SEI's nonqualifying income. For any taxable year that SEI fails to qualify as a REIT and certain relief provisions do not apply, SEI would be taxed at the regular corporate rates on all of its taxable income, whether or not it makes any distributions to its shareholders. Those taxes would reduce the amount of cash available to SEI for distribution to its shareholders or for reinvestment by SEI. As a result, failure of SEI to qualify during any taxable year as a REIT would have a material adverse effect upon SEI and its shareholders.

                       . Benefits to Hughes Family.  As described below, the
                         Merger, if consummated, will result in significant benefits to the Hughes Family, including control of SEI, relief from general partner liability and increased liquidity. In the Merger, SEI will issue 30,000,000 shares of Common Stock, subject to adjustment, with a market value of $482.6 million (measured as of the day prior to the date the Merger Agreement was executed) and 7,000,000 shares of Class B Common Stock with an estimated value of $73.5 million. Substantially all of the consideration to be paid in the Merger will be received by the Hughes Family. In addition, SEI has an option to acquire, for Common Stock, Wayne Hughes' direct interests in certain partnerships and REITs. The total value of these direct interests is estimated at approximately $50.0 million at the closing of the Merger (the "Closing").

                       . Conflicts of Interest of Certain Persons.  Currently,
                         the Hughes Family controls the Operating Companies through ownership of PSI, and Wayne Hughes is SEI's chief executive officer and Chairman of the Board of Directors. In addition, SEI's other executive officers are executive officers of PSI. PSI and its affiliates (including the Hughes Family) have significant relationships with SEI and own approximately 23% of the outstanding Common Stock. The Hughes Family, PSI and their affiliates have informed SEI that they intend to vote all of their shares of Common Stock for the Proposals. See "Risk Factors - Conflicts of Interest."

BENEFITS OF THE MERGER
TO SEI AND THE PUBLIC
SHAREHOLDERS           The Board of Directors believes that the Merger, if
                       consummated, should result in the following benefits to SEI and the Public Shareholders:

                       . Through the acquisition of the Operating Companies,
                         SEI will become a fully-integrated, self-advised and self-managed commercial real estate company with expertise in development, construction, acquisition, operation and leasing services. "See Proposal One - The Merger - Alternatives to the Merger."

                       . SEI will own and operate more mini-warehouse space
                         than any competitor.

                       . The Merger will increase SEI's capital base and, as a
                         self-advised and self-managed REIT, should make SEI more attractive to institutional and other investors.

                       . Upon consummation of the Merger, SEI's credit rating
                         is expected to improve, reducing SEI's costs of capital and enhancing its ability to raise capital.

                       . SEI will acquire the "Public Storage" name and
                         goodwill associated with that name in the United
                         States.

                       . SEI will be able to expand its property holdings
                         without a proportionate increase in advisory and property management fees, which would have resulted had its current advisory contract and management agreements remained in effect.

                       . Existing conflicts of interest between SEI and its
                         executive officers and directors who are also affiliated with the Operating Companies and who own the Real Estate Interests should be reduced. The Real Estate Interests represent interests in properties that compete with SEI's properties.

                       There can be no assurance, however, that these benefits will be realized. See "Proposal One - The Merger."

VALUATION OPINION OF
ARTHUR ANDERSEN        Arthur Andersen, which was jointly engaged by the Special
                       Committee and PSI, valued the Real Estate Interests
                       (other than the wholly owned properties and the all-inclusive deeds of trust) for purposes of the Merger.
                       The full text of the Valuation contains a description of the methodology and analysis of Arthur Andersen and is attached as Appendix B to this Proxy Statement and should be read in its entirety. The Valuation reflects traditional financial valuation methodology, utilizing the income approach, the market approach and the adjusted book value approach. The results of these approaches were weighed and correlated to arrive at a value conclusion, as of December 31, 1994, of $365.0 million.
                       The Valuation reflects Arthur Andersen's opinion as of such date in the context of information available, and under market and economic conditions present, at that date. The Valuation, prepared in conformity with the Uniform Standards of Professional
                       Appraisal Practice, is subject to certain assumptions and limiting conditions described in Appendix B. Arthur
                       Andersen will also value the Real Estate Interests acquired between December 31, 1994 and the closing of the Merger (the "Closing"). See "Proposal One - The Merger -
                       Valuation Opinion of Arthur Andersen."

OPINION OF FINANCIAL
ADVISER Robertson, Stephens & Company, L.P. ("Robertson, Stephens") has delivered its written opinion, dated August 27, 1995 (the "Fairness Opinion"), to the Special Committee and the Board of Directors to the effect that, as of the date of its opinion, the consideration to be paid by SEI in the Merger is fair to the Public Shareholders of SEI from a financial point of view. In rendering the Fairness Opinion, Robertson, Stephens conducted (i) a relative contribution analysis; (ii) a comparison with selected publicly traded REITs; (iii) a comparison of selected transactions deemed comparable;
                       (iv) a discounted cash flow analysis, both of PSMI and SEI, after giving effect to the Restructure, and separately of certain of the entities to be included in the Restructure; (v) a pro forma merger analysis; and
                       (vi) certain other analyses deemed appropriate. A copy of the written Fairness Opinion, which sets forth the assumptions made, matters considered and limits of its review, is attached as Appendix C to this Proxy Statement and should be read in its entirety. See "Proposal One - The Merger - Fairness Opinion."

THE AMENDMENTS         In connection with the Merger, the Board of Directors is
                       proposing the Amendments to (a) increase the number of shares of Common Stock that SEI is authorized to issue from 60,000,000 to 200,000,000, a portion of which will be issued in the Merger and authorize 7,000,000 shares of Class B Common Stock, all of which will be issued in the Merger, and (b) establish an ownership limitation for SEI's capital stock to assist in preserving SEI's REIT status, which will further limit the ability of the Public Shareholders to change control of SEI. Approval of all of the Amendments by the SEI Shareholders is a condition to consummation of the Merger.

                       1)  The rights and preferences of SEI's existing
                       Common Stock will not change, but the number of authorized shares will increase from 60,000,000 to 200,000,000. The proposed increase in the number of shares exceeds the increase necessary to complete the Merger. The excess would be available for underwritten offerings, mergers (with affiliated and unaffiliated parties), acquisitions (including pursuant to an option agreement with Wayne Hughes) and general corporate purposes. No further shareholder approval would be solicited for any future issuances of authorized shares, unless required by the rules of the NYSE or applicable provisions of California law.

                       2) The Class B Common Stock will (i) not participate in distributions until the later to occur of FFO per Common Share as defined below, aggregating $1.80 during any period of four consecutive calendar quarters, or four years after the Closing; thereafter, the Class B Common Stock will participate in distributions (other than liquidating distributions), at the rate of 97% of the per share distributions on the Common Stock, provided that cumulative distributions of at least $.22 per quarter per share have been paid on the Common Stock, (ii) not participate in liquidating distributions, (iii) not be entitled to vote

                       (except as expressly required by California law) and (iv) automatically convert into Common Stock, on a share for share basis, upon the later to occur of FFO per Common Share aggregating $3.00 during any period of four consecutive calendar quarters or seven years after the Closing. For more information on the calculation of FFO, see note (4) to "- Summary Financial Information".

                       For these purposes:

                       1) FFO has the meaning set forth in note (4) to "- Summary Financial Information."

                       2) FFO per Common Share means FFO less preferred stock dividends (other than dividends on convertible preferred stock) divided by the outstanding weighted average shares of Common Stock assuming conversion of all outstanding convertible securities and the Class B Common Stock.

                       For these purposes, Pre-Merger (Pro forma) FFO per share of Common Stock (as defined by SEI) was $1.57 and $0.83 for the year ended December 31, 1994 and six months ended June 30, 1995, respectively. Post-Merger (Pro forma) FFO per share of Common Stock (as defined by SEI) was $1.58 and $0.84 for the year ended December 31, 1994 and six months ended June 30, 1995, respectively. FFO per share of Common Stock was computed assuming conversion of the Class B Common Stock and without giving effect to the additional earnings required to allow such conversion. Distributions per share of Common Stock were $0.22 per quarter for both Pre-Merger and Post-Merger purposes.

                       SEI currently has no agreements for the issuance of additional shares of Common Stock (other than in the Merger). Nevertheless, SEI is likely to pursue a variety of transactions that may involve such an issuance and expects that such transactions may occur from time to time during the next year. Since September 1994, SEI has merged with three affiliated REITs that own mini-warehouses and business parks developed by PSI and has also issued convertible preferred stock in connection with the acquisition of property interests, and it is expected that SEI will issue securities in other similar transactions. See "Proposal Two - Amendment to SEI Articles of Incorporation - Recapitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations - SEI Historical - Liquidity and Capital Resources" and "Public Storage Management, Inc. - REIT Investments."

BENEFITS OF THE
MERGER TO
HUGHES FAMILY          The Merger, if consummated, will result in the following
                       principal benefits to the Hughes Family:

                       .    Control of SEI.  In the Merger, the Hughes
                            Family will be transferring to SEI both the Operating Companies and the Real Estate Interests. Upon completion of the Merger and adoption of the Amendments (without taking into account any post-Closing adjustment), the Hughes Family's ownership interest in SEI will increase from approximately 21% of the Common Stock to approximately 53% (57% of the Common Stock assuming conversion of all Class B Common Stock). As a result, the Hughes Family will obtain voting control of SEI. (The Hughes Family, however, will own less than 50% of the total capital stock of SEI because they own an insignificant portion of SEI's outstanding preferred stock.) The Hughes Family's control over SEI will be further increased by an amendment to the SEI Articles of Incorporation limiting beneficial ownership by any SEI Shareholder, unless such limitations are waived by the Board of Directors, of more than (A) 2.0% of the outstanding shares of all common stock of SEI, and (B) 9.9% of the outstanding shares of each class or series of shares of preferred stock of SEI.
                            These ownership limitations do not apply to shares of SEI capital stock in excess of such amounts held by a shareholder (including the Hughes Family) at the time of the Merger (after giving effect to the Merger), but they would preclude such a shareholder from acquiring additional shares of SEI capital stock. The Special Committee and the Board of Directors have determined that these ownership limitations are necessary in order to assist in preserving SEI's REIT status in view of the Hughes Family's substantial ownership interest in SEI after the Merger. See "Federal Income Tax Considerations
                            - Tax Treatment of SEI."

                       . Relief from General Partner Liability. As a result of the transfer of the Real Estate Interests to SEI in the Merger, PSI (which is controlled by the Hughes Family) will be released from, and SEI will assume, general partner liability with respect to certain limited partnerships ("PSI limited partnerships"). Wayne Hughes will continue as the individual general partner of those PSI limited partnerships as to which he is currently a general partner.

                       . Increased Liquidity. Currently, no public trading market exists for shares of the Operating Companies or for the Real Estate Interests. Consequently, the Hughes Family's investment is relatively illiquid. Upon completion of the Merger (without taking into account any post-Closing adjustment), the Hughes Family will own approximately 53% of the Common Stock (57% assuming conversion of Class B Common Stock into Common Stock) in a large publicly traded company resulting in improved liquidity of the interests held by the Hughes Family. PSI, which owns the Operating Companies, was organized by Wayne Hughes and another individual in 1972 with a combined initial investment of $50,000. The aggregate consideration to be paid by SEI in the Merger is estimated at $630.8 million (measured as of the day prior to the date the Merger Agreement was executed). The market price of the Common Stock to be issued in the Merger fluctuates.

                       . Liability for Debt. By virtue of the Merger and as the successor to PSMI, SEI will assume and become liable pursuant to the Merger for (1) aggregate full-recourse indebtedness of approximately $68.0 million of PSMI (exclusive of indebtedness under PSI's line of credit that will result in an adjustment to the shares of Common Stock issued in the Merger), (2) aggregate consolidated property indebtedness relating to seven wholly owned properties of $0.5 million and (3) aggregate indebtedness relating to the all-inclusive deeds of trust of $4.2 million. See "Proposal One - The Merger - Terms of the Merger - Restrictions on Transfer of Shares" and "Risk Factors - Conflicts of Interest - Substantial Benefits to Hughes Family."

CONDITIONS OF THE
MERGER; TERMINATION    The consummation of the Merger is conditioned upon the
                       approval of the Amendments and the fulfillment or waiver of certain other conditions set forth in the Merger
                       Agreement. The Merger Agreement may be terminated by either SEI or PSMI if the Merger does not occur on or prior to March 31, 1996. See "Proposal One - The Merger
                       -- Terms of the Merger -- Conditions to Consummation of the Merger" and "-- Amendments and Termination."

CLOSING DATE           If the Merger is approved by the requisite vote of SEI
                       Shareholders and the other conditions to the Merger are satisfied or waived, it is expected that the Merger will be consummated on or prior to November 30, 1995 (the
                       "Closing Date").

CERTAIN FEDERAL
INCOME TAX
CONSEQUENCES           The Merger is intended to qualify as a reorganization
                       under Section 368(a) of the Internal Revenue Code (the
                       "Code"). As such, no gain or loss generally will be recognized by either the SEI Shareholders (except with respect to cash received by SEI Shareholders perfecting
                       Dissenters' Rights) or SEI on the deemed acquisition of the assets of PSMI in exchange for shares of stock of SEI in connection with the Merger (assuming the tax basis of PSMI's assets exceeds the liabilities assumed in the Merger). See "Federal Income Tax Considerations -- Tax
                       Treatment of the Merger -- Dissenters' Rights."  The
                       Merger may impact on SEI's ability to continue to qualify as a REIT, whether or not the Merger qualifies as a reorganization under the Code. See "Risk Factors --
                       Increased Risk of Violation of Gross Income
                       Requirements," "-- Elimination of Any Accumulated
                       Earnings and Profits," and "-- Increased Risk of
                       Violation of Ownership Requirements" and "Federal Income
                       Tax Considerations--Consequences of the Merger on SEI's
                       Qualification as a REIT."

ACCOUNTING TREATMENT   The Merger will be treated as a purchase for accounting
                       purposes.

DISSENTERS' RIGHTS     Pursuant to Chapter 13 of the Corporations Code of the
                       State of California (the "California Code"), SEI
                       Shareholders may be entitled to require SEI to purchase their shares for cash at their fair market value as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the Merger ("Dissenters Rights") if demands for payment are filed with respect to 5% or more of the outstanding shares of Common Stock ("Dissenting Shares"). The obligation of
                       PSMI to effect the Merger is subject to the condition, which may be waived by PSMI, that holders of less than 5% of SEI's Common Stock exercise their Dissenters' Rights.

                       A dissenting shareholder who wishes to require SEI to purchase his or her shares of Common Stock must:

                            (1) vote against the Merger any or all of the
                       shares of Common Stock entitled to be voted (shares of Common Stock not voted are not considered to be voted against the Merger for purposes of this requirement and will not be counted toward the 5% minimum for Dissenters' Rights to exist); provided that if a SEI Shareholder votes part of the shares entitled to be voted in favor of the Merger, and fails to specify the number of shares voted, it is conclusively presumed under California law that such shareholder's approving vote is with respect to all shares entitled to be voted;

                            (2) make written demand upon SEI or its transfer
                       agent, which is received not later than the date of the Special Meeting, setting forth the number of shares of Common Stock demanded to be purchased by SEI and a statement as to claimed fair market value of such shares at June 29, 1995; and

                            (3) submit for endorsement, within 30 days after
                       the date on which the notice of approval of the Merger by SEI Shareholders is mailed to such shareholders, to SEI or its transfer agent the certificates representing any shares in regard to which demand for purchase is being made, or to be exchanged for certificates of appropriate denominations so endorsed, with a statement that the shares are Dissenting Shares.

                       The provisions of Chapter 13 are technical in nature and complex. SEI Shareholders desiring to exercise appraisal rights and to obtain appraisal of the fair value of their shares should consult counsel, since the failure to comply strictly with the provisions of Chapter 13 may result in a waiver or forfeiture of their appraisal rights. A copy of Chapter 13 of the California Code is attached hereto as Appendix D. See "Proposal One - The Merger - Rights of Dissenting Shareholders." (The exercise of Dissenters' Rights with respect to a significant number of SEI shares may make it more difficult for SEI to continue to satisfy the stock ownership requirements for qualification as a REIT.)

                         SUMMARY FINANCIAL INFORMATION
              (IN THOUSANDS, EXCEPT PER SHARE AND MINI-WAREHOUSE
                     AND FACILITIES UNDER MANAGEMENT DATA)


                                         Six  Months Ended June 30, 1995                      Year Ended December 31, 1994
                                --------------------------------------------------    ----------------------------------------------
                                                        SEI               SEI                              SEI              SEI
                                      SEI           Pre-Merger        Post-Merger         SEI          Pre-Merger       Post-Merger
                                 (Historical)     (Pro forma)(1)    (Pro forma)(2)    (Historical)   (Pro forma)(1)   (Pro forma)(2)
                                -------------     --------------    --------------    ------------   --------------   --------------
 OPERATING DATA
    Total revenues...........    $   91,110         $ 111,537         $ 128,547        $  147,196      $ 217,220         $ 248,441
    Depreciation and
     amortization............        16,926            20,747            25,750            28,274         40,971            51,022
    Interest expense.........         3,214             5,188             7,877             6,893         10,743            16,350
    Net income...............        29,751            36,063            51,554            42,118         68,682            96,621
 PER SHARE OF COMMON STOCK:
    Net income(8)............    $     0.50         $    0.48         $    0.50        $     1.05      $    0.90         $    0.91
    Distributions paid.......          0.44              0.44              0.44              0.85           0.85              0.85
    Weighted average shares
     of Common Stock.........        32,708            42,108            72,108            24,077         41,845            71,845

 BALANCE SHEET DATA (AS
  OF JUNE 30, 1995):
    Total assets.............    $1,116,857         $1,154,885       $1,786,794
    Total debt...............        58,497            103,213          175,919
    Shareholders' equity.....       892,664            892,664        1,448,804

 OTHER DATA:
    Net cash flows provided
     by operating activities.    $   50,325         $  60,380        $  80,606         $   79,180      $ 116,368         $ 154,991
    Net cash flows used in
     investing activities....      (101,568)         (102,558)         (102,476)         (169,590)      (364,942)         (366,694)
    Net cash flows provided
     by financing activities.       120,851           105,321            89,369           100,029        267,222           241,749
    EBITDA(3)................        44,432            56,847            90,669            63,036        109,542           174,366
    FFO(as defined by
     SEI)(4).................        41,218            51,659            82,792            56,143         98,799           158,016

------------------------------------------------------------------------------------------------------------------------------------


                                         Six Months Ended June 30, 1995                         Year Ended December 31, 1994
                                   --------------------------------------------         --------------------------------------------
                                                       Real                                                   Real           SEI
                                        SEI           Estate            SEI                  SEI             Estate         Post-
                                   (Pro forma)(1)    Interests      Post-Merger          (Pro forma)(1)     Interests      Merger
                                   --------------    ---------      -----------         ---------------     ---------      -------
 MINI-WAREHOUSE DATA (5):
   Mini-warehouse net square
    footage at end of period
    (000's)..................        29,134            29,650            58,784            29,134         29,650            58,784
   Number of mini-warehouses
    at end of period.........           503               511             1,014               503            511             1,014
   Weighted average
    occupancy of the Same
    Store mini-warehouses
    for the period(6)........          89.3%             89.6%             89.5%             90.3%          88.9%             89.4%
   Weighted average
    mini-warehouse realized
    monthly rent per
    occupied square foot
    for Same Store
    mini-warehouses for the
    period(6)................    $     0.60         $    0.73         $    0.69        $     0.59      $    0.71         $    0.67
----------------------------------------------------------------------------------------------------------------------------------

                                         Six Months
                                            Ended              Year Ended
                                        June 30, 1995       December 31, 1994
                                        -------------       -----------------
FACILITIES UNDER
  MANAGEMENT (7):
    Gross revenues (000's)...........      $253,466             $486,766
    Number of facilities at
      end of period..................         1,119                1,112
    Square footage at end of
      period (000's).................        68,039               67,454

See footnotes on succeeding page.

_________________
(1) SEI Pre-Merger (Pro forma) gives effect to the issuance and investment of approximately $500 million of additional capital since January 1, 1994 through the issuance of preferred and Common Stock in public offerings and the issuance of Common Stock in connection with the mergers of Public Storage Properties VI, VII and VIII, Inc., as if such transactions were completed at the beginning of 1994. See "Pro Forma Consolidated Financial Statements" and "Selected Financial Information."

(2) The SEI Post-Merger (Pro forma) financial information also gives effect to the proposed Merger between SEI and PSMI. See "Pro Forma Consolidated Financial Statements" and "Selected Financial Information."

(3) EBITDA means net income before (i) gains (or losses) on early extinguishment of debt, (ii) minority interest in income, (iii) gain/loss on disposition of real estate, (iv) taxes based on income, (v) interest expense, (vi) depreciation and amortization (including SEI's pro rata share of depreciation and amortization of unconsolidated equity interests and amortization of assets acquired in the Merger) and (vii) less EBITDA attributable to minority interests.

(4) FFO, as defined by SEI, means net income (loss) (computed in accordance with GAAP) before (i) gain (loss) on early extinguishment of debt, (ii) minority interest in income and (iii) gain (loss) on disposition of real estate, adjusted as follows: (i) plus depreciation and amortization (including SEI's pro-rata share of depreciation and amortization of unconsolidated equity interests and amortization of assets acquired in the Merger, including property management agreements and goodwill), and (ii) less FFO attributable to minority interest. FFO is a supplemental performance measure for equity REITs as defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). The NAREIT definition does not specifically address the treatment of minority interest in the determination of FFO or the treatment of the amortization of property management agreements and goodwill. In the case of SEI, FFO represents amounts attributable to its shareholders after deducting amounts attributable to the minority interests and before deductions for the amortization of property management agreements and goodwill. FFO, as defined by SEI, is presented because many industry analysts consider FFO, as defined by SEI, to be one measure of the performance of SEI and it is used in establishing the terms of the Class B Common Stock. FFO does not take into consideration scheduled principal payments on debt, capital improvements, distributions and other obligations of SEI. Accordingly, FFO is not a substitute for SEI's cash flow or net income as a measure of SEI's liquidity or operating performance or ability to pay distributions.

(5) Reflects information regarding underlying properties in which SEI or PSI (in the case of the Real Estate Interests) has an interest, not SEI's or PSI's proportionate interest in such properties.

(6) Same Store mini-warehouses, with respect to SEI, represents 246 mini-warehouse facilities, consisting of approximately 14.5 million net rentable square feet, in which SEI has had an ownership interest since 1992. With respect to the Real Estate Interests, Same Store mini-warehouses represents 511 mini-warehouse facilities consisting of approximately 29.7 million net rentable square feet. In addition to the mini-warehouse properties, SEI has an interest in 19 commercial properties (2.3 million rentable square feet) and the Real Estate Interests include interests in 15 commercial properties (1.9 million rentable square feet).

(7) Reflects information regarding properties managed by PSMI and PSCP, including SEI's facilities.

(8) The Class B Common Stock is (i) not entitled to participate in distributions until the later to occur of FFO per Common Share reaching $1.80 (during any period of four consecutive quarters) or the expiration of four years after the Closing; thereafter, the Class B Common Stock will participate in distributions (other than liquidating distributions) at the rate of 97% of the per share distributions on the Common Stock provided that cumulative distributions at the rate of at least $.22 per quarter per share have been paid on the Common Stock, (ii) not entitled to liquidating distributions, (iii) not entitled to vote (except as expressly required by California law) and (iv) automatically convertible into Common Stock, on a share for share basis, upon the later to occur of FFO per Common Share reaching $3.00 per share for any period of four consecutive quarters or the expiration of seven years after the Closing. The inclusion of the Class B Common Stock in the determination of earnings per share has been determined to be anti-dilutive (after giving effect to the pro forma additional income required to satisfy the above contingencies), and accordingly, the conversion of Class B Common Stock into Common Stock has not been assumed.

                              THE SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

  At the Special Meeting, SEI Shareholders will: (1) consider and vote upon the Merger, (2) consider and vote upon the Amendments, (3) consider and vote upon postponement or adjournment of the Special Meeting if necessary to permit further solicitation of proxies and (4) transact such other business relating thereto as may properly come before the Special Meeting. Approval of the Merger is conditioned upon approval of all of the Amendments, and approval of each of the Amendments is conditioned upon approval of the Merger.

  Both the Special Committee and the Board of Directors have determined the Merger to be fair to and in the best interests of the Public Shareholders, have unanimously approved the Merger and recommend a vote for approval of the Merger. The Special Committee and the Board of Directors also recommend approval of the Amendments.

RECORD DATE; VOTING AT THE MEETING

  On the Record Date, October 4, 1995, there were 42,064,283 shares of Common Stock outstanding. Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share of Common Stock, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of the shareholders at the Special Meeting. A majority of the shares of Common Stock outstanding, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for the purpose of determining a quorum.

  The approval of each of the Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. For purposes of satisfying this vote requirement, failure to vote, abstentions from voting and broker non-votes on any Proposal will have the effect of votes against such Proposal. SEI has imposed as an additional condition to the Merger that it be approved by a majority of the shares of Common Stock held by the Public Shareholders voting at the Special Meeting. For purposes of satisfying this additional vote requirement with respect to the Merger, failure to vote, abstentions from voting and broker non-votes will have no effect. Provided that each of the Proposals is approved by the holders of a majority of the outstanding shares of Common Stock, the Merger may be approved by less than a majority of the outstanding shares of Common Stock held by the Public Shareholders.

  Approval of postponement or adjournment of the Special Meeting requires the affirmative vote of a majority of the shares of the Common Stock voting at the Special Meeting. For purposes of satisfying this vote requirement, failure to vote, an abstention from voting and a broker non-vote will have the effect of votes against postponement or adjournment. If shareholders approve this item, the Special Meeting could be postponed or adjourned in order to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger.

  As of the Record Date, PSI and its affiliates (including the Hughes Family) beneficially owned 9,593,025 shares of Common Stock (excluding shares subject to options and shares issuable upon conversion of convertible preferred stock), representing approximately 23% of the shares of Common Stock outstanding on the Record Date, and have indicated that they intend to vote their shares of Common Stock in favor of the Proposals at the Special Meeting. It is anticipated that the shares of Common Stock beneficially owned and entitled to be voted by directors of SEI who are not affiliated with PSI also will be voted in favor of the Proposals. As of the Record Date, directors of SEI who are not affiliated with PSI beneficially owned 674,953 shares of Common Stock (excluding shares subject to options), representing approximately 2% of the shares of Common Stock outstanding on the Record Date.

PROXIES

  Shares of Common Stock represented by properly executed proxies received at or prior to the Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Shares of Common Stock represented by properly executed proxies for which no instruction is given will be voted "FOR" approval of the Proposals. SEI Shareholders are requested to complete, sign, date and promptly return the enclosed proxy card in the postage pre-paid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy by submitting at any time prior to the Special Meeting a later-dated proxy with respect to the same shares, by delivering a written notice of revocation to the Secretary of SEI at any time prior to such Special Meeting or by attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not in and of itself revoke a proxy.

  If the Special Meeting is postponed or adjourned for any reason, including further solicitation of proxies, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

  SEI and PSMI will bear the cost of soliciting proxies from the SEI Shareholders. In addition to solicitation by mail, certain directors, officers and regular employees of SEI may solicit the return of proxies by telephone, telegraph, personal interview or otherwise. SEI and PSMI may also reimburse brokerage firms and other persons representing the beneficial owners of Common Stock for reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Shareholder Communications Corporation may be retained to assist SEI in solicitation of proxies at an estimated cost of $10,000.

                                 CAPITALIZATION

  The table below sets forth as of June 30, 1995, the historical consolidated capitalization of SEI, and the consolidated capitalization of SEI (i) as adjusted to give effect to certain transactions ("Pre-Merger") and (ii) as further adjusted to give effect to the proposed Merger between SEI and PSMI ("Post-Merger"). The Post-Merger (Pro forma) data does not give effect to post-Closing adjustments. See "Pro Forma Consolidated Financial Statements" and "Selected Financial Information."

                                                             At June 30, 1995
                                       ---------------------------------------------------------------
                                                                     SEI                        SEI
                                            SEI                  Pre-Merger                 Post-Merger
                                         Historical              (Pro forma)                (Pro forma)
                                       --------------          --------------             -------------
                                                            (Dollars in thousands)
Total debt:
  Line of credit with banks........... $       -                 $        -                 $        -
  Senior notes(1).....................         -                          -                     68,000
  Mortgage notes payable..............     58,497                   103,213                    107,919
                                       ----------                ----------                 ----------
    Total debt........................     58,497                   103,213                    175,919

Minority interest.....................    131,536                   124,848                    124,848

Shareholders' equity:
  Preferred Stock, $.01 par value,
    50,000,000 shares authorized:
    Senior Preferred Stock,
      11,106,000 shares issued and
      outstanding.....................    277,650                   277,650                    277,650
    Convertible Preferred Stock,
      2,300,000 shares issued
      and outstanding.................     57,500                    57,500                     57,500
  Common Stock, $.10 par value,
    60,000,000 shares authorized
    (2): 42,042,616 shares
    issued and outstanding
    (42,042,616 and 72,042,616
    issued and outstanding,
    Pre-Merger and Post-Merger,
    respectively).....................      4,205                     4,205                      7,205
  Class B Common Stock, $.10 par
    value, no shares authorized or
    issued and outstanding
    (2) (7,000,000 issued and
    outstanding, Post-Merger).........          -                         -                        700


Paid in capital.......................    561,985                   561,985                  1,114,425
Cumulative net income.................    202,236                   202,236                    202,236
Cumulative distributions paid.........   (210,912)                 (210,912)                  (210,912)
                                       ----------                ----------                 ----------
Total shareholders' equity............    892,664                   892,664                  1,448,804
                                       ----------                ----------                 ----------

      Total capitalization............ $1,082,697                $1,120,725                 $1,749,571
                                       ==========                ==========                 ==========

---------------
(1)  The assumption of this note by SEI is subject to the lender's consent.

(2) SEI currently has one class of Common Stock outstanding. In connection with the Merger, the SEI Articles of Incorporation will be amended to: (i) increase the number of authorized shares of Common Stock from 60,000,000 to 200,000,000, and (ii) authorize 7,000,000 shares of Class B Common Stock.

                                  RISK FACTORS

  The Merger and the Amendments involve certain risk factors, including the following, that may adversely affect SEI's Public Shareholders and should be carefully considered before voting on the Merger and the Amendments:

CONTROL AND INFLUENCE BY THE HUGHES FAMILY

  The Merger will result in a shift in control of SEI from the Public Shareholders to the Hughes Family. Currently, the Public Shareholders (including directors of SEI who are not affiliated with PSI) own approximately 77% of the Common Stock, the Hughes Family owns approximately 21% and other affiliates of PSI own approximately 2%. Following the consummation of the Merger upon the terms set forth in the Merger Agreement (without taking into account any post-Closing adjustment), the Public Shareholders of SEI will own approximately 46% of the outstanding Common Stock (42% assuming conversion of the Class B Common Stock), the Hughes Family will own approximately 53% of the outstanding Common Stock (approximately 57% assuming conversion of the Class B Common Stock) and other affiliates of PSI will own approximately 1% of the outstanding Common Stock. Consequently, the ability of the Public Shareholders to determine matters submitted to a vote of the shareholders, including the election of directors, amendment of the Articles of Incorporation, dissolution and the approval of extraordinary transactions such as the Merger, will be eliminated.

OWNERSHIP LIMITATION

  After the Amendments, holders of SEI capital stock will be further limited in their ability to change control of SEI due to restrictions in the SEI Articles of Incorporation on beneficial ownership. Unless such limitations are waived by the Board of Directors, no SEI Shareholder may own more than (A) 2.0% of the outstanding shares of all common stock of SEI, and (B) 9.9% of the outstanding shares of each class or series of shares of preferred stock of SEI. The SEI Articles of Incorporation provide, however, that no person shall be deemed to exceed the ownership limit solely by reason of the beneficial ownership of shares of any class of stock to the extent that such shares of stock were beneficially owned by such person on the Closing Date (after giving effect to the Merger), which would include the Common Stock owned by the Hughes Family. The principal purpose of the foregoing limitations is to assist in preventing, to the extent practicable, a concentration of ownership that might jeopardize the ability of SEI to obtain the favorable tax benefits afforded a qualified REIT. An incidental consequence of such provisions is to make a change of control significantly more difficult (if not impossible) even if it would be favorable to the interests of the Public Shareholders. Such provisions will prevent future takeover attempts which the Board of Directors has not approved even if a majority of the Public Shareholders deem it to be in their best interests or in which the Public Shareholders may receive a premium for their shares over the then market value.

NON-ARM'S LENGTH TRANSACTIONS

  The terms of the Merger were determined by negotiations between PSI and the Special Committee. Nevertheless, there can be no assurance that the terms of the Merger represent the best terms that could have been obtained or that actions to enforce the Merger Agreement will be timely or effectively taken. Any such failure could result in loss to SEI. In connection with the structuring of the Merger, SEI will engage in transactions with certain of its shareholders, officers, directors and their affiliates, which have not, or may be considered to have not, occurred at arm's-length. See "Proposal One - The Merger -- Background of the Merger" and "-- Certain Relationships and Related Party Transactions."

VALUATION OF ASSETS

  In connection with the Merger, the Real Estate Interests (exclusive of the wholly owned properties and all-inclusive deeds of trust) were valued in the Arthur Andersen Valuation at $365.0 million. The Valuation, prepared in conformity with the Uniform Standards of Professional Appraisal Practice, is subject to certain assumptions and limiting conditions described in Appendix B. The seven wholly owned properties were separately valued in appraisals by other parties at a total of $19.4 million (net of mortgage debt). The Valuation and the appraisals, however, are opinions as of the dates specified and are subject to certain assumptions and may not represent the true worth or realizable value of the Real Estate Interests. There can be no assurance that if the Real Estate Interests were sold, they would be sold at their values as set forth in the Valuation or the appraisals. In the Valuation, consistent with standard valuation practice, Arthur Andersen assumed that the REITs and partnerships in which PSI is invested will stay in place for the indeterminate future. If these REITs and partnerships were liquidated early, the value of the Real Estate Interests may be diminished. See "Proposal One - The Merger -- Valuation Opinion of Arthur Andersen" and "- Appraisal of Wholly-Owned Properties" and " Public Storage Management, Inc. -- Partnership Interests" and "-- REIT Investments."

NO INDEPENDENT VALUATION OF OPERATING COMPANIES

  The Valuation does not cover the Operating Companies, PSI's wholly owned properties (which were separately valued in appraisals by other parties), the all-inclusive deeds of trust, the PSI name, or any other intangibles. There has been no independent valuation of the Operating Companies, although the Fairness Opinion delivered by Robertson Stephens was prepared in large part on the basis of quantitative valuation analysis for the enterprise as a whole on a going concern basis. There can be no assurance what the value of these assets would be if they were sold to an unaffiliated party.

ASSETS EXCLUDED FROM THE MERGER

  Although SEI is succeeding to substantially all of the properties and operations of PSI and its affiliates, the stock of the corporations engaged in PSI's Canadian operations and tenant reinsurance business, and miscellaneous assets not related to the Real Estate Interests or the Operating Companies will not be included in the assets transferred pursuant to the Merger. The stock of the corporations engaged in PSI's Canadian operations and in the tenant reinsurance business will be distributed prior to the Merger in a spin-off intended to qualify as tax-free under Section 355 of the Code to the Hughes Family and the miscellaneous assets will be otherwise transferred to the Hughes Family or to third parties. Consequently, SEI will not benefit from the future appreciation and revenue derived from these assets. See "Public Storage Management, Inc. - Excluded Assets." In addition, SEI will own substantially all of the economic interests in the Lock/Box Company, PS Clearing Co., Inc. ("PSCC") and PSCP, but it will not control those entities. See "--Conflicts of Interest."

LIABILITIES WITH RESPECT TO ACQUIRED GENERAL PARTNER INTERESTS

  Upon succeeding to substantially all of the properties and operations of PSI, there may be certain liabilities and associated costs suffered by SEI in its capacity as general partner of former PSI limited partnerships arising out of facts and circumstances in existence prior to the Closing, and SEI will have general partner liability for post-Closing activities of these partnerships. Subject to certain limitations, Wayne Hughes has agreed to indemnify SEI for pre-Closing activities and the Class B Common Stock will be placed in escrow to support such indemnification. See "Proposal One - The Merger-Terms of the Merger-Indemnification."

POTENTIAL CANCELLATION OF THIRD PARTY MANAGEMENT
CONTRACTS AND LOSS OF REVENUE

  As a result of the Merger, SEI will become the property manager of approximately 70 properties owned by parties which have contracted with PSMI and PSCP to provide property management services and in which SEI will have no equity interest. These agreements may generally be terminated by the property owner upon 60 days notice, with or without cause. There can be no assurance that these agreements will not be terminated or that SEI will continue to realize revenues from such agreements at levels comparable to those realized by PSMI and PSCP. See "Public Storage Management, Inc. -- Property Management Services."

CHANGES IN NATURE OF INVESTMENT

  The Merger will alter significantly the nature of the entity in which SEI Shareholders have invested. Instead of holding interests in an entity that engages solely in the ownership of and investment in mini-warehouses, and to a lesser extent, business parks, SEI Shareholders will hold after the Merger interests in a self-advised and self-managed real estate company specializing in all aspects of the mini-warehouse industry, including providing property management services. As a result, an SEI Shareholder's investment in SEI will be subject to the additional benefits and additional risks resulting from this increased scope of operations.

POSSIBLE TREATMENT OF THE MERGER AS A TAXABLE EVENT

  In connection with the Merger, Hogan & Hartson L.L.P. ("Hogan & Hartson"), counsel to SEI, has delivered an opinion that for federal income tax purposes under current law, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. This opinion is based on certain representations made by SEI, PSMI and the PSMI Shareholders and on certain assumptions. Furthermore, this opinion is not binding on the IRS. Therefore, the IRS may contest the qualification of the Merger as a reorganization under
Section 368(a) of the Code. If such a contest were successful, the Merger would be a taxable transaction and PSMI would recognize gain in an amount equal to the excess of the fair market value of the Common Stock and the Class B Common Stock issued in the Merger over the adjusted basis of the assets transferred to SEI. As the successor to PSMI, SEI would be primarily liable for this resulting tax liability. In addition, the Merger may impact SEI's ability to continue to qualify as a REIT, whether or not the Merger qualifies as a reorganization under the Code. See "--Increase in Nonqualifying Income," "--Elimination of Any Accumulated Earnings and Profits," "--Increased Risk of Violation of Ownership Requirements," and "Federal Income Tax Considerations -- Consequences of the Merger on SEI's Qualification as a REIT." Subject to certain limitations, Wayne Hughes has agreed to indemnify SEI for tax liabilities of PSI, PSMI and the other Operating Companies, including any tax liabilities arising directly or indirectly as a result of the Merger or related transactions. See "Proposal One
- The Merger -Terms of the Merger - Indemnification" and "Federal Income Tax Considerations -- Tax Treatment of the Merger."

INCREASED RISK OF VIOLATION OF GROSS INCOME REQUIREMENTS

  After the Merger, SEI will assume and perform property management services for properties in which the Company has no or only a partial interest. Some or all of the gross income received from these services will not be treated as income qualifying for certain REIT gross income tests applicable to SEI. In 1995 and future years, if SEI's nonqualifying income were to exceed 5% of its total gross income, the REIT status of SEI may terminate for that year and future years unless SEI meets certain "reasonable cause" standards. Even if it meets such standards, however, SEI would be subject to a 100% excise tax on any excess nonqualifying net income.

  If there were no change in SEI's current revenues through acquisitions or otherwise and no other action by SEI to reduce its nonqualifying income, SEI estimates that it would not satisfy the 95% gross income test for 1996 because its nonqualifying income would represent approximately 7% of its total gross income for 1996. For a discussion of SEI's plans to reduce nonqualifying income in 1996 and subsequent years, see "Federal Income Tax Considerations -- Consequences of the Merger on SEI's Qualification as a REIT -- Nonqualifying Income."

INCREASED RISK OF VIOLATION OF OWNERSHIP REQUIREMENTS

  For SEI to qualify as a REIT under the Code, no more than 50% in value of its outstanding stock may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. The Hughes Family currently owns approximately 14% of the value of the outstanding capital stock of SEI. Following the Merger, the value of the outstanding SEI capital stock held by the Hughes Family is expected to be approximately 43% (based upon the market price at October 10, 1995 of the Common Stock and SEI's preferred stock, a 35% discount on the Class B Common Stock and a post-Closing reduction in the number of shares issued in the Merger of 1,400,000). Accordingly, no four individuals other than the Hughes Family may own directly or constructively, in the aggregate, more than 7% of the value of outstanding capital stock of SEI. In order to assist SEI in meeting these ownership restrictions, upon stockholder approval of the Amendments, the SEI Articles of Incorporation will prohibit the actual or constructive ownership of more than 2.0% of the outstanding shares of all common stock of SEI and more than 9.9% of the outstanding shares of each class or series of shares of preferred stock of SEI. (As amended, the SEI Articles of Incorporation will provide, however, that no person will be deemed to exceed this ownership limitation solely by reason of the beneficial ownership of shares of any class of stock to the extent that such shares of stock were beneficially owned by such person on the Closing Date, after giving effect to the Merger.) However, even with these ownership limitations, there still could be a violation of the ownership restrictions if four individuals unrelated to the Hughes Family were to own the maximum amount of capital stock permitted under the

SEI Articles of Incorporation. Therefore, to further assist SEI in meeting the ownership restrictions, Wayne Hughes (and other members of the Hughes Family) will enter into an agreement with SEI for the benefit of SEI and certain designated charitable beneficiaries restricting the Hughes Family's acquisition of additional shares of SEI capital stock and providing that if, at any time, for any reason, more than 50% in value of SEI's outstanding stock otherwise would be considered owned by five or fewer individuals, then a number of shares of Common Stock owned by Wayne Hughes necessary to prevent such violation will automatically and irrevocably be transferred to a designated charitable beneficiary. The provisions in the Amendments and the agreement that Wayne Hughes will enter into are modeled after certain arrangements which the IRS has ruled in private letter rulings will preclude a REIT from being considered to violate the ownership restrictions so long as such arrangements are enforceable as a matter of state law and the REIT seeks to enforce them as and when necessary. There can be no assurance, however, that the IRS might not seek to take a different position with respect to SEI (a private letter ruling is legally binding only with respect to the taxpayer to whom it was issued) or contend that SEI failed to enforce these various arrangements and, hence, there can be no absolute assurance that these arrangements will necessarily preserve SEI's REIT status. No private letter ruling is being sought by SEI from the IRS on the effect of these arrangements.

ELIMINATION OF ANY ACCUMULATED EARNINGS AND PROFITS

  The accumulated earnings and profits, if any, of PSI, PSMI and the other Operating Companies will carry over to SEI in the Merger. To retain its REIT status, SEI will have to distribute all of these acquired PSMI earnings and profits, if any, on or before December 31, 1995. Accordingly, SEI will be required to accurately determine the amount of acquired PSMI accumulated earnings and profits and to increase its distributions to its shareholders in 1995 if necessary to eliminate these earnings and profits. As a condition to the Merger, PSMI and PSI will provide to SEI a study of the PSI, PSMI and the other Operating Companies' earnings and profits that shows, taking into account projected income of PSI, PSMI and the other Operating Companies to and including the time of the Merger and distributions to the PSMI and/or PSI shareholders to be made at or prior to the time of the Merger, that PSMI will have no consolidated current or accumulated earnings and profits at the time of the Merger. Neither SEI nor PSMI will obtain an opinion of counsel or outside accountants to the effect that there are no accumulated or current earnings and profits at the time or as a result of the Merger. If the IRS were subsequently to determine that such earnings and profits existed at the time of the Merger and SEI failed to distribute such current or accumulated earnings and profits by December 31, 1995, SEI may lose its REIT qualification for the year of the Merger and, perhaps, for subsequent years. See "Federal Income Tax Considerations -- Consequences of the Merger on SEI's Qualification as a REIT -- Elimination of any Accumulated Earnings and Profits Attributable to Non-REIT Years."

CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

  For any taxable year that SEI fails to qualify as a REIT and the relief provisions do not apply, SEI would be taxed at the regular corporate rates on all of its taxable income, whether or not it makes any distributions to its shareholders. Those taxes would reduce the amount of cash available to SEI for distribution to its shareholders or for reinvestment. As a result, failure of SEI to qualify during any taxable year as a REIT could have a material adverse effect upon SEI and its shareholders.

CORPORATE LEVEL TAX ON SALE OF CERTAIN BUILT-IN GAIN ASSETS

  SEI will be subject to a corporate level tax if it disposes of any of the assets acquired from PSMI in the Merger at any time during the 10-year period beginning on the Closing Date (the "Restriction Period"). This tax would be imposed at the top regular corporate rate (currently 35%) in effect at the time of the disposition on the excess of (i) the lesser of (a) the fair market value on the Closing Date of the assets disposed of and (b) the selling price of such assets over (ii) SEI's adjusted basis on the Closing Date in such assets (such excess being referred to as the "Built-in Gain"). SEI currently does not intend to dispose of any of the assets acquired in the Merger during the Restriction Period, but there can be no assurance that one or more such dispositions will not occur. SEI plans to make certain tax elections. If SEI does not make such elections, PSMI would be taxed on the "Built-in Gain" in its assets at the Closing Date at regular corporate tax rates (even though the Merger qualifies as a reorganization) and SEI, as the successor to PSMI in the Merger, would succeed to the liability for that tax. See "Federal Income Tax Considerations -- Tax Treatment of the Merger -- Built-in Gain Rules."

POSSIBLE COMPETITION WITH PSI IN CANADA

  Prior to the Merger, PSI's Canadian operations will be distributed to the Hughes Family in a spin-off. If SEI expanded into Canada, it would compete with entities controlled by the Hughes Family which would continue to operate mini-warehouses under the "Public Storage" name. See "Public Storage Management, Inc. - Excluded Assets."

CONFLICTS OF INTEREST

  SUBSTANTIAL BENEFITS TO HUGHES FAMILY

       Control of SEI.  Upon completion of the Merger and adoption of the
       --------------
Amendments (without taking into account any post-Closing adjustment), the Hughes Family's ownership interest in SEI will increase from approximately 21% of the Common Stock to approximately 53% (57% assuming conversion of all Class B Common Stock). As a result, the Hughes Family will obtain control of SEI. The Hughes Family's control over SEI will be further increased by a proposed amendment to the SEI Articles of Incorporation which, if adopted, would limit any SEI Shareholder's beneficial ownership, unless such limitations are waived by the Board of Directors, of more than (A) 2.0% of the outstanding shares of all common stock of SEI, and (B) 9.9% of the outstanding shares of each class or series of shares of preferred stock of SEI. Under the amendment, the SEI Articles of Incorporation will provide that no person shall be deemed to exceed the ownership limit solely by reason of the beneficial ownership of shares of any class of stock to the extent that such shares were beneficially owned by such person (including the Hughes Family) on the Closing Date (after giving effect to the Merger). This ownership limitation is proposed in order to assist in preserving SEI's REIT status in view of the Hughes Family's substantial ownership interest in SEI after the Merger. See "Federal Income Tax Considerations-Tax Treatment of SEI."

       Relief from General Partner Liability.  As a result of the transfer of
       -------------------------------------
the Real Estate Interests in the Merger, PSI (which is controlled by the Hughes Family) will be released from, and as its successor SEI will assume, general partner liability with respect to the PSI limited partnerships. Wayne Hughes, however, will continue as the individual general partner of those PSI limited partnerships as to which he is currently a general partner.

       Increased Liquidity.  Currently, no public trading market exists for
       -------------------
shares of the Operating Companies or for the Real Estate Interests. Consequently, the Hughes Family's investment in PSI is relatively illiquid. Upon completion of the Merger (without taking into account any post-Closing adjustment), the Hughes Family will own approximately 53% of the Common Stock (57% assuming conversion of Class B Common Stock into Common Stock) in a large publicly held company resulting in improved liquidity of the interests held by the Hughes Family. See "Proposal One - The Merger - Terms of the Merger - Restrictions on Transfer of Shares."

       Liability for Debt.  SEI, as PSMI's successor, will assume and become
       ------------------
liable pursuant to the Merger for (1) aggregate full-recourse indebtedness of approximately $68.0 million of PSMI (exclusive of indebtedness under PSI's line of credit that will result in an adjustment to the shares of Common Stock issued in the Merger), (2) aggregate consolidated property indebtedness relating to three of the seven wholly owned properties of $0.5 million and (3) aggregate indebtedness relating to the all-inclusive deeds of trust of $4.2 million.

  OPTION AGREEMENT WITH HUGHES. Wayne Hughes will grant SEI an option to acquire his direct investments in certain partnerships and REITs in which PSI has an interest. The total value of these interests is estimated at approximately $50.0 million at Closing. See "Public Storage Management, Inc. - Wayne Hughes' Direct Investments in Certain Partnerships and REITs."

  ISSUANCE OF COMMON STOCK TO EXECUTIVE OFFICERS. In the Merger, SEI will issue shares of Common Stock to PSMI Shareholders who are or will become executive officers of SEI as follows: Ronald L. Havner, Jr., senior vice president and chief financial officer (40,000 shares) and David Goldberg, senior vice president and general counsel (40,000 shares).

  TENANT REINSURANCE. A subsidiary of PSI, which, after the Merger, will be owned by the Hughes Family, will continue to reinsure policies insuring against losses to goods stored by tenants in the mini-warehouses operated by SEI. SEI believes that the availability of insurance reduces its potential liability to tenants for losses to their goods from theft or destruction. This corporation will continue to receive the premiums and bear the risks associated with the insurance. SEI will have a right of first refusal to acquire the stock or assets of this corporation if the Hughes Family or the corporation agree to sell them, but SEI will have no interest in its operations and no right to acquire the stock or assets of the corporation in the absence of a decision to sell. If the reinsurance business were owned directly by SEI, the insurance premiums would be nonqualifying income to SEI. See "Public Storage Management, Inc. -- Excluded Assets" and "Federal Income Tax Considerations -- Consequences of the Merger on SEI's Qualification as a REIT - Nonqualifying Income." In addition, SEI would be precluded from exercising its right of first refusal with respect to the stock of the reinsurance corporation if such exercise would cause SEI to violate any of the requirements for qualification as a REIT under the Code. See "Federal Income Tax Considerations -- Tax Treatment of SEI -- Technical Requirements for Taxation as a REIT."

  CANADIAN OPERATIONS. After the Merger, the Hughes Family will continue to own and operate mini-warehouses in Canada. SEI will have a right of first refusal to acquire the stock or assets of the corporation engaged in these operations if the Hughes Family or the corporation agree to sell them, but SEI will have no interest in its operations and no right to acquire the stock or assets in the absence of a decision to sell.

  PSCP. PSCP, a subsidiary of PSI, currently manages commercial properties for SEI and others. Because certain of the revenues generated by PSCP would be nonqualifying income to SEI, prior to the Merger, the common stock of PSCP held by PSI will be converted into nonvoting preferred stock (representing 95% of the equity) and the voting common stock of PSCP (representing 5% of the equity) will be issued to the Hughes Family. The Hughes Family, therefore, will be able to continue to control the operations of PSCP directly following the Merger by reason of their ownership of its voting stock.

  MERCHANDISE COMPANY. PSMI currently sells locks, boxes and tape to tenants to use in securing their rented spaces and moving their goods. Because the revenues received from the sale of these items would be nonqualifying income to SEI, PSMI will transfer prior to the Merger this lock and box business to the Lock/Box Company. In the Merger, SEI will acquire the nonvoting preferred stock of Lock/Box Company (representing 95% of the equity). The voting common stock of the Lock/Box Company (representing 5% of the equity) will be issued to the Hughes Family, who will be able to control the operations of the Lock/Box Company by reason of their ownership of its voting stock.

  COST ALLOCATION AND ADMINISTRATIVE SERVICES. PSMI and PSCP currently perform centralized administrative services for SEI and other mini-warehouse and business park property owners, including accounting and finance, auditing, employee relations, management information systems, legal, office services, marketing, administration, and property management training. In addition, to take advantage of economies of scale, PSMI and PSCP purchase many supplies and services for the benefit of multiple property owners, and then allocate the costs of such supplies and services to the benefited property owners and employ and administer the payroll for employees required for the operation of the mini-warehouse and business park properties. To handle effectively these cost sharing arrangements involving the expenses and payroll of many different mini-warehouse and business park properties and owners, PSMI and PSCP have implemented a systematic cost allocation process. PSCC will be formed to serve as a cooperative cost allocation and administrative services clearinghouse that will perform the above described functions for the mini-warehouse and business park properties and owners following the Merger. Immediately prior to the Merger, PSMI will transfer to PSCC the obligation to perform the cost allocation and administrative functions, as well as the personnel and assets required to perform such functions. After the Merger, the voting common stock of PSCC will be owned by SEI and approximately 30 other owners of mini-warehouse and business park properties for which PSCC will perform these services. SEI will own less than 10% of the voting stock of PSCC, with the result that SEI will not control the operations and activities of PSCC.

QUALIFICATIONS TO FAIRNESS OPINION

  The Fairness Opinion is qualified by certain factors, is subject to certain assumptions, qualifications and limitations, and reflects the business, economic, market and other conditions as they existed and could be evaluated by Robertson, Stephens on the date of its opinion.

SHARES ELIGIBLE FOR FUTURE SALE

  Future sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices. Upon completion of the Merger, there will be 72,064,283 shares of Common Stock and 7,000,000 shares of Class B Common Stock outstanding, assuming no post-Closing adjustment. Of these shares, 42,064,283 shares of Common Stock outstanding prior to the Merger will be tradeable without restriction (except as to affiliates of SEI) or further registration under the Securities Act of 1933, as amended (the "Securities Act"). The remaining 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock will be issued in the Merger without registration under the Securities Act in reliance on an exemption from registration and are "restricted securities" within the meaning of Rule 144 adopted under the Act (the "Restricted Shares"). The beneficial owners of 15,500,000 of the Restricted Shares (including all of the Class B Common Stock) have agreed not to offer, sell or otherwise dispose (except for gifts and pledges) of any of their shares for a period of three years following the Closing Date, in the case of the Common Stock, or for seven years following the Closing Date, in the case of the Class B Common Stock. Upon expiration of such periods, each will be entitled to sell his or her shares in the public market subject to Rule 144, which contains certain public information, volume, holding period and manner of sale requirements. The remaining approximately 21,500,000 Restricted Shares will be available for sale in the public market pursuant to Rule 144, subject to the foregoing requirements that include, as the Rule is currently in effect, a two-year holding period. Sales of substantial amounts of such Common Stock in the public market after the Merger could adversely affect the market price of the Common Stock.

                           PROPOSAL ONE - THE MERGER

GENERAL

  The term "Operating Companies" is used herein to refer collectively to PSMI, Public Storage Commercial Properties Group, Inc. ("PSCP") and Public Storage Advisers, Inc. (the "Adviser"), which are subsidiaries of PSI. The term "Real Estate Interests" is used to refer to substantially all of PSI's United States real estate interests (other than its interest in SEI). The term "Wayne Hughes" is used herein to refer to B. Wayne Hughes, individually, and the term "Hughes Family" is used herein to refer to Wayne Hughes and members of his family, collectively. The term PSI includes its subsidiaries, as the context requires. Prior to the Merger, the Real Estate Interests, PSCP and the Adviser will be combined with PSMI (the "Restructure"). The description of the Merger Agreement set forth below does not purport to be complete and is qualified by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement.

  Prior to the Merger, the Real Estate Interests, PSCP and the Adviser will be combined with PSMI, with the Hughes Family acquiring a direct 5% equity interest in PSCP and in the Lock/Box Company, and certain assets currently owned by PSI will be distributed to the Hughes Family and will not be acquired by SEI. Pursuant to the terms and conditions of the Merger Agreement, PSMI will then be merged into SEI and the separate corporate existence of PSMI will cease. SEI will be the surviving corporation, its name will be changed to "Public Storage, Inc." and it will continue to be governed by the laws of the State of California. See "--Terms of the Merger."

  Upon completion of the Merger, the outstanding shares of PSMI capital stock will be converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock, subject to adjustment. The Merger will be effective upon the filing with the California Secretary of State of an Agreement of Merger substantially in the form attached to the Merger Agreement (the "Effective Time").

BACKGROUND OF THE MERGER

  Corporate History. In 1980, SEI was organized as a REIT by affiliates of PSI for the primary purpose of investing in existing mini-warehouses. As was customary for REITs at the time, SEI engaged affiliates of PSI to administer its day-to-day operations (the Adviser) and to operate its properties (PSMI).

  SEI was active in capital raising activities from 1983-1985. For almost seven years thereafter it did not actively participate in the capital markets. In October 1992, SEI reentered the capital markets with the public issuance of its first series of non-convertible senior preferred stock ($45.6 million), the proceeds of which were used to retire debt and make additional investments in mini-warehouses. In connection with the offering, SEI sought an investment grade rating of the securities from the two principal rating agencies. After presentations by management and a review of SEI's operating history and financial structure, the securities were rated investment grade by one of the rating agencies and one level below investment grade by the other rating agency. Among the positive factors cited by the rating agencies were the strength of the "Public Storage" franchise, the historically strong operating performance of the facilities, the relatively low "break-even" occupancy rates of SEI's mini-warehouses, a well capitalized balance sheet with low leverage, and strong geographic diversification of the properties. Among the areas of concern cited by the agencies were SEI's complex corporate structure (including its joint ownership of a large number of facilities with a group of public limited partnerships organized by PSI), SEI's status as an externally advised and externally managed REIT, and the potential for conflicting business relationships. Some persons in the investment community involved with REITs believe that, notwithstanding the fiduciary duties of outside advisers, advisers that are paid in whole or in part based on a REIT's total assets, gross revenues or capital raised may seek to grow the REIT without due regard to its profitability.

  From March 1993 to May 1995, SEI publicly issued five additional series of non-convertible preferred stock (aggregate $232 million) and a series of convertible preferred stock ($57 million). In connection with the rating of these subsequent series of preferred stock, the rating agencies continued to cite the conflicts of interest between PSI and SEI and SEI's relationship with an outside investment adviser and property manager as among the factors that precluded an upgrade in ratings. During the course of SEI's offerings of preferred stock, it was advised by underwriters that a ratings upgrade would permit SEI to issue more preferred stock and at a lower dividend rate. In meetings and discussions held during January 1995, representatives of the two leading rating agencies expressly advised SEI that, regardless of improvements in its financial condition, SEI should not expect improvements in its current rating unless it became self-advised and self-managed and reduced conflicts of interest.

  From February 1994 to June 1995, SEI issued Common Stock in underwritten offerings (aggregate approximately $200 million). During the course of SEI's offerings and in subsequent discussions, underwriters, securities analysts and prospective institutional investors advised SEI that its capital raising activities would be significantly facilitated if SEI were self-advised and self-managed and reduced the conflicts of interest, similar to most other REITs that successfully raised capital during the last several years.

  Board Actions. From time to time, SEI has considered becoming self-advised and self-managed. On October 19, 1994, during a discussion of SEI's proposed public offering of Common Stock at a regularly scheduled meeting of the Board of Directors, one of the independent directors requested an explanation for the low trading price of the Common Stock as a multiple of its FFO per Common Share compared with another REIT in the mini-warehouse industry. SEI's officers (who are affiliated with PSI) responded that the other REIT was self-advised and self-managed. In response to an inquiry from another independent director, SEI's officers discussed certain potential benefits of becoming self-advised and self-managed, such as a potential higher trading price of Common Stock, as well as certain impediments to becoming self-advised and self-managed such as the limitation on non-qualifying income, i.e., fees from managing properties not wholly owned by SEI that SEI could earn consistent with its REIT status.

  On December 12, 1994, as part of a regularly scheduled meeting, the Board of Directors appointed Berry Holmes, William Baker and Uri P. Harkham, all independent directors, as members of the Special Committee to consider SEI becoming self-advised and self-managed.

  During a regularly scheduled meeting of the Board of Directors on February 21, 1995, which was attended by a representative of Kindel & Andersen, counsel to the Special Committee, officers of SEI and PSI and in-house counsel, the Board of Directors accepted the resignation of Mr. Harkham from the Special Committee due to time constraints resulting from his other business activities and appointed another independent director, Robert Abernethy, to the Special Committee. At that meeting the officers of SEI described a proposed transaction designed to reduce conflicts of interest in which SEI would be combined with the Operating Companies and the Real Estate Interests, SEI would become self-advised and self-managed and the name of the surviving entity would be changed to "Public Storage, Inc." The officers of SEI explained that the acquisition of the Operating Companies, without the acquisition of the Real Estate Interests, might not sufficiently reduce the conflicts of interest between SEI and PSI because the Real Estate Interests represent interests in properties that compete with SEI's properties. The transaction would not include PSI's Canadian operations for tax reasons or PSI's tenant reinsurance business because of REIT qualification requirements. During the discussion, an officer of SEI noted the lower trading price of the Common Stock as a multiple of SEI's cash flow compared with another REIT in the mini-warehouse industry. In response to an inquiry from an independent director, the SEI officer indicated that the disparity was due to the other REIT being self-advised and self-managed and having a higher level of institutional ownership, and another SEI officer indicated that he believed that the two factors were interrelated. The Board discussed generally certain benefits and risks to SEI of the consolidation and the size, general terms, timing and public announcement of such a transaction. The Board authorized the Special Committee to engage a financial advisor to explore further a transaction with PSI and discussed the valuation of PSI's assets. A PSI officer indicated that PSI proposed to engage Arthur Andersen or another firm to value PSI's interests in partnerships and REITs. See "- Alternatives to the Merger."

  On February 24, 1995, a meeting of the Special Committee was held with Mr. Holmes as Chairman. In attendance were Dann V. Angeloff, an independent director, and a representative of Kindel & Andersen, counsel to the Special Committee. Also present during the first portion of the meeting were Wayne Hughes and officers of SEI and PSI and in-house counsel. The SEI officers first described in general terms a proposed consolidation between SEI and PSI, including the reasons for the consolidation and a summary of the present structure of the Operating Companies. Also discussed were the effects of environmental matters on the Real Estate Interests, the reasons for exclusion of the Canadian operations and of the tenant reinsurance business from the proposed consolidation and limitations on activities of Mr. Hughes after the transaction. The Special Committee was advised that the structure of the consolidation would be a series of mergers ultimately with SEI as the survivor. A

PSI officer indicated that valuations would be sought for the Real Estate Interests, and possible approaches to the valuation of the Operating Companies and the Real Estate Interests were discussed. A PSI officer described the information available to the Special Committee and its advisors. At this point, the SEI and PSI officers left the meeting and the Special Committee discussed the engagement of an investment banking firm and its function. Names of investment banking firms were suggested, and Mr. Holmes was requested to arrange for interviews of the firms by the Special Committee.

  On March 6 and 7, 1995, the Special Committee, represented by Messrs. Holmes and Abernethy, together with counsel to the Special Committee, interviewed representatives of Robertson, Stephens and three other nationally recognized investment banking firms with a view to selecting a firm to act as financial advisor and render an opinion as to the fairness of a potential transaction. Also present for the first part of each interview at the request of the chairman of the Special Committee were Harvey Lenkin and Ronald L. Havner, Jr., who are officers of both SEI and PSI. The Special Committee requested that each of these firms submit written proposals.

  On March 13, 1995, SEI issued a press release announcing that the Special Committee formed to consider a combination of SEI with the Operating Companies and the Real Estate Interests was in the process of selecting a financial advisor. On March 14, 1995, Messrs. Holmes and Abernethy, together with counsel to the Special Committee, met to review and discuss proposals submitted by each of the four investment banking firms interviewed. Mr. Angeloff was also present at this meeting.

  On March 20, 1995, Mr. Holmes and representatives of PSI and SEI met with representatives of Arthur Andersen. First, the representatives of PSI and SEI briefly described the proposed transaction. Then the representatives discussed Arthur Andersen's experience and qualifications to value PSI's assets, as well as a joint engagement of Arthur Andersen by SEI and PSI. The representatives of Arthur Andersen confirmed to Mr. Holmes that Arthur Andersen was independent with respect to PSI, SEI and their affiliates.

  On March 20 and 22, 1995, the Special Committee, together with its counsel, met to finalize the selection of a financial advisor. Messrs. Angeloff and Harkham were also present on March 20th. After deliberation concerning the firms' interviews and proposals, and considering, among other matters, the recent experience of the firms interviewed in transactions involving other REITs, the familiarity of Robertson, Stephens with the mini-warehouse industry based on recent research reports prepared by the firm, the interested or disinterested nature of the firms interviewed and the fees and expenses quoted by the firms interviewed, the Special Committee selected Robertson, Stephens to provide financial advisory services to the Special Committee in connection with the proposed Merger. The Special Committee also decided to retain Arthur Andersen jointly with PSI to render the Valuation and to pay one-half of its fees and expenses.

  On March 30, 1995, Messrs. Holmes and Abernethy, together with counsel to the Special Committee, met with representatives of Arthur Andersen and Robertson, Stephens. Also present were officers of PSI and SEI and in-house counsel. The representatives of Arthur Andersen described generally the methodology to be used in valuing the Real Estate Interests. The representatives of Robertson, Stephens outlined the fairness opinion process, their understanding of the structure of PSI, the valuation methodologies to be employed and their view that the capital markets would expect any transaction not to be dilutive to FFO per share of Common Stock. The timing of the Arthur Andersen Valuation and the Fairness Opinion was discussed.

  During a regularly scheduled meeting of the Board of Directors on April 13, 1995, which was attended by officers of SEI and PSI and in-house counsel, a summary analysis was distributed by the PSI officers which estimated the December 31, 1994 value of certain of the Real Estate Interests at $472.6 million. The summary did not include an estimate of the value of the Operating Companies, PSI's wholly owned properties and the all-inclusive deeds of trust and also excluded certain other PSI Real Estate Interests. The summary reflected the estimated value of the Real Estate Interests utilizing a 10-year discounted cash flow model. The principal assumptions in the cash flow model were distribution of all available cash flow, growth inflators of 6% for mini-warehouses and 5% for business parks and sale of the properties at the end of the tenth year using a capitalization rate of 9.5%. The cash flows attributable to the Real Estate Interests were then discounted at 9.5% to arrive at the valuation of $472.6 million. The Board of Directors was informed that the summary was being delivered to Arthur Andersen and, with the consent of the Special Committee, to Robertson, Stephens. Then there was a brief discussion of the methodology used by PSI in preparing the estimate.

  On April 24, 1995, Mr. Holmes, together with officers of PSI and SEI and in-house counsel, held a telephone conference with a representative of Robertson, Stephens. The status of the Valuation was discussed as well as a proposed update of the Valuation as of the Closing Date.

  On April 25, 1995, Mr. Holmes, together with officers of PSI and SEI, met with representatives of Arthur Andersen. First, the representatives of Arthur Andersen described the status of their engagement and the results of their preliminary analysis. Then, there was a discussion of alternative approaches and methodologies of valuation and the preliminary assumptions to Arthur Andersen's Valuation. It was determined to continue the meeting at a later date.

  On May 8, 1995, Mr. Holmes, together with officers of PSI and SEI and Robertson, Stephens, met again with representatives of Arthur Andersen. First, the representatives of Arthur Andersen were advised that the Valuation should not include real estate investments directly held by Wayne Hughes. These investments would not be acquired by SEI at this time because the issuance of additional Common Stock to Mr. Hughes could cause SEI to violate the ownership requirements applicable to REITs, jeopardizing SEI's REIT status. See "Federal Income Tax Considerations - Consequences of the Merger on SEI's Qualification as a REIT-Violation of Ownership Requirements." Then there was a continued discussion of the preliminary assumptions to Arthur Andersen's Valuation. There was no resolution of this discussion.

  During a regularly scheduled meeting of the Board of Directors on May 9, 1995, which was attended by officers of SEI and PSI and in-house counsel, Mr. Holmes reported on his meetings with representatives of Arthur Andersen and Robertson, Stephens and the estimated timing of the transaction.

  On May 22, 1995, the Special Committee, together with its counsel, met with representatives of Arthur Andersen. Also present at the meeting were Mr. Angeloff, representatives of Robertson, Stephens and, for a portion of the meeting, in-house counsel and Wayne Hughes. The representatives of Arthur Andersen provided the Special Committee with an overview of its conclusions as to the value of the Real Estate Interests and summarized the procedures and methodology employed. They described and compared the application of the three traditional methodologies -- the adjusted book value, income and market approaches. The assumptions underlying the valuation approaches and the processes to reach a determination of value under each approach were outlined. The Arthur Andersen representatives discussed with the Special Committee the method by which they arrived at their projections, growth rates, discount rates and capitalization rates. In addition, they described how they computed the PSI ownership percentage of the present value that relates to the specific real estate investments owned by PSI which are proposed to be acquired. The Special Committee was informed of Arthur Andersen's conclusions as to value through application of the three approaches and the conclusion that the aggregate value of the Real Estate Interests considered was $365 million. This Valuation did not include the Operating Companies, PSI's wholly owned properties, all-inclusive deeds of trust, the PSI name, or any other intangibles. The method of updating the Valuation between the valuation date of December 31, 1994 and the Closing Date was discussed with the suggestion that a formula be developed so that a mathematical calculation could be made for a post-Closing adjustment.
The method of reducing the conflicts in respect of Wayne Hughes' direct investments in partnerships and REITs was also discussed with the suggestion that Mr. Hughes grant an option to SEI to acquire these investments.

  On May 24, 1995, the Special Committee, together with Mr. Havner, the chief financial officer of both SEI and PSI, held a telephone conference. The Special Committee discussed the reasonableness of certain of the assumptions in the Valuation and Mr. Havner described generally the proposed terms of the capital stock to be issued in the Merger. After the discussion, the members of the Special Committee advised Mr. Havner that they were satisfied with the assumptions and methodologies used in the Valuation.

  On May 25, 1995, PSI delivered to the Special Committee and to Robertson, Stephens a preliminary analysis prepared by PSI estimating that, based on a valuation of the Real Estate Interests and the Operating Companies as of December 31, 1994, 43,792,059 shares of Common Stock (excluding approximately 3,200,000 shares owned by PSMI before the Merger) should be issued in the Merger reflecting an aggregate consideration (including $68 million of debt) of approximately $768.7 million. The PSI valuation reflected (i) the Arthur Andersen Valuation of $365.0 million for the Real Estate Interests divided by an assumed trading price of $16 per share of Common Stock (based on the market price of $15.875 at the time), (ii) the Operating Companies' valuation derived by taking their 1994 pro forma FFO of $27.7 million (assuming adjustments for non-recurring items and for new properties acquired in 1994 and 1995 and reduced by the interest on the $68 million of senior secured notes due
2003) divided by SEI's 1994 fully-diluted pre- Merger pro forma FFO per Common Share of $1.38 after capital expenditures (FFO allocable to Common Stock of $67.6 million less capital expenditures of $9.8 million divided by 41.8 million shares of Common Stock), and (iii) the appraised value of seven wholly owned properties and value of the notes receivable divided by an assumed trading price of $16 per share of Common Stock. See "Management's Discussion and Analysis - SEI Pro Forma - Liquidity and Capital Resources."

  On June 5, 1995, Mr. Holmes met with representatives of PSI and Robertson, Stephens to discuss the Valuation and the proposed capital structure. The structure included 19,577,000 shares of Common Stock and 22,022,000 shares of four separate classes of subordinated Common Stock which would be convertible into Common Stock upon the later of the passage of certain periods of time or attaining specified levels of FFO per Common Share. During the discussion, the representatives of Robertson, Stephens indicated that, based on their preliminary assessment, the use by Arthur Andersen of the adjusted book value, income and market approaches on value and the methodologies used by Arthur Andersen in its analysis appeared to be appropriate. The complexity of the proposed capital structure was then discussed.

  During a regularly scheduled meeting of the Board of Directors on June 14, 1995, which was attended by officers of SEI and PSI and in-house counsel, Mr. Holmes reported on the status of the Merger and the activities of the Special Committee. He described the status of the Valuation by Arthur Andersen and analysis by Robertson, Stephens. The Board discussed the timing of the Merger.

  On June 16, 1995, Messrs. Holmes and Baker, together with counsel to the Special Committee, met with representatives of Robertson, Stephens. Also present were Messrs. Angeloff and Harkham and, during portions of the meeting, officers of SEI and PSI and in-house counsel. One of the officers presented an overview of the transaction, including the assets and companies included and excluded. The group then discussed the procedure to be used for a post-Closing adjustment to the purchase price, and the Special Committee approved the engagement of Arthur Andersen to provide an updated valuation of the Real Estate Interests as of the Closing Date. The officers of SEI and PSI and in-house counsel then left the meeting, and the Robertson, Stephens representatives commented as to the work that had been completed and the additional steps that would be taken in connection with their analysis of the fairness of the transaction from a financial point of view to the Public Shareholders. The Robertson, Stephens representatives then summarized the conclusions set forth in the Valuation by Arthur Andersen. They next commented on the current market valuation of Common Stock. The Robertson, Stephens representatives described the discounted cash flow analysis being conducted in connection with their fairness analysis. See "Fairness Opinion - Discounted Cash Flow Analysis." The group then discussed the valuation of the various components. The Robertson, Stephens representatives reviewed the Arthur Andersen Valuation. They expressed their view that the structure would be important in reaching their conclusion as to fairness, and some time was spent in discussing the complex capital structure that had been proposed by PSI on June 5th. At this point, the officers of SEI and PSI joined the meeting. The officers pointed out that in response to concerns regarding the multi-class structure, a new simplified capital structure had been developed and was being proposed. This new proposed structure consisted of 23,400,000 shares of Common Stock, 10,000,000 shares of a Class B Common Stock (subject to increase to reflect dividends foregone on the Class B Stock) and 5,000,000 shares of a Class C Common Stock. The Class B shares would not be entitled to dividends and 50% of the shares would be automatically convertible into Common Stock four years after the Merger and the balance six years after the Merger. The Class C Common Stock would receive dividends only to the extent the dividends on the Common Stock continued at the current quarterly level of $.22 per share or more, and the Class C Common Stock would be subordinated in liquidation and would automatically convert into Common Stock upon the later of seven years after the Merger or the attainment of $3.00 of FFO per Common Share.

  On June 20, 1995, the Special Committee, together with its counsel, again met with representatives of Robertson, Stephens. Also in attendance for a portion of the meeting was Mr. Angeloff, and, for the first part of the meeting, in-house counsel and an officer of SEI and PSI, who again summarized for the Special Committee the Real Estate Interests and Operating Companies. He also explained that certain assets were excluded because they generated nonqualifying income for purposes of meeting the 95% gross income test for qualification as a REIT. There was a discussion of options and other rights that might be secured by SEI to acquire the excluded assets. He then explained the proposal for the structure that was made at the June 16th meeting. It was pointed out that an additional 2,500,000 shares of Common Stock would be issuable, representing the value of the dividends foregone on the Class B Common Stock. He went over the rights of the classes of shares and the post-Closing adjustment that would be based on updating the valuation of the Real Estate Interests. He also described a proposed post-Closing adjustment that related to PSMI's net asset value at the Closing Date. These post-Closing adjustments could result in the issuance of additional shares of Common Stock based on the average market price for a specified period preceding the Closing Date. At this point, the in-house counsel, the SEI and PSI officer and Mr. Angeloff left the meeting, and the Robertson, Stephens representatives reviewed with the Special Committee the approach they had taken to valuation. After discussing the valuation of the Real Estate Interests and Operating Companies, some time was devoted to analyzing the new proposed capital structure and its effect on FFO per Common Share. Toward the end of that meeting, the officers of PSI and SEI again joined the meeting and discussed with Robertson, Stephens the effect of the new capital structure on FFO per Common Share. See "Federal Income Tax Considerations - Consequences of the Merger on SEI's Qualification as a REIT - Nonqualifying Income."

  On June 22, 1995, Mr. Holmes and counsel to the Special Committee met with in-house counsel and negotiated the terms pertaining to certain issues ancillary to the transaction, subject to approval of the Special Committee. Among the items discussed were a lock-up of certain shares to be issued in the Merger, the terms of a covenant not to compete for Mr. Hughes, an additional voting condition for approval by the Public Shareholders, the absence of a condition related to fluctuations in the market price for the SEI Common Stock, the provisions for indemnification, an option and proxy with respect to Mr. Hughes' direct interests in partnerships and REITs, a right of first refusal with respect to sale by the Hughes Family of the insurance operations and employment contracts for senior management.

  On June 23, 1995, the Special Committee met by conference telephone with its counsel and representatives of Robertson, Stephens. The first portion of the meeting was devoted to Robertson, Stephens' preliminary analysis of the FFO per Common Share, based on the capital structure proposed on June 16, 1995. The Special Committee, its counsel and the Robertson, Stephens representatives discussed certain ancillary issues, the terms of which had been negotiated on June 22, 1995.

  On June 27, 1995, the Special Committee, together with its counsel, met with representatives of Robertson, Stephens. Also in attendance were Mr. Angeloff and, for a portion of the meeting, officers of SEI and PSI and in-house counsel. A new simplified capital structure was proposed, which consisted of 30,000,000 shares of Common Stock and 7,000,000 shares of a Class B Common Stock, the terms of which, relating to subordination and conversion into Common Stock, would be similar to the Class C Common Stock proposed on June 16th. The post-Closing adjustments for the updated valuation of Real Estate Interests and PSMI's net asset value would still exist. One of the officers discussed an analysis of the FFO per Common Share on an historical and projected pro forma basis, with and without the transaction. The analysis compared FFO per share of Common Stock over a 10 year period under three different scenarios: (i) growth in capital base (through the issuance of additional common and preferred equity) with the Merger (under this scenario, the capital base was further adjusted to reflect the issuance of the Common Stock and Class B Common Stock to be issued in the Merger), (ii) growth in capital base without the Merger and (iii) no Merger and no growth in capital base. For these purposes, capital base means total debt, minority interest and shareholders' equity. Under all scenarios, the same amount of dividends on a per share basis was used, which equated to the distribution of an amount equal to all available cash flow (operating cash flows less capital expenditures, principal payments on debt, distributions to minority interest and distribution requirements to the preferred stock) as reflected in the no Merger and no growth in capital base scenario. The analysis was further broken down to reflect growth scenarios in property net operating income: (i) 4.5% rental income and operating expense growth rates and (ii) 2.00% rental income and 3.00% operating expense growth rates. (See "- Fairness Opinion" for a discussion of the basis for these rates.) Over a 10 year period, the growth scenario, assuming the Merger, reflected consistently higher FFO per share than the growth without the Merger scenario and consistently higher FFO per share than the no growth/no Merger scenario. The Special Committee then met alone with its counsel and the Robertson, Stephens representatives. The effect of the new capital structure on the transaction and on FFO per Common Share was reviewed with the Special Committee. At the conclusion of the presentation, the Robertson, Stephens representatives expressed the preliminary view that, based upon the review and analysis undertaken by them to date and assuming that there are no material changes, Robertson, Stephens would likely be in a position to issue an opinion as to the fairness, from a financial point of view, to the Public Shareholders of the consideration to be issued in the Merger. The Robertson, Stephens representatives pointed out, however, that Robertson, Stephens was not at this point rendering any such opinion, and that its ability to render it in the future depended upon, among other things, Robertson, Stephens' continuing analysis, its receipt of additional information and the finalization of the terms of the Merger. The Special Committee next discussed with its counsel and the Robertson, Stephens representatives various ancillary issues. At the conclusion of this discussion, the officers of PSI and SEI again joined the meeting and these ancillary issues were discussed and tentative agreement was reached, including the term of the option to purchase Mr. Hughes' interests in partnerships and REITs, a right of first refusal on sale of the Canadian operations, the provisions and term for indemnification and the absence of any condition to the Merger specifically dealing with fluctuations in the market price of the Common Stock.

  On June 28, 1995, Mr. Holmes spoke with Mr. Hughes and informed him that there still was some concern over the absence of a condition dealing with market price fluctuations. In exchange for not imposing such a condition, Mr. Hughes agreed to forego the post-Closing adjustment for an updated valuation of the Real Estate Interests, other than to value new Real Estate Interests acquired by PSI after December 31, 1994.

  On June 29, 1995, Messrs. Holmes and Baker met with counsel to the Special Committee, and were joined by telephone by Mr. Abernethy. The Special Committee reviewed the various benefits of the transaction, certain of the risks the transaction presented, and various alternatives that had been considered. At the conclusion, the Special Committee voted unanimously to recommend to the Board of Directors that the Merger and Recapitalization be approved, to express the belief that the Merger is fair to and in the best interests of the Public Shareholders and to recommend that the SEI Shareholders vote for the Merger and the Amendments. See "-Alternatives to the Merger."

  Following the June 29 meeting of the Special Committee, the Board of Directors met to consider the Merger. The meeting was also attended by officers of SEI and PSI, in-house counsel and counsel to the Special Committee. Mr. Holmes described the terms of the Merger, the process followed by the Special Committee, including its meetings with Robertson, Stephens and Arthur Andersen and the negotiating process with PSI, the deliberations of the Special Committee including consideration of both the potential benefits and the risks of the Merger and the alternatives considered. Following the report of Mr. Holmes, Mr. Havner described the post-Closing adjustments. Then the Board discussed the post-Closing adjustments, the terms of the debt being assumed by SEI in the Merger and the anticipated effect of the Merger on SEI's FFO per Common Share, and Mr. Havner described the accounting treatment of the Merger. The members of the Special Committee then reported the Special Committee's (i) recommendation to the Board that the Merger be approved, (ii) belief that the Merger is fair to, and in the best interests of, the Public Shareholders and (iii) determination to recommend that SEI Shareholders vote for the Merger. Based on the foregoing recommendations of the Special Committee, the Board of Directors approved the Merger and the filing of preliminary proxy materials with the Securities and Exchange Commission (the "Commission") and determined to recommend that SEI Shareholders vote for the Merger. See "-- Reasons for the Merger -- Special Committee Recommendation," "-- Terms of the Merger -- Adjustment to Share Consideration," "-- Alternatives to the Merger" and "Risk Factors."

  On June 30, 1995, SEI, PSI and PSMI signed the Merger Agreement, subject to Board ratification and approval, and SEI publicly announced the general terms of the Merger. On July 18, 1995, SEI filed preliminary proxy materials with the Commission.

  During a regularly scheduled meeting of the Board of Directors on July 24, 1995, which was attended by officers of SEI and PSI and in-house counsel, the officers reported on the status and timing of the Merger.

  On August 8, 1995, the Special Committee voted unanimously to recommend that the Merger Agreement be ratified and approved and to approve the proposed Amendments.

  Following the August 8 meeting of the Special Committee, at a regularly scheduled meeting of the Board of Directors, which was attended by officers of SEI and in-house counsel, Mr. Holmes reported the Special Committee's recommendation that the Merger Agreement be ratified and approved. Based on the foregoing recommendation, the Board of Directors ratified and approved the Merger Agreement. The Board also approved the Amendments. The Board discussed the provisions in the Amendments and Mr. Hughes' agreement relating to the ownership limitations.

  On August 24, 1995, a meeting of the Special Committee was held. Also attending were counsel to the Special Committee, representatives of Robertson, Stephens, Messrs. Angeloff and Harkham and, for a portion of the meeting, officers of SEI and PSI and in-house counsel. The Special Committee was advised of a change in structure whereby the stock of PSCP held by PSI would be converted into nonvoting preferred stock (representing 95% of the equity) and voting common stock (representing 5% of the equity). Following the Merger, SEI would own the nonvoting preferred stock and the Hughes Family would own the common stock. This change came about because of the nonqualifying character of PSCP's revenues for purposes of meeting the 95% gross income test for qualification as a REIT. The group discussed the effect of this change and its materiality in terms of the entire transaction. Counsel to the Special Committee next summarized the terms and status of the agreements that had been drafted to deal with the ancillary issues, including the employment of Mr. Hughes, his covenant not to compete, the option to acquire his partnership and REIT interests, the escrow and indemnification agreement and the rights of first refusal to acquire the reinsurance and Canadian operations. There was some discussion concerning limitations on the lock-up of shares under the REIT requirements and the quantification of maximum liability and value of the Class B Common Stock under the indemnity and escrow arrangements. The Robertson, Stephens representatives reviewed with the Special Committee the analysis prepared to date in support of Robertson, Stephens' opinion as to the fairness of the consideration to be paid. There was also a discussion as to the form of the fairness opinion. The Special Committee was advised by a PSI and SEI officer of the expectation as to the net effect of the post-closing adjustments on the number of shares of Common Stock to be issued in the Merger.

  On August 27, 1995, the Special Committee, together with its counsel, met with representatives of Robertson, Stephens. Also present was Mr. Harkham. Counsel to the Special Committee reviewed several matters concerning the indemnity and escrow arrangements. The Robertson, Stephens representatives reviewed with the Special Committee the form of opinion the firm was prepared to deliver, an overview of the transaction, various opportunities and risks associated with the transaction, a summary of its analysis of a range of valuations of SEI and PSI, a summary of the historical trading price of SEI's Common Stock, the Arthur Andersen Valuation of the Real Estate Interests, the relative contribution of the parties and the pro forma effect of the Merger. At the conclusion, they delivered an executed opinion of Robertson, Stephens to the effect that, based upon and subject to considerations as stated in its letter, as of August 27, 1995, the consideration to be paid by SEI in the Merger was fair to the Public Shareholders from a financial point of view. The Special Committee accepted the Robertson, Stephens opinion and reaffirmed its recommendations.

  In the Merger, SEI will issue 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock (which are subordinated to the Common Stock and are not entitled to distributions for a minimum of four years) compared with PSI's original proposal that 43.8 million shares of Common Stock should be issued (based on the Arthur Andersen Valuation of the Real Estate Interests and PSI's estimate of the value of the Operating Companies). The final terms of the Merger also reflect certain provisions the Board of Directors believe benefit the SEI Shareholders: (i) an agreement by Wayne Hughes not to transfer certain shares received in the Merger, (ii) a provision for indemnification of SEI by Wayne Hughes, subject to limitations, (iii) an option to acquire Mr. Hughes' interest in partnerships and REITs, (iv) a covenant not to compete from Mr. Hughes, (v) rights of first refusal as to the tenant reinsurance business and the Canadian operations, (vi) an additional voting condition for the Merger, and
(vii) that the Class B Common Stock is subordinated, pays no dividends for a minimum of four years, is convertible only at the later of (a) seven years or
(b) the attainment of $3.00 FFO per Common Share, is illiquid and will be placed in escrow. See "- Consideration to be Paid by SEI in the Merger," "- Assets to be Acquired by SEI in the Merger" and "- Terms of the Merger."

  Consideration to be Paid by SEI in the Merger. The aggregate consideration to be paid by SEI (including SEI's share of estimated expenses of $2.0 million) is estimated at $630.8 million (measured as of the day prior to the date the Merger Agreement was executed), consisting of the following:

  . 30,000,000 shares of Common Stock, subject to adjustment, with a market value of $482.6 million (based on $16.088 per share, the average closing price of the Common Stock on the NYSE for the 30 consecutive trading days ending on June 29, 1995, the day prior to the date the Merger Agreement was executed). On October 10, 1995, the closing price was $19.

  . 7,000,000 shares of Class B Common Stock with an estimated value of $73.5 million based on a third party valuation of $10.50 per share.
       See "-Valuation of Class B Common Stock."

  . Assumption of (i) $68.0 million of PSMI debt (exclusive of debt under PSI's line of credit that will result in an adjustment to the shares of Common Stock issued in the Merger) and (ii) aggregate consolidated property debt of $4.7 million.

  Substantially all of the consideration to be paid in the Merger will be received by the Hughes Family.

  It is estimated that, assuming a Closing on November 30, 1995, post-Closing adjustments will result in a reduction in the number of shares of Common Stock issued in the Merger of 1,400,000 (other than 5,743,502 shares that will be issued to replace a like number of shares of Common Stock already owned by PSMI at the Closing Date) and assumption by SEI of additional debt of approximately $45 million. See "Proposal One - The Merger - Terms of the Merger - Adjustment to Share Consideration."

  Assets to be Acquired by SEI in the Merger. Immediately following the Merger, SEI will own the Operating Companies and the Real Estate Interests, which include:

  .    The "Public Storage" name.

  . General and limited partnership interests (which do not represent controlling interests) in 47 limited partnerships owning an aggregate of 286 mini-warehouses and one commercial property.

  . Shares of common stock in 16 REITs (which do not represent majority interests) owning, exclusive of SEI's facilities, an aggregate of 219 mini-warehouses and 13 commercial properties.

  . Property management contracts, exclusive of SEI's facilities, for 604 mini-warehouses and, through ownership of a 95% economic interest in PSCP, 26 commercial properties (563 of which collectively are owned by entities affiliated with PSI).

  .    A 95% economic interest in the Lock/Box Company.

  . Seven wholly owned properties (five mini-warehouses, one combination mini-warehouse/business park and one small retail center).

  .    All-inclusive deeds of trust secured by ten mini-warehouses.

  Following the Merger, SEI will be self-advised and self-managed. Wayne Hughes will grant to SEI a three-year option to acquire for Common Stock certain interests in limited partnerships and REITs directly owned by Mr. Hughes. See "Public Storage Management, Inc. - Wayne Hughes' Direct Investments in Certain Partnerships and REITs."

  The Special Committee determined that the assets to be acquired by SEI in the Merger must be acquired for consideration that would not result in dilution to SEI's FFO per share of Common Stock. There has been no contractual allocation of the aggregate consideration to be paid by SEI in the Merger (estimated at $630.8 million, measured as of the day prior to the date the Merger Agreement was executed) among the assets to be acquired. For financial reporting purposes, however, the consideration has been allocated among the assets as follows:

  . Real Estate Interests (exclusive of the wholly owned properties and all-inclusive deeds of trust) - $365.0 million based on the Arthur
       Andersen Valuation.  See "-Valuation Opinion of Arthur Andersen."

  . Seven wholly owned properties - $19.4 million (net of mortgage debt of $0.5 million) based on separate appraisals by other parties. See "-Appraisals of Wholly-Owned Properties."

  . All-inclusive deeds of trust - $3.8 million (net of underlying debt of $4.2 million) based on their aggregate principal balance.
  . Operating Companies, "Public Storage" name and other intangibles - $237.9 million, representing the balance of the consideration to be paid by SEI in the Merger.

  Restructure Transactions. Prior to the Merger, PSI and the Operating Companies will engage in the following transactions for the purpose of combining the Operating Companies and the Real Estate Interests into PSMI in order to effectuate the Merger:

  . The corporations engaged in PSI's Canadian operations and in the tenant reinsurance business will be distributed, in a spin-off intended to qualify as tax-free under Section 355 of the Code, to the Hughes Family, and certain miscellaneous assets of PSI unrelated to the Operating Companies or the Real Estate Interests will be distributed or sold to the Hughes Family or to third parties.

  .    Certain inactive subsidiaries of PSI will be liquidated.

  . The common stock of PSCP held by PSI will be converted into nonvoting preferred stock (representing 95% of the equity), and voting common stock of PSCP (representing 5% of the equity) will be issued to the Hughes Family.

  . PSI will be merged into its corporate parent, which will thereafter be merged into PSMI. PSMI will own the business of the Operating Companies (including ownership of the nonvoting preferred stock of PSCP representing 95% of the equity) and the Real Estate Interests.

The Restructure will precede, and is not conditioned on, the consummation of the Merger.

  Related Transactions. Immediately preceding the Merger, the following transactions are contemplated:

  . PSMI will transfer the merchandise business to the Lock/Box Company in exchange for nonvoting preferred stock of the newly formed corporation (representing 95% of the equity). The voting common stock of the Lock/Box Company (representing 5% of the equity) will be acquired by the Hughes Family.

  . PSMI will transfer the obligation to perform certain cost allocation and administrative services for the mini-warehouse and business park properties and for the entities that own such properties, as well as the personnel and related assets to perform such services for SEI and the other mini-warehouse and business park properties, to a newly formed corporation, PS Clearing Co., Inc. ("PSCC"). After the Merger, the voting common stock of PSCC will be held by SEI and the owners of the other mini-warehouse and business park properties for which PSCC will provide services. SEI, however, will own less than 10% of such voting common stock.

REASONS FOR THE MERGER -- SPECIAL COMMITTEE RECOMMENDATION

  The Special Committee has unanimously determined the Merger to be fair to and in the best interests of the Public Shareholders and has recommended that the Board of Directors approve the Merger. In reaching its conclusion to recommend approval of the Merger, the Special Committee considered, without assigning relative weights to, the following factors:

       (i) Through the acquisition of the Operating Companies, SEI will become a fully-integrated, self-advised and self-managed commercial real estate company with expertise in development, construction, acquisition, operation and leasing services. The Special Committee believes that, as a self-advised and self-managed REIT with an active real estate business, instead of a more passive real estate investor, SEI should be more attractive to institutional investors and others and its credit rating should improve. As a result, SEI's cost of capital should be reduced and its access to capital should be improved, thereby facilitating its future growth. The Special Committee recognizes that the change in the nature of the entity in which SEI Shareholders have invested will subject them to additional risks resulting from the increased scope of SEI's operations. However, the Special Committee believes the additional benefits outweigh the additional risks. The acquisition of the Operating Companies, without the acquisition of the Real Estate Interests, might (among other things) cause SEI to violate the REIT qualification requirements applicable to SEI. See "- Alternatives to the Merger."

       (ii) After the Merger, SEI will own and operate more mini-warehouse space than any competitor. As the largest REIT in the mini-warehouse segment, the Special Committee believes SEI's access to capital should be further enhanced.

       (iii) The Merger will increase SEI's asset and capital base and diversify its sources of revenue. While the Special Committee recognizes that increased profitability does not necessarily result from increased size, the Special Committee believes SEI's increased size should also further enhance its access to capital and reduce its costs of capital.

       (iv) Through the Merger, SEI will acquire the "Public Storage" name and goodwill associated with that name in the United States. The Special Committee believes that the "Public Storage" name is the best recognized name in the mini-warehouse industry.

       (v) After the Merger, SEI will be able to expand its property holdings without a proportionate increase in advisory and property management fees, which would have resulted had the current advisory contract and management agreements with the Operating Companies remained in effect. As a result, the Special Committee believes that the ability of SEI to acquire properties on terms favorable to the SEI Shareholders should be enhanced because the growth in SEI's FFO will be higher than if the advisory contract and management agreement had remained in place. The Special Committee recognizes that SEI will need to continue to compete with others in the acquisition of properties.

       (vi) The Merger should reduce ongoing conflicts of interest between SEI and its executive officers and directors who are also affiliated with the Operating Companies. After the Merger, SEI will be self-advised and self-managed, instead of advised and managed by the Operating Companies, affiliates of Wayne Hughes, the chief executive officer of SEI. Furthermore, SEI will acquire the Real Estate Interests, which are owned by an affiliate of Mr. Hughes. The Real Estate Interests represent interests in properties that compete with SEI's properties. Finally, Mr. Hughes' significant ownership interest in SEI should more closely align his interests with those of the Public Shareholders. In evaluating the fairness of the Merger, the Special Committee considered the remaining ongoing conflicts of interest, particularly Mr. Hughes' continued direct interest in certain partnerships and REITs. Robertson, Stephens expressed the view that the capital markets would expect the Merger not to be dilutive to SEI's FFO (as defined by SEI). Accordingly, the Special Committee concluded that SEI's option to acquire these interests on terms that would be non-dilutive to SEI's FFO per share (as defined by SEI) reduces this conflict. See "Public Storage Management, Inc. - Wayne Hughes' Direct Investments in Certain Partnerships and REITs."

       (vii) Robertson, Stephens expressed the view that the capital markets would expect the Merger not to be dilutive to SEI's FFO (as defined by SEI). Accordingly, the Special Committee believes that the Merger should be non-dilutive to SEI Shareholders in terms of FFO per share of Common Stock (as defined by SEI). FFO per share of Common Stock for SEI (as defined by SEI) (based on pro forma financial information that gives effect to certain transactions as if they has occurred on January 1, 1994) is $1.57 for 1994 and $0.83 for the six months ended June 30, 1995. After giving pro forma effect to these transactions and the Merger as if they had occurred on January 1, 1994, FFO per share of Common Stock (as defined by SEI) would be $1.72 for 1994 and $0.91 for the six months ended June 30, 1995.

       (viii) Part of the consideration to be paid by SEI in the Merger consists of Class B Common Stock, which is subordinated to the Common Stock, is contingent with respect to dividends and conversion into Common Stock and is illiquid. The Class B Common Stock pays no dividends for a minimum of four years. The Special Committee believes that these restrictions are evidence of, and incentives for, Mr. Hughes' long term commitment to SEI. See "Proposal Two -- Amendments to SEI Articles of Incorporation - Recapitalization."

       (ix) The Merger is required to be approved by a majority of the shares of Common Stock entitled to vote. In addition, SEI has imposed as another condition to the Merger that it be approved by a majority of the shares of Common Stock held by the Public Shareholders voting at the Special Meeting. However, the Merger may be approved by less than a majority of the outstanding shares held by the Public Shareholders.

       (x) The indemnification escrow provided for in the Merger Agreement should enable SEI to recover damages related to the Merger if certain events occur. The right to indemnification is subject to certain limitations.

       (xi) The written opinion of Robertson, Stephens that as of August 27, 1995 and based on various assumptions and considerations, the consideration to be paid by SEI in the Merger is fair to the Public Shareholders from a financial point of view. The opinion was accepted by the Special Committee.

       (xii) Although there are significant conflicts of interest in connection with the Merger resulting from Wayne Hughes' interest in all parties to the Merger, SEI has taken steps (such as the creation of the Special Committee, obtaining the Valuation from Arthur Andersen and the fairness opinion from Robertson, Stephens) to mitigate the effects of such conflicts. The Special Committee believes that these steps reduce the conflicts of interest because the terms of the Merger reflect the input of third parties instead of input solely from persons who will benefit from the Merger. See "Risk Factors -- Conflicts of Interest." The Special Committee does not believe there has been any adverse change in the value of the Real Estate Interests, since December 31, 1994, the date of the Valuation.

       (xiii) The Special Committee recognizes that the Merger presents significant risks to SEI, as well as substantial benefits to the Hughes Family. Among the risks are the additional risks as to SEI's continued qualification as a REIT and the shift in control of SEI from the Public Shareholders to the Hughes Family. The Special Committee believes that SEI has taken actions, such as the amendment to the Articles of Incorporation to limit ownership of SEI, Wayne Hughes' agreement with respect to ownership of Common Stock and the agreement relating to the prepayment of management fees, to significantly reduce the additional risks on SEI's continued qualification as a REIT. The Special Committee believes that both the detriment to the Public Shareholders of the shift in control of SEI to the Hughes Family and the risks related to SEI's continued qualification as a REIT are outweighed by the benefit to the Public Shareholders of the alignment of their interests with those of Wayne Hughes and the other benefits of the Merger. The Special Committee believes that, in view of Mr. Hughes' significant economic interest in SEI (and absence of significant economic interests contrary to SEI), he will have an incentive to utilize his control position in SEI to enhance shareholder value for the benefit of both his family and the Public Shareholders. The "weighing" of the benefits and detriments of the Merger involves subjective considerations that are not susceptible to objective quantification. See "Risk Factors" and "Federal Income Tax Considerations - Consequences of the Merger on SEI's Qualification as a REIT".

       Factors (iii), (v), (vii), (viii) and (xi) were considered in the Special Committee's determination of the financial fairness of the Merger and all of the factors were considered in the Special Committee's determination that the Merger is in the best interests of the Public Shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors (three of the five independent directors of which are members of the Special Committee), in its determination that the Merger is fair to, and in the best interests of the Public Shareholders, reviewed and considered (1) the analyses and conclusions of the Special Committee (which were adopted by the Board as its own), (2) the negotiations with officers of PSI, which resulted in (a) a decrease in the negotiated price below PSI's estimate of the value of the Real Estate Interests and the Operating Companies and (b) the inclusion in the Merger Agreement of certain provisions believed to be in the best interests of the Public Shareholders and (3) the opinion of Robertson, Stephens as to the fairness from a financial point of view to the Public Shareholders of the consideration to be paid in the Merger. The Board adopted the analyses, conclusions, determinations and recommendations of the Special Committee and did not make an independent recommendation with respect to the Merger. See "-- Background of the Merger" and "-- Reasons for the Merger - Special Committee Recommendation."

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT THE SEI SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER.

ALTERNATIVES TO THE MERGER

  In evaluating the Merger, the Special Committee considered and discussed with Robertson, Stephens alternatives to the Merger. In this regard, the Special Committee considered (1) the continued operation of SEI with the services of the Operating Companies being provided under the existing agreements, (2) the replacement of the Operating Companies with other external service providers,
(3) the termination of the Operating Companies and the direct employment by SEI of management employees and (4) whether SEI should acquire only the Operating Companies without the Real Estate Interests.

  The Special Committee believes that continuing to operate SEI with the services of the Operating Companies, which would not result in SEI becoming a self-advised and self-managed REIT, would not resolve the existing conflicts of interest between SEI and PSI and its affiliates. As indicated under "-- Reasons for the Merger -- Special Committee Recommendation," the existing contractual arrangements likely preclude an increase in SEI's credit ratings and the resulting improved access to capital, and some persons in the investment community involved with REITs believe that service providers paid in whole or in part based on a REIT's gross revenues and capital invested have an incentive to seek to grow the REIT without due regard for its profitability. Furthermore, the Special Committee believes that, as SEI continues to expand its asset and capital base, the fees paid to the Operating Companies would increase. Based on the foregoing, the Special Committee did not believe that continuing to operate SEI under the existing agreements with the Operating Companies was better for SEI and the Public Shareholders than the Merger.

  The Special Committee also considered the alternative of replacing the Operating Companies with other external service providers. The Special Committee believes that this alternative, which would not result in SEI becoming a self-advised and self-managed REIT, would likely result in new conflicts of interest between SEI and the new external service providers, assuming their compensation followed the typical arrangements involving outside service providers, and would not enhance SEI's credit ratings and access to capital. Moreover, this alternative would result in SEI (i) losing the use of the "Public Storage" name, which the Special Committee believes is the most-recognized name in the mini-warehouse industry, (ii) losing the expertise and experience of Wayne Hughes and the executive officers of SEI, who are also executive officers of, and compensated by, the Operating Companies and (iii) incurring transition expense and risk of non-performance by new service providers. The Special Committee believes SEI's current executive officers have been principally responsible for the success of SEI and are particularly important to its business objectives, including becoming a self-advised and self-managed commercial real estate company with "in-house" expertise in development, construction, acquisition, operation and leasing services. The five senior executive officers of the Operating Companies are responsible for the acquisition of more than 350 mini-warehouses, the development of more than 650 mini-warehouses and the operation of more than 1,000 mini-warehouses during their average 16 years of experience with the Operating Companies. Finally, neither party can terminate the management agreement for SEI's wholly owned properties, other than for cause, until 2002, and SEI would be required to pay the Adviser a termination fee upon termination by SEI (or non-renewal) of the Advisory Contract. Based on the foregoing, the Special Committee did not pursue this alternative.

  The Special Committee also considered the alternative of SEI terminating the Operating Companies and directly employing management employees to operate SEI. This alternative, like the engagement of other external service providers, would
(i) result in the loss of both the "Public Storage" name and the expertise and experience of Mr. Hughes and the other executive officers of SEI and (ii) be precluded by the existing management agreement and involve a significant termination payment under the existing advisory contract. Based on the foregoing, the Special Committee did not pursue this alternative.

  The Special Committee also considered whether SEI should acquire only the Operating Companies without the Real Estate Interests. The Special Committee determined that the acquisition of the Operating Companies without the Real Estate Interests might not sufficiently reduce the conflicts of interest between SEI and PSI because the Real Estate Interests represent an interest in properties that compete with SEI's properties. Furthermore, acquisition of the Operating Companies, without the acquisition of the Real Estate Interests, might cause SEI to violate the REIT qualification requirements applicable to SEI. Under the REIT qualification rules, SEI must derive at least 95% of its total gross income from income related to real property and certain other items. Income from the Real Estate Interests would qualify as income related to real property, while fees generated by the Operating Companies from the management of properties owned by entities other than SEI would not qualify under the 95% test. Accordingly, acquisition of the Real Estate Interests increases SEI's total gross income, thereby reducing the percentage of nonqualifying income that would be generated by the Operating Companies. Based on the foregoing, the Special Committee concluded that acquiring both the Operating Companies and the Real Estate Interests would better serve the interests of SEI and the Public Shareholders than acquiring the Operating Companies alone. See "Federal Income Tax Considerations - Consequences of the Merger on SEI's Qualification as a REIT
- Nonqualifying Income."

TERMS OF THE MERGER

  Merger. Subject to the terms and conditions of the Merger Agreement, PSMI will be merged with and into SEI, on the Closing Date. The separate corporate existence of PSMI will cease, and the internal corporate affairs of SEI will continue to be governed by the laws of the State of California. See "- Consideration to be Paid by SEI in the Merger" and - "Assets to be Acquired by SEI in the Merger" for a discussion of the estimated value of the consideration to be paid by SEI in the Merger and the estimated value of the assets to be acquired by SEI in the Merger.

  Articles of Incorporation and Bylaws. The Merger Agreement provides that the SEI Articles of Incorporation and the SEI bylaws (the "Bylaws") as amended will be the articles of incorporation and bylaws of the surviving corporation.

  Officers and Directors. No change in the members of the Board of Directors will result from the Merger. Each director of SEI prior to the Merger will continue to serve after the Merger until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal. For information on SEI's executive officers after the Merger, see "-- Certain Relationships and Related Party Transactions - Compensation to Executive Officers." Each executive officer will continue to serve after the Merger until a successor has been duly appointed and qualified or until his or her earlier death, resignation or removal.

  Conversion of PSMI Stock into SEI Stock. Upon completion of the Merger, the outstanding shares of PSMI capital stock will be converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock (the "Share Consideration"), subject to adjustment.

  Adjustment to Share Consideration. The Merger Agreement provides that the Share Consideration will be adjusted for any stock split, business combination, stock dividend, or change on or to the Common Stock prior to the Effective Time.

  The Share Consideration will also be subject to post-Closing adjustments as follows:

 . SEI will issue a number of additional shares of Common Stock determined by the value of Real Estate Interests acquired by PSI since December 31, 1994 as established by Arthur Andersen (the additional shares will equal the value of such additional Real Estate Interests divided by the price of the Common Stock at the Closing Date). The additional shares are estimated to be approximately
  1.1 million shares.  The additional shares will not exceed 2.5 million shares.

 . The number of shares of Common Stock issued in the Merger will be decreased to reflect the change in PSMI's net assets at the Closing Date, as reported on by Ernst & Young LLP. The change in PSMI's net assets means the difference between (a) the book value of the combined assets (other than Real Estate Interests and Common Stock already owned by PSMI), determined on an accrual basis as of the Closing Date, and (b) the negative amount of $64.5 million, which represents the book value of the net assets, determined on an accrual basis, at December 31, 1994 (except for the $68 million of Senior Notes which is as of June 30, 1995). This change in net assets is estimated to result in an adjustment of a negative 2.5 million shares. The additional shares will not result in a positive adjustment.

 . SEI will issue 5,743,502 shares of Common Stock to replace a like number of shares already owned by PSMI at the Closing Date and which will be cancelled in the Merger, as confirmed by Ernst & Young LLP.

  It is estimated that, assuming a Closing on November 30, 1995, the post-Closing adjustments will result in (i) an issuance of 5,743,502 shares to replace a like number of shares of Common Stock already owned by PSMI at the Closing Date, which will be cancelled in the Merger, (ii) a reduction in the number of shares of 1.4 million in respect to additional Real Estate Interests and of PSMI's change in net assets at the Closing Date and (iii) the assumption by SEI of additional debt estimated at $45 million.

  Recapitalization. As a condition to Closing of the Merger, the SEI Articles of Incorporation must be amended to increase the number of authorized shares of Common Stock and to create the Class B Common Stock. See "Proposal Two - Amendments to SEI Articles of Incorporation - Recapitalization."

  Indemnification. Pursuant to the Merger Agreement, all of the Class B Common Stock (the "Indemnification Shares") will be deposited in escrow to be held and administered in accordance with the terms and conditions of an indemnification escrow agreement. SEI will be entitled to indemnification from Wayne Hughes, subject to certain exceptions and thresholds, for losses incurred as a result of
(i) any breach of representation or warranty made by PSI or PSMI in the Merger Agreement, (ii) any breach by PSI or PSMI of any covenant or agreement contained in the Merger Agreement, (iii) liabilities and associated costs that may arise with respect to PSI's general partnership interests to the extent any such liability or expense arises out of facts or circumstances in existence prior to Closing, or (iv) any liability for taxes assessed against SEI as successor to PSMI and the other Operating Companies, including (but not limited to) taxes resulting from an adverse determination by applicable taxing authorities relating to the spin-off of certain assets of PSI that are not part of the Merger. The indemnification escrow will remain in place and claims may be made for three years from the Closing. Following this three-year period, Indemnification Shares not required to reimburse SEI for any damages from an identifiable claim, or which are not pending determination as an indemnification claim, will be returned to the PSMI Shareholders. Notwithstanding the foregoing, SEI will be entitled to indemnification with respect to any liability for taxes assessed against SEI as successor to PSMI and the other Operating Companies through the expiration of the applicable statute of limitations under the Code and with respect to title defects and general partner liabilities for five years. However, such right of indemnification will be limited to the recovery of damages in the amount of the Indemnification Shares. The satisfaction of any claims for indemnification will be made by (i) delivery of that number of Indemnification Shares at a value calculated by dividing the dollar amount of any damages by the then market value of the Common Stock after applying a 34.375% discount (based on a third party valuation of the Class B Common Stock) and reducing such discount by 1/84th for each calendar month that has elapsed from the Closing Date, (ii) delivery of that number of shares of Common Stock with a then-market value equal to any damages or (iii) payment of cash equal to any damages.

  Notwithstanding the escrow of the Indemnification Shares, distributions on those shares will be paid by SEI directly to the PSMI Shareholders. Any securities received by the escrow agent in respect of any Indemnification Shares held in escrow as a result of a stock split or combination of Class B Common Stock, payment of a stock dividend or other stock distribution in or on Class B Common Stock, or change of Class B Common Stock into any other securities pursuant to or as part of a business combination or otherwise, will be held by the escrow agent as, and will be included within the definition of, Indemnification Shares.

  SEI believes that the incurrence of losses which would result in a significant reduction of the number of Indemnification Shares to be issued to PSMI Shareholders upon the expiration of the escrow period to be remote.
Accordingly, the entire value of the Indemnification Shares will be included as part of the cost of the Merger at the Closing rather than recording the value of the Indemnification Shares as part of the cost of the Merger at the termination of the escrow period.

  Representations and Warranties. The Merger Agreement includes various customary representations and warranties of the parties thereto. In this regard, PSI and PSMI represent and warrant as to, among other things: (i) corporate organization, standing and power, (ii) approval of the Merger Agreement by each of PSI's and PSMI's shareholders and boards of directors;
(iii) capitalization; (iv) pending or threatened litigation; (v) the Merger Agreement's noncontravention of any agreement, law or charter or bylaw provision and the absence of the need

(except as specified) for governmental or third-party consents to the Merger;
(vi) the terms, existence, operations, liabilities and compliance with applicable laws of employee plans, and certain other matters relating to the Employee Retirement Income Security Act of 1974, as amended; (vii) payment of taxes; (viii) ownership of and rights to use certain intellectual property; (ix) financial statements; (x) current and accumulated earnings and profits for tax purposes; (xi) the conduct of business in the ordinary and usual course and the absence of any material adverse change in financial condition, business, results of operations, properties, assets, liabilities or prospects; (xii) certain contracts and leases; (xiii) certain matters with respect to compliance with environmental laws and regulations; (xiv) certain transactions with affiliates; and (xv) the accuracy of certain information regarding PSI and PSMI in this Proxy Statement.

  The Merger Agreement also includes representations and warranties of SEI as to, among other things: (i) corporate organization, standing and power; (ii) approvals by the Board of Directors and the authorization of the Merger Agreement; (iii) capitalization; (iv) the authorization of the increase in the number of shares of Common Stock and Class B Common Stock to be issued pursuant to the Merger Agreement; (v) pending or threatened litigation; (vi) the Merger Agreement's noncontravention of any agreement, law or charter or bylaw provision and the absence of the need (except as specified) for governmental or third-party consents to the Merger; (vii) financial statements and filings with the Commission; and (viii) the accuracy of the information regarding SEI in this Proxy Statement.

  Effective Time of the Merger. Promptly following the satisfaction or waiver (where permissible) of the conditions to the Merger, the Merger will be consummated and become effective on the date and at the time at which the Agreement of Merger together with the requisite officers' certificates of SEI and PSMI and the Amendments are duly filed with the Secretary of State of California which shall occur on the Closing Date or as soon as practicable thereafter. See "-- Conditions to Consummation of the Merger."

  Conditions to Consummation of the Merger

       Conditions to Each Party's Obligations to Effect the Merger.  The
       -----------------------------------------------------------
respective obligations of SEI and PSMI to effect the Merger are subject to certain conditions, including the following: (i) the Merger, the Amendments, and other transactions contemplated by the Merger Agreement will have been duly approved by the requisite holders of Common Stock; including a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting and a majority of the shares of Common Stock held by Public Shareholders voting at the Special Meeting; (ii) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), will have expired or been terminated and any other governmental filings will have been made; and (iii) subject to certain exceptions, there will not be in effect any judgment, writ, order, injunction or decree of any court or governmental body enjoining or otherwise preventing consummation of the transactions contemplated by the Merger Agreement nor will there be pending or threatened by any governmental body or other person any suit, action or proceeding seeking to restrain or restrict the consummation of the Merger or seeking damages in connection therewith.

       Conditions to the Obligation of PSMI.  In addition to the foregoing
       ------------------------------------
conditions, the obligation of PSMI to effect the Merger is further subject to satisfaction or waiver of the following conditions, among others: (i) the representations and warranties of SEI contained in the Merger Agreement will be true and correct in all material respects as of the Closing Date; (ii) SEI will have performed all agreements required to be performed by it under the Merger Agreement on or prior to the Closing Date; (iii) from the date of the Merger Agreement through the Closing Date, there will not have occurred any change in the financial condition, business or operations of SEI and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a material adverse effect on SEI's business, properties, operations, condition (financial or other) or prospects; (iv) any sums due and owing the Operating Companies as a result of previous management services and advisory agreements will have been paid and (v) holders of less than 5% of the outstanding Common Stock will have exercised dissenters' rights.

       Conditions to the Obligation of SEI.  In addition to the foregoing
       -----------------------------------
conditions, the obligation of SEI to effect the Merger is further subject to satisfaction or waiver of the following conditions, among others: (i) the representations and warranties of PSI and PSMI contained in the Merger Agreement will be true and correct in all material respects as of the Closing Date; (ii) PSI and PSMI will have performed all agreements required to be performed by them under the Merger Agreement on or prior to the Closing Date; (iii) SEI will have received the opinion of Hogan & Hartson (a) that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (b) that SEI will continue to qualify as a REIT under Sections 856 through 860 of the Code following the Merger so long as (A) SEI continues to meet the stock ownership and gross income requirements applicable to REITs following the Merger and (B) either PSMI at the time of the Merger is not considered to have any current or accumulated earnings and profits for tax purposes or SEI makes distributions prior to the end of the calendar year in which the Merger occurs in an amount sufficient to eliminate such earnings and profits (see "Federal Income Tax Considerations--Consequences of Merger on SEI's Qualification as a REIT--Elimination of Any Accumulated Earnings and Profits Attributable to Non-REIT Years") (no opinion as to the matters described in (A) or (B) will be sought); (iv) SEI will have received from David Goldberg an opinion, dated the Closing Date, as to various matters; (v) from the date of the Merger Agreement through the Closing Date, there will not have occurred any change in the financial condition, business or operations of the Operating Companies, taken as a whole, that would have or would be reasonably likely to have a material adverse effect on their financial condition, business or operations; (vi) no holders of the PSMI shares outstanding immediately prior to the Closing Date will have exercised dissenters' rights; (vii) all consents necessary to transfer certain intellectual property rights to SEI will have been obtained; (viii) SEI will have received a study prepared by PSI and PSMI of the current and accumulated earnings and profits of PSI, PSMI and the other Operating Companies and an analysis of other tax matters; (ix) SEI will have received a fairness opinion from Robertson, Stephens; (x) Wayne Hughes will have entered into (A) an option agreement and irrevocable proxy relating to certain real estate interests directly owned by him, (B) a covenant not to compete, (C) an employment agreement, and (D) an agreement with SEI restricting his acquisition of additional shares of SEI capital stock and generally providing that if SEI at any time otherwise would fail to meet the REIT ownership restrictions, then Mr. Hughes automatically and irrevocably transfers to a designated charitable beneficiary a number of shares of SEI capital stock owned by him sufficient to permit SEI to continue to satisfy the REIT ownership restrictions; (xi) the PSMI Shareholders will have granted SEI a right of first refusal with respect to the tenant reinsurance business and PSI's Canadian operations and will have entered into an agreement as to certain matters; (xii) SEI and the Special Committee will be satisfied as to certain matters including the Restructure, debt and environmental exposure; and (xiii) SEI shall have received an analysis prepared by SEI and PSMI demonstrating that SEI's expected stock ownership immediately following the Merger will comply with the requirement in the Code that no more than 50% of the value of a REIT's outstanding shares may be owned, directly or indirectly, actually or constructively, by five or fewer individuals at any time during the last half of each of its taxable years. See "-- Non-Competition Agreement," "-- Employment Agreement" and "Public Storage Management, Inc.-Wayne Hughes Direct Investments in Certain Partnerships and REITs."

  Amendments and Termination. The parties to the Merger Agreement may not amend, change, supplement, waive or otherwise modify the Merger Agreement except by an instrument in writing signed by the party against whom enforcement is sought.

  The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by SEI Shareholders, either by the mutual written consent of SEI, PSI and PSMI or by mutual action of their respective boards of directors.

  The Merger Agreement may be terminated and the Merger may be abandoned by action of the board of directors of PSI or SEI if (i) the Merger has not been completed by March 31, 1996, (ii) the SEI Shareholders fail to approve the Merger at the Special Meeting or (iii) a court or governmental, regulatory or administrative agency or commission issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and that order, decree, ruling or other action becomes final and non-appealable, provided that, the party seeking to terminate the Merger Agreement pursuant to this clause (iii) must use all reasonable efforts to remove that order, decree, ruling or injunction; and provided, in the case of a termination pursuant to clause (i) above, the terminating party cannot deliberately delay the Merger.

  In the event of termination of the Merger Agreement and abandonment of the Merger, no party (or any of its directors or officers) will have any liability or further obligation to any other party to the Merger Agreement, except that the parties remain liable for breaches of the Merger Agreement.

  Voting Agreements. PSI and its affiliates, including the Hughes Family, have agreed to vote all of their respective shares of Common Stock in favor of the Merger and the Amendments. As of June 30, 1995, PSI and its affiliates owned an aggregate of approximately 23% of the outstanding Common Stock.

  Conduct of Business Pending the Merger. PSI and PSMI have agreed that, except as contemplated by the Merger Agreement, during the period from the date of the Merger Agreement to the Effective Time, the Operating Companies will pursue their business in the ordinary course, with no less diligence and effort than would be applied in the absence of the Merger Agreement. PSI and PSMI have also agreed, on terms expressly set forth in the Merger Agreement, that the Operating Companies will seek to preserve intact their current business organization, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them, with the objective that their good will and ongoing businesses shall be unimpaired at the Effective Time. PSI and PSMI have also agreed that, except as contemplated by the Merger Agreement, and unless SEI agrees in writing the Operating Companies will not, among other things, (i) enter into transactions or take actions that would, among other things, change their capitalization, (ii) make distributions to their shareholders, (iii) change existing employee benefits or agreements, (iv) effect any business combination or corporate reorganization or restructuring, (v) amend their articles of incorporation or bylaws, or (vi) establish or amend a material agreement.

  Agreement on Distributions. SEI has agreed that, until the Class B Common Stock has converted into Common Stock, SEI will not reduce distributions to holders of Common Stock below the level of distributions in effect at the Effective Time unless (i) such reduction is required by California law or (ii) there has been a material adverse change in SEI's operations, as determined by the Board of Directors in its reasonable discretion.

  Non-Competition Agreement. In connection with the Merger, Wayne Hughes will agree not to compete with SEI in the mini-warehouse business in the United States for a period of seven years from the Closing Date. This agreement will not cover other types of properties, including business parks.

  Restrictions on Transfer of Shares. In connection with the Merger, the PSMI Shareholders have agreed not to transfer either (i) for a period of seven years, the Class B Common Stock or (ii) for a period of three years, 8,500,000 shares of Common Stock, subject, in each case, to certain limited exceptions, including pledges and charitable gifts. The federal securities laws also impose certain restrictions on the transferability of the securities issued in the Merger. The PSMI Shareholders have advised SEI that they have no present intention to sell any of the Common Stock received in the Merger. See "Shares Eligible for Future Sale."

  Employment Agreement. In connection with the Merger, the Special Committee requested that Wayne Hughes enter into an employment agreement with SEI providing for annual compensation of $60,000 and a five-year term. The agreement will require Wayne Hughes to devote a substantial portion of his time to the affairs of SEI. The agreement will define the phrase "a substantial portion" to mean all of the time required to perform the services necessary and appropriate for the conduct of SEI's business. Wayne Hughes will continue to devote time to his other business activities.

INDEMNIFICATION OF PSI DIRECTORS AND OFFICERS

  Under the Merger Agreement, SEI has agreed to keep in effect provisions in the SEI Articles of Incorporation and Bylaws providing for limitation of director liability and indemnification of directors, officers, employees and agents at least to the extent such persons are entitled thereto under the PSMI Articles of Incorporation and Bylaws as of the date of the Merger Agreement, subject to California law. In addition, these provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of PSMI in respect of actions or omissions occurring at or prior to the Effective Time (including without limitation, the transactions contemplated by the Merger Agreement), unless modification is required by law.

VALUATION OPINION OF ARTHUR ANDERSEN

  Arthur Andersen was jointly retained by the Special Committee and PSI to value, in the aggregate, PSI's interests in 47 partnerships, the series A, B, C, and D shares in 15 publicly-traded REITs and the advisory contract with Storage Properties, Inc., a publicly traded REIT (defined collectively as the "PSI real estate investments"). As used elsewhere within this document, the term "Real Estate Interests" includes the PSI real estate investments valued by Arthur Andersen combined with the wholly owned properties and all-inclusive deeds of trust. Arthur Andersen valued the PSI real estate investments, as of December 31, 1994, at $365 million. The letter report from Arthur Andersen, which specifies the interests subject to valuation, the scope and limitations of the analysis, as well as the final value conclusion, is set forth in Appendix B to this Proxy Statement and should be read in its entirety. Certain material assumptions, qualifications and limitations to the Valuation are set forth below. The summary set forth below does not purport to be a complete description of the analyses used by Arthur Andersen in concluding the estimate of value. Arriving at an aggregate valuation of a large number of real estate interests is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

  Except for certain assumptions which the Special Committee and PSI advised Arthur Andersen that it would be reasonable to make, the Special Committee and PSI imposed no conditions or limitations on the scope of Arthur Andersen's investigation with respect to the methods and procedures to be followed in preparing the Valuation. SEI and PSI have agreed to indemnify Arthur Andersen against certain liabilities that may arise out of its engagement to perform the Valuation.

  Qualifications and Experience of Arthur Andersen. Arthur Andersen is the largest real estate consulting and financial valuation services provider in the world. Arthur Andersen has over 60 valuation professionals in the Los Angeles office alone, and over 275 professionals in the United States. Arthur Andersen includes professionals with specific industry experience in real estate appraisal, real estate consulting, valuation, capital markets, corporate real estate, and cost segregation, among others.

  Arthur Andersen's professionals are qualified and experienced in valuing all types of real estate, including office, industrial, mini-warehouse, shopping centers, multifamily residential, and special purpose properties of various types. Arthur Andersen is also experienced in valuing partial interests, closely held capital stock, partnership interests, business enterprises, intangible assets, debt, options, and warrants.

  Arthur Andersen's experience and structure allow it to incorporate a full interdisciplinary team approach to complex valuations. In the Valuation, Arthur Andersen utilized professionals specializing in real estate appraisal and consulting, capital markets, and financial valuation. These individuals include qualifications ranging from state certified appraisers to Chartered Financial Analysts.

  Summary of Materials Considered. In the course of the analysis of the PSI real estate investments, Arthur Andersen received various information from PSI relating to the entities and properties. The more significant items considered included: partnership agreements and REIT organizational documents, historic financial information for each partnership and REIT, summarized debt terms, summarized historical operating data for each individual property owned by the partnerships and REITs, analyses prepared by PSI of its real estate investments, and certain property-specific reports and narrative analysis of competitors. Specifically, the historical financial information reviewed for each partnership and REIT includes annual reports containing audited financial statements for five years or since inception for those in existence for less than five years and property-level operating statistics containing revenues, occupancy and expense data for three years.

  In addition, Arthur Andersen conducted independent research and analyses. Within these areas, information was obtained from third party sources regarding market and economic indicators pertinent to the valuation analyses as well as key pricing and trend information used by industry analysts and those active in, and familiar with, similar transactions. The market and economic indicators, as well as key pricing and trend information, considered include capitalization rates, discount rates, cash flow multiples, interest rates and growth rates. Specifically, the sources for the market-based information were (i) Value Line, Standard & Poors and Muller Publications, (ii) Industry Analyst's Research Reports, (iii) Federal Reserve Statistics, (iv) Realty Stock Review, (v) Industry-trade publications, (vi) third party appraisal and fairness reports for transactions involving SEI and (vii) Alcar/Merrill Lynch - Expected Market Return Statistics.

  The Valuation was predicated upon a market valuation of the interests and shares, assuming the interests and shares would be sold as a group of assets on an all-cash basis. Accordingly, the Valuation concludes one value for aggregate general partnership interests and the series A, B, C, and D shares in all 63 entities. Arthur Andersen has not concluded or otherwise provided a value for any individual partnership, REIT, property, or partial interest.

  Summary of Methodology and Analyses. The first step in the valuation process was to analyze the income and expenses at the property level, as well as at the level of each partnership and REIT. This comprised a review and testing of the income and expenses in order to understand the overall status of the properties as a group and to assess the likelihood for future changes. The result of this analysis was a current year estimate of income for the partnerships and REITs as well as to provide the starting point for certain forward-looking analyses within the Valuation.

  Property-Level Analyses. In order to understand the partnerships and REITs, analyses were performed on 543 of the underlying properties. The historic operations at the property level were reviewed and various sorts and stratifications were prepared to identify groups of properties exhibiting occupancy and expense traits varying significantly from the overall population. This process resulted in a generally consistent and supportable basis for analyzing the operations at the property level. Arthur Andersen initially developed a base year of occupancy, revenues, expenses and net operating income ("NOI") at the property level. This process started with actual year-end 1994 operating results as a basis, and based upon a review of the property-level exceptions, changes were made as appropriate. This review allowed key operating criteria for a current year to be "stabilized" and then to stratify the properties into groups for further analytical purposes. The 33 property groupings were based upon a review of the recent operating, occupancy, and income characteristics of the individual properties and were clustered based on expected similarity in occupancy, income and anticipated trends in operations through achievement of stabilized income. The number of properties within the groups ranged from a low of one to a high of 44, averaging 16 to 17 properties per group. For forward-looking analyses, the stratified property groupings allowed application of varied occupancy and growth rates in the first three years of anticipated operations. These growth rates varied by property groups for 1995, 1996, and 1997 to reflect perceived attributes of property groups as well as overall market conditions. The income growth rates per group for 1995 ranged from 4.0% to 7.0%. For 1996, the growth rates ranged from 4.0% to 6.0%, and for 1997, the rates ranged from 4.0% to 5.0%. The growth rates in the first three years were based upon a review of the dynamics of each property grouping, considering the recent history as well as the likelihood of achieving stabilized occupancy in the short term. The short term growth rates considered the historic record of price increases at or near the achievement of stabilized occupancy as well as the short term industry-wide supply and demand patterns. The overall stabilized property occupancies ranged from 40% to 93%. Extending beyond the first three years, stabilized growth for income and expenses was assumed at 4.0% per year, which was deemed appropriate based upon an analysis of the subject properties' historical performance. The review of historical growth rates for income showed an increasing trend, with the average growth rate for all properties managed by PSMI and PSCP being 4.45% over the period extending from 1990 through 1994. It should be noted that the growth rate includes incremental growth attributed to increased occupancy versus rental rate increases. The historic growth for expenses has been at or near 3.0% since 1988, and has generally tracked inflation. The conclusion of stabilized growth at 4.0% for both income and expenses considered the historic trends in inflation, pricing considering excess supply, anticipated future supply and demand relationships, and the existence of variable expenses, as demonstrated by management fees.

  The resulting property-level income and expense estimates were then aggregated for each entity. Other non-operating income and expenses, comprised of recurring capital expenditures and financing costs, were deducted to estimate the funds available for distribution ("FAD") at the entity level, totaling $140.8 million in the aggregate. PSI's share of these anticipated cash flows was then calculated based on PSI's estimated 19.1% interest and summarized into a combined estimate of FAD. See "- Market Approach" for the basis for PSI's estimated interest.

  Income Approach. The income approach measures the value of an asset by the present value of its future economic benefits. These benefits can include earnings, cost savings and proceeds from its disposition. When applied to equity interests in businesses, value indications are developed by discounting expected cash flows to their present value at a rate of return that incorporates the risk-free rate for the use of funds, the expected rate of inflation and risks associated with the particular investment. The discount rate selected is generally based on rates of return available from alternative investments of similar type and quality as of the valuation date.

  The income approach reflects the combined future funds available for distribution attributable to PSI's interests in various partnerships and REITs. This anticipated income stream, along with a residual value, was then discounted back to December 31, 1994 at a discount rate of 11%. Since the PSI real estate investments were valued in the aggregate, the discount rate was developed for the cost of equity utilizing standard financial valuation methodology based on the Capital Asset Pricing Model ("CAPM") and Arbitrage Pricing Theory ("APT").

  The CAPM equation develops equity return requirements based on risk-free rates to which an equity risk premium is added to reflect the additional return an investor would expect on an investment in the equity being considered. The CAPM equation is as follows:

  E(R) = Rf + ( B * Rm)
  where:
  E(R) is the required return on equity
  Rf is the risk-free rate
  B is Beta, a measure of the riskiness (volatility of returns) of a stock
  Rm is a risk premium for publicly traded equity securities

  To develop a cost of equity using CAPM, four different approaches were utilized to develop the equity risk premium (the difference between the expected return on the market and the risk-free rate), using risk-free rates of return based on short-term and long-term Treasury securities matched with historical data for total stock returns (Ibbotson data) and forward expected market returns (Alcar/Merrill Lynch data).

  The short-term risk-free rate of 5.56% used was based on the 3-month treasury bill rate as of December 30, 1994. The long-term risk-free rate of 7.83% used was based on the 30-year treasury constant maturities as of December 30, 1994. The equity risk premium (Rm) was calculated using the four CAPM approaches as follows:

        Historical

  a) -  Short-term expected equity risk premium based on Ibbotson
        historical large company total stock returns        14.16%
        less the short-term 3-month T-bill rate             (5.56%)
        Indicated equity risk premium (Rm):                  8.60%

  b) -  Long-term expected equity risk premium based on Ibbotson
        historical large company total stock returns        15.03%
        less the long-term 30-year T-bond rate              (7.83%)
        Indicated equity risk premium (Rm):                  7.20%

        Forward

  c) -  Forward expected market return                      12.00%
        (as of December 30, 1994 based on Alcar/Merrill Lynch
        & Federal Reserve Statistics)
        less the short-term 3-month T-bill rate             (5.56%)
        Indicated equity risk premium (Rm):                  6.44%

  d) -  Forward expected market return                      12.00%
        (as of December 30, 1994 based on Alcar/Merrill Lynch
        & Federal Reserve Statistics)
        less the long-term 30-year T-bond rate              (7.83%)
        Indicated equity risk premium (Rm):                  4.17%

  To adjust for industry-specific risk, Beta was estimated and applied to the equity risk premium. Beta is a measure of the systematic risk of a security and the tendency of the security to respond to price changes of the securities market as a whole. An estimate of Beta was somewhat difficult to obtain for the self-storage REIT industry. Of the four companies currently publicly-traded in the industry, three recently went public in 1994.

Research companies that calculate Beta, such as Standard & Poors, Value Line, and Muller, generally require more than one year of trading information to properly regress pricing information to the market. As such, meaningful Betas for three of the four companies in the industry were unavailable.

  To expand the universe of industry-representative Betas, Arthur Andersen analyzed the economics and pricing statistics of additional REIT industry segments which are considered to be most similar to self-storage REITs, including light industrial REITs. Apartment and office REITs are also somewhat comparable based on economic variables and market perception of value.

  Several companies found in Value Line and Standard & Poors were excluded from the analysis. Companies were included in the analysis if they had published Betas and could easily be classified as self-storage, apartment, or industrial/office REITs with the majority of revenues derived from these sources. Companies not classified as such, or companies which derive a majority of revenues from other sources (e.g. shopping centers), and companies with Betas outside a normal distribution for the industry were excluded from the analysis.

  Betas were reviewed for several groups of industry-representative REITs:

  a) CAPM was run based on reported Betas developed for the office/industrial and apartment segments of the REIT industry. Average betas for ten REITS used in Arthur Andersen's analysis (Berkshire Realty Co., Inc.; BRE Properties, Inc.; Merry Land & Investments Co, Inc.; MGI Properties; Pennsylvania REIT; Property Trust of America; Security Capital Pacific Trust; United Dominion Realty Trust, Inc.; Washington REIT; and Wellsford Residential Property Trust), ranged from 0.26 to 0.93, with a total average beta of 0.54.

  b) Given that Beta is calculated for only one self-storage REIT (SEI), CAPM was also run considering only this Beta, using the average of the S&P and the Muller Beta estimates, which was 0.48.

  c) CAPM was tested based on a Beta derived from New Plan Realty Trust, a company classified as a shopping center REIT. While shopping center REITs are generally not comparable to self-storage REITs, this company would be the most comparable to SEI based on size ($1.1 billion market capitalization) and diversification of its portfolio. Value Line indicates that New Plan Realty's shares trade at a higher multiple and slight premium versus other shopping center REITs due to financial flexibility, safety and track record of earnings growth. CAPM was also run using the average of the Value Line and Muller Beta estimates for New Plan Realty Trust, which was 0.78.

Arthur Andersen's analysis used a beta of 0.60 based on the aggregate average beta from the above analyses.

  APT theory is an alternative method of regressing company-specific price movement to movement of the total market. The cost of equity analysis produces similar results to CAPM and appears almost identical if the number of companies used as representative of the industry becomes very large. The same industry segments were used in running the APT analysis as were used running the CAPM analysis. The results demonstrated that APT analysis generally indicates a higher cost of equity than CAPM for all but the apartment REITs.

  PSI's indicated cost of equity using these approaches ranged from 9.4% to 12.1%. The discount rate used by Arthur Andersen was developed based on the cost of equity analysis. Arthur Andersen used a discount rate of 11.0% in calculating a value indication using the income approach based on correlating the results of these analyses, with consideration to overall economic and market factors. To check the conclusions of industry standard measures, several industry reports on self-storage companies were considered and investment banking research analysts specializing in the REIT industry were interviewed. Questions were posed to them concerning the general approaches and methodology that they typically employ in estimating discount rates and cost of equity for REITs.

  Property operations were considered through the anticipated "crossover" point for all entities. This crossover point describes the point at which a given partnership or REIT switches the general partner's or series C shareholder's participation in distributed cash to a higher level. In the valuation analysis, this resulted in a total period of analysis of 15 years.

  An aggregate residual value was calculated by applying a capitalization rate to the FAD in the final year. This rate was based on a two-tiered analysis in which a terminal overall rate was assessed based on market data collected on various property and entity transactions, a review of industry surveys, and interviews with knowledgeable industry professionals. Within this analysis, capitalization rates from actual sales ranged from 9.88% to 12.99%, averaging 10.60%. Arthur Andersen also noted in its research that overall rates had been exhibiting a notable downward trend in the past 12 to 24 months. Based on this analysis, a property level residual capitalization rate of 10.25% was concluded. The second portion of the analysis served to estimate an adjustment based upon the benefit of diversification in a large portfolio and the lower risk attributed with FAD versus property-level net operating income. After considering this analysis, a portfolio residual capitalization rate of 9.5% was concluded and a residual value of $727.2 million was calculated based on PSI's FAD of $69.1 million in the residual year.

  Based on a discount rate of 11.0%, a long-term growth rate of 4.0% and a residual capitalization rate of 9.5%, the indicated total present value of all income streams plus the residual value developed by the income approach was $383 million.

  Market Approach. The market approach incorporates the use of industry cash flow multiples and yields for application to variations of the subject's income statement and balance sheet. When applied to the valuation of equity interests, consideration is given to the financial condition and operating performance of the interests being appraised relative to those of publicly traded companies operating in the same or similar lines of business, potentially subject to corresponding economic, environmental and political factors and considered to be reasonable investment alternatives.

  The industry benchmarks considered in this approach include an FFO multiple, FAD multiple, and dividend yields, which were then applied to the 1995 aggregate portfolio FFO, FAD and dividend. The selected multiples were based on an analysis of pricing multiples, expressed on a marketable minority interest basis, for four publicly traded self-storage REITs (Shurgard Storage Centers, SEI, Storage Trust Realty, and Storage USA). Of the four companies currently publicly-traded in the industry, three recently went public in 1994. In order to expand the universe of market multiples, Arthur Andersen conducted a market multiple analysis for these companies using data contained in fiscal 1994 financial reports. The data reflected considerable variance and inconsistency, largely due to the limited availability of historical public pricing information. Arthur Andersen also reviewed research reports prepared by investment bank research analysts specializing in the industry. Similar to the analyses conducted in the income approach, Arthur Andersen analyzed the economics and pricing statistics of additional REIT industry segments which are considered to be most similar to self-storage REITs, including light industrial, apartment and office REITs. The group of public companies was substantially the same as the group considered in the income approach, with the inclusion or exclusion of companies based on availability of market data. Arthur Andersen obtained financial data for 42 light industrial/office, apartment and self-storage REITS from the Realty Stock Review, a widely accepted source of information for the REIT market, which provides market statistics that were used to develop the market approach. Based on this research, FFO multiples ranged from 8.7 to 17.5 and dividend yields ranged from 5.5% to 9.8% for the expanded group of REITS. Arthur Andersen also reviewed industry research reports for the four public self-storage REITS prepared by investment bank research analysts, and FFO multiples ranged from 8.2 to 11.9, FAD multiples ranged from 9.2 to 12.4, and dividend yields ranged from 5.8% to 9.0%.

  To develop indications of value using the market approach, Arthur Andersen applied an FFO multiple of 10.3, an FAD multiple of 10.8 and a dividend yield of 7.8% to PSI's 1995 aggregate anticipated results developed in the income approach. Once value indications for the aggregate portfolio equity were calculated, PSI's percentage ownership was derived by applying PSI's estimated ownership in the aggregate portfolio. The percentage ownership was estimated using the results derived in the income approach. The value of the aggregate portfolio was estimated based on a discounted cash flow analysis using the cash flows developed in the income approach without consideration of the partnership ownership percentages. The PSI value from the income approach was divided into the total value of the aggregate portfolio, to compute PSI's estimated 19.1% interest in the portfolio.

  Based on the FFO, FAD, and dividend yield analyses, value indications were developed ranging from $290 million to $300 million.

  Adjusted Book Value Approach. The adjusted book value approach, when applied to the valuation of equity interests in businesses, is based on the net aggregate fair market value of the entity's underlying assets. The technique entails a restatement of the balance sheet of the enterprise substituting the market value of its assets and liabilities for their book values. The resulting equity is reflective of a 100% ownership interest in the business. This approach is frequently used in valuing holding companies or capital intensive firms.

  For this approach, Arthur Andersen focused on valuing the real estate assets by approximating a traditional real estate approach to value, making adjustments to account for the benefits of acquiring this portfolio of self-storage facilities rather than an individual property. The remaining assets and liabilities were relatively insignificant and were taken at book value from financial statements provided by PSI.

  To estimate the market value of the real estate, a present value analysis of the NOI was calculated and a residual value was added, drawing upon the same income analyses and overall valuation framework developed in the income approach. Unlike the FAD calculation, the property net cash flow does not account for entity level revenues and expenses. More specifically, the property net cash flow is defined as net operating income, less capital expenditures and general and administrative expenses attributed to the property.

  The residual value was estimated by capitalizing the final years' NOI with a market-based capitalization rate. Both the capitalization rate and discount rate were based upon the previously-noted transactional data and surveys. The concluded rates were consistent with findings in the marketplace for individual and small portfolios of mini warehouse facilities of this quality, giving credence to the benefits associated with portfolio diversification. Based on this analysis, a residual capitalization rate of 10.25% and a discount rate of 12.0% were concluded. Applying the capitalization rate of the residual year's NOI of $292.2 million results in a total residual value of $2.85 billion. Discounting all annual cash flows and the residual value over the 15-year analysis period resulted in a gross value for the real estate assets of $1.98 billion.

  The implied equity from this analysis was developed by aggregating the total assets and deducting the current and long term liabilities. The resulting total equity was multiplied by PSI's estimated ownership percentage in the portfolio to arrive at a value indication of $364 million based on the adjusted book value approach.

  Conclusion. The values indicated from the income approach, market approach and the adjusted book value approach were correlated and reconciled to arrive at a final value conclusion. Primary emphasis was given to the adjusted balance sheet approach, the approach which was deemed to be most appropriate. The resulting conclusion of the aggregate market value of PSI's real estate investments was estimated to be $365 million as of December 31, 1994.

  Assumptions, Limitations and Qualification of the Valuation. The Valuation reflects Arthur Andersen's opinion of the aggregate market value of PSI's real estate investments, as of December 31, 1994, in the context of information available, and under market and economic conditions present, at that date. Events occurring after December 31, 1994 and before the closing of the Merger could affect the value of PSI's real estate investments.

  Arthur Andersen's Valuation, prepared in conformity with the Uniform Standards of Professional Appraisal Practice, is subject to certain assumptions and limiting conditions. Reference is made to Arthur Andersen's letter report, set forth in Appendix B to this Proxy Statement, for a complete listing of the assumptions and limiting conditions.

  As further detailed in Appendix B, the Valuation is premised on an all-cash sale of the interests valued and no adjustment was considered for the use of SEI Class B Common Stock in the proposed transaction. In addition, Arthur Andersen did not conduct any soil analyses, geological studies or environmental assessments. Arthur Andersen indicated that it has no knowledge of the existence of hazardous materials on, or in, the subject property; however, it is not qualified to detect such substances. The Valuation is predicated on the assumption that there is no such material on, in, or near the properties that would cause a loss in value to the overall interest appraised.

  Compensation and Material Relations. For preparing the Valuation and related services in connection with the Merger, Arthur Andersen is being paid a fee of $550,000 and an additional $175,000 to value Wayne Hughes' direct investments in certain partnerships and REITs and to value additional real estate investments acquired by PSI in 1995. In addition, Arthur Andersen will be reimbursed for certain out-of-pocket expenses, reasonably incurred, up to a maximum of $50,000 and will be indemnified against certain potential liabilities, including certain potential liabilities under the federal securities laws. The fee was negotiated with Arthur Andersen. Payment of the fee is not contingent upon completion of the Merger. Arthur Andersen has performed various unrelated services for PSI, SEI and related entities. These services include appraisal assignments concerning 67 mini-warehouse properties, reviews of third-party appraisals of two mini-warehouse properties, and a fairness opinion to PSI regarding the transfer of cash flow interests in 12 mini-warehouse properties to SEI. In addition, Arthur Andersen has performed various tax services including tax return preparation for 18 publicly traded REITs, federal and state tax consulting, property tax and other general consultation assistance.

FAIRNESS OPINION

  The SEI Special Committee retained Robertson, Stephens to evaluate the fairness to the Public Shareholders from a financial point of view of the consideration to be paid in the Merger.

  Robertson, Stephens delivered to the Special Committee its written opinion dated August 27, 1995 to the effect that, as of such date and based on the matters described therein, the consideration to be paid in the Merger was fair to the Public Shareholders from a financial point of view. Robertson, Stephens did not recommend to SEI that any specific consideration would constitute the appropriate consideration to be paid in the Merger. Robertson, Stephens' opinion to the Special Committee addresses only the fairness from a financial point of view of the consideration to be paid in the Merger, and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting. The complete text of the opinion dated August 27, 1995 is attached hereto as Appendix C and the summary of the opinion set forth below is qualified in its entirety by reference to such opinion. Shareholders of SEI are urged to read such opinion carefully and in its entirety for a description of the procedures followed, the factors considered and the assumptions made by Robertson, Stephens.

  In connection with the preparation of its opinion dated August 27, 1995, Robertson, Stephens, among other things: (i) reviewed financial information relating to SEI and PSMI (assuming the Restructure) and the Real Estate Interests furnished to it by the respective companies; (ii) reviewed certain financial models provided by PSI and SEI management; (iii) reviewed the Valuation prepared by Arthur Andersen; (iv) reviewed publicly available information; (v) held discussions with management of SEI and PSI concerning the businesses, operations and prospects of the respective companies, independently and combined; (vi) reviewed the Merger Agreement and the preliminary proxy statement as initially filed with the Commission; (vii) reviewed the advisory agreements and management agreements between SEI and the Operating Companies;
(viii) reviewed the share price and trading history of SEI's Common Stock; (ix) reviewed the contribution by each company to pro forma revenue, net operating income, net income, cash from operations and FFO; (x) reviewed the valuations of publicly traded companies which it deemed comparable to PSMI (after giving effect to the Restructure) and SEI; (xi) compared the financial terms of the Merger with other transactions which it deemed relevant; (xii) prepared discounted cash flow analyses of SEI, PSMI and the Real Estate Interests; (xiii) analyzed the combined FFO per Common Share of the combined company; and (xiv) made such other studies and inquiries, and reviewed such other data, as it deemed relevant. All references to PSMI in the following description of the Fairness Opinion and Robertson Stephens' analysis refer to PSMI after giving effect to the Restructure.

  The following paragraphs summarize the significant quantitative analyses performed by Robertson, Stephens in arriving at its opinion presented to the Special Committee. The information presented below is based on the financial condition of SEI and PSMI on December 31, 1994 and June 30, 1995, and share price information through the close of the market on August 25, 1995.

  In conducting its analysis, Robertson, Stephens utilized certain projected operating and financial information (including, among other things, rental income, total revenue, NOI and FFO) for PSMI, SEI and the pro forma combined entity. These projections were based on financial models (the "Models") provided by management of SEI and PSI, which incorporated numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond PSMI's and SEI's control. With respect to industry performance, general business and economic conditions, the assumptions reflected modest increases in inflation and economic activity. In particular, the Models assumed that, in the absence of external growth, rental income would increase by a range of from 2.0% to 4.5% per year, and expenses would increase by a range of from 3% to 4.5% per year, from 1995 through 2005 for both SEI and PSMI, and that year-to-year revenue growth would be approximately 4.5% per year for SEI and would range between 5.3% and 6.6% for PSMI. The 4.5% annual growth rate in revenues and expenses was derived from certain growth rates used by Arthur Andersen in preparing the Valuation. The 2% revenue growth rate and 3% expense growth rate were based on an extrapolation of trends in square foot rental rates and expense rates over the period from 1988 to 1994, and assumed no increases in occupancy rates. Arthur Andersen had calculated that, during this historical period, for the properties in which PSI had an interest throughout the period and that had been operating for a minimum of three years (348 properties), rental rates had increased at a compound annual rate of approximately 2%, occupancy rates had increased at a compound annual rate of .75%, and expenses (excluding management fees) increased at a compound annual rate of approximately 3%. Robertson, Stephens noted that the historical rental and occupancy growth rates reflected over-capacity in the relevant markets, which currently do not appear to exhibit the same level of over-capacity. Robertson, Stephens did not quantify these trends in market capacity.

  Relative Contribution Analysis. Robertson, Stephens compared the contribution of SEI and PSMI to projected combined revenues, net operating income, net income, cash from operations and FFO for 1995 and 1996, based on the Models and assuming no external growth and 4.5% growth in revenues and expenses.
Robertson, Stephens noted that PSMI is projected to contribute approximately 26.2% of combined revenues, approximately 40.0% of combined net operating income, approximately 28.2% of combined cash from operations, approximately 44.7% of combined net income and approximately 54.2% of combined FFO in 1995, and, in 1996, approximately 24.3% of combined revenues, 37.2% of combined net operating income, 42.3% of combined net income, 26.8% of combined cash from operations, and 50.4% of combined FFO. Robertson, Stephens compared these projected contribution percentages with the approximately 46.8% ownership (including the Class B Common Stock) that the PSMI Shareholders would have in the combined company. Robertson, Stephens considered this analysis relevant to the fairness from a financial point of view of the consideration to be paid in the Merger because, to the extent that the percentage ownership of the PSMI Shareholders in the combined company exceeds the projected contribution by PSMI to the combined operating results, the proportionate return to the SEI Shareholders' return would adversely affect the fairness of the consideration to be paid. Conversely, to the extent that the proportionate ownership of the PSMI Shareholders following the Merger was lower than the anticipated contribution of PSMI to the combined operating results, the transaction could be expected to improve per share results of operations. This would generally support a conclusion that the transaction is fair. Robertson, Stephens noted that it considered the relative FFO contribution to be the most relevant of the contribution statistics in part because of the equity markets' reliance upon that measure in analyzing REIT performance, and further noted that an assumption of external growth would increase the contribution of PSMI to pro forma FFO. As a result, Robertson, Stephens considered the relative contribution analysis to support its opinion.

  Comparable Company Analysis. Robertson, Stephens compared certain financial data and multiples of financial parameters accorded certain other publicly traded REITs. Financial data compared included total capitalization, revenues, operating income, FFO, historical FFO growth rate and projected FFO growth rate based on analysts' estimates, in the case of the comparable companies, and based on the Models, and assuming 4.5% revenue and expense growth and no external growth, in the case of SEI and PSMI. Multiples compared included total capitalization to net operating income and equity capitalization to FFO. Companies compared to SEI and PSMI included Shurgard Storage Centers, Inc., Storage Trust, Sovran Self-Storage and Storage U.S.A., each of which is a self-managed REIT. Robertson, Stephens compared the market value of each such company, as determined by the closing price recorded for each company's common stock on August 25, 1995, with each company's FFO. Robertson, Stephens' calculations resulted in the following ranges of multiples for these companies, SEI and PSMI: a range of equity capitalization to projected 1995 FFO of 10.1x to 12.3x (with SEI at 10.6x and PSMI (based on the assumed valuation discussed below of $614.5 million, exclusive of debt) at 8.0x); a range of equity capitalization to projected 1996 FFO of 9.2x to 10.9x (with SEI at 8.7x and PSMI (based on the assumed valuation of $614.5 million) at 7.5x); a range of total capitalization to projected 1995 net operating income of 12.3x to 14.5x (with SEI at 10.6x and PSMI (based on the assumed valuation of $614.5 million) at 8.2x)
and a range of total capitalization to projected 1996 net operating income of 9.3x to 13.5x (with SEI at 7.3x and PSMI (based on the assumed valuation of $614.5 million) at 7.9x). No specific portion of these multiples for the comparable companies was allocated by Robertson, Stephens to their self-managed status, and no adjustment to any multiples or values was made as a result of their self-managed status in view of the fact that SEI would be self-managed following the Merger. Robertson, Stephens recognized that a self-managed structure would generally have a positive impact on these multiples and values. The multiples for PSMI were calculated assuming an equity capitalization of $614.5 million, which was based on a value of $17.625 per share of Common Stock (the closing price on August 25, 1995), and $12.25 per share of Class B Common Stock (reflecting a 30% discount for the reduced liquidity of the Class B Common Stock and the fact that the holders of the Class B Common Stock would not be entitled to receive dividends for a specified period).

  Based on equity capitalization to projected 1995 FFO multiples averaging 11.0 for the comparable group of companies, SEI's implied equity value per share would be $18.33 and PSMI's implied aggregate equity value per share would be $848.9 million. Based on equity capitalization to projected 1996 FFO multiples averaging 9.9x for the comparable group of companies, SEI's implied equity value per share would be $20.05 and PSMI's implied aggregate equity value would be $809.5 million.

  None of the companies utilized in the above analysis for comparative purposes is, of course, identical to SEI or PSMI. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the value of the comparable companies as well as that of SEI or PSMI. In addition, the multiples of capitalization to estimated and projected revenues and FFO are based on projections prepared, in the case of the comparable companies, by research analysts using only publicly available information and, in the case of SEI and PSMI, using the Models provided by management. Accordingly, such estimated projections may or may not prove to be accurate.

  Comparable Transaction Analysis. Robertson, Stephens also analyzed publicly available financial information for 10 selected acquisition and merger transactions between REITs. In examining these transactions, Robertson, Stephens analyzed certain financial parameters of the acquired company relative to the consideration offered. Mergers between REITs compared included the acquisition of Commonwealth Equity Trust USA by California Real Estate Investment Trust (which was not consummated), the acquisition of Wetterau Properties Inc. by Supervalu Inc., the acquisition of MSA Realty Corp. by Simon Property Group, the acquisition of Health Equity Properties, Inc. by Omega Healthcare Investors, Inc., the acquisitions of Public Storage Properties VI, Inc., Public Storage Properties VII, Inc., and Public Storage Properties VIII, Inc. by SEI, the acquisition of Holly Residential Properties by Wellsford Residential Property Trust, the acquisition of Forsyth Properties, Inc. by Highwoods Properties, Inc., the acquisition of McArthur Glen Realty by Horizon Outlet Centers and the acquisition of America First REIT by Mid-American Apartment REIT. For each, Robertson, Stephens analyzed the multiple of consideration offered to latest reported twelve months ("LTM") FFO. Based on consideration offered to LTM FFO multiples in these transactions averaging 18.2, PSMI's implied aggregate equity value would be $1.397 billion. Robertson, Stephens also reviewed certain recent acquisitions by REITs of advisory companies. These included the acquisition by Bradley Real Estate Trust of RM Bradley & Co., Inc., the acquisition by CRIIMI MAE of the mortgage subdivision of C.R.I. Inc., the acquisition by Shurgard Storage Centers of Shurgard Inc., and the acquisition by Health Care REIT of First Toledo Advisory Company.

  Discounted Cash Flow Analysis. Robertson, Stephens also performed discounted cash flow analyses (i.e., an analysis of the present value of the projected cash flows for the periods and at the discount rates indicated) for both SEI and PSMI based upon projections of SEI's and PSMI's respective cash flow from operations for the years 1995 through 2005, inclusive, using discount rates ranging from 11% to 13% and alternative capitalization rates ranging from 9% to 11% and terminal value multiples applied to 2005, estimated FFO and net operating income ranging from 9x to 13x. The cash flow projections were derived from two alternative versions of the Model, each of which assumed no external growth (one assuming a 4.5% average annual growth rate in revenues and expenses and one assuming 2% annual growth in revenues and 3% annual growth in expenses). These calculations indicated, at an assumed 2% revenue and 3% expense growth rate, an implied aggregate equity value ranging from $728.2 million to $987.0 million for SEI and ranging from $462.3 million to $606.3 million for PSMI and at an assumed 4.5% revenue and expense growth rate indicated an implied equity value for SEI ranging from $943.5 million to $1.298 billion and for PSMI ranging from $609.4 million to $805.1 million. The range of equity values for PSMI was compared to an assumed aggregate value of the Common Stock and Class B Common Stock to be issued in the Merger of approximately $614.5 million. This assumed aggregate value was based on a value of $17.625 per share of Common Stock (the closing price on August 25, 1995) and $12.25 per share of Class B Common Stock (the assumed value of the Common Stock on August 25, 1995, discounted by 30% to reflect the reduced liquidity of the Class B Common Stock and the fact that the holders of the Class B Common Stock would not be entitled to receive dividends for a specified period).

  Component Discounted Cash Flow Analysis. Robertson, Stephens also performed a discounted cash flow analysis of the Real Estate Interests, PSMI, PSCP, the Adviser and the Lock/Box Company, individually, based upon projections derived from four alternative versions of the Models, two of which assumed no external growth (one assuming a 4.5% average annual growth rate in revenues and expenses and one assuming 2% annual growth in revenues and 3% annual growth in expenses), and two of which assumed certain growth through acquisitions (one assuming a 4.5% average annual growth rate in revenues and expenses and one assuming 2% annual growth in revenues and 3% annual growth in expenses). Based upon projections of the cash provided by operations (or, in the case of the Real Estate Interests, cash distributions) for each of the years 1995 through 2005, inclusive, using alternative discount rates ranging from 11% to 13% and alternative capitalization rates ranging from 9% to 11% and terminal value multiples applied to 2005 FFO ranging from 9x to 13x, the sum of the valuations for each produced by this analysis indicated, with an assumption of no external growth, an implied aggregate value of PSMI (including assumed debt) ranging from $530.3 million to $873.1 million, and an implied aggregate equity value of PSMI ranging from $462.3 million to $805.1 million, and with an assumption of external growth, an implied aggregate value (including assumed debt) of PSMI ranging from $683.9 million to $1.079 billion and an implied aggregate equity value of PSMI ranging from $615.9 million to $1.031 billion. The PSMI range of valuations included a range of valuations for the Real Estate Interests of from $225.2 million to $377.6 million. The range of valuations for PSMI was compared to an assumed aggregate value of the Common Stock and Class B Stock to be issued in the Merger of approximately $614.5 million, calculated as described above under "- Discounted Cash Flow Analysis."

  Pro Forma Merger Analysis. Robertson, Stephens compared the anticipated FFO per share (i) for SEI without giving effect to the Merger and assuming no external growth, (ii) for SEI without giving effect to the Merger and assuming external growth, (iii) for SEI and PSMI on a pro forma basis after giving effect to the Merger and assuming no external growth and (iv) for SEI and PSMI on a pro forma basis after giving effect to the Merger and assuming external growth.
Each scenario was based on two alternative versions of the Model, one assuming 4.5% revenue and expense growth and one assuming 2% revenue growth and 3% expense growth. Robertson, Stephens observed that, under all of these scenarios, the transaction could be expected to be accretive to FFO per share in each year for 1995 through 1999.

  The preparation of fairness opinions involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such opinions are not readily susceptible to summary description. Accordingly, Robertson, Stephens believes its analyses must be considered as a whole, and that considering any portion of such analyses or any portion of the factors considered, without considering all analyses and current factors, could create a misleading or incomplete view of the process underlying its opinions. In its analyses, Robertson, Stephens made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of SEI and PSMI. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results of values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

  In arriving at its opinion, Robertson, Stephens did not independently verify any of the foregoing information and relied on all such information being complete and accurate in all material respects. Furthermore, Robertson, Stephens did not obtain any independent appraisal of the properties or assets of SEI or PSMI. While Robertson Stephens reviewed the Valuation by Arthur Andersen, it did not rely on the Valuation in arriving at its opinion. In addition, Robertson, Stephens has assumed (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) SEI will continue to qualify as a REIT under Section 856 through 860 of the Code following the Merger. With respect to the financial Models of SEI and PSMI which Robertson, Stephens reviewed, Robertson, Stephens assumed that they were reasonably prepared in good faith and incorporated assumptions that the management of SEI and PSI considered reasonable and relied on such Models and assumptions in analyzing their respective future financial performance. Robertson, Stephens noted, among other things, that its opinion is necessarily based upon market, economic and other conditions existing as of the date of the opinion, and information available to Robertson, Stephens as of the date thereof.

  The Special Committee engaged Robertson, Stephens at its March 22, 1995 meeting by means of an engagement letter dated March 23, 1995 (the "Engagement Letter"). Such letter provides that for its services, Robertson, Stephens was paid a fee of $600,000 by SEI, $300,000 of which was paid upon execution of the Engagement Letter and the remainder of which was paid at the time Robertson, Stephens delivered its opinion. SEI also agreed to reimburse Robertson, Stephens for certain expenses and to indemnify Robertson, Stephens against certain losses in connection with the performance of its services. The Engagement Letter included a consent to disclosure of the Fairness Opinion and the analyses of Robertson, Stephens in this Proxy Statement.

  Robertson, Stephens is a nationally recognized investment banking firm. As part of its investment banking business, Robertson, Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.

VALUATION OF CLASS B COMMON STOCK

  The Special Committee and PSI engaged Houlihan Lokey Howard & Zukin, Inc. ("Houlihan Lokey") to value the Class B Common Stock. In analyzing the Class B Common Stock, Houlihan Lokey considered the market price of the Common Stock and adjusted the price of the Common Stock to reflect the relative economic differences between the Common Stock and the Class B Common Stock.

  In its review of the price of the Common Stock, Houlihan Lokey analyzed the current price and evaluated that price in relation to the value derived from the Models and on the values of other publicly traded REITs. See "- Fairness Opinion" for a description of the assumptions used in the Models.

  In conducting its analysis, Houlihan Lokey considered the projected operating and financial information for SEI and the pro forma combined entity as provided by management. Houlihan Lokey used the Models to analyze the equity value of SEI based on the present value of future cash flows.

  Houlihan Lokey also compared SEI's financial data and stock price multiple of financial parameters to 12 publicly traded REITs not related to PSI (BRE Properties Inc., United Dominion Realty Trust, Inc., Southwestern Properties Trust, Wellsford Residential Properties, Property Trust of America, MGI Properties, Berkshire Realty Company, Inc., Merry Land and Investment Co., Inc., Eastgroup Properties, Copley Properties Inc., Shurgard Storage Centers, Inc. and Storage USA, Inc.) and to 11 publicly traded REITs related to PSI (Public Storage Properties IX, Inc. Public Storage Properties X, Inc., Public Storage Properties XI, Inc., Public Storage Properties XII, Inc., Public Storage Properties XIV, Inc., Public Storage Properties XV, Inc., Public Storage Properties XVI, Inc., Public Storage Properties XVII, Inc., Public Storage Properties XVIII, Inc., Public Storage Properties XIX, Inc., and Public Storage Properties XX, Inc.). Multiples compared included equity capitalization to FFO, equity capitalization to dividends, equity capitalization to earnings and equity capitalization to cash flow.

  The Class B Common Stock has certain terms that reduce its value in relation to the Common Stock. The Class B Common Stock will (i) not participate in distributions until the later to occur of FFO per Common Share aggregating $1.80 during any period of four consecutive calendar quarters or four years after the Closing; thereafter, the Class B Common Stock will participate in distributions (other than liquidating distributions) at the rate of 97% of the per share distributions on the Common Stock, provided that cumulative distributions of at least $.22 per quarter per share have been paid on the Common Stock, (ii) not participate in liquidating distributions, (iii) not be entitled to vote (except as expressly required by California law), (iv) only convert into Common Stock upon the later to occur of FFO per Common Share aggregating $3.00 during any period of four consecutive calendar quarters or seven years after the Closing and (v) not be publicly tradeable and will be placed in escrow for a period of time.

  Houlihan Lokey analyzed the Models and performed various sensitivity analyses to ascertain, among other things, the timing, magnitude and likelihood of the Class B Common Stock receiving dividends and measured the dividend "differential" between the two classes of common stock. Houlihan Lokey determined that the dividend "differential" was in the range of approximately $4.00 to $4.90 per share. The other restrictions described above represented a further discount of approximately 10% from the price of the Common Stock, based on (i) studies of equity securities which have marketability restrictions, (ii) studies of equity securities in companies with both voting and nonvoting common stock and (iii) Houlihan Lokey's experience in valuing securities with various restrictions.

  Based upon its analysis, it is the opinion of Houlihan, Lokey that, as of June 29, 1995, the day prior to the date the Merger Agreement was executed, the fair market value of the Class B Common Stock was $10.50 per share based on the average closing price of the Common Stock for the 30 consecutive trading days ending on June 29, 1995 of $16.09 per share.

  Houlihan Lokey's opinion is based on business, economic, market and other conditions as they exist and could be evaluated as of the date of its opinion, July 20, 1995.

  As compensation for its services, Houlihan Lokey is being paid a fee of $50,000. Payment of the fee of Houlihan Lokey is not dependent upon completion of the Merger. Houlihan Lokey has rendered consulting services to SEI and PSI and its affiliates and may be engaged in the future.

APPRAISALS OF WHOLLY-OWNED PROPERTIES

  PSI engaged Charles R. Wilson & Associates, Inc. ("Wilson"), an MAI appraiser, to prepare limited appraisals on the seven wholly owned properties being acquired by SEI in the Merger (the "Properties"). In appraisals dated between January 1995 and May 1995, Wilson indicated that, based on the assumptions contained in the appraisals, the aggregate market value of the Properties (net of mortgage debt), as of dates between January 1995 and April 1995, was $19.9 million. The valuation utilized the sales comparison approach based on 1994 sales of mini-warehouses throughout the United States and an income approach. The greater consideration was given to the income capitalization approach, with secondary weight being given to the sales comparison approach.

  The income approach utilized both direct capitalization and discounted cash flow analyses. Income and expense growth rates were based on projection parameters currently being used by property investors as well as upon local, regional and historical trends. Growth rates for income and expenses generally ranged from 2.0% to 3.5% depending upon property and local market conditions. Wilson used a terminal capitalization rate ranging from 10.5% to 10.75% to capitalize each property's 11th year net income into a residual value at the end of the holding period, assuming normal costs of disposing of the Properties.
The 10-year cash flows were then discounted to present value using discount rates ranging from 11.5% to 13.25%, again depending upon local market and property conditions.

  Based on the valuation methodology described above, Wilson assigned a market value of $19.9 million (net of mortgage debt) to the Properties. The resulting effective applied capitalization rate averaged approximately 10.4% for the Properties based on reported property operations during the 12 months ended December 31, 1994.

  In preparing the appraisals, Wilson did not conduct any soil analyses, geological studies or environmental assessments.

  Wilson is being paid a fee of $17,500 for preparation of the appraisals. Payment is not dependent upon completion of the Merger. As one of the nation's leading appraisers of mini-warehouses, since 1976, Wilson has continuously prepared appraisals for SEI and PSI and its affiliates, and is expected to continue to prepare appraisals for them.

  SEI Shareholders should recognize that appraisals are opinions as of the date specified, are subject to certain assumptions and that the appraised value of the Properties may not represent their true worth or realizable value. There can be no assurance that if the Properties were sold, they would be sold at the appraised values.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  Hughes Family Relationships with PSI and SEI. The Hughes Family controls PSI through ownership of PSI, and Wayne Hughes is SEI's chief executive officer and chairman of the Board of Directors. PSI and its affiliates (including the Hughes Family) own approximately 23% of the Common Stock and have informed SEI that they intend to vote all of their shares for the Proposals.

  Advisory Contract. Since SEI's organization, the Adviser, a subsidiary of PSI, has administered the day-to-day investment operations of SEI and has advised and consulted with the Board of Directors in connection with the acquisition and disposition of investments. The Board of Directors has the duty of overall supervision of SEI's operations.

  Effective September 30, 1991, SEI entered into an Amended and Restated Advisory Contract (the "Advisory Contract") with the Adviser which was approved by the unanimous vote of the directors who were not affiliated with the Adviser. This contract provides for the monthly payment of advisory fees equal to the sum of (i) 12.75% of SEI's adjusted income (as defined, and after a reduction for SEI's share of capital improvements) per share of Common Stock multiplied by the number of shares of Common Stock outstanding at September 30, 1991 (14,989,454 shares) and (ii) 6% of adjusted income per share multiplied by the number of shares of Common Stock in excess of 14,989,454 shares. Effective May 14, 1992, the Advisory Contract was amended to provide that, in computing the advisory fee, adjusted income will be reduced by dividends paid on all preferred stock and that the Adviser will also receive an amount equal to 6% of any such dividends. In addition to the advisory fee, under the Advisory Contract the Adviser is paid a disposition fee of 20% of the total realized gain (as defined) from the sale of SEI's assets, subject to certain limitations. During 1994 and the six months ended June 30, 1995, SEI paid the Adviser $4,983,000 and $3,426,000 respectively, under the Advisory Contract.

  The Advisory Contract may be terminated (i) at any time by either party upon 60 days' written notice, with or without cause, or (ii) by SEI upon written notice upon the occurrence of certain events. The Advisory Contract may be renewed annually with the approval of the independent directors of SEI and, in certain circumstances, can be assigned by either SEI or the Adviser. Upon (i) termination of the Advisory Contract, other than under certain circumstances, or
(ii) expiration of the Advisory Contract due to SEI's refusal to agree to an extension of the Advisory Contract on the same terms, the Adviser will be entitled to receive payments as follows: (a) an amount equal to the accrued and unpaid portion of the disposition fee, less 20% of any total unrealized loss (as defined) as of the date of termination; (b) an amount equal to 20% of the total unrealized gain (as defined); and (c) an amount equal to 15% of adjusted income from October 1, 1991 to the date of termination minus the advisory fee paid from October 1, 1991 to the date of termination.

  Management Agreement. Since SEI's organization, PSMI, which was organized in 1973, has provided property management services to SEI under a Management Agreement between SEI and PSMI dated as of November 18, 1980 (as amended, the "Management Agreement," which term includes the assignment relating to such agreement referenced in the following sentence). In 1987, PSMI assigned its rights to manage commercial properties to PSCP, which was organized in 1987. PSMI continues to manage mini-warehouses under the Management Agreement. Pursuant to the Management Agreement, PSMI or PSCP manage substantially all of the assets in which SEI has invested.

  Under the supervision of SEI, PSMI and PSCP coordinate rental policies, rent collections, marketing activity, the purchase of equipment and supplies, maintenance activity, and the selection and engagement of vendors, suppliers and independent contractors. PSMI and PSCP assist and advise SEI in establishing policies for the hire, discharge and supervision of employees for the operation of SEI's facilities, including resident managers, assistant managers, relief managers, and billing and maintenance personnel. Some or all of these employees may be employed on a part-time basis and may also be employed by PSI, partnerships organized by PSI or other persons or entities owning facilities managed by PSMI or PSCP.

  For as long as the Management Agreement is in effect, PSMI has granted SEI a non-exclusive license to use two PSI service marks and related designs, including the "Public Storage" name, in conjunction with rental and operation of facilities managed pursuant to the Management Agreement. Upon termination of the Management Agreement, SEI would no longer have the right to use the service marks and related designs except as described below. Management believes that the loss of the right to use the service marks and related designs could have a material adverse effect on SEI's business.

  The Management Agreement as amended in February 1995 (approved by the Board of Directors in August 1994) provides that (i) as to facilities directly owned by SEI, the Management Agreement will expire in February 2002, provided that in February of each year it is automatically extended for one year unless either party notifies the other that the Management Agreement is not being extended, in which case it expires, as to such facilities, on the first anniversary of its then scheduled expiration date; and (ii) as to facilities in which SEI has an interest, but not directly owned by SEI, the Management Agreement may be terminated as to such facilities, upon 60 days' written notice by SEI and upon seven years' notice by PSMI or PSCP, as the case may be. The Management Agreement may also be terminated at any time by either party for cause, but if terminated for cause by SEI, SEI retains the right to use the service marks and related designs until the then scheduled expiration date, if applicable, or otherwise a date seven years after such termination.

  Under the Management Agreements, PSMI and PSCP are paid 6% and 5%, respectively, of gross revenues of the properties managed by them. During 1994 and the six months ended June 30, 1995, SEI paid PSMI and PSCP collectively $8,355,000 and $5,205,000, respectively, under the Management Agreement.

  Common Executive Officers and Directors. SEI's executive officers and certain directors are also executive officers of PSI. The following table lists each current executive officer and director of SEI and his respective current position with SEI and PSI:

                                     Position with             Position with
            Name                          SEI                       PSI
-----------------------         -----------------------   ----------------------
B. Wayne Hughes                 Chairman of the Board     President, Chief
                                and Chief Executive       Executive Officer and
                                Officer                   Director
Harvey Lenkin                   President and Director    Vice President and
                                                          Director
Ronald L. Havner, Jr.           Vice President and        Same
                                Chief  Financial
                                Officer
Obren B. Gerich                 Vice President            Vice President and
                                                          Director
Hugh W. Horne                   Vice President            Vice President and
                                                          Director
Robert J. Abernethy             Director                  --
Dann V. Angeloff                Director                  --
William C. Baker                Director                  --
Uri P. Harkham                  Director                  --
Berry Holmes                    Director                  --
Michael M. Sachs                Director                  --

  Compensation to Executive Officers. Following the Merger, SEI will pay annual compensation of its executive officers as follows: chief executive officer -- Wayne Hughes ($60,000); president -- Harvey Lenkin ($225,000); senior vice-president and chief financial officer -- Ronald L. Havner, Jr. ($185,000); senior vice president -- Hugh W. Horne ($150,000); senior vice-president -- Marvin M. Lotz ($199,000); senior vice president -- Mary Jayne Howard ($165,000); and senior vice-president and general counsel -- David Goldberg ($100,000). In addition to these minimum annual salaries, the executive officers receive discretionary bonuses and discretionary awards under SEI's stock option plan. Prior to the Merger, these salaries and bonuses were paid by the Operating Companies.

  Issuance of Common Stock to Executive Officers. In the Merger, SEI will issue shares of Common Stock to PSMI Shareholders who are or will become executive officers of SEI as follows: Ronald L. Havner, Jr., senior vice president and chief financial officer (40,000 shares) and David Goldberg, senior vice president and general counsel (40,000 shares).

ACCOUNTING TREATMENT

  The Merger will be accounted for using the purchase method under GAAP for accounting and financial reporting purposes.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The Merger is intended to qualify as a reorganization under Section 368(a) of the Code, in which case no gain or loss generally will be recognized by the SEI Shareholders (except with respect to cash received by an SEI Shareholder perfecting Dissenters' Rights) or SEI on the deemed acquisition of the assets of PSMI in exchange for shares of SEI capital stock in connection with the Merger (assuming the tax basis of PSMI's assets exceeds the liabilities assumed in the Merger). In connection with the Merger, Hogan & Hartson, counsel to SEI, will deliver an opinion that for federal income tax purposes under current law, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Such opinion will be based upon certain assumptions as well as representations received from SEI, PSMI, and the PSMI Shareholders. No rulings have been requested from the Internal Revenue Service with respect to the federal income tax treatment of the Merger. In addition, the Merger may impact on SEI's ability to continue to qualify as a REIT, whether or not the Merger qualifies as a reorganization under the Code. See "Federal Income Tax Considerations -- Tax Treatment of the Merger" for a discussion of the material federal income tax considerations to SEI and SEI's Shareholders resulting from the Merger and see "Federal Income Tax Considerations--Consequences of the Merger on SEI's Qualification as a REIT" for a discussion of the Merger and its potential impact on SEI's ability to qualify as a REIT.

REGULATORY MATTERS

  Certain aspects of the Merger are subject to the expiration or termination of the applicable waiting period under the HSR Act and may require notifications to, and filings with, certain securities and other authorities in certain states, including jurisdictions where SEI and PSI currently operate.

  Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated. SEI and Wayne Hughes filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on September 15, 1995. Unless it is extended, the waiting period for these filings will terminate on October 15, 1995. At any time before or after consummation of the Merger, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger. At any time before or after the Effective Time, and notwithstanding that the waiting period under the HSR Act has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the Merger. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

  Based on information available to them, SEI and PSI believe that the Merger can be effected in compliance with applicable federal and state antitrust laws. However, there can be no assurance that a challenge to consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, SEI and PSMI would prevail or would not be required to accept certain conditions in order to consummate the Merger.

EXPENSES AND FEES

  SEI will pay the fee of Robertson, Stephens and the fee of counsel to the Special Committee. The other expenses of the transaction, including the fees and expenses of attorneys, accountants, or other intermediaries or persons engaged by SEI and PSI, incurred in connection with the Merger Agreement and the compensation of Arthur Andersen will be paid equally by SEI and PSI. If one or more of PSI, PSMI, their officers, directors or affiliates (the "Litigation Parties") are involuntarily made party to any suit, action or proceeding commenced by any governmental body or by any SEI Shareholder or other person seeking to restrain, restrict or impede the consummation of the Merger or seeking damages or other relief in connection therewith, SEI will, under certain circumstances, defend, indemnify and hold all such Litigation Parties harmless from all costs, expenses, losses and liabilities incurred in connection with any such suit, action or proceeding, including, without limitation, advancement of all legal and other costs associated with the defense thereof and all liabilities incurred by way of settlement or final judgment or decree. In the event the Merger Agreement is terminated or for any reason the Merger is abandoned, the PSMI Shareholders will be obligated to reimburse SEI for any such payments made to, or on behalf of, the Litigation Parties.

RIGHTS OF DISSENTING SHAREHOLDERS

  Pursuant to Chapter 13 of the California General Corporation Law ("Chapter 13"), a holder of shares of Common Stock may, in some instances, be entitled to require SEI to purchase his or her shares for cash at their fair market value as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the Merger ("Dissenter's Rights"). The general terms of the Merger were first announced on June 30, 1995. The following is a brief summary of the procedures to be followed by a SEI Shareholder in order to perfect his or her right, if any, to payments under Chapter 13 and is qualified in its entirety by reference to the text of Chapter 13 attached to this Proxy Statement as Appendix D, to which reference is hereby made for a definitive statement of the rights of dissenting shareholders (the "Dissenting Shareholders") and the procedures to be followed. Any reference to "Dissenting Shareholder" herein means the recordholder of Dissenting Shares and includes a transferee of record.

  Shares of Common Stock will qualify as Dissenting Shares only if demands for payment are filed with respect to 5% or more of the outstanding shares of Common Stock. This 5% requirement is applicable because the Common Stock is listed on the NYSE, a national securities exchange certified by the California Commissioner of Corporations, as provided in Section 1300(b)(1) of Chapter 13. The obligation of PSMI to effect the Merger is subject to the condition, which may be waived by PSMI, that holders of less than 5% of SEI's Common Stock exercise their Dissenter's Rights. (The exercise of Dissenters' Rights with respect to a significant number of SEI shares may make it difficult for SEI to continue to satisfy the stock ownership requirements for qualification as a REIT.)

  A Dissenting Shareholder who wishes to require SEI to purchase his or her shares of Common Stock must:

       (1) vote against the Merger any or all of the shares of Common Stock entitled to be voted (shares of Common Stock not voted are not considered to be voted against the Merger for purposes of this requirement and will not be counted toward the 5% minimum for Dissenters' Rights to exist); provided that if a SEI Shareholder votes part of the shares entitled to be voted in favor of the Merger, and fails to specify the number of shares voted, it is conclusively presumed under California law that such shareholder's approving vote is with respect to all shares entitled to be voted;

       (2) make written demand upon SEI or its transfer agent at the addresses listed below, which is received not later than the date of the meeting of SEI Shareholders, setting forth the number of shares of Common Stock demanded to be purchased by SEI and a statement as to claimed fair market value of such shares at June 29, 1995; and

       (3) submit for endorsement, within 30 days after the date on which the notice of approval of the Merger by SEI Shareholders described below is mailed to such shareholders, to SEI or its transfer agent at the addresses listed below the certificates representing any shares in regard to which demand for purchase is being made, or to be exchanged for certificates of appropriate denominations so endorsed, with a statement that the shares are Dissenting Shares.

  The statement of fair market value in clause (2) above will constitute an offer by the Dissenting Shareholder to sell his or her shares at a price equal to such fair market value. Neither a vote against approval of the Merger nor the giving of a proxy directing a negative vote will be sufficient to constitute the demand described in clause (2) above. A proxy which fails to include instructions with respect to approval of the Merger will be voted in favor of the Merger. Accordingly, shares covered by such a proxy will not be Dissenting Shares. In addition, a vote in favor of the Merger, or a failure to vote at all, will nullify any previously filed written demand for payment.

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

  If the holders of 5% or more of the outstanding shares of Common Stock have made demands for payment on or prior to the date of the Special Meeting and have voted against the Merger at the Special Meeting, within 10 days after the date of the approval of the Merger, SEI will mail to each Dissenting Shareholder who holds Common Stock a notice of such approval together with a statement of the price determined by SEI to represent the fair market value of Dissenting Shares, a copy of certain sections of Chapter 13, and a brief description of the procedure to be followed if the shareholder desires to exercise Dissenter's Rights. The statement of price will constitute an offer by SEI to purchase at the price stated therein any Dissenting Shares.

  If SEI and the Dissenting Shareholder agree that any shares of Common Stock are Dissenting Shares and agree upon the price of the shares, the Dissenting Shareholder will be entitled to the agreed price plus interest thereon at the legal rate on judgments from the date of such agreement. Subject to the provisions of the California General Corporation Law, payment of the fair market value of the Dissenting Shares will be made within 30 days after such agreement or within 30 days after any statutory or contractual conditions to the Merger are satisfied, whichever is later. If SEI denies that the shares are Dissenting Shares or if SEI and the Dissenting Shareholder fail to agree upon the fair market value of the shares, then the Dissenting Shareholder, within six months after the date on which notice of approval of the Merger by the Shareholders of SEI is mailed to such shareholder, and not thereafter, may file a complaint in the Superior Court of Los Angeles County, California, requiring the court to determine whether the shares are Dissenting Shares, or the fair market value of the Dissenting Shares, or both, or may intervene in any pending action for the appraisal of any shares of Common Stock. The court will direct payment of the appraised value of the shares, together with interest thereon at the legal rate on judgments from the date on which the judgment was entered, by SEI to the shareholder upon the surrender of the certificates representing such shares to SEI. The costs of the proceeding shall be apportioned as the court considers equitable, but if the appraisal exceeds the price offered by SEI, SEI shall pay the costs, and if the appraisal is more than 125% of the price offered by SEI, SEI may be required to pay attorneys' and other fees and interest at the legal rate on judgments from the date the shareholder complied with Sections 1300-1302 of Chapter 13.

  A Dissenting Shareholder may not withdraw demand for purchase of Dissenting Shares without SEI's consent. Written demands for payment and submissions for endorsement with respect to Common Stock must be addressed to Storage Equities, Inc., 600 North Brand Boulevard, Suite 300, Glendale, California 91203-1241, attention: Investor Services Department or to SEI's transfer agent, The First National Bank of Boston, Shareholder Services Division, P.O. Box 1439, Boston, Massachusetts 02105-1439.

  A SEI Shareholder receiving cash upon the exercise of Dissenter's Rights may recognize gain or loss for income tax purposes. See "Federal Income Tax Considerations."

       The provisions of Chapter 13 are technical in nature and complex. SEI Shareholders desiring to exercise Dissenter's Rights and to obtain appraisal of the fair value of their shares should consult counsel, since the failure to comply strictly with the provisions of Chapter 13 may result in a waiver or forfeiture of their Dissenter's Rights.

  SEI Shareholders are entitled, upon written demand, to inspect and copy the record of SEI Shareholders at any time during usual business hours to communicate with other SEI Shareholders with respect to the Merger.

 PROPOSAL TWO - AMENDMENT TO SEI ARTICLES OF INCORPORATION - RECAPITALIZATION

  In connection with the Merger, SEI is proposing two amendments to the SEI Articles of Incorporation. The Merger is conditioned on approval of the Amendments, and adoption of the Amendments is conditioned on approval of the Merger. The approval of the Amendments requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote. If the Amendments and the Merger are approved by the SEI Shareholders, the Amendments will become effective by the Closing Date.

  The SEI Articles of Incorporation currently provide that SEI is authorized to issue only two classes of shares designated respectively "Preferred Stock" (50,000,000 shares) and "Common Stock" (60,000,000 shares). The Board of Directors has unanimously approved and recommends the adoption by the SEI Shareholders of the following amendment to the SEI Articles of Incorporation, which will, on the Closing Date, (a) increase the number of shares of Common Stock from 60,000,000 to 200,000,000, a portion of which will be issued in the

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

Merger and (b) authorize 7,000,000 shares of Class B Common Stock, all of which will be issued in the Merger. The Recapitalization is necessary to consummate the Merger. The summary set forth below does not purport to be a complete description of the amendment. SEI Shareholders should review the entire text of the proposed amendment relating to the Recapitalization which is attached as Appendix E-1.

  Common Stock. Holders of Common Stock will continue to be entitled to receive distributions on the Common Stock when, as and if declared by the Board of Directors, out of funds legally available therefor. Payment and declaration of distributions on the Common Stock and repurchases of the Common Stock by SEI will be subject to certain restrictions if SEI fails to pay dividends on outstanding preferred stock. Upon any liquidation, dissolution or winding up of SEI and after payment or provision for payment of the debts and other liabilities of SEI and the preferential amounts owing with respect to any outstanding preferred stock, holders of the Common Stock will be entitled to receive the remaining liquidation proceeds. Holders of the Common Stock will continue to have no preemptive rights, which means they will have no right to acquire any additional shares of Common Stock that may be issued by SEI at a subsequent date.

  Each outstanding share of Common Stock will entitle the holder to one vote on all matters presented to shareholders for a vote, with the exception that shareholders will have cumulative voting rights with respect to the election of the Board of Directors, in accordance with California law. Cumulative voting entitles each SEI Shareholder to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his or her name. A SEI Shareholder may cumulate the votes for directors by casting all of the votes for one candidate or by distributing the votes among as many candidates as the SEI Shareholder chooses. All outstanding shares of Common Stock are, and the Common Stock issued in the Merger will be, fully paid and non-assessable. The Board of Directors may prohibit the transfer, or effect redemptions of, the Common Stock to aid SEI in maintaining its qualification as a REIT. In addition, the SEI Articles of Incorporation are proposed to be amended in connection with the Merger to impose certain specific limitations on the acquisition, transfer, and/or ownership of SEI's capital stock to assist in preserving SEI's REIT status. See "Proposal Three - Amendment to SEI Articles of Incorporation -- Ownership Limitation."

  The proposed increase in the number of shares of Common Stock from 60,000,000 to 200,000,000 exceeds the increase necessary to complete the Merger. Of the 60,000,000 presently authorized shares, 42,064,283 are outstanding as of the
                                        ----------
Record Date, 3,872,054 shares are reserved for issuance upon conversion of outstanding convertible securities and 1,500,667 shares are reserved for issuance under SEI's stock option plans (including 678,667 shares currently subject to options). A total of 37,000,000 additional shares would be necessary to complete the Merger (including 7,000,000 shares reserved for issuance upon conversion of the Class B Common Stock), assuming no post-Closing adjustment.

  The balance of the available shares (approximately 115,600,000 shares, assuming no post-Closing adjustment) would be available for underwritten offerings, mergers (with affiliated and unaffiliated parties), acquisitions (including pursuant to an option agreement with Wayne Hughes) and other corporate purposes. SEI currently has no agreements for the issuance of additional shares of Common Stock (other than in the Merger). Nevertheless, SEI is likely to pursue a variety of transactions that may involve such an issuance and expects that such transactions may occur from time to time during the next year. Since September 1994, SEI has merged with three affiliated REITs that own mini-warehouses and business parks developed by PSI and has also issued convertible preferred stock in connection with the acquisition of property interests, and it is expected that SEI will issue securities in other similar transactions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - SEI Historical - Liquidity and Capital Resources" and "Public Storage Management, Inc. - REIT Investments." No further shareholder approval would be solicited for any future issuances of authorized shares, unless required by the rules of the NYSE or applicable provisions of California law. The Board of Directors believes that it is in the best interests of SEI to have the SEI Shareholders authorize the increase at this time in order to have sufficient shares available for issuance at the discretion of, and on terms set by, the Board of Directors to avoid the delay and expense that would be involved in holding a special meeting of SEI Shareholders to vote on the authorization of new shares at a later time when prompt action may be required.

  Class B Common Stock. The Class B Common Stock will (i) not participate in distributions until the later to occur of FFO per Common Share (as defined by SEI) aggregating $1.80 during any period of four consecutive calendar quarters, or four years after the Closing; thereafter, the Class B Common Stock will participate in

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

distributions (other than liquidating distributions) at the rate of 97% of the per share distributions of the Common Stock, provided that cumulative distributions at the rate of $.22 per quarter per share have been paid on the Common Stock, (ii) not participate in liquidating distributions,
(iii) not be entitled to vote (except as expressly required by California law) and (iv) automatically convert into Common Stock upon the later to occur of FFO per Common Share (as defined by SEI) aggregating $3.00 during any period of four consecutive calendar quarters or seven years after the Closing.

  For these purposes:

       1) FFO has the meaning set forth in note (4) to "Summary - Summary Financial Information."

       2) FFO per Common Share means FFO less preferred stock dividends (other than dividends on convertible preferred stock) divided by the number of outstanding weighted average shares of Common Stock, assuming conversion of all outstanding convertible securities and the Class B Common Stock.

          PROPOSAL THREE - AMENDMENT TO SEI ARTICLES OF INCORPORATION
                            - OWNERSHIP LIMITATION

  The Board of Directors has unanimously approved and recommends the adoption by the SEI Shareholders of an amendment to the SEI Articles of Incorporation, which will provide that no holder of SEI capital stock may own more than a certain specified percentage of outstanding SEI capital stock in order to preserve SEI's REIT status. The summary set forth below does not purport to be a complete description of the amendment. SEI Shareholders should review the entire text of the proposed amendment relating to the ownership limitation which is attached as Appendix E-2.

  For SEI to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of capital stock may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In order to maintain its qualification as a REIT, SEI proposes to amend the SEI Articles of Incorporation to provide certain restrictions on the shares of capital stock that any shareholder may own.

  The SEI Articles of Incorporation will be amended to provide that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (A) 2.0% of the outstanding shares of all common stock of SEI, and (B) 9.9% of the outstanding shares of each class or series of shares of preferred stock of SEI. The SEI Articles of Incorporation provide, however, that no person shall be deemed to exceed the ownership limit solely by reason of the beneficial ownership of shares of any class of stock to the extent that such shares of stock were beneficially owned by such person (including the Hughes Family) on the Closing Date (after giving effect to the Merger). Thus, this limitation will not affect the ownership of the Common Stock acquired by the Hughes Family in the Merger. This ownership limitation is necessary in order to assist in preserving SEI's REIT status in view of the Hughes Family's substantial ownership interest in SEI after the Merger. See "Federal Income Tax Considerations--Tax Treatment of SEI."

  The Board of Directors, in its sole and absolute discretion, may grant an exception to the ownership limits to any person so requesting, so long as (A) the Board of Directors has determined that, after giving effect to (x) an acquisition by such person of beneficial ownership (within the meaning of the Code) of the maximum amount of capital stock of SEI permitted as a result of the exception to be granted and (y) assuming that the four other persons who would be treated as "individuals" for the purposes of Section 542(a)(2) of the Code and who would beneficially own the largest amounts of stock of SEI (determined by value) beneficially own the maximum amount of capital stock of SEI permitted under the ownership limits (or any waivers of the ownership limits granted with respect to such persons), SEI would not be "closely held" within the meaning of
Section 856(h) of the Code and would not otherwise fail to qualify as a REIT, and (B) such person provides to the Board of Directors such representations and undertakings as the Board of Directors may require. Notwithstanding any of the foregoing ownership limits, no holder may own or acquire, either directly, indirectly or constructively under the applicable attribution rules of the Code, any shares of any class of SEI's capital stock if such ownership or acquisition (i) would cause more than 50% in value of SEI's outstanding capital stock to be owned, either directly or constructively, under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities, other than, in general, qualified domestic pension funds), (ii) would result in the Company's stock being beneficially owned by less than 100 persons (determined without reference to any rules of attribution), or (iii) would otherwise result in SEI's failing to qualify as a REIT.

  The amended SEI Articles of Incorporation will provide that if after the Closing Date of the Merger, any holder of SEI capital stock purports to transfer shares to a person or there is a change in the capital structure of SEI and either the transfer or the change in capital structure would result in SEI failing to qualify as a REIT, or such transfer or the change in capital structure would cause the transferee to hold shares in excess of the applicable ownership limit, then the stock being transferred (or in the case of an event other than a transfer, the stock beneficially owned) which would cause one or more of the restrictions on ownership or transfer to be violated shall be automatically transferred to a trust for the benefit of a designated charitable beneficiary. The purported transferee of such shares shall have no right to receive dividends or other distributions with respect to such shares and shall have no right to vote such shares. Any dividends or other distributions paid to such purported transferee prior to the discovery by SEI that the shares have been transferred to a trust shall be paid to the trustee of the trust for the benefit of the charitable beneficiary upon demand. The trustee of the trust will have all rights to dividends with respect to shares of stock held in trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividends or distributions paid over to the trustee will be held in trust for the charitable beneficiary. The trustee shall designate a transferee of such stock so long as such shares of stock would not violate the restrictions on ownership or transfer in the SEI Articles of Incorporation in the hands of such designated transferee. Upon the sale of such shares, the purported transferee shall receive the lesser of (A)(i) the price per share such purported transferee paid for the stock in the purported transfer that resulted in the transfer of the shares to the trust, or (ii) if the transfer or other event that resulted in the transfer of the shares of the trust was not a transaction in which the purported transferee gave full value for such shares, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the transfer of the shares to the trust and (B) the price per share received by the trustee from the sale or other disposition of the shares held in the trust.

                             STORAGE EQUITIES, INC.

  SEI was organized in 1980. It has invested primarily in existing mini-warehouses. At June 30, 1995, SEI had equity interests (through direct ownership, as well as general and limited partnership interests) in 489 facilities, consisting of 470 mini-warehouses and 19 business parks. Its facilities are operated under the "Public Storage" name. SEI is currently advised by, and its facilities are operated by, the Operating Companies, and SEI's officers, executive officers and certain directors are affiliated with the Operating Companies. SEI's operations are under the general supervision of its Board of Directors. At the Record Date, there were 42,064,283 outstanding shares of Common Stock (exclusive of 3,872,054 shares issuable upon conversion of SEI's convertible preferred stock and 678,667 shares subject to options) and eight series of preferred stock (aggregate liquidation preference of $366,350,000). The Common Stock is traded on the NYSE, and on October 10, 1995, the closing price was $19. SEI's principal executive offices are located at 600 North Brand Boulevard, Glendale, California 91203-1241. Its telephone number is
(818) 244-8080.

                        PUBLIC STORAGE MANAGEMENT, INC.

GENERAL

  PSMI is currently SEI's mini-warehouse property manager. Prior to the Merger, PSCP (SEI's commercial property manager), the Adviser (SEI's adviser) and the Real Estate Interests will be combined with PSMI. At June 30, 1995, PSMI and PSCP managed 1,074 mini-warehouses and 45 business parks in the United States under the "Public Storage" name, including SEI's facilities. The Real Estate Interests being acquired by SEI in the Merger consist of PSI's direct or indirect ownership interests in 511 mini-warehouses and 15 business parks managed by PSMI and PSCP, seven wholly owned properties, and all-inclusive deeds of trust secured by ten mini-warehouses.

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

SEI has indirect ownership interests in 175 of the properties underlying the Real Estate Interests. PSMI's principal executive offices are located at 600 North Brand Boulevard, Glendale, California 91203-1241. Its telephone number is
(818) 244-8080.

CURRENT RELATIONSHIP WITH SEI

  SEI is currently advised by, and its facilities are operated by, the Operating Companies. The Operating Companies and SEI's executive officers and certain directors are subject to various conflicts of interest arising out of their relationships with entities that own and operate mini-warehouses. PSI and its affiliates (including the Hughes Family) currently own approximately 23% of the outstanding Common Stock. See "Risk Factors - Conflicts of Interest."

PROPERTY MANAGEMENT SERVICES

  As of June 30, 1995, PSMI and PSCP operated in the United States 1,074 mini-warehouses and 45 commercial facilities, containing 62.9 million square feet of rentable mini-warehouse space and 5.2 million square feet of rentable commercial space. PSI had direct or indirect ownership interests in 1,014 of these mini-warehouses and 35 of the commercial facilities, including 470 mini-warehouses and 19 business parks in which SEI had an ownership interest.

  Under the management agreements for these properties, PSMI and PSCP are generally paid 6% and 5%, respectively, of the revenues of the mini-warehouses and business parks they manage.

PARTNERSHIP INTERESTS

  As of September 30, 1995, PSI is a general partner of 23 institutional partnerships that own 199 properties, 18 partnerships with foreign investors that own 36 properties and six other partnerships that own 52 properties. PSI also owns limited partnership interests in six of these partnerships, representing from 1% to 36% of the limited partnership interests in these partnerships. As of September 30, 1995, Wayne Hughes is a general partner in 45 of these 47 partnerships and also owns limited partnership interests in four of them, representing from 11% to 30% of the limited partnership interests in these partnerships There is a third general partner unaffiliated with PSI or Mr. Hughes in 17 of the 18 partnerships with foreign investors. Upon the Merger, SEI will replace PSI as a general partner in these partnerships and Wayne Hughes (and the third general partner) will continue as general partners in those partnerships as to which they are currently general partners. Originally, PSI and Mr. Hughes generally owned 80% and 20%, respectively, of the general partner interest in these partnerships. See "- Wayne Hughes' Direct Investments in Certain Partnerships and REITs."

  The principal characteristics of these 47 partnerships include the following:

  . Low overall leverage. 41 of these partnerships that own 235 properties are debt-free. Five of the remaining six partnerships financed their properties to make special distributions to their partners.

  . Geographic diversification. The facilities are geographically diversified, being located in over 30 different states.

  . New construction. All of the facilities were built by PSI, with over two-thirds of them constructed in 1988 or later.

  Institutional partnerships. Under the partnership agreements for the institutional partnerships, the general partners are generally entitled to 8% of "cash flow from operations" (as defined in the partnership agreements) until distributions to the limited partners from all sources equal 100% of their investment ("cross-over"); after cross-over, the general partners are entitled to 25% of cash flow from operations and of sale and financing proceeds. The partnership agreements define cash flow from operations as cash funds provided from operations of the partnerships, without deduction for depreciation, but after deducting cash funds used to pay or establish a reserve for all other expenses, debt payments, capital improvements and replacements. The general partners are also entitled to 1% of the limited partnership interest in respect of their capital investment. As a result of the sharing arrangements between the general partners and the limited partners, the amount that the general partners would receive upon liquidation of an institutional partnership increases with each quarterly distribution to the limited partners and, on a GAAP basis, results in the general partners earning into the partnership's net assets by an amount equal to at least 25% of the partnership's net income.

  Partnerships with foreign investors. Under the partnership agreements for the partnerships with foreign investors, the general partners are generally entitled to 8% of "cash flow from operations" until distributions to the limited partners equal 105% to 115% of their investment ("cross-over"); after cross-over, the general partners are entitled to 28% of cash flow from operations (including 3% to a third general partner unaffiliated with PSI). Limited partners generally receive all of the sale and financing proceeds until such proceeds from a property equal 105% to 115% of the investment in the property; the general partners are entitled to receive the next sale or financing proceeds from that property up to an amount equal to 40% of the sale or financing proceeds previously distributed to limited partners from that property; and any additional sale or financing proceeds generated by the same property are distributed 72% to the limited partners and 28% to the general partners (including 3% to the third general partner). The general partners are also entitled to 1% of the limited partnership interest in respect of their capital investment.

  Other partnerships. The sharing arrangements between the general and limited partners in five of the six other partnerships are the same as in the institutional partnerships. In the sixth partnership (PS Carolinas Balanced
Fund), the general partners are entitled to a partnership management fee of 8% of cash flow from operations until payments to investors (consisting of both limited partners and noteholders) equal 100% of their collective investment ("cross-over"); after cross-over, the general partners are entitled to a partnership management fee of 8% of sale proceeds. After principal and accrued interest has been paid to the noteholders, the general partners are entitled to an additional 17% of cash flow from operations and sales proceeds.

  Additional information on these partnerships is included under "--Tabular Information on PSI's Interests in Partnerships and REITs."

REIT INVESTMENTS

  PSI and Wayne Hughes own shares of common stock in 16 REITs that own 232 properties, 15 of which were organized by PSI in 1990-91 to succeed to the business of PSI-sponsored limited partnerships. In the Merger, SEI will acquire PSI's shares of common stock in these 16 REITs.

  Like the partnerships described above, the principal characteristics of these 16 REITs include the following:

  . Low overall leverage. At June 30, 1995, these REITs had total assets of $572 million compared with $12 million of working capital loans.

  . Geographic diversification. The facilities are geographically diversified, being located in over 30 different states.

  . New construction. Approximately 75% of the facilities were built by PSI and have an average age of nine years.

  The capital structure of 12 of the 16 REITs (Public Storage Properties IX - XX and PS Business Parks, Inc.) consists of series A, B and C shares. The series A shares are generally analogous to the limited partnership interest, and the series B and C shares are analogous to the general partnership interest, in the predecessor partnerships.

  The series B shares (representing 8% of the original outstanding shares) of each of these 12 REITs do not participate in distributions of sale or financing proceeds, but participate in distributions of cash flow from operations on the same basis as the series A shares. The series C shares do not participate in any distributions. The series B and C shares (representing together 25% of the original outstanding shares) of a REIT convert automatically into series A shares on a share-for-share basis when (A) the sum of (1) all cumulative distributions from all sources paid with respect to the series A shares (including liquidating distributions) and (2) the cumulative distributions from all sources to limited partners of such REIT's predecessor partnership equals (B) the product of $20 (the pro rata original investment in the REITs) multiplied by the number of then-outstanding series A shares in such REIT.

  The capital structure of three of these REITs (Partners Preferred Yield, Inc., Partners Preferred Yield II, Inc. and Partners Preferred Yield III, Inc.) consists of series A, B, C and D shares. The series A shares are generally analogous to the limited partnership interest, and the series B, C and D shares are analogous to the general partnership interest, in the predecessor partnerships.

  The series A shares of each of these three REITs are entitled to all distributions of cash flow from operations and sale or financing proceeds until "Participation," which occurs when "Investor Distributions" (as defined below) equal "Remaining Investors' Capital" (as defined below) minus 50% of the limited partners' investment in such REIT. After Participation, the series A shares participate ratably with the series B shares (representing 10% of the original series A and B shares) in distributions of cash flow from operations, and the series A shares continue to be entitled to all distributions of sale or financing proceeds. The series B and C shares (representing together 25% of the original series A, B and C shares) convert automatically into series A shares on a share-for-share basis upon "Conversion," which occurs when Investor Distributions equal Remaining Investors' Capital. In addition, upon Conversion, the series D shares (representing 3% of the original outstanding shares) begin to participate in distributions of sale or financing proceeds. "Investor Distributions" means the sum of (1) all cumulative distributions from all sources paid with respect to the series A shares distributed to the limited partners (including liquidating distributions) and (2) the cumulative distributions from all sources from such REIT's predecessor partnership with respect to its limited partners' investment. "Remaining Investors' Capital" means the product of (1) $20 (the pro rata investment in the REITs) multiplied by (2) the number of the then-outstanding series A shares issued to the limited partners in such REIT's predecessor partnership.

  As a result of the capital structure of 15 of these REITs, the amount holders of series B, C and D shares receive upon liquidation of a REIT increases with each quarterly distribution to the holders of the series A shares and, on a GAAP basis, results in the holders of the series B, C and D shares earning into the REIT's net assets by an amount equal to at least 25% of a REIT's net income.

  The series A shares of each of the 16 REITs are traded on the American Stock Exchange ("AMEX"). Additional information on these REITs is included below under "--Tabular Information on PSI's Interests in Partnerships and REITs."

TABULAR INFORMATION ON PSI'S INTERESTS IN PARTNERSHIPS AND REITS

  The following tables set forth certain information relating to the partnerships and REITs in which PSI has an interest:

PARTNERSHIPS AND REITS IN WHICH PSI HAS AN INTEREST
---------------------------------------------------

                                                        As of December 31, 1994
                                -------------------------------------------------------------------------
                                                                                                                   For 1994
                                                                Number of                                  -----------------------
                                    Year                          States                                                   Monthly
                                 Properties                      in which                       Number of    Weighted      Realized
                                 Developed/       Number of     Facilities      Net Rentable    Rentable      Average      Rent per
                                  Acquired       Properties    are Located      Square Feet       Units      Occupancy      Sq. Ft.
                                -------------   ------------  --------------   -------------   -----------  -----------  -----------
Institutional Partnerships(1)
-----------------------------
Public Storage Institutional
 Fund(2)                          1986 - 1989         28            14           1,689,000        16,825        91.4%        $0.69
Public Storage Institutional
 Fund II(2)                       1987 - 1991         35            14           2,146,000        21,251        88.3%         0.71
Public Storage Institutional
 Fund III(2)                      1988 - 1991         31            16           1,939,000        20,724        84.5%         0.74
Public Storage Institutional
 Fund IV(2)                       1990 - 1992         24             9           1,152,000        12,982        86.9%         0.81
Connecticut Storage Fund(2)       1989 - 1991         13             6             769,000         8,814        85.9%         0.84
Diversified Storage Fund(2)       1986 - 1991         28            12           1,688,000        17,522        85.6%         0.72
Diversified Storage Fund
 II(2)                            1990 - 1991          8             7             430,000         4,950        88.6%         0.74
Diversified Storage Venture
 Fund(2)(3)                                 -          -             -                   -             -           -             -
Metropublic Storage Fund(2)       1988 - 1991         13             8             854,000         8,814        84.8%         0.71
Arlington Storage Fund
 Ltd.(2)                          1988 - 1989          3             2             235,000         2,459        89.5%         0.93
WPS Ltd.(2)                       1987 - 1988          4             2             343,000         3,318        90.9%         0.71
Public Storage Mid-Atlantic,
 Ltd.(2)                                 1986          1             1              63,000           549        95.9%         0.75
Public Storage Mid-Atlantic
 II, Ltd.(2)                             1987          1             1              51,000           521        94.1%         0.84
PS Mini Warehouse
 Fund I - X(4)                    1989 - 1994         10             1             555,000         6,482        87.3%         0.71
                                                     ---                        ----------       -------        -----        -----
     Subtotal                                        199                        11,914,000       125,211        87.3%         0.74
                                                     ---                        ----------       -------        -----        -----
Partnerships with Foreign
 Investors(1)
-----------------------------
Public Storage German Fund
 II, Ltd.(2)                      1981 - 1982          2              2            107,000           916        95.6%         0.49
Public Storage Euro Fund
 III, Ltd.(2)                            1982          3              3            142,000         1,224        93.1%         0.55
Public Storage Euro
 Partnership IV, Ltd.(2)          1982 - 1983          4              4            231,000         1,888        86.8%         0.67
Public Storage Euro
 Partnership V, Ltd.(2)           1982 - 1983          2              2            119,000         1,097        90.8%         0.49
Public Storage Euro
 Partnership VI, Ltd.(2)          1983 - 1984          6              6            351,000         3,018        93.6%         0.73
Public Storage Euro
 Partnership VII, Ltd.(2)                1984          3              3            139,000         1,218        93.8%         0.85
Public Storage Euro
 Partnership VIII, Ltd.(2)        1984 - 1985          4              4            271,000         2,192        88.8%         0.62
Public Storage Euro
 Partnership IX, Ltd.(2)                 1985          2              2            122,000         1,031        95.5%         0.88
Public Storage Euro
 Partnership X, Ltd.(2)           1985 - 1986          2              2             89,000           832        93.0%         0.82
Public Storage Euro
 Partnership XI, Ltd.(2)          1986 - 1987          3              3            180,000         1,588        92.7%         0.68
Public Storage Euro
 Partnership XII, Ltd.(2)                1988          2              2            129,000         1,283        93.0%         0.80
Public Storage Euro
 Partnership XIII, Ltd.(2)               1988          1              1             58,000           511        93.1%         0.80
Public Storage Benelux
 Partnership I, Ltd.(2)                  1984          1              1             46,000           351        96.0%         0.42
Public Storage Benelux
 Partnership II, Ltd.(2)(5)              1986          -              -                  -             -           -             -
Public Storage Benelux
 Partnership III, Ltd.(2)(5)             1986          -              -                  -             -           -             -
Public Storage Benelux
 Partnership IV, Ltd.(2)(5)              1987          -              -                  -             -           -             -
Public Storage Benelux
 Partnership V, Ltd.(2)(5)               1988          -              -                  -             -           -             -
Public Storage Alameda,
 Ltd.(2)                                   85          1              1             75,000           794        91.4%         0.86
                                                     ---                        ----------       -------        -----        -----
     Subtotal                                         36                         2,059,000        17,943        92.0%         0.69
                                                     ---                        ----------       -------        -----        -----

---------------------------------
See footnotes on succeeding page.


                                                        As of December 31, 1994
                                -------------------------------------------------------------------------
                                                                                                                   For 1994
                                                                Number of                                  -----------------------
                                    Year                          States                                                   Monthly
                                 Properties                      in which                       Number of    Weighted      Realized
                                 Developed/       Number of     Facilities      Net Rentable    Rentable      Average      Rent per
                                  Acquired       Properties    are Located      Square Feet       Units      Occupancy      Sq. Ft.
                                -------------   ------------  --------------   -------------   -----------  -----------  -----------
Other Partnerships(1)
-----------------------------
Public Storage Partners, Ltd.            1977          3             1             125,000         1,548        88.8%         1.06
Public Storage Partners II,
 Ltd.                             1977 - 1978          4             1             253,000         2,508        80.0%         0.91
Public Storage Properties,
 Ltd. (2)                         1978 - 1979          9             1             507,000         4,486        86.9%         0.68
Public Storage Properties
 IV, Ltd. (2)                     1978 - 1979         17             2             880,000         8,339        85.8%         0.74
Public Storage Properties V,
 Ltd. (2)                         1979 - 1980         15             3             755,000         6,830        88.4%         0.75
PS Carolinas Balanced Fund,
 Ltd. (2)                         1984 - 1985          4             1             194,000         1,682        95.5%         0.63
                                                     ---                        ----------       -------        -----        -----
     Subtotal                                         52                         2,714,000        25,393        87.0%         0.80
                                                     ---                        ----------       -------        -----        -----
       Total partnerships                            287                        16,687,000       168,547        87.8%        $0.74
                                                     ===                        ==========       =======        =====        =====

---------------------------------
See footnotes on succeeding page.


                                                        As of December 31, 1994
                                -------------------------------------------------------------------------
                                                                                                                   For 1994
                                                                Number of                                  -----------------------
                                    Year                          States                                                   Monthly
                                 Properties                      in which                       Number of    Weighted      Realized
                                 Developed/       Number of     Facilities      Net Rentable    Rentable      Average      Rent per
                                  Acquired       Properties    are Located      Square Feet       Units      Occupancy      Sq. Ft.
                                -------------   ------------  --------------   -------------   -----------  -----------  -----------
REITs
-----------------------------
Public Storage Properties
 IX, Inc.                         1983 - 1985         15             6             953,000         7,280        91.9%        $0.67
Public Storage Properties X,
 Inc.                             1984 - 1985         17             9             921,000         7,663        92.7%         0.66
Public Storage Properties
 XI, Inc.                         1984 - 1986         14             7             930,000         6,469        93.0%         0.64
Public Storage Properties
 XII, Inc.                        1984 - 1985         13             6             847,000         7,115        90.2%         0.72
Public Storage Properties
 XIV, Inc.                        1985 - 1986         14             7             901,000         6,986        93.3%         0.81
Public Storage Properties
 XV, Inc.                         1985 - 1988         19            10           1,087,000        10,195        89.6%         0.63
Public Storage Properties
 XVI, Inc.                        1986 - 1988         22             9           1,435,000        12,092        88.7%         0.65
Public Storage Properties
 XVII, Inc.                       1986 - 1989         19            11           1,347,000        10,617        88.3%         0.73
Public Storage Properties
 XVIII, Inc.                      1987 - 1988         19             9           1,212,000        10,680        85.7%         0.85
Public Storage Properties
 XIX, Inc.                        1988 - 1990         14             7             990,000         7,882        88.0%         0.74
Public Storage Properties
 XX, Inc.                         1989 - 1991          7             5             400,000         4,036        90.8%         0.63
PS Business Parks, Inc.                  1984          1             1             173,000           118        98.8%         0.84
Partners Preferred Yield,
 Inc.                             1988 - 1989         19            10           1,254,000        11,806        92.2%         0.67
Partners Preferred Yield II,
 Inc.                             1988 - 1990         24            10           1,398,000        15,288        89.5%         0.68
Partners Preferred Yield
 III, Inc./(6)/                   1989 - 1990          8             7             596,000         5,902        94.8%         0.73
Storage Properties, Inc.
 /(7)/                            1989 - 1990          7             6             371,000         2,967        90.0%         0.66
                                                     ---                        ----------       -------        -----        -----
     Total REITS                                     232                        14,815,000       127,096        90.4%        $0.70
                                                     ---                        ----------       -------        -----        -----
Totals - REITs and
 Partnerships                                        519                        31,502,000       295,643        89.0%        $0.72
                                                     ===                        ==========       =======        =====        =====

---------------------------------
(1) Upon completion of the Merger, SEI will become a general partner in each of these partnerships. As of September 30, 1995, PSI also owned the following percentage of limited partnerships interest in the following partnerships:
    Public Storage Institutional Fund - 1.4%; Public Storage Partners, Ltd. - 30.7%; Public Storage Partners II, Ltd. - 32.1% (including limited partnership interests tendered but not yet acquired); Public Storage Properties, Ltd. - 6.5%; Public Storage Properties IV, Ltd. - 30.4%; and Public Storage Properties V, Ltd. - 35.9%.
(2) Wayne Hughes is a general partner of these partnerships and will continue to be a general partner of these partnerships after the Merger. As of September 30, 1995, Wayne Hughes also owned the following percentages of limited partnership interest in the following partnerships (which will be subject to the option in favor of SEI): Public Storage Partners, Ltd. - 15.0%; Public Storage Properties, Ltd. - 30.0%; Public Storage Properties IV, Ltd. - 14.7%; Public Storage Properties V, Ltd. - 11.0%; and Public Storage Partners II, Ltd.- 5.5% (limited partnership interests tendered but not yet acquired).
(3) Properties owned jointly with Public Storage Institutional Fund IV.
(4) Consists of ten separate partnerships each of which owns one property.
(5) Has an interest in properties owned by Public Storage Euro Partnership X - XIII.
(6) Owns one additional property jointly with Storage Properties, Inc.
(7) Includes one property acquired in 1994 after initial acquisition/ development of properties.



                                            As of September 30, 1995
                                ----------------------------------------------
                                     Percent of Shares Owned by PSI, to be            Percent of Shares Owned by Wayne Hughes,
REITs                                     Acquired by SEI in Merger(1)               to be Subject to Option in Favor of SEI(1)
-----                           ----------------------------------------------     ---------------------------------------------
                                  A         B        C        D         Total        A       B        C        D         Total
                                -----     -----    -----    -----     --------     -----   -----    -----    -----     ---------
Public Storage Properties
 IX, Inc.                          23%     N/A       N/A      N/A         23%         6%     N/A      N/A      N/A           6%
Public Storage Properties X,
 Inc.                              --       80%       80%     N/A         24%(2)     --       20%      20%     N/A           6%(2)
Public Storage Properties
 XI, Inc.                           8%      80%       80%     N/A         28%(2)     (3)      20%      20%     N/A           6%(2)
Public Storage Properties
 XII, Inc.                         --       62%       64%     N/A         18%(2)     (3)      20%      20%     N/A           6%(2)
Public Storage Properties
 XIV, Inc.                          6%      74%       94%     N/A         29%(2)     (3)      --       --      N/A             (3)
Public Storage Properties
 XV, Inc.                           7%      40%       63%     N/A         22%(2)     (3)      --       --      N/A             (3)
Public Storage Properties
 XVI, Inc.                          2%      65%       66%     N/A         20%(2)     (3)      20%      20%     N/A           6%(2)
Public Storage Properties
 XVII, Inc.                         4%      91%       92%     N/A         31%(2)     (3)      --       --      N/A             (3)
Public Storage Properties
 XVIII, Inc.                       (3)     100%      100%     N/A         31%(2)     --       --       --      N/A             --
Public Storage Properties
 XIX, Inc.                          9%      80%      100%     N/A         31%(2)     (3)      --       --      N/A             (3)
Public Storage Properties
 XX, Inc.                           1%      80%       80%     N/A         23%(2)     (3)      20%      20%     N/A           6%(2)
PS Business Parks, Inc.            31%     N/A       N/A      N/A         31%        --       --       --      N/A             --
Partners Preferred Yield,
 Inc.                               8%      80%       80%      80%        23%(2)     --       20%      20%      20%          4%(2)
Partners Preferred Yield II,
 Inc.                               9%      80%       80%      80%        23%(2)     --       20%      20%      20%          4%(2)
Partners Preferred Yield
 III, Inc.                          4%      80%       80%      80%        19%(2)     (3)      20%      20%      20%          4%(2)

-----------------------------
(1) Capital letters "A", "B", "C" and "D" denote series A, B, C and D shares, respectively. Percentages are based on shares owned as of September 30, 1995 in relation to the total shares outstanding by series (and in the "Total" columns, in relation to the total combined shares outstanding of all the series).
(2) Includes series A shares, series B shares and series C shares (and series D shares, if applicable).
(3)  Less than 1%.

WHOLLY OWNED PROPERTIES

  In the Merger, SEI will acquire PSI's seven wholly owned properties. These properties consist of five mini-warehouses, one combination mini-warehouse/business park facility and one small retail center, containing an aggregate of approximately 352,000 net rentable square feet of mini-warehouse space in 3,400 units and 48,000 net rentable square feet of commercial space. These properties were developed between 1985 and 1989. Weighted average occupancy levels for the mini-warehouse and commercial space were approximately 90.2% and 89.6%, respectively, in 1994. Monthly realized rent per square foot the mini-warehouse and commercial space averaged approximately $0.71 and $0.86, respectively, in 1994.

PROMISSORY NOTES SECURED BY TRUST DEEDS

  PSI owns non-recourse notes executed by the owners of, and secured by all-inclusive deeds of trust on, ten mini-warehouses; as of June 30, 1995, the outstanding balance of these notes aggregated approximately $8.0 million. PSI is the obligor under notes secured by deeds of trust on five of the ten mini-warehouses on which it holds non-recourse notes; as of June 30, 1995, the outstanding principal balance of these notes aggregated $5.5 million (prior to the Merger, it is expected that this debt will be reduced to $4.2 million).

WAYNE HUGHES' DIRECT INVESTMENTS IN CERTAIN PARTNERSHIPS AND REITS

  Wayne Hughes directly owns general and limited partner interests and common stock in the same partnerships and REITs that are owned by PSI. SEI is not acquiring these interests in the Merger because the issuance to Mr. Hughes of SEI capital stock in respect of these interests, in addition to the Common Stock and Class B Common Stock to be issued in the Merger, could jeopardize SEI's status as a REIT. See "Federal Income Tax Considerations - Tax Treatment of SEI." Mr. Hughes will grant SEI a three-year option, effective upon the Closing Date of the Merger, to acquire his interests in these partnerships and REITs at a price based on their value as of the Closing Date, as determined by Arthur Andersen, for SEI Common Stock valued at the higher of (i) $16 per share or (ii) a stock price necessary to cause the acquisition to be non-dilutive based on SEI's FFO per Common Share for the four consecutive quarters preceding the acquisition. The total value of these interests is estimated at approximately $50.0 million. SEI currently expects to exercise this option at such time as the issuance of additional capital stock to Mr. Hughes would not be expected to jeopardize its REIT status. However, SEI is under no obligation to exercise the option at any time (even if exercise would not adversely affect SEI's REIT status), and the decision as to whether and when to exercise this option shall be made by a majority of the SEI directors, other than Mr. Hughes and other officers of SEI. Approval of the Merger by the SEI Shareholders will constitute approval for the issuance of Common Stock to Mr. Hughes for these interests, and no further shareholder approval will be sought. Wayne Hughes will also grant SEI an irrevocable proxy to vote his shares in the 16 REITs (not including SEI) during the option period.

EXCLUDED ASSETS

  Prior to the Merger certain assets currently owned by PSI will be distributed to the Hughes Family and will not be acquired by SEI. See "Risk Factors - Conflicts of Interest."

  Tenant reinsurance. A subsidiary of PSI, which, after the Merger, will be owned by the Hughes Family, will continue to reinsure policies against losses to goods stored in the mini-warehouses operated by SEI. SEI will have a right of first refusal to acquire, with certain exceptions, shares or assets of this corporation, if the Hughes Family or such corporation agree to sell them, but SEI will have no interest in its operations. Any acquisition of this corporation by SEI will be subject to compliance with the REIT qualification requirements. In addition, SEI would be precluded from exercising its right of first refusal with respect to the stock of the reinsurance corporation if such exercise would cause SEI to violate any of the requirements for qualification as a REIT under the Code. See "Federal Income Tax Considerations -- Tax Treatment of SEI -- Technical Requirements for Taxation as a REIT."

  Canadian operations. As of June 30, 1995, PSI subsidiaries operated 34 mini-warehouses in Canada and had equity interests in all of them. After the Merger, the corporation conducting these operations will be owned by the Hughes Family and SEI will have no interest in such corporation, which will continue to be licensed to use the "Public Storage" name in Canada. SEI will have a right of first refusal to acquire, with certain exceptions, shares or assets of such corporation if they are sold, but SEI will have no interest in its operations. In addition, SEI would be precluded from exercising its right of first refusal with respect to the stock of the corporation conducting the Canadian operations if such exercise would cause SEI to violate any of the requirements for qualification as a REIT under the Code. See "Federal Income Tax Considerations -- Tax Treatment of SEI -- Technical Requirements for Taxation as a REIT."

BORROWINGS

  As of June 30, 1995, PSI had an aggregate of approximately $9.3 million of mortgage financing secured by three of the seven properties to be acquired by SEI in the Merger. The mortgage financing is due at various dates between 1996 and 1999 and bears interest at rates ranging from 7.7% to 11.0% per year. It is expected that two of these notes aggregating $8.8 million at June 30, 1995, which mature in February 1996 will be paid off prior to the Merger. It is expected that the remaining mortgage financing will be assumed by SEI in connection with the Merger. See " - Wholly Owned Properties."

  As of June 30, 1995, PSI was the obligor of approximately $5.5 million under notes secured by mini-warehouses on which PSI holds non-recourse notes. It is expected that one of these notes of $1.3 million at June 30, 1995 which matures February 1996 will be paid off prior to the Merger. SEI will succeed to PSI's obligations in respect of the balance of these notes in the Merger. See " - Promissory Notes Secured by Trust Deeds."

  PSI has a $45 million credit facility with a commercial bank, which is expected to be increased to $65 million. The facility bears interest, at PSI's option, either at the prime rate plus 1/4% or LIBOR plus 2% and is secured by marketable securities, general partner interests and capital stock of PSI's subsidiaries. It is expected that, at the time of the Merger, at least $45 million will be outstanding under the credit facility and that this indebtedness will be assumed by SEI and repaid following the Merger. The Share Consideration will be reduced by the amount of outstanding indebtedness under the credit facility.

  As of June 30, 1995, PSMI had an aggregate of approximately $68 million outstanding indebtedness owed to a group of insurance companies. The financing is due in 2003, bears interest at 7.08% per year, provides for semi-annual payments of principal and interest and is secured by the rights to cash flow under the management agreements. It is expected that this financing will be assumed by SEI in the Merger.

                        SELECTED FINANCIAL INFORMATION

     The following selected historical financial information relating to each of the three years in the period ended December 31, 1994 has been derived from the audited financial statements of SEI for the periods indicated. The selected financial information for the six months ended June 30, 1995 and 1994 have been derived from unaudited financial statements of SEI for those periods. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy Statement and the financial statements included in the documents incorporated by reference.

                      SEI HISTORICAL FINANCIAL INFORMATION
                      ------------------------------------

                                                          SIX MONTHS ENDED
                                                              JUNE 30,                YEAR ENDED DECEMBER 31,
                                                     ------------------------  -------------------------------------
                                                         1995        1994         1994         1993         1992
                                                     -----------  -----------  -----------  -----------  -----------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Revenues:
    Rental income..............................      $   88,068   $  65,247    $ 141,845    $  109,203   $    95,886
    Interest and other income..................           3,042       3,293        5,351         5,477         1,562
                                                     ----------   ---------    ---------    ----------   -----------
                                                         91,110      68,540      147,196       114,680        97,448
                                                     ----------   ---------    ---------    ----------   -----------
Expenses:
    Cost of operations.........................          32,342      24,688       52,816        42,116        38,348
    Depreciation...............................          16,926      13,541       28,274        24,998        22,405
    General and administrative.................           1,736       1,380        2,631         2,541         2,629
    Advisory fee...............................           3,426       2,356        4,983         3,619         2,612
    Interest expense...........................           3,214       2,844        6,893         6,079         9,834
                                                     ----------   ---------    ---------    ----------   -----------
                                                         57,644      44,809       95,597        79,353        75,828
                                                     ----------   ---------    ---------    ----------   -----------
Income before minority interest and gain on
 disposition or real estate....................          33,466      23,731       51,599        35,327        21,620
Minority interest in income....................          (3,715)     (4,791)      (9,481)       (7,291)       (6,895)
                                                     ----------   ---------    ---------    ----------   -----------
Income before gain on disposition of real
 estate.........................................         29,751      18,940       42,118        28,036        14,725
Gain on disposition of real estate..............              -           -            -             -           398
                                                     ----------   ---------    ---------    ----------   -----------
Net income......................................     $   29,751   $  18,940    $  42,118    $   28,036   $    15,123
                                                     ==========   =========    =========    ==========   ===========
Net income allocable to Common Stock(1).........     $   16,443   $  11,642    $  25,272    $   17,148   $    14,311
Net income per share of Common Stock............           0.50        0.52         1.05          0.98          0.90
Distributions paid per share of Common Stock....           0.44        0.42         0.85          0.84          0.84
Weighted average shares of Common Stock
 outstanding....................................         32,708      22,437       24,077        17,558        15,981

BALANCE SHEET DATA (AT END OF PERIOD):
Total assets....................................     $1,116,857   $ 722,686    $ 820,309    $  666,133   $   537,724
Total debt......................................         58,497      49,651       77,235        84,076        69,478
Shareholders' equity............................        829,664     485,424      587,786       376,066       253,669

OTHER DATA:
Net cash provided by operating activities.......     $   50,325   $  36,484    $  79,180    $   59,477   $    44,025
Net cash used in investing activities...........       (101,568)    (76,630)    (169,590)     (137,429)      (21,010)
Net cash provided by (used in) financing
 activities.....................................        120,851      41,626      100,029        80,100       (21,070)
EBITDA(2).......................................         44,432      27,525       63,036        41,909        30,967
FFO(as defined by SEI)(3).......................         41,218      24,681       56,143        35,830        21,133
Preferred stock dividends.......................         13,308       7,298       16,846        10,888           812

See footnotes on succeeding page.

       COMBINED HISTORICAL FINANCIAL INFORMATION OF OPERATING COMPANIES
       ----------------------------------------------------------------
                           AND REAL ESTATE INTERESTS
                           -------------------------

     The following selected historical financial information relating to each of the three years in the period ended December 31, 1994 (except for balance sheet data at December 31, 1992) have been derived from the audited combined financial statements of the Operating Companies and Real Estate Interests. The information for the six months ended June 30, 1995 and the same period in 1994 have been derived from unaudited combined financial statements of the Operating Companies and Real Estate Interests. The data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements included elsewhere in this Proxy Statement.

                                             SIX MONTHS ENDED
                                                 JUNE 30,               YEAR ENDED DECEMBER 31,
                                           ---------------------   ---------------------------------
                                             1995        1994        1994        1993        1992
                                           --------    ---------   ---------   ---------   ---------
                                                                (In thousands)
OPERATING DATA:
Revenues:
  Facility management fees, primarily
    from affiliates......................  $ 13,156    $ 12,103    $ 25,224    $ 23,105    $ 21,416
  Equity in earnings of real estate
    entities.............................    13,074      11,516      24,555      19,742      15,026
  Advisory fees from affiliate...........     3,426       2,356       4,983       3,619       2,612
  Merchandise operations.................     1,013         907       1,872       1,564       1,263
  Rental revenues........................     1,637       1,545       3,152       2,884       2,867
  Interest income........................       459         464         996         792         847
                                           --------    --------    --------    --------    --------
     Total revenues......................    32,765      28,891      60,782      51,706      44,031
                                           --------    --------    --------    --------    --------
Expenses:
  Cost of managing facilities............     2,527       2,561       4,909       5,544       5,839
  Cost of advisory services and
    administrative expenses..............     1,090         817       1,850       1,410         975
  Cost of merchandise....................       501         435         866         800         689
  Rental expense.........................       450         413         834         813         653
  Depreciation...........................       302         523       1,011         556         476
  Interest expense.......................     2,689       2,844       5,607       1,005       7,732
                                           --------    --------    --------    --------    --------
     Total expenses......................     7,559       7,593      15,077      10,128      16,364
                                           --------    --------    --------    --------    --------
Income before extraordinary item.........    25,206      21,298      45,705      41,578      27,667

Extraordinary item:
  gain on retirement of debt.............        --           -          --      14,440       3,311
                                           --------    --------    --------    --------    --------
Net income...............................  $ 25,206    $ 21,298    $ 45,705    $ 56,018    $ 30,978
                                           ========    ========    ========    ========    ========
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets.............................  $104,165    $ 96,387    $ 99,038    $ 88,376    $ 78,447
Total debt...............................    72,377      77,222      74,948      79,496      62,545
Equity...................................    30,725      17,991      22,396       7,038      13,758

OTHER DATA:
Net cash provided by operating
  activities.............................  $ 18,575    $ 16,586    $ 35,808    $ 31,132    $ 23,871
Net cash provided by investing
  activities.............................       143         122         248         287         186
Net cash used in financing
  activities.............................   (19,478)    (12,749)    (35,055)    (31,353)    (23,789)

See footnotes on succeeding page.

     COMBINED HISTORICAL FINANCIAL INFORMATION OF THE UNDERLYING PROPERTIES
     ----------------------------------------------------------------------

     The following selected historical financial information relating to each of the three years in the period ended December 31, 1994 have been derived from audited financial statements of the properties underlying the Real Estate Interests (the "Underlying Properties.") The information for the six months ended June 30, 1995 and the same period in 1994 have been derived from unaudited financial statements of the Underlying Properties. The data should be read in conjunction with the financial statements included elsewhere in this Proxy Statement.

                                             SIX MONTHS ENDED
                                                 JUNE 30,              YEAR ENDED DECEMBER 31,
                                           --------------------  -----------------------------------
                                              1995       1994       1994       1993         1992
                                           ---------   --------  --------    ---------    ----------
                                                                (In thousands)
OPERATING DATA:
Revenues:
 Rental income...........................  $126,230   $118,899   $244,165     $221,938     $198,917
 Interest income.........................     1,424      1,823      3,719        4,602        5,986
                                           --------   --------   --------     --------     --------
      Total revenues.....................   127,654    120,722    247,884      226,540      204,903
                                           --------   --------   --------     --------     --------
Expenses:
 Cost of operations......................    38,211     37,450     75,566       73,111       70,801
 Management fees paid to affiliates......     7,472      7,181     14,592       13,226       11,825
 Depreciation............................    21,052     21,031     41,982       42,808       43,556
 General and administrative..............     2,748      2,759      5,904        6,135        7,830
 Interest expense........................     5,088      5,023      9,981       10,860       11,038
                                           --------   --------   --------     --------     --------
      Total expenses.....................    74,571     73,444    148,025      146,140      145,050
                                           --------   --------   --------     --------     --------
 Net income..............................  $ 53,083   $ 47,278   $ 99,859     $ 80,400     $ 59,853
                                           ========   ========   ========     ========     ========

See footnotes on succeeding page.

         COMPARATIVE SEI HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
         --------------------------------------------------------------

                                             Six Months Ended June 30, 1995                Year Ended December 31, 1994
                                    ----------------------------------------------    ------------------------------------------
                                                       SEI               SEI                           SEI             SEI
                                        SEI         Pre-Merger       Post Merger        SEI         Pre-Merger      Post Merger
                                    (Historical)  (Pro Forma)(4)   (Pro Forma)(5)   (Historical)  (Pro Forma)(4)   (Pro Forma)(5)
                                    ------------  --------------   --------------   ------------   --------------  --------------
                                                                (In thousands, except per share data)
OPERATING DATA:

Revenues:
 Rental income.....................  $  88,068       $ 109,075         $ 110,712      $ 141,845      $ 215,218        $ 218,370
 Facility management fees..........          -               -             6,936              -              -           12,863
 Merchandise operations............          -               -             1,013              -              -            1,872
 Equity in earnings of real estate
  entities.........................          -             383             7,348              -            748           13,086
 Interest and other income.........      3,042           2,079             2,538          5,351          1,254            2,250
                                     ---------       ---------         ---------      ---------      ---------        ---------
                                        91,110         111,537           128,547        147,196        217,220          248,441
                                     ---------       ---------         ---------      ---------      ---------        ---------
Expenses:
 Cost of operations................     32,342          40,048            34,191         52,816         79,569           67,466
 Cost of managing facilities.......          -               -             2,357              -              -            4,742
 Cost of merchandise...............          -               -               501              -              -              866
 Depreciation......................     16,926          20,747            25,750         28,274         40,971           51,022
 General and administrative........      1,736           1,885             2,747          2,631          3,064            4,659
 Advisory fee......................      3,426           4,036                 -          4,983          7,476                -
 Interest expense..................      3,214           5,188             7,877          6,893         10,743           16,350
                                     ---------       ---------         ---------      ---------      ---------        ---------
                                        57,644          71,904            73,423         95,597        141,823          145,105
                                     ---------       ---------         ---------      ---------      ---------        ---------
Income before minority interest
  and gain on disposition or
  real estate......................     33,466          39,633            55,124         51,599         75,397          103,336
Minority interest in income........     (3,715)         (3,570)           (3,570)        (9,481)        (6,918)          (6,918)
                                     ---------       ---------         ---------      ---------      ---------        ---------
Income before gain on disposition
 of real estate....................     29,751          36,063            51,554         42,118         68,479           96,418
Gain on disposition of real
 estate............................          -               -                 -              -            203              203
                                     ---------       ---------         ---------      ---------      ---------        ---------
Net income.........................  $  29,751       $  36,063         $  51,554      $  42,118      $  68,682        $  96,621
                                     =========       =========         =========      =========      =========        =========
Net income allocable to
 Common Stock(1)...................  $  16,443       $  20,413         $  35,904      $  25,272      $  37,476        $  65,415
Net income per share of
 Common Stock......................       0.50            0.48              0.50           1.05           0.90             0.91
Distributions paid per share
 of Common Stock...................       0.44            0.44              0.44           0.85           0.85             0.85
Weighted average shares of
 Common Stock outstanding..........     32,708          42,108            72,108         24,077         41,845           71,845

OTHER DATA:
Net cash provided by
 operating activities..............  $  49,474       $  60,380         $  80,606      $  79,180      $ 116,368        $ 154,991
Net cash used in
 investing activities..............   (101,568)       (102,558)         (102,476)      (169,590)      (364,942)        (366,694)
Net cash provided by
 financing activities..............    121,702         105,321            89,369        100,029        267,222          241,749
EBITDA(2)..........................     44,432          56,847            90,669         63,036        109,542          174,366
FFO (as defined by SEI)(3).........     41,218          51,659            82,792         56,143         98,799          158,016
Preferred stock dividends..........     13,308          15,650            15,650         16,846         31,206           31,206

---------------------
(1) Net income allocable to Common Stock is equal to net income less preferred stock dividends.

(2) EBITDA means net income before (i) gains (or losses) on early extinguishment of debt, (ii) minority interest in income, (iii) gain/loss on disposition of real estate, (iv) taxes based on income, (v) interest expense, (vi) depreciation and amortization (including SEI's pro-rata share of depreciation and amortization of unconsolidated equity interests and amortization of assets acquired in the Merger), and (vii) less EBITDA attributable to minority interests.

(3) See note (4) to "Summary - Summary Financial Information" for SEI's definition of FFO.

(4) As adjusted to give effect to (i) the issuance of common and preferred stock during 1995 and 1994, and the use of the net proceeds therefrom, and (ii) the mergers with Public Storage Properties VI, VII, and VIII, Inc., as if such transactions were completed at the beginning of 1994. See "Pro Forma Consolidated Financial Statements."

(5) As further adjusted to give effect to the proposed Merger transaction, as if the transaction were completed at the beginning of 1994. See "Pro Forma Consolidated Financial Statements."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SEI HISTORICAL

     The following discussion and analysis should be read in conjunction with the consolidated financial statements of SEI appearing in SEI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended (the "1994 10-K"), and Quarterly Report on Form 10-Q for the period ended June 30, 1995.

     Results of Operations

     Six months ended June 30, 1995 compared to the six months ended June 30,
     ------------------------------------------------------------------------
1994.  Net income for the six months ended June 30, 1995 was $29,751,000
-----
compared to $18,940,000 for the same period in 1994, representing an increase of $10,811,000. Net income allocable to common shareholders increased to $16,443,000 for the six months ended June 30, 1995 from $11,642,000 for the six months ended June 30, 1994. The increase in net income and net income allocable to common shareholders were primarily the result of improved property operations for the Same Store facilities, the acquisition of additional real estate facilities during 1995 and 1994, and the acquisition of additional partnership interests during 1995 and 1994. Net income per common share was $.50 per share (based on weighted average shares outstanding of 32,707,556) for the six months ended June 30, 1995 compared to $.52 per share (based on weighted average shares outstanding of 22,436,885) for the same period in 1994. The decrease in net income per share was principally due to increased depreciation expense, including depreciation allocable to limited partnership interests acquired by SEI.

     SEI generally analyzes the operating results of its real estate portfolio in three different categories; (i) mini-warehouse facilities owned since December 31, 1991 (referred to as "Same Store mini-warehouses"), consisting of 246 mini-warehouses, (ii) mini-warehouse facilities acquired subsequent to December 31, 1991 (referred to as "Newly Acquired mini-warehouses"), consisting of 208 mini-warehouses, and (iii) 19 business park facilities. SEI's revenues are generated principally through the operation of its real estate facilities. SEI's core business, however, is the operation of mini-warehouse facilities which, during the six months ended June 30, 1995, represented approximately 90% of SEI's property operations (based on 1995 rental income).

     Rental income was $88,068,000 and $65,247,000 for the six months ended June 30, 1995 and 1994, respectively, representing an increase of $22,821,000 or 35%. Cost of operations was $32,342,000 and $24,688,000 for the six months ended June 30, 1995 and 1994, respectively, representing an increase of $7,654,000 or 31%. The following table illustrates rental income and cost of operations by portfolio category:

                                          For the Six Months Ended
                                                 June 30,                Net increase
                                        ----------------------------   -----------------
                                            1995            1994         $$         %%
                                        -------------   ------------   --------  -------
                                                    (dollar amounts in 000's)
RENTAL INCOME:
--------------
   Mini-warehouses:
      Same Store                            $46,575         $44,987     $ 1,588      4%
      Newly Acquired                         32,800          13,032      19,768    152%

   Business Parks                             8,693           7,228       1,465     20%
                                            -------         -------     -------    ----
      Total rental income                   $88,068         $65,247     $22,821     35%
                                            =======         =======     =======    ====
COST OF OPERATIONS:
-------------------
   Mini-warehouses:
      Same Store                            $16,789         $16,503     $   286      2%
      Newly Acquired                         11,328           4,575       6,753    148%

   Business Parks                             4,225           3,610         615     17%
                                            -------         -------     -------    ----
      Total cost of operations              $32,342         $24,688     $ 7,654     31%
                                            =======         =======     =======    ====

     The increase in Same Store mini-warehouse rental income is principally due to increased average rental rates. Weighted average occupancy levels were 89% for the Same Store mini-warehouses for each of the six months ended June 30, 1995 and 1994. Realized monthly rent per square foot for these facilities was $.60 and $.58 for the six months ended June 30, 1995 and 1994, respectively.

     The increases in rental income and cost of operations for the Newly Acquired mini-warehouses reflect the acquisition of 85 and 71 mini-warehouses in 1995 and 1994, respectively. The increase in rental income is principally due to increased weighted average occupancy levels combined with an increase in average rental rates. Weighted average occupancy levels were 88% for these facilities for the six months ended June 30, 1995 compared to 87% for the same period in 1994. Realized monthly rent per square foot for these facilities was $0.65 and $0.63 for the six months ended June 30, 1995 and 1994, respectively.

     Weighted average occupancy levels were 96% for the business park facilities for the six months ended June 30, 1995 compared to 95% for the same period in 1994. The monthly average realized rent per square foot for the business park facilities was $0.73 and $0.68 for the six months ended June 30 1995 and 1994, respectively.

     During the six months ended June 30, 1995, property net operating income (rental income less cost of operations and depreciation expense) improved compared to the same period in 1994. Rental income and cost of operations increased for the six months ended June 30, 1995 compared to the same period in 1994 and depreciation expense increased by $3,451,000 from $13,453,000 for the six months ended June 30, 1994 to $16,904,000 for the same period in 1995, resulting in a net increase in property net operating income of $11,716,000 or 43%. Property net operating income prior to the reduction for depreciation expense increased by $15,167,000 or 37% from $40,559,000 for the six months ended June 30, 1994 to $55,726,000 for the same period in 1995.

     Property net operating income for the Same Store mini-warehouses increased by $785,000 or 4.0% from $19,758,000 for the six months ended June 30, 1994 to $20,543,000 for the six months ended June 30, 1995. Property net operating income prior to the reduction for depreciation expense for the Same Store mini-warehouses increased by $1,302,000 or 4.6% from $28,484,000 for the six months ended June 30, 1994 to $29,786,000 for the six months ended June 30, 1995. Property operating expenses prior to the reduction for depreciation increased by $286,000 or 2% from $16,503,000 for the six months ended June 30, 1994 to $16,789,000 for the six months ended June 30, 1995.

     The Newly Acquired mini-warehouses contributed approximately $16,364,000 and $6,420,000 of property net operating income for the six months ended June 30, 1995 and 1994, respectively ($21,472,000 and $8,457,000 of property net operating income prior to the reduction for depreciation expense for the six months ended June 30, 1995 and 1994, respectively). Property net operating income for the Newly Acquired mini-warehouses which were owned throughout each of the six months ended June 30, 1995 and 1994 (52 facilities) was $5,314,000 and $4,955,000 during the six months ended June 30, 1995 and 1994, respectively, representing an increase of $359,000 or 7% ($6,997,000 and $6,542,000 of property net operating income prior to the reduction for depreciation expense for the six months ended June 30, 1995 and 1994, respectively, representing an increase of $455,000 or 7%). Property operating expenses for these 52 facilities (prior to the reduction for depreciation) increased by $89,000 or 2.5% from $3,542,000 for the six months ended June 30, 1994 to $3,631,000 for the six months ended June 30, 1995.

     Property net operating income with respect to SEI's business park operations increased by $987,000 from $928,000 for the six months ended June 30, 1994 to $1,915,000 for the same period in 1995. Property net operating income prior to the reduction for depreciation expense with respect to SEI's business park operations increased by $850,000 from $3,618,000 for the six months ended June 30, 1994 to $4,468,000 for the same period in 1995. The acquisition of a business park facility during the second quarter of 1994 contributed approximately $469,000 to the increase in property net operating income.

     Interest and other income decreased from $3,293,000 for the six months ended June 30, 1994 to $3,042,000 for the same period in 1995 for a net decrease of $251,000. The decrease is primarily attributable to the reduction in interest income from mortgage notes receivable partially offset by increased interest income on the cash balances. SEI cancelled approximately $8,466,000 and $24,441,000 of mortgage notes receivable during 1995 and 1994, respectively, in connection with the acquisition of real estate facilities securing such notes. As a result, interest income from the mortgage notes receivable decreased from $2,641,000 to $1,120,000 for the six months ended June 30, 1994 and 1995, respectively, as the average outstanding mortgage notes receivable balance was significantly lower ($18,950,000) during the six months ended June 30, 1995 compared to the same period in 1994 ($48,055,000). As of June 30, 1995, the mortgage notes bear interest at stated rates ranging from 8.5% to 11.97% and effective interest rates ranging from 10.0% to 14.8%.

     On May 31, 1995, SEI completed a public offering of its common stock raising net proceeds of approximately $82 million. Throughout the month of June 1995, the net proceeds remained invested in short-term interest bearing securities (with weighted average yields of approximately 5.6% per annum). As a result interest income from cash balances increased by approximately $691,000.

     Depreciation and amortization expense was $16,926,000 and $13,541,000 for the six months ended June 30, 1995 and 1994, respectively, representing an increase of $3,385,000 which is due to the acquisition of additional properties in 1994 and 1995. Net income allocable to the common shareholders includes net depreciation and amortization expense of approximately $11,467,000 ($0.35 per common share) and $5,741,000 ($0.26 per common share) for the six months ended June 30, 1995 and 1994, respectively. This increase is due to increased depreciation from the acquisition of real estate facilities combined with increased allocations of depreciation from the consolidated PSP Partnerships to SEI's shareholders. During 1994 and 1995, SEI acquired additional partnership interests in the PSP Partnerships (see below) and as a result an increased amount of depreciation expense from the existing real estate portfolio has been allocated to SEI rather than to the minority interest.

     General and administrative expense was $1,736,000 and $1,380,000 for the six months ended June 30, 1995 and 1994, respectively, representing an increase of $356,000. This increase is due to the growth in SEI's capital base combined with certain costs incurred in connection with the acquisition of additional real estate facilities.

     "Minority interest in income" represents the income allocable to equity (partnership) interests in the PSP Partnerships (whose accounts are consolidated with SEI) which are not owned by SEI. The PSP Partnerships are a group of eight public limited partnership in which SEI and Wayne Hughes are general partners, seven of which own properties jointly with SEI. Since 1990, SEI has acquired portions of these equity interests through its acquisition of limited and general partnership interests in the PSP Partnerships. These acquisitions have resulted in reductions to the "Minority interest in income" from what it would otherwise have been in the absence of such acquisitions, and accordingly, have increased SEI's share of the consolidated PSP Partnerships' income. See Table below. In determining income allocable to the minority interest for the six months ended June 30, 1995 and 1994 consolidated depreciation and amortization expense of approximately $5,392,000 and $7,294,000, respectively, was allocated to the minority interest. The decrease in depreciation allocated to the minority interest was principally the result of the acquisition of limited partnership units by SEI.

     The acquisition of these partnership interests has provided SEI with increased liquidity through cash distributions from the PSP Partnerships. From January 1, 1995 through August 31, 1995, SEI acquired additional partnership interests in the PSP Partnerships of approximately $17.0 million and has no plans to acquire any significant additional interests in the PSP Partnerships during the remainder of 1995. In the Merger, SEI will be acquiring the Real Estate Interests, consisting principally of partnership interests in 47 real estate partnerships and common stock in 16 REITs. In addition to the Real Estate Interests, SEI intends from time to time to acquire additional interests in the ownership entities of which the Real Estate Interests are a part, as well as real estate assets from unaffiliated parties. During the third quarter of 1995, SEI acquired from an unaffiliated third party the limited partnership interest in a real estate partnership (in the Merger, SEI would acquire PSI's general partner interest in such partnership) for an aggregate cost of approximately $30.0 million, consisting of the issuance of preferred stock of SEI.

     Advisory fees increased by $1,070,000 from $2,356,000 for the six months ended June 30, 1994 to $3,426,000 for the same period in 1995. The advisory fee, which is based on a contractual computation, increased as a result of increased adjusted net income (as defined) per common share combined with the issuance of additional preferred and common stock during 1994 and 1995.

     Year ended December 31, 1994 compared to year ended December 31, 1993.  Net
     ---------------------------------------------------------------------
income in 1994 was $42,118,000 compared to $28,036,000 in 1993, representing an increase of $14,082,000. Net income per share of Common Stock was $1.05 per share in 1994 compared to $.98 in 1993, representing an increase of $.07 per share. In determining net income per common share, preferred stock dividends ($16,846,000 and $10,888,000 in 1994 and 1993, respectively) reduced income allocable to the Common Stock. The increase was primarily the result of improved property operations at SEI's

Same Store mini-warehouses, the acquisition of additional real estate facilities during 1994, 1993 and 1992, and the acquisition of additional partnership interests.

     Rental income increased $32,642,000, or 30%, from $109,203,000 in 1993 to
$141,845,000 in 1994 and cost of operations increased $10,700,000, or 25%, from $42,116,000 in 1993 to $52,816,000 in 1994. The following table illustrates rental income and cost of operations by portfolio category:

                                               For the Year Ended
                                                 December 31,                Net increase
                                            -------------------------     --------------------
                                               1994          1993            $$          %%
                                            ---------      ----------     ---------    -------
                                                   (dollar amounts in 000's)
  RENTAL INCOME:
  --------------
      Mini-warehouses:
          Same Store                        $ 91,970       $ 86,778        $ 5,192         6%
          Newly Acquired                      35,027          9,059         25,968       287%

      Business Parks                          14,848         13,366          1,482        11%
                                            --------       --------        -------       ----
          Total rental income               $141,845       $109,203        $32,642        30%
                                            ========       ========        =======       ====
  COST OF OPERATIONS:
  -------------------
      Mini-warehouses:
          Same Store                        $ 33,070       $ 31,512        $ 1,558         5%
          Newly Acquired                      12,196          3,247          8,949       276%

      Business Parks                           7,550          7,357            193         3%
                                            --------       --------        -------       ----
          Total cost of operations          $ 52,816       $ 42,116        $10,700        25%
                                            ========       ========        =======       ====

     The increase in rental income for the Same Store mini-warehouses is principally due to increased occupancy levels combined with an increase in average rental rates. Weighted average occupancy levels were 90.3% for the Same Store mini-warehouses for the year ended December 31, 1994 compared to 89.5% for the same period in 1993. Realized monthly rent per square foot for these facilities was $.59 and $.56 for the year ended December 31, 1994 and 1993, respectively.

     From January 1, 1992 through December 31, 1994, SEI acquired a total of 123 mini-warehouse facilities, 23 of which were acquired pursuant to a merger transaction on September 30, 1994. As a result of these acquisitions, rental income and cost of operations increased significantly in 1994 as compared to 1993 for the Newly Acquired mini-warehouses.

     Rental income and cost of operations at the business park facilities improved principally due to the acquisition of a business park facility located in Monterey Park, California during 1994 combined with significant improvement in operations at the Culver City, California business park. Weighted average occupancy levels were 95.3% for the business park facilities for the year ended December 31, 1994 compared to 93.1% for the same period in 1993.

     Property net operating income improved in 1994 compared to 1993. Rental income and cost of operations increased in 1994 compared to 1993, as discussed above, and property depreciation expense increased $3,175,000 from $24,924,000 in 1993 to $28,099,000 in 1994, or 13%, resulting in a net increase in property net operating income of $18,767,000, or 45%. Property net operating income prior to the reduction of depreciation increased by $21,942,000, or 33%. These increases were the result of improved property operations for the Same Store mini-warehouses, the acquisition of a total of 123 additional mini-warehouse facilities and one business park facility during 1994, 1993 and 1992, and improved property operations at SEI's business park facilities.

     Property net operating income for the Same Store mini-warehouses increased by $2,583,000, or 6.7%, from $38,383,000 in 1993 to $40,966,000 in 1994.
Property net operating income prior to the reduction of depreciation for the Same Store mini-warehouses increased by $3,634,000, or 6.6%, from $55,266,000 in 1993 to $58,900,000 in 1994. These increases continue the upward trend of improved operations at these facilities over the past three years as property net operating income prior to the reduction of depreciation increased by approximately 9.7% in 1993, and 6.1% in 1992 compared to the respective prior year.

     During 1994 and 1993 the Newly Acquired mini-warehouses contributed approximately $22,831,000 and $5,812,000 of property net operating income prior to the reduction of depreciation, respectively.

     Property net operating income with respect to SEI's business park operations improved by $2,668,000 from a net operating loss of $429,000 in 1993 to net operating income of $2,239,000 in 1994. Property net operating income prior to the reduction of depreciation with respect to SEI's business park operations improved by $1,289,000 from $6,009,000 in 1993 to $7,298,000 in 1994.
These improvements are principally due to the improved performance of SEI's business park facility located in Culver City, California, where property net operating income increased by approximately $511,000 combined with the 1994 acquisition of a facility located in Monterey Park, California which provided property net operating income of $710,000 in 1994.

     Interest and other income decreased from $5,477,000 in 1993 to $5,351,000 in 1994. The decrease is primarily attributable to the cancellation of mortgage notes receivable totaling $24,441,000 (face amount) during 1994 in connection with the acquisition of the underlying real estate facilities securing the mortgage notes.

     Interest expense increased from $6,079,000 in 1993 to $6,893,000 in 1994, representing an increase of $814,000. This increase is primarily attributable to the overall increase in average debt outstanding in 1994 compared to 1993 as a result of increased borrowings on its bank credit facilities in 1994 compared to 1993. SEI principally uses its credit facilities to finance the acquisition of real estate investments which are subsequently repaid with the net proceeds from the sale of SEI's securities. The weighted average annual interest on the credit facility and the mortgage notes outstanding at December 31, 1994 was approximately 7.3% and 9.3%, respectively. Also during the third and fourth quarters of 1994, SEI wrote-off $700,000 of debt issuance costs and $300,000 of fees to establish the new bank credit facility.

     Advisory fees increased by $1,364,000 from $3,619,000 in 1993 to $4,983,000 in 1994. The advisory fee, which is based on a contractual computation, increased as a result of increased adjusted net income (as defined) per common share combined with the issuance of additional common and preferred stock during 1994 and 1993.

     Year ended December 31, 1993 compared to year ended December 31, 1992.  Net
     ---------------------------------------------------------------------
income in 1993 was $28,036,000 compared to $15,123,000 in 1992, representing an increase of $12,913,000. Net income per share of Common Stock was $.98 in 1993 compared to $.90 in 1992, representing an increase of $.08 per share. Net income in 1992 included a gain on the partial condemnation by a governmental authority of a mini-warehouse facility of $398,000 or $.02 per share of Common Stock. In addition, in determining net income per common share, preferred stock dividends ($10,888,000 and $812,100 in 1993 and 1992, respectively) reduced income allocable to Common Stock.

     Income before gain on disposition of real estate was $28,036,000 in 1993 compared to $14,725,000 in 1992, representing an increase of $13,311,000, or 90%. The increase was primarily the result of improved property operations for properties owned throughout 1993 and 1992, the acquisition of additional real estate facilities during 1993 and 1992, the acquisition of additional partnership interests, increased interest income and reduced interest expense.

     Rental income increased $13,317,000, or 14%, from $95,886,000 in 1992 to $109,203,000 in 1993, cost of operations increased $3,768,000, or 10%, from $38,348,000 in 1992 to $42,116,000 in 1993, and depreciation expense increased $2,888,000 from $22,036,000 in 1992 to $24,924,000 in 1993, resulting in a net increase in property operating income of $6,661,000, or 19%. The following table illustrates rental income and cost of operations by portfolio category:

                                               For the Year Ended             Net increase
                                                 December 31,                  (decrease)
                                            -------------------------     ---------------------
                                               1993           1992            $$          %%
                                            ---------      ----------     ---------    --------
                                                   (dollar amounts in 000's)
  RENTAL INCOME:
  --------------
      Mini-warehouses:
          Same Store                        $ 86,778         $81,232        $ 5,546          7%
          Newly Acquired                       9,059           1,681          7,378        439%
      Business Parks                          13,366          12,973            393          3%
                                            --------         -------        -------        ----
          Total rental income               $109,203         $95,886        $13,317         14%
                                            ========         =======        =======        ====
  COST OF OPERATIONS:
  -------------------
      Mini-warehouses:
          Same Store                        $ 31,512         $30,859        $   653          2%
          Newly Acquired                       3,247             722          2,525        350%

      Business Parks                           7,357           6,767            590          9%
                                            --------         -------        -------        ----
          Total cost of operations          $ 42,116         $38,348        $ 3,768         10%
                                            ========         =======        =======        ====

     The increase in rental income at both the Same Store mini-warehouses and the business park facilities is principally due to increased occupancy levels. Weighted average occupancy levels were 89.5% for the Same Store mini-warehouse facilities and 93% for the business park facilities in 1993 compared to 86.8% for the mini-warehouse facilities and 90% for the business park facilities in 1992. The significant increase in the Newly Acquired mini-warehouse rental income and cost of operations was due to the acquisition of 41 mini-warehouses in 1993 and 11 mini-warehouses in 1992.

     Property net operating income prior to the reduction for depreciation increased by $9,549,000, or 16.6%. These increases were the result of (i) improved property operations at the Same Store mini-warehouses and (ii) the acquisition of 11 additional mini-warehouses during 1992 (four of which were acquired on December 30, 1992) and 41 additional mini-warehouse facilities during 1993 (13 of which were acquired on December 30, 1993) partially offset by reduced property operations at SEI's business park facilities.

     Property net operating income for the Same Store mini-warehouses increased by $4,535,000, or 13.4%, from $33,848,000 in 1992 to $38,383,000 in 1993.
Property net operating income prior to the reduction of depreciation expense for the Same Store mini-warehouses increased by $4,893,000, or 9.7%, from $50,373,000 in 1992 to $55,266,000 in 1993. These increases continue the upward trend of improved operations at these facilities over the past three years as net operating income prior to reduction for depreciation expense increased by approximately 6.1% in 1992 compared to 1991 and 2.0% in 1991 compared to 1990. These increases are principally due to increased occupancy levels combined with a slight increase in average rental rates.

     The real estate facilities which were acquired during 1993 and 1992 contributed approximately $4,209,000 and $635,000 of property net operating income in 1993 and 1992, respectively ($5,812,000 and $959,000 of property net operating income prior to the reduction for depreciation expense in 1993 and 1992, respectively).

     Property net operating income with respect to SEI's business park operations decreased by $1,448,000 from $1,019,000 in 1992 to a net operating loss of $429,000 in 1993. Property net operating income prior to the reduction of depreciation expense with respect to SEI's business park operations decreased by $197,000, or 3.2%, from $6,206,000 in 1992 to $6,009,000 in 1993. These decreases are principally due to the performance of SEI's business park facility located in Culver City, California, where property net operating income decreased by approximately $590,000 due to a decline in occupancy and increased expenses. SEI's business park facility manager, PSCP, has been actively marketing the facility and has improved occupancy and property operations at the facility in 1994.

     Interest and other income increased from $1,562,000 in 1992 to $5,477,000 in 1993 for a net increase of $3,915,000. The increase is primarily attributable to the acquisition of mortgage notes receivable totaling $61,088,000 (face amount). The mortgage notes bear interest at stated rates ranging from 6.125% to 11.97% and effective interest rates ranging from 10.00% to 14.74%. The overall average outstanding mortgage notes receivable balance for the year ended December 31, 1993 was approximately $54,453,000 generating an overall average effective yield of 11.04%.

     Interest expense decreased from $9,834,000 in 1992 to $6,079,000 in 1993 for a net decrease of $3,755,000. The decrease in interest expense is primarily attributable to overall decreases in average debt outstanding as mortgage notes payable were reduced by $19,141,000 during 1993 combined with reduced average borrowings on SEI's credit facilities during 1993 as compared to 1992. The weighted average interest on the mortgage notes outstanding at December 31, 1993 was approximately 10.0%.


                                               For the Six Months
                                                 Ended June 30,                  For the Year Ended December 31,
                                           ----------------------------    ------------------------------------------
                                               1995            1994           1994            1993            1992
                                           ------------    ------------    ------------    -----------    -----------
Combined net income of the
  consolidated PSP Partnerships             $ 9,163,000    $ 8,055,000      $17,150,000    $12,237,000    $ 9,722,000

SEI's share of net income of the
  consolidated PSP Partnerships
  resulting from partnership
  interests acquired since 1990              (5,448,000)    (3,264,000)      (7,669,000)    (4,946,000)    (2,827,000)
                                            -----------    -----------      -----------    -----------    -----------
Remaining "Minority interest in
  income" as reflected in the SEI's
  consolidated financial statements         $ 3,715,000    $ 4,791,000      $ 9,481,000    $ 7,291,000    $ 6,895,000
                                            ===========    ===========      ===========    ===========    ===========

     Advisory fees increased by $1,007,000 from $2,612,000 in 1992 to $3,619,000 in 1993. The advisory fee, which is based on a contractual computation, increased as a result of increased adjusted net income (as defined) per common share combined with the issuance of additional preferred stock during 1993.

     Property Operating Trends

     The following table illustrates property operating trends for the last three years:

                                                     Six  Months
                                                    Ended June 30,     Year Ended December 31,
                                                   ----------------   -------------------------
                                                     1995     1994     1994      1993     1992
                                                   -------   ------   ------    -------  ------
Change in property net operating income
 ("NOI") over prior year for the Same
 Store mini-warehouses:
    After reductions for depreciation..........     4.0%    10.1%     6.7%      13.4%     8.2%
    Prior to reductions for depreciation.......     4.6%     8.3%     6.6%       9.7%     6.1%

Change in NOI over prior year for all
 properties:
    After reductions for depreciation..........    43.2%    39.3%    44.5%      18.8%     7.3%
    Prior to reductions for depreciation.......    37.4%    29.3%    32.7%      16.6%     5.3%

Weighted average occupancy levels for
 the year for Same Store mini-warehouses(1)....    89.3%    89.3%    90.3%      89.5%    86.8%

Realized monthly rent per square foot
 for Same Store mini-warehouses(1)(2)..........   $ .60    $ .58    $ .59    $   .56    $ .55

Gross Profit Margin (loss): (3)
    Mini-warehouse facilities..................    46.5%    45.1%    46.5%      49.0%    42.2%
    Business park facilities(4)................    22.0%    12.8%    15.1%     (3.3)%     7.8%
    Overall for all facilities.................    44.1%    41.4%    43.0%      38.6%    37.0%

Pre-depreciation operating margin: (5)
    Mini-warehouse facilities..................    64.6%    63.7%    64.1%      63.5%    61.9%
    Business park facilities(4)................    51.4%    50.1%    49.1%      45.9%    47.8%
    Overall for all facilities.................    63.3%    62.2%    62.8%      61.4%    60.0%

-------------
(1) Results for the six months ended June 30, 1995 are not necessarily indicative of the results that may be expected for the year ended December 31, 1995. SEI experiences minor seasonal fluctuations in the occupancy levels of mini-warehouses with occupancies and property performance generally higher in the summer months than in the winter months.

(2) Realized rent per foot represents the actual revenue earned per occupied square foot. Management believes this is a more relevant measure than the posted rental rates, since posted rates can be discounted through the use of promotions.

(3) Gross Profit Margin is computed by dividing NOI (rental income less cost of operations and depreciation) by gross revenues.

(4) Decrease in Gross Profit Margin and pre-depreciation operating margin, in 1993, is principally due to the reductions in property operations at the Culver City and Lakewood facilities as discussed above.

(5) Pre-depreciation operation margin is computed by dividing NOI prior to the reduction of depreciation expense by gross revenues.

    Trends in property operations are due to:
    . Increasing occupancy levels due to the reduced construction from mid-1980's levels and promotion of SEI's facilities.

    . Increasing realized rents per square foot of mini-warehouse space due to increased demand and reduced need for promotional discounting of mini-warehouse space due to improved occupancy.

     . Increasing revenues due to increasing realized rents and occupancy levels offset in part by modest increase in expenses (approximately 2% for the first six months of 1995, 5% in 1994, 1% in 1993, and 3% in 1992 on Same Store mini-warehouses) including increases in payroll offset by reductions in promotional expenditures.

     Liquidity and Capital Resources

     Capital Structure.  SEI's financial profile is characterized by a low level
     -----------------
of debt, increasing net income, increasing FFO and a conservative dividend payout ratio with respect to the Common Stock. These attributes reflect management's desire to "match" asset and liability maturities, to minimize refinancing risks and to retain capital to take advantage of acquisition and development opportunities and to provide financial flexibility.

     Since 1992 SEI has taken a variety of steps to enhance its capital structure, including:

     . The public issuance of approximately $335 million of preferred stock. The preferred stock does not require redemption or sinking fund payments by SEI.

     .  The public issuance of approximately $197 million of Common Stock.

     . The issuance of approximately $138.4 million of Common Stock in mergers with Public Storage Properties VIII, Inc., Public Storage Properties VI, Inc., and Public Storage Properties, VII, Inc.

     . The retention of approximately $34.7 million of funds available for debt payments or reinvestment.

     As a result of these transactions, SEI's capitalization has increased. Shareholders' equity increased from $188.1 million on December 31, 1991 to $892.7 million on June 30, 1995. The increased equity combined with reductions in total debt has resulted in an improvement in SEI's debt to equity ratio from 55.4% at December 31, 1991 to 6.6% at June 30, 1995. SEI's ratio of debt to total assets also decreased from 19.0% at December 31, 1991 to 5.2% at June 30, 1995.

     SEI does not believe it has any significant refinancing risks with respect to its mortgage debt and nominal interest rate risks associated with its variable rate mortgage debt which had a principal balance of $16.7 million at June 30, 1995. SEI uses its bank credit facility primarily to fund acquisitions and provide financial flexibility and liquidity. The $125 million unsecured credit facility bears interest at LIBOR plus .75% to 1.50%, depending upon interest coverage. At June 30, 1995, SEI had no borrowings under this facility.

     SEI anticipates that its net cash provided by operating activities will continue to be sufficient over at least the next 12 months to provide for capital improvements, debt service requirements and distributions to shareholders and minority interests. Net cash provided by operating activities was $79.2 million, $59.5 million and $44.0 million for 1994, 1993 and 1992, respectively ($49.5 million and $36.5 million for the six months ended June 30, 1995 and 1994, respectively).

     Funds Available for Principal Payments and Investment.  SEI believes that
     -----------------------------------------------------
important measures of its performance as well as its liquidity are funds available for principal payments and investment and funds provided by operating activities.

     The following table summarizes SEI's ability to pay the minority interests' distributions, its distributions to the preferred and Common Stock shareholders and fund capital improvements to maintain the facilities through the use of funds provided by operating activities. The remaining funds are available to make both scheduled and optional principal payments on debt and for investment.

                                                             Six Months Ended
                                                                  June 30,               Year Ended December 31,
                                                            --------------------     --------------------------------
                                                              1995        1994         1994       1993         1992
                                                            ---------   --------     --------   ---------    --------
                                                                            (In thousands)
Net income................................................   $ 29,751    $ 18,940    $ 42,118    $ 28,036    $ 15,123
Depreciation and amortization.............................     16,926      13,541      28,274      24,998      22,405
Minority interest in income...............................      3,715       4,791       9,481       7,291       6,895
Gain on disposition of real estate........................          -           -           -           -        (398)
Amortization of discounts on mortgage  notes receivable...        (67)       (506)       (693)       (848)          -
                                                             --------    --------    --------    --------    --------
Net cash provided by operating activities.................     50,325      36,766      79,180      59,477      44,025
Distributions from operations to  minority interests......     (9,107)    (12,085)    (23,037)    (23,647)    (22,892)
                                                             --------    --------    --------    --------    --------
Cash from operations allocable to SEI's  shareholders.....     41,218      24,681      56,143      35,830      21,133
Less: preferred stock dividends...........................    (13,308)     (7,298)    (16,846)    (10,888)       (812)
                                                             --------    --------    --------    --------    --------
Cash from operations allocable to Common Stock............     27,910      17,383      39,297      24,942      20,321
Capital improvements to maintain facilities:
      Mini-warehouses.....................................     (2,397)     (1,468)     (6,360)     (3,520)     (3,541)
      Business parks......................................       (909)       (830)     (1,952)     (2,915)     (1,612)

Add back: minority interest share of capital
  improvements to maintain facilities.....................        859         849       2,948       2,935       2,975
                                                             --------    --------    --------    --------    --------
Funds available for principal payments, distributions  on
  Common Stock and investment.............................     25,463      15,934      33,933      21,442      18,143

Cash distributions to Common Stock........................    (14,886)     (9,931)    (21,249)    (14,728)    (13,424)
                                                             --------    --------    --------    --------    --------
Funds available for principal payments and investment.....   $ 10,577    $  6,003    $ 12,684    $  6,714    $  4,719
                                                             ========    ========    ========    ========    ========

     The increases in funds provided by operating activities and funds available for principal payments and investment over the past three years is primarily due to (i) increasing property net operating income at the Same Store mini-warehouses, (ii) the acquisition of limited and general partnership interests in the PSP Partnerships and (iii) the leverage created through the issuance of preferred stock and the utilization of the net proceeds in real estate investments which have provided net cash flows in excess of the preferred stock dividend requirements. These factors have improved the cash flow position of the Common Stock as FFO (as defined by SEI) allocable to the Common Stock (equivalent to Cash from operations allocable to Common Stock in the above table) has increased over the same period at a rate greater than the increase in number of common shares. FFO, as defined by SEI, means net income (loss) (computed in accordance with GAAP) before (i) gain (loss) on early extinguishment of debt, (ii) minority interest in income and (iii) gain (loss) on disposition of real estate, adjusted as follows: (i) plus depreciation and amortization (including SEI's pro-rata share of depreciation and amortization of unconsolidated equity interests and amortization of assets acquired in the Merger, including property management agreements and goodwill), and (ii) less FFO attributable to minority interest. FFO is a supplemental performance measure for equity REITs as defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). The NAREIT definition does not specifically address the treatment of minority interest in the determination of FFO or the treatment of the amortization of property management agreements and goodwill.
In the case of SEI, FFO represents amounts attributable to its shareholders after deducting amounts attributable to the minority interests and before deductions for the amortization of property management agreements and goodwill. FFO, as defined by SEI, is presented because many industry analysts consider FFO, as defined by SEI, to be one measure of the performance of SEI and it is used in establishing the terms of the Class B Common Stock. FFO does not take into consideration scheduled principal payments on debt, capital improvements, distributions and other obligations of SEI. Accordingly, FFO is not a substitute for SEI's cash flow or net income as a measure of SEI's liquidity or operating performance or ability to pay distributions.

     The significant increase in capital improvements in 1994 compared to 1993 for the mini-warehouse facilities is due to the acquisition of new facilities in 1994 and 1993 combined with approximately $800,000 of non-recurring expense to upgrade certain facilities in Texas to provide for climate controlled storage units.

     FFO, as defined by SEI, (equivalent to Cash from operations allocable to SEI's shareholders in the above table) increased to $56,143,000 for the year ended December 31, 1994 compared to $35,830,000 in 1993 and $21,133,000 in 1992.
FFO, as defined by SEI, has increased to $41,218,000 for the six months ended June 30, 1995 from $24,681,000 for the same period in 1994. FFO, as defined by SEI, allocable to Common Stock increased to $39,297,000 for the year ended December 31, 1994 compared to $24,942,000 in 1993 and $20,321,000 in 1992. FFO,
as defined by SEI, allocable to the Common Stock has increased to $27,910,000 for the six months ended June 30, 1995 compared to $17,383,000 for the same period in 1994.

     During 1995, SEI has budgeted approximately $8 million for capital improvements ($2 million of which is directly attributable to the minority interest in respect of its ownership interest) to maintain its facilities. During 1994, SEI incurred capital improvements of approximately $8.3 million. SEI believes that it is not subject to any significant refinancing risks.

     Net cash used in investing activities increased from $21.0 million in 1992 to $137.4 million in 1993 to $169.6 million in 1994. This increase is principally due to the acquisition of additional real estate facilities and minority interests. Net cash provided by financing activities increased from net cash uses of $21.1 million in 1992 to net cash provided of $80.1 million in
                       -------
1993 and $100.0 million in 1994. This increase is principally due to the issuance of both common and preferred stock in 1993 and 1994 partially offset by increased distributions to SEI's shareholders.

     In March 1995, SEI acquired two parcels of land located in Atlanta, Georgia on which SEI is currently developing mini-warehouse facilities. One facility opened in late August 1995 and the other is scheduled to open in December 1995. The estimated aggregate cost of these facilities is approximately $8.0 million.

     SEI believes its geographically diverse portfolio has resulted in a relatively stable and predictable investment portfolio with increasing overall property performance over the past four years.

OPERATING COMPANIES AND REAL ESTATE INTERESTS

     The following discussion should be read in conjunction with the Combined Financial Statements of the Operating Companies and Real Estate Interests and notes thereto elsewhere in this Proxy Statement. The Combined Financial Statements include the property management operations of PSMI and PSCP, the advisory business of the Adviser and the merchandise operations of PSMI (collectively, the "Operating Companies") and the real estate assets in which SEI proposes to acquire an interest (the "Real Estate Interests").

     Description of Businesses Included

     PSMI operated and managed, pursuant to property management agreements, 1,074 self-storage mini-warehouses at June 30, 1995. PSCP operated and managed, pursuant to management agreements, 45 commercial office buildings and light industrial business parks at June 30, 1995. These facilities constitute all of the United States mini-warehouses and business parks doing business under the "Public Storage" name and all those in which SEI has an interest. The property management agreements generally provide for compensation equal to 6%, in the case of PSMI, of the gross revenues of the facilities managed, and 5%, in the case of PSCP, of the gross revenues of the facilities managed. For the property management fees, under the supervision of the property owners, PSMI and PSCP coordinate rental policies, rent collections, marketing activities, the purchase of equipment and supplies, maintenance activity, and the selection and engagement of vendors, suppliers and independent contractors. PSMI and PSCP assist and advise the property owners in establishing policies for the hire, discharge and supervision of employees for the operation of their facilities, including resident managers, assistant managers, relief managers and billing and maintenance personnel.

     The Adviser acts, pursuant to an advisory contract, as an investment advisor to SEI. It advises SEI with respect to its investments and administers the daily corporate operations of SEI for an advisory fee. The advisory fee is equal to (i) 12.75% of SEI's adjusted income (as defined, and after a reduction for SEI's share of capital improvements) per share of Common Stock on the first 14,989,454 common shares, (ii) 6% of the adjusted income per share on common shares in excess of 14,989,454, and (iii) 6% of all dividends paid on SEI preferred stock. The Adviser pays the salaries and expenses of SEI's executive officers, facility acquisition staff and rent.

     Merchandise operations consists of the sale of locks and boxes to customers and tenants at substantially all the mini-warehouse facilities managed by PSMI. These products are ancillary to renting storage space. This activity is not part of the rental activity of the mini-warehouse facilities.

     The Real Estate Interests consist of partial equity interests in 63 REITs and partnerships which own 511 mini-warehouses and 15 commercial facilities (including seven properties in which a fee interest is being acquired), all operated under the "Public Storage" name, and 10 mortgage notes receivable secured by mini-warehouse facilities.

     Results of Operations

     As reflected in the table below, the operating segments and real estate assets contained in the financial statements are profitable with consistent overall growth. Each of the segments is dependent upon the growth and profitability of the mini-warehouse and commercial facilities.

     Facility management fees of $1.6 million, $1.5 million, $3.1 million, $2.9 million and $2.7 million for each of the six month periods ended June 30, 1995 and 1994 and for each of the three years in the period ended December 31, 1994 attributable to equity in earnings of real estate entities and the seven properties in which a fee interest is being acquired have been eliminated in the historical financial statements. To facilitate the discussion of operations, the table and analysis below have been presented without this elimination.

                                               Six months ended
                                                   June 30,            Years ended December 31,
                                              -------------------   ------------------------------
                                                1995       1994       1994       1993       1992
                                              ---------   -------   --------   ---------  --------
                                                                (In thousands)
Revenues:
 Facilities management fees, primarily
  from affiliates:
  Mini-warehouse facilities.................  $13,768    $12,639    $26,383    $24,088    $22,218
  Commercial facilities.....................    1,019        981      1,973      1,924      1,944
 Equity in earnings of real estate entities.   11,541     10,092     21,612     17,008     12,452
 Advisory fees from affiliate...............    3,426      2,356      4,983      3,619      2,612
 Merchandise operations.....................    1,013        907      1,872      1,564      1,263
 Rental revenues............................    1,637      1,545      3,152      2,884      2,867
 Interest income............................      459        464        996        792        847
 Eliminations...............................      (98)       (93)      (189)      (173)      (172)
                                              -------    -------    -------    -------    -------
 Total revenues.............................  $32,765    $28,891    $60,782    $51,706    $44,031
                                              =======    =======    =======    =======    =======
Net income:

Net operating income of operating segments
------------------------------------------
 Facilities management, primarily from
  affiliates:
  Mini-warehouse facilities.................  $11,579    $10,088    $21,368    $18,947    $16,906
  Commercial facilities.....................      626        692      1,557      1,450      1,417
 Equity in earnings of real estate entities.   11,541     10,092     21,612     17,008     12,452
 Advisory services..........................    2,336      1,539      3,133      2,209      1,637
 Merchandise operations.....................      512        472      1,006        764        574
 Rental operations (unleveraged)............      842        795      1,640      1,413      1,566
                                              -------    -------    -------    -------    -------
 Net operating income.......................   27,436     23,678     50,316     41,791     34,552

 Other income/expense
 --------------------
 Interest income............................      459        464        996        792        847
 Interest expense...........................   (2,689)    (2,844)    (5,607)    (1,005)    (7,732)
 Gain on retirement of debt.................       --         --         --     14,440      3,311
                                              -------    -------    -------    -------    -------
 Net income.................................  $25,206    $21,298    $45,705    $56,018    $30,978
                                              =======    =======    =======    =======    =======

     Six months ended June 30, 1995 compared to six months ended June 30, 1994:
     -------------------------------------------------------------------------
Net income for the six months ended June 30, 1995 was $25,206,000 compared to $21,298,000 for the same period in 1994, representing an increase of $3,908,000, or 18%.

     During the six months ended June 30, 1995, net income increased as revenues increased 13% while expenses remained constant. Revenues for the six months ended June 30, 1995 were $32,765,000 compared to $28,891,000 in 1994. This increase of $3,874,000, or 13%, is primarily due to increases in equity in earnings of real estate entities of $1,449,000, in mini-warehouse facility management fees of $1,167,000 and in advisory fees of $1,070,000, resulting from higher revenues from facilities, due principally to higher occupancies at mini-warehouse facilities (89.1% in 1995 compared to 87.8% in 1994) and higher monthly realized rental rates ($0.70 in 1995 compared to $0.67 in 1994). In addition to improved property operations, advisory fees increased due to SEI's acquisition of additional properties and larger capital base.

     Cost and expenses remained stable between periods with increases in advisory and administrative expenses offset by decreases in costs of managing facilities and interest expense. Advisory and administrative expenses increased due to the expansion of the acquisition staff due to increased property acquisition and development activities at SEI. Cost of managing facilities decreased due to a reduction of bonus expenses and depreciation charges offset in part by the incurrence of non-recurring legal expenses. As a result, net operating income (revenues less expenses before interest income and expense) was $27,436,000 in 1995 compared to $23,678,000 in 1994, an increase of $3,758,000 or 16%.  Changes in revenues and net income are discussed below.

     Year ended December 31, 1994 compared to year ended December 31, 1993:  Net
     ---------------------------------------------------------------------
income for the year ended December 31, 1994 was $45,705,000 compared to $56,018,000 for 1993. The decrease of $10,313,000 is primarily the result of $14,440,000 in extraordinary gains from the retirement of debt in early 1993 which did not occur in 1994.

     Revenues and net operating income improved in 1994, primarily as a result of increased revenues associated with higher occupancies and rental rates at the facilities, while expenses (before interest) grew modestly at 4%. Revenues for 1994 were $60,782,000 compared to $51,706,000 in 1993. This increase of
$9,076,000, or 18%, is primarily due to increases in equity in earnings of real estate entities ($4,604,000), in mini-warehouse facility management fees ($2,344,000) and advisory fees ($1,364,000) resulting from higher revenues from facilities, due principally to higher occupancies and monthly realized rental rates at mini-warehouse facilities (89.0% compared to 86.6% and $0.68 per square foot to $0.64 per square foot for 1994 and 1993, respectively). In addition to improved property operations, advisory fees increased due to SEI's acquisition of additional properties and issuance of additional capital.

     Cost and expenses (before interest) were $9,470,000 in 1994 compared to $9,123,000 in 1993, a $347,000 increase. This increase is attributable to an increase in advisory services cost related from an expansion of the acquisition staff due to increased property acquisition activities at SEI. Cost of merchandise activities also increased reflecting costs associated with increased sales. These costs were partially offset by a decline in costs of managing facilities due to reductions in non-salary expenses. As a result, net operating income was $50,316,000 in 1994 compared to $41,791,000 in 1993, an increase of $8,525,000, or 20%, primarily related to the higher revenues and modest increases in operating expenses. Changes in revenues and net income are discussed below.

     The Operating Companies issued $75 million of notes in late 1993. The interest expense for 1994 was $5,607,000 (representing a full year of interest expense) compared to $1,005,000 in 1993 (representing interest expense on debt outstanding for one month on the $75 million of notes and interest on secured debt for the year).

     During 1992 and 1993, PSMI and PSI extinguished debt of PSMI through a series of purchases from unaffiliated note holders. In November 1993, PSMI issued $75 million in Senior Secured Notes due 2003. Due to the timing of the debt retired and the subsequent issuance of new debt, interest expense in 1993 was significantly lower than in 1992 and in 1994 when debt was outstanding for the entire year.

     Year ended December 31, 1993 compared to year ended December 31, 1992:  Net
     ---------------------------------------------------------------------
income for the year ended December 31, 1993 was $56,018,000 compared to $30,978,000 for 1992. The increase of $25,040,000 results from improvement in net operating income, gain on retirement of debt and lower interest expense. Extraordinary gains related to the retirement of debt in early 1993 and 1992 were $14,440,000 and $3,311,000, respectively. In addition, as discussed above, interest expense was $1,005,000 in 1993, compared to $7,732,000 in 1992. The impact of the changes related to gains on debt and interest expense accounts for $17,856,000 of the improvement in net income for 1993 compared to 1992.

     Revenues and net operating income improved in 1993, primarily as a result of increased revenues associated with higher occupancies and rental rates at the mini-warehouse facilities. Revenues for the year of 1993 were $51,706,000 compared to $44,031,000 in 1992. This increase of $7,675,000 or 15% is primarily due to increases in equity in earnings of real estate entities ($4,556,000), in mini-warehouse facility management fees ($1,850,000) and advisory fees ($1,007,000) resulting from higher revenues from facilities, due principally to higher occupancies and monthly realized rental rates at mini-warehouse facilities (86.6% compared to 82.3% and $0.64 per square foot to $0.63 per square foot for 1993 and 1992, respectively). In addition to improved property operations, advisory fees increased due to SEI's acquisition of additional properties and issuance of additional capital.

     Cost and expenses (before interest) were $9,123,000 in 1993 compared to $8,632,000 in 1992, an increase of $491,000 or 6%. The increase is due to the incurrence of non-recurring legal fees in 1993 associated with the advisory services. This increase was partially offset by a decrease in cost of managing facilities due to a favorable comparison to 1992 which includes $450,000 in non-recurring expenses for computer consulting, professional services, donations and third party management costs. Operating income was $41,791,000 in 1993 compared to $34,552,000 in 1992, an increase of $7,239,000, or 21%. Changes in revenues and net income are discussed below.

     The compound growth rates of revenues and net operating income for the period 1992 through 1994 are as follows:

                                                                      Growth rates 1992-1994
                                                                    -------------------------
                                                 1994 operating                 Net operating
           Operating segment                        margin(1)       Revenues        income
---------------------------------------------------------------------------------------------
Facilities management, primarily from
  affiliates:
  Mini-warehouse facilities....................        81%            9%              12%
  Commercial facilities........................        79%            1%               5%
Equity in earnings of real estate entities.....        N/A           32%              32%
Advisory services..............................        63%           38%              38%
Merchandise operations.........................        54%           22%              32%
Rental operations (unleveraged)................        52%            5%               2%

----------------
(1) Operating margin is defined as net operating income (revenues less related cost of operations) divided by revenues for each operating segment.

     Each of the above operating segments, except Merchandise operations, has cost structures consisting primarily of fixed costs. As such, an increase in revenues generally results in a corresponding increase in the operating income of such segment.

     Property Management.  PSMI is the largest operator of mini-warehouses in
     -------------------
the United States. All of the facilities operated by PSMI and PSCP are operated under the "Public Storage" trademark which carries strong name recognition.

     Operating income from property management services has consistently increased resulting from increasing management fees while expenses have remained relatively constant. The increase in management fees is the result of an increase in the number of facilities under management and an increase in property level revenues resulting from increased property occupancies and rental rates.

     The following table shows property information for mini-warehouse and commercial facilities under management. Average management fees paid per facility under management increased between 3% and 9% per year, resulting from an increase in occupancies and rental rates of properties managed.

                                                Six  months ended
                                                    June 30,                  Year ended December 31,
                                              ----------------------     -------------------------------
                                                1995         1994          1994        1993      1992
                                              --------    ----------     --------   ---------  ---------
Mini-warehouse facilities
-------------------------
Number of facilities under management
  at end of period.........................     1,074         1,046         1,067      1,040      1,020
Square feet under management at end
  of period (in millions)..................      62.9          61.6          62.3       60.2       60.1
Rental revenues (in millions)..............  $  233.7      $  217.0      $  447.2   $  407.0   $  377.9
Average per facility under management:
      Rental revenues......................  $218,600      $207,500      $424,700   $395,600   $367,300
      Management fees incurred.............  $ 12,800      $ 12,100      $ 24,700   $ 23,200   $ 21,800
      Weighted average occupancy...........      89.1%         87.8%         89.0%      86.6%      82.3%
      Realized monthly rental rate
         per sq. ft (1)....................  $   0.70      $   0.67      $   0.68   $   0.64   $   0.63

                                             Six months ended
                                                 June 30,               Year ended December 31,
                                           --------------------    --------------------------------
                                              1995       1994        1994        1993        1992
                                           ---------   --------    ---------   ---------   --------
Commercial facilities (2)
-------------------------
Number of facilities under management
  at end of period.......................        78          78          78          78          80
Square feet under management at end
  of period (in millions)................       5.2         5.2         5.2         5.2         5.3
Rental revenues (in millions)............  $   20.3    $   20.0    $   39.6    $   38.1    $   38.7
Average per facility under management:
      Rental revenues....................  $260,300    $256,400    $507,100    $487,400    $484,100
      Management fees incurred...........  $ 13,000    $ 12,600    $ 25,300    $ 24,700    $ 24,300
      Weighted average occupancy.........      94.4%       93.6%       94.0%       90.6%       85.2%
      Realized monthly rental rate
        per sq. ft (1)...................  $   0.69    $   0.68    $   0.68    $   0.66    $   0.72

--------------
(1) Realized rent per square foot represents the actual revenue earned per occupied square foot. Management believes this is a more relevant measure than posted rental rates, since posted rates can be discounted through the use of promotions.

(2) Includes the commercial operations at mini-warehouse facilities (33 facilities at June 30, 1995).

     Trends in property operations are due to:

     . Increasing occupancy levels due to the decreased levels of new supply in the industry, growth in demand and promotion of the facilities by PSMI and PSCP.

     . Increasing realized rents per square foot of mini-warehouse space due to increased demand facilitating price increases and reduced promotional discounting of mini-warehouse space.

     The rental revenues of the facilities are typically higher in the second and third quarters primarily because of the timing of rental rate increases and because mini-warehouse facilities tend to experience greater occupancy during the spring and summer months reflecting the moving patterns of individual users.

     The facilities managed by the Operating Companies are located in or near major metropolitan markets in 38 states. Geographic diversity reduces the impact of regional economic downturns on the Operating Companies and provides a greater degree of stability to management fees earned. No single facility accounted for more than .5% of management fees earned in 1994.

     The four states in which the largest concentration of facilities (mini-warehouse and commercial facilities combined) are located and their operating trends are as follows:

                                    WEIGHTED AVERAGE OCCUPANCIES
                            ---------------------------------------------
                   At
                June 30,       Six months
                  1995       ended June 30,     Year Ended December 31,
                  % of      ----------------   --------------------------
                  Total      1995     1994       1994      1993     1992
                ---------   -------  -------   -------   -------   ------
California            30%     87.7%    85.5%     86.3%     84.5%    82.2%
Texas                 12%     89.1%    88.3%     89.4%     88.2%    87.5%
Florida                7%     86.9%    88.6%     89.0%     87.6%    84.0%
Illinois               5%     91.7%    88.9%     90.8%     84.1%    74.0%
Other                 46%     90.9%    90.1%     91.3%     88.9%    82.3%
                     ----     -----    -----     -----     -----    -----
Total                100%     89.5%    88.3%     89.4%     87.1%    82.6%
                     ====     =====    =====     =====     =====    =====

                              WEIGHTED AVERAGE REALIZED MONTHLY RENT
                                         PER SQUARE FOOT (1)
                          ----------------------------------------------

                     At
                   June 30,    Six months
                    1995     ended June 30,      Year Ended December 31,
                     % of   ---------------     ------------------------
                    Total    1995     1994       1994      1993     1992
                --------------------------------------------------------
California            30%    $0.81    $0.80     $0.81     $0.78    $0.79
Texas                 12%     0.56     0.54      0.55      0.53     0.52
Florida                7%     0.66     0.65      0.66      0.58     0.58
Illinois               5%     0.67     0.64      0.65      0.62     0.62
Other                 46%     0.66     0.63      0.62      0.60     0.56
                     ----    -----    -----     -----     -----    -----
Total                100%    $0.70    $0.67     $0.68     $0.64    $0.63
                     ====    =====    =====     =====     =====    =====

---------------
(1) Realized rent per square foot represents the actual revenue earned per occupied square foot. Management believes this is a more relevant measure than posted rental rates, since posted rates can be discounted through the use of promotions.

     Most of the facilities managed by PSMI and PSCP are owned by SEI or by entities affiliated with PSI. Of the 1,119 facilities operated by PSMI and PSCP, 70 are operated under management contracts with third parties who are not affiliated with SEI or PSI. These 70 properties accounted for management fees of $1,521,000, $1,458,000 and $1,506,000 in 1994, 1993 and 1992, respectively, representing approximately 5% of all management fees earned in those periods. Approximately 30% of the management fees from third-party contracts are earned on 26 properties owned by a single owner. These 26 properties have been under management since 1988.

     Cost of managing facilities consists primarily of salaries and wages and the related expenses of senior property management personnel as noted below:

                                  Six months ended
                                     June 30,                      Year ended December 31,
                               -------------------------         --------------------------
                                  1995          1994               1994     1993      1992
                               -----------   -----------         --------  -------  -------
                                                     (In thousands)
Salaries and wages.........       $1,957        $2,147            $4,011    $4,127    $3,925
Other expenses.............          570           414               898     1,417     1,914
                                  ======        ======            ======    ======    ======
    Total..................       $2,527        $2,561            $4,909    $5,544    $5,839
                                  ======        ======            ======    ======    ======

     Salaries and wages include base salaries and bonuses of property management personnel. The base salaries have remained relatively constant except for an increase of $227,000 in 1994 related to an increase in the number of regional management personnel resulting from an increase in the number of properties under management. This increase in base salary was offset by reduced bonus expense in 1994 compared to 1993 of approximately $300,000.

     Bonus expense included in salaries and wages reflects incentive bonuses based on the achievement of specific goals. Included in salaries and wages for the years ended December 31, 1994, 1993, 1992 and the six months ended June 30, 1995 and 1994 are bonuses of $804,000, $1,103,000, $816,000, $158,000 and
$364,000, respectively.

     Other expenses have declined each year due to expense controls. Included in other expenses for the year ended December 31, 1992 are non-recurring expenses of approximately $450,000 for computer consulting, professional services, donations and costs associated with the management of third-party properties. The decrease in other expense from the six months ended June 30, 1995 is partially the result of a $220,000 decrease in depreciation and amortization of computer hardware and software costs as compared to 1994 levels partially offset by non-recurring legal expenses in 1995 associated with the management of commercial facilities.

     Equity in Earnings of Real Estate Entities. Equity in earnings of real
     ------------------------------------------
estate entities reflects the proportionate income of 63 REITs and partnerships in which SEI is acquiring an interest of generally 20% to 30%. The improvement in equity in earnings reflects the improvement in the operations of the properties owned by these entities. See "-Underlying Properties."

     Advisory Services.  The Adviser's fees increased at a compound annual rate
     -----------------
of 38% from 1992 through 1994. This reflects the improvement of SEI's cash flow from operations and an increase in the capital base of SEI. The improvement in SEI's cash flow from operations resulted from improved property operating results. SEI's overall property operating trends have shown consistent improvement with growth in net operating income prior to reductions for depreciation over the same period in the prior year on same stores of 6.1%, 9.7%, 6.6% and 4.6% for the years 1992, 1993, 1994 and the six months ended
June 30, 1995, respectively.

     In addition, since 1992, SEI has acquired additional assets with the proceeds from the issuance of additional capital stock, primarily Common Stock and preferred stock. This growth in SEI has resulted in increased advisory fees. Specifically, between January 1, 1992 and June 30, 1995, SEI issued $335 million in preferred stock, $197 million in Common Stock, and an additional $138 million Common Stock in connection with mergers.

     Cost of advisory services and administrative expenses consists of salaries and expenses of SEI's executive officers and acquisition staff and corporate expenses including rent. Cost of advisory services and administrative expenses increased in 1993 due to the incurrence of non-recurring legal expenses and increased in 1994 due to the expansion of the acquisition staff.

     Merchandise Operations.  Operating income from Merchandise Operations,
     ----------------------
which accounts for less than 4% of the 1994 operating income of the Operating Companies, increased due to price increases, an increase in the number of facilities at which merchandise is offered (from 900 at December 31, 1992 to 975 facilities at June 30, 1995) and the introduction of boxes to the product line in 1993 (available at 206 facilities at June 30, 1995). Inventory of $75,000 is included in other assets at June 30, 1995 relating to Merchandise Operations.

     Liquidity and Capital Resources

     The Operating Companies financial profile is characterized by $68.0 million of fixed rate, fully amortizing debt and an increasing level of funds available for principal payments, distributions and investment.

     The Operating Companies have $68.0 million of notes outstanding as of June 30, 1995. The notes bear interest at a fixed rate of 7.08% and are fully amortizing through the year 2003. Assumption of the notes by SEI in the Merger is subject to the lenders' consent. Principal payments for the next five years and thereafter are as follows:

             1995 (July-December)...   $ 2,500,000
             1996...................     5,750,000
             1997...................     6,500,000
             1998...................     7,250,000
             1999...................     8,000,000
             Thereafter.............    38,000,000
                                       -----------
                                       $68,000,000
                                       ===========

     Cash provided by operating activities was $23.9 million, $31.1 million, $35.8 million and $18.6 million for the years of 1992, 1993 and 1994 and six months ended June 30, 1995, respectively. These cash flows have been sufficient to cover capital expenditures and debt service requirements.

     Capital expenditures have been and are expected to continue to be insignificant.

UNDERLYING PROPERTIES

     The following discussion should be read in conjunction with the Combined Summaries of Historical Information relating to the Underlying Properties ("Combined Summaries") and notes thereto included elsewhere in this Proxy Statement.

     The Combined Summaries present the results of operations for the properties underlying the Real Estate Interests. Specifically, the Underlying Properties include:

     . 505 mini-warehouses and 14 commercial facilities owned by 63 REITs and limited partnerships, all operated under the "Public Storage" name.

     . Seven properties consisting of six mini-warehouses and one commercial property, wholly-owned by PSI.

     .  Ten notes receivable, secured by mini-warehouse facilities.

     Results of Operations

     Six months ended June 30, 1995 compared to the six months ended June 30,
     ------------------------------------------------------------------------
1994:  The net income of the Underlying Properties for the six months ended June
----
30, 1995 was $53,083,000 compared to $47,278,000 for the same period in 1994, representing an increase of 12%. The improved results reflect the general improvement of the 526 mini-warehouse and commercial facilities, primarily due to higher occupancies and rental rates of the mini-warehouses. Occupancies of the mini-warehouse improved from 87.6% for the first six months of 1994 to 89.6% in the first six months of 1995, and realized rental rates improved from $0.70 per square feet to $0.73 per square feet for the comparable periods.

     Year ended December 31, 1994 compared to the year ended December 31, 1993:
     -------------------------------------------------------------------------
The net income of the Underlying Properties for the year ended December 31, 1994 was $99,859,000 compared to $80,400,000 for 1993, representing an increase of 24%. During 1994, two mini-warehouses were opened by such ownership entities. The improvement is also reflective of the general improvement of the 524 mini-warehouse and commercial facilities operated in both 1994 and 1993 due to improved occupancies and rental rates. Occupancies for the mini-warehouses improved from 85.3% in 1993 to 88.9% in 1994 while realized rental rates improved to $0.71 per square foot from $0.68 per square foot in 1993.

     Year ended December 31, 1993 compared to the year ended December 31, 1992:
     -------------------------------------------------------------------------
The net income of the Underlying Properties for the year ended December 31, 1993 was $80,400,000 compared to $59,853,000 for 1992, representing an increase of 34%. This improvement reflects the opening of one mini-warehouse in 1993 and the general improvement of the mini-warehouse and commercial facilities. Occupancies at the mini-warehouses improved to 85.3% from 79.1% in 1992. Realized rental rates improved to $0.68 per square foot in 1993 from $0.65 per square foot in 1992.

     The following table illustrates the operating trends of the mini-warehouse and commercial facilities constituting the Underlying Properties for the last three years and the six months ended June 30, 1995 and 1994:

                                                         Six  months ended
                                                             June 30,                  Years ended December 31,
                                                    ------------------------      ----------------------------------
                                                       1995           1994           1994         1993        1992
                                                    ----------     ---------      ----------   ---------   ---------
       MINI-WAREHOUSES
       ---------------
       Number of facilities.......................        511            509            511          509         508
       Weighted average occupancy for period......       89.6%          87.6%          88.9%        85.3%       79.1%
       Realized monthly rent per square foot......   $   0.73       $   0.70       $   0.71     $   0.68    $   0.65
       Rental revenues (in thousands).............   $117,779       $110,566       $227,647     $205,715    $183,576
       Property net operating income
        (in thousands)(2).........................     75,985         69,686        145,315      127,407     108,277
       Gross profit margin(3).....................       64.5%          63.0%          63.8%        61.9%       59.0%
       Capital expenditures to maintain
        facilities (in thousands).................   $  1,883       $  1,534       $  4,707     $  4,543    $  4,387
       Rentable square feet (in millions).........       29.7           29.6           29.7         29.6        29.5

       COMMERCIAL FACILITIES(1)
       ------------------------
       Number of facilities.......................         33             33             33           33          32
       Weighted average occupancy for period......       94.2%          92.9%          93.5%        91.3%       84.0%
       Realized monthly rent per square foot......   $   0.78       $   0.78       $   0.77     $   0.79    $   0.80
       Rental revenues (in thousands).............   $  8,451       $  8,333       $ 16,518     $ 16,223    $ 15,341
       Property net operating income
        (in thousands)(2).........................      4,562          4,582          8,692        8,194       8,014
       Gross profit margin(3).....................       54.0%          55.0%          52.6%        50.5%       52.2%
       Capital expenditures to maintain
        facilities (in thousands).................   $    529       $    697       $  1,301     $  1,241    $  1,385
       Rentable square feet (in millions).........        1.9            1.9            1.9          1.9         1.9

----------------
(1)  Includes the commercial operations at 18 mini-warehouse facilities
(2) Property net operating income is rental revenues less costs of operations before depreciation expense.
(3) Gross profit margin is computed by dividing property net operating income by rental revenues.

   All the mini-warehouses have essentially the same operating, physical and location characteristics. These characteristics include high average occupancies compared to relatively low break-even occupancy requirements, geographic diversity, concentration in major metropolitan cities, and increasing realized rents and occupancies. Substantially all of these facilities were developed by PSI and have an average age of 9.5 years.

   Most facilities operate at consistently high occupancy levels, with over 80% of the 526 facilities operating at 85% occupancy or better at June 30, 1995. The following table reflects the occupancy distribution as of June 30, 1995:


                            OCCUPANCY DISTRIBUTION
                                 AT JUNE 1995

   [Bar chart appears here illustrating the occupancy distribution at June 1995]

    Occupancy Percentage              No. of Facilities
    --------------------              -----------------
         0% -  50%                           1
        50% -  55%                           2
        55% -  60%                           1
        60% -  65%                           1
        65% -  70%                          11
        70% -  75%                           8
        75% -  80%                          21
        80% -  85%                          44
        85% -  90%                         115
        90% -  95%                         195
        95% - 100%                         127

   The facilities of the ownership entities are located in the major metropolitan markets in 38 states. Geographic diversity reduces the impact from regional economic downturns and provides a greater degree of stability to revenues. The following table illustrates the geographic diversity of the facilities at June 30, 1995 as measured by rentable square feet:

                 GEOGRAPHIC DIVERSITY OF REAL ESTATE INTERESTS

               (based on rentable square feet at June 30, 1995)

[Pie chart appears here which illustrates by region the geographic diversity of the facilities at June 30, 1995 based on rentable square feet]

         South Western           27%
         North Western           18%
         North Eastern           18%
         Mid Western             17%
         South Central           10%
         South Eastern           10%

     The four states in which the largest concentration of facilities (mini-warehouse and commercial facilities combined) are located and their operating trends are as follows:

                                                       WEIGHTED AVERAGE OCCUPANCIES
                                        ------------------------------------------------------------
                              At               Six  months
                           June 30,          ended June 30,             Year Ended December 31,
                             1995       -----------------------      -------------------------------
                          % of Total      1995          1994            1994       1993      1992
                          -----------   ---------   -----------      ---------  ----------  --------
          California              32%      87.1%      84.2%            85.2%       82.8%       79.3%
          Texas                    9       88.8%      89.2%            90.1%       88.6%       88.7%
          Illinois                 8       91.7%      88.3%            90.7%       83.4%       71.7%
          Florida                  6       87.3%      89.8%            89.9%       87.0%       83.6%
          Other                   45       92.0%      90.1%            91.5%       87.6%       78.6%
                                 ---       ----       ----             ----        ----        ----
          Total                  100%      89.8%      87.9%            89.2%       85.7%       79.4%
                                 ===       ====       ====             ====        ====        ====
                                           WEIGHTED AVERAGE REALIZED MONTHLY RENT PER SQUARE FOOT
                                        ------------------------------------------------------------
                              At               Six  months
                           June 30,          ended June 30,             Year Ended December 31,
                             1995       -----------------------      -------------------------------
                          % of Total      1995          1994            1994       1993      1992
                          -----------   ---------   -----------      ---------  ----------  --------
          California              32%     $0.81      $0.81            $0.81       $0.79       $0.79
          Texas                    9       0.63       0.62             0.62        0.61        0.58
          Illinois                 8       0.67       0.64             0.65        0.62        0.62
          Florida                  6       0.74       0.70             0.71        0.70        0.64
          Other                   45       0.71       0.67             0.67        0.64        0.59
                                 ---      -----      -----            -----       -----       -----
          Total                  100%     $0.73      $0.71            $0.71       $0.69       $0.66
                                 ===      =====      =====            =====       =====       =====

     Trends in property operations are due to:

     . increasing occupancy levels due to the decreased levels of new supply in the industry and promotion of the facilities by PSMI and PSCP.

     . increasing realized rents per square foot of mini-warehouse space due to increased demand and reduced need for promotional discounting of mini-warehouse space due to improved occupancy.


   The rental revenues of the facilities are typically higher in the second and third quarters primarily because of the timing of rental rate increases and because mini-warehouse facilities tend to experience greater occupancy during the spring and summer months reflecting the moving patterns of individual users.

   The Underlying Properties encompass in excess of 295,000 rental spaces
throughout 38 states and 79 major metropolitan markets   No single facility
generates more than .7% of revenues or has more than .6% of the rentable square footage. No single tenant occupies more than .1% of the rentable square footage or accounts for more than .1% of the revenue.

   Liquidity and Capital Resources. The Underlying Properties are characterized by low leverage and an increasing level of funds available for principal payments, distributions and investments.

   The REITs and partnerships in which SEI is acquiring an interest have relatively low overall debt, with 54 of the 63 entities owning 426 of the 526 properties having no debt. As of December 31, 1994, nine of the entities have debt totaling $94 million which matures through 2002.

   Debt maturities for the next five years and thereafter are as follows:

              1995..........   $11,036,000
              1996..........     4,543,000
              1997..........     4,352,000
              1998..........    28,727,000
              1999..........    24,113,000
              Thereafter....    21,167,000
                               -----------
                               $93,938,000
                               ===========

   Cash provided by operating activities for the Underlying Properties are $103.4 million, $123.2 million, $141.8 and $74.1 million for the years of 1992, 1993 and 1994 and six months ended June 30, 1995, respectively. These cash flows have been sufficient to cover capital expenditures and debt service requirements.

   Capital expenditures to maintain the Underlying Properties were $6.1 million, $5.8 million and $5.8 million for the years ended December 31, 1994, 1993 and 1992, respectively, and $2.4 million and $2.2 million for the six months ended June 30, 1995 and 1994, respectively.

   In connection with the acquisition of the notes receivable and seven properties (100% fee interest being acquired), SEI will assume approximately $4,706,000 in debt consisting of underlying debt related to four of the notes receivable and mortgage debt secured by one of the facilities. This debt bears interest at rates ranging from 7.1% to 9.9% and with maturity dates ranging through the year 2000. SEI believes the cash flow from the Real Estate Interests will be sufficient to meet the repayment requirements of the debt being assumed.

   SEI PRO FORMA

        The following is a discussion of operations after giving effect to (i) the issuance and investment of approximately $500 million of additional capital through the issuance of preferred stock and Common Stock in public offerings and the issuance of Common Stock in connection with the mergers of Public Storage Properties VI, VII and VIII, Inc., and (ii) the proposed merger of PSMI with and into SEI, including the acquisition of the Real Estate Interests; all as if such transactions were completed at the beginning of 1994. This discussion is based on the unaudited Pro-Forma Balance Sheet as of June 30, 1995 and the Statements of Income for the six-month period ended June 30, 1995 and the year ended December 31, 1994, included elsewhere in this Proxy Statement. Upon completion of the Merger, including the acquisition of the Real Estate Interests, SEI will be a fully integrated, self-advised and self-managed REIT. SEI will acquire the "Public Storage" name and trademark, operating systems, property management agreements on over 1,100 facilities and equity interest in over 500 geographically diversified facilities.

        Operating Results - SEI Historical compared to SEI Pre-Merger Pro Forma

        Six months ended June 30, 1995.  Pre-Merger pro forma net income for the
        ------------------------------
   six months ended June 30, 1995 was $36,063,000 compared to the historical net income of $29,751,000, representing an increase of $6,312,000. Pro forma net income allocable to the Common Stock increased to $20,413,000 for the six months ended June 30, 1995 compared to historical net income allocable to the Common Stock shareholders of $16,443,000 for the same period, representing an increase of $3,970,000. The increases in net income and net income allocable to the Common Stock were the result of (i) the additional issuances of equity securities during 1995, and the use of the proceeds therefrom to acquire additional real estate assets, and (ii) the merger transactions with Public Storage Properties VI, Inc. (completed February 28, 1995) and Public Storage Properties VII, Inc., (completed June 30, 1995), as if such transactions were completed at the beginning of the period. Pre-Merger pro forma net income per share of Common Stock was $.48 per share (based on weighted average shares outstanding of 42,108,048) for the six months ended June 30, 1995 compared to the historical net income per share of Common Stock of $.50 (based on weighted average shares of Common Stock outstanding of 32,707,556) for the same period. The decrease in net income per share of Common Stock is principally due to additional depreciation expense as a result of the acquisition of additional real estate facilities combined with additional preferred stock dividends.

        During 1995, SEI issued in public offerings shares of its Series E Preferred Stock (February 1, 1995, net proceeds of $52.9 million), Series F Preferred Stock (May 3, 1995, net proceeds of $55.5 million) and Common Stock (May 31, 1995, net proceeds of $82.0 million). The aggregate net proceeds have been used to fund the cash portion of the acquisition cost of real estate facilities, limited partnership units in the PSP Partnerships and mergers.

        During the first six months of 1995, SEI acquired 88 real estate facilities (including 61 real estate facilities acquired in connection with the mergers of Public Storage Properties VI, Inc. and Public Storage Properties VII, Inc.). Since June 30, 1995, SEI acquired an additional 23 real estate facilities and is currently in the process of acquiring an additional 13 real estate facilities. Rental income, cost of operations and depreciation expense all increased compared to the respective historical amounts due to the operating results of real estate facilities acquired during 1995 (including those real estate facilities which SEI is currently in the process of acquiring). These transactions increased SEI's capitalization by approximately $250 million and resulted in an increase in its wholly-owned property portfolio from 143 to 267.

        The consideration for the above real estate facilities included cancellation of mortgage notes receivable, assumption of mortgage debt and cash. As a result, interest income decreased related to the cancelled mortgage notes receivable and interest expense increased to reflect additional interest expense on the assumed mortgage debt.

        Year Ended December 31, 1994.  Pre-Merger pro forma net income for the
        ----------------------------
   year ended December 31, 1994 was $68,682,000 compared to the historical net income of $42,118,000, representing an increase of $26,564,000. Pre-Merger pro forma net income allocable to the Common Stock increased to $37,476,000 for the year ended December 31, 1994 compared to historical net income allocable to Common Stock of $25,272,000 for the same period, representing an increase of $12,204,000. The increases in net income and net income allocable to the Common Stock were the result of (i) the additional issuances of equity capital during 1994 and 1995, and the use of the proceeds therefrom to acquire additional real estate assets, and (ii) the merger transactions with Public Storage Properties VI, Inc., Public Storage Properties VII, Inc. and Public Storage Properties VIII, Inc. Pre-Merger pro forma net income per share of Common Stock was $.90 per share (based on weighted average shares outstanding of 41,844,644) for the year ended December 31, 1994 compared to the historical net income per share of $1.05 (based on weighted average shares of Common Stock outstanding of 24,077,055) for the same period. The decrease in net income per share of Common Stock is principally due to additional depreciation expense as a result of the acquisition of additional real estate facilities, combined with additional preferred stock dividends.

        In addition to the public offering of equity securities during 1995, SEI issued in public offerings during 1994 shares of its Series C Preferred Stock (June 30, 1994, net proceeds of $28.9 million), Series D Preferred Stock (September 1, 1994, net proceeds of $29.0 million) and Common Stock (February 15, 1994 and November 25, 1994, aggregate net proceeds of $110.3 million). The aggregate net proceeds have been used to fund the cash portion of the acquisition cost of real estate facilities, limited partnership units in the PSP Partnerships and mergers with Public Storage Properties VI, VII and VIII. These transactions increased SEI's capitalization by approximately $500 million and resulted in an increase in its wholly owned property portfolio from 71 to 267.

        During 1994, SEI acquired 71 mini-warehouse facilities and one business park facility (including 23 facilities acquired in the merger with Public Storage Properties VIII, Inc.). Rental income, cost of operations and depreciation expense all increased compared to the respective historical amounts due to the operating results of real estate facilities acquired during 1994 and 1995 (including those real estate facilities which SEI is currently in the process of acquiring).

        The consideration for these real estate facilities included cancellation of mortgage notes receivable, assumption of mortgage debt and cash. As a result, interest income decreased related to the cancelled mortgage notes receivable and interest expense increased to reflect additional interest expense on the assumed mortgage debt.

        Throughout 1994 and 1995, pursuant to cash tender offers, SEI acquired limited partnership units in each of the PSP Partnerships. These acquisitions have resulted in reductions to the "Minority interest in income" from what it would otherwise have been in the absence of such acquisitions, and accordingly, have increased SEI's share of the consolidated PSP Partnerships' income. As a result of these acquisitions, minority interest in income decreased from $9,481,000 to $6,918,000.

        Operating Results - SEI Pre-Merger Pro Forma compared to Post-Merger Pro Forma

        Upon consummation of the Merger, (i) PSMI will be merged into SEI, which will be the surviving corporation, (ii) SEI will be renamed "Public Storage, Inc.," and (iii) the capital stock of PSMI will be converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock, subject to adjustment.

        Immediately following the Merger, SEI will become self managed and self advised, and will own the Operating Companies and the Real Estate Interests, which include (1) the "Public Storage" name, (2) seven wholly owned properties, (3) all inclusive deeds of trust secured by ten mini-warehouses,
   (4) general and limited partnership interests in 47 limited partnerships owning an aggregate of 286 mini-warehouses and one commercial property, (5) equity interests in 16 REITs which, exclusive of SEI's facilities, own an aggregate of 219 mini-warehouses and 13 commercial properties, (6) property management contracts, exclusive of SEI's facilities, for 604 mini-warehouses and, through a 95% economic interest in PSCP, 26 commercial properties (563 of which collectively are owned by entities affiliated with PSI), and (7) a 95% economic interest in a merchandise company which currently sells locks and boxes to mini-warehouse tenants and others. See "Public Storage Management, Inc."

        Six months ended June 30, 1995.  Post-Merger pro forma net income for
        ------------------------------
   the six months ended June 30, 1995 was $51,554,000 compared to the Pre-Merger pro forma net income of $36,063,000, representing an increase of $15,491,000 or 43%. Post-Merger pro forma net income allocable to Common Stock increased to $35,904,000 for the six months ended June 30, 1995 compared to the Pre-Merger pro forma net income allocable to Common Stock of $20,413,000 for the same period or an increase of 76%. Post-Merger pro forma net income per share of Common Stock was $.50 per share or 4% higher (based on weighted average shares outstanding of 72,108,048) for the six months ended June 30, 1995 compared to the Pre-Merger pro forma net income per share of $.48 (based on weighted average shares outstanding of 42,108,048) for the same period. The lower increase in per share income of 4% compared to the 76% increase in net income allocable to the Common Stock is due to the significant increase (71%) in the number of shares of Common Stock issued in the Merger.

        The Post-Merger pro forma net income increased as a result of (i) property operations of the seven wholly owned properties, (ii) interest income and expense related to the all-inclusive deeds of trust, (iii) equity in earnings of limited partnerships and REITs, (iv) facility management fees and operating expenses relating to the property management contracts, (v) the elimination of the advisory fee as a result of becoming self advised offset in part by additional administrative costs, reflecting primarily executive compensation and rent previously paid for by the Adviser and (vi) operating results of the Lock/Box Company.

        Year ended December 31, 1994.  Post-Merger pro forma net income for the
        ----------------------------
   year ended December 31, 1994 was $96,621,000 compared to the Pre-Merger pro forma net income of $68,682,000, representing an increase of $27,939,000 or 41%. Post-Merger pro forma net income allocable to Common Stock increased to $65,415,000 for the year ended December 31, 1994 compared to the Pre-Merger pro forma net income allocable to Common Stock of $37,476,000 for the same period, an increase of 75%. Post-Merger pro forma net income per share of Common Stock was $.91 per share or 1% higher (based on weighted average shares outstanding of 75,844,644) for the year ended December 31, 1994 compared to the Pre-Merger pro forma net income per share of $.90 (based on weighted average shares outstanding of 41,844,644) for the same period. The lower increase in per share income of 1% compared to 75% increase in net income allocable to Common Stock is due to the significant increase in the number of shares to be issued in the Merger.

        Similar to the six months ended June 30, 1995, Post-Merger pro forma net income increased as a result of (i) property operations of the seven wholly owned properties, (ii) interest income and expense related to the all-inclusive deeds of trust, (iii) equity in earnings of real estate entities with respect to the acquired partnership and equity interests in limited partnerships and REITs, respectively, (iv) facility management fees and operating expenses relating to the property management contracts, (v) the elimination of the advisory fee as a result of becoming self-advised, offset in part by additional administrative costs, reflecting primarily executive compensation and rent previously paid for by the Adviser, and (vi) operating results of the Lock/Box Company.

        Liquidity and Capital Resources

        Capital Structure.  The following table summarizes SEI's capital
        -----------------
   structure on an historical and pro forma (pre- and post-Merger) basis at June 30, 1995 (before taking into account any post-Closing adjustments):

                                                                            At
                                                                        June 30, 1995
                                                         -----------------------------------------
                                                                            SEI           SEI
                                                              SEI        Pre-Merger    Post-Merger
                                                          (Historical)   (Pro Forma)   (Pro Forma)
                                                          ------------   -----------   ------------
                                                            (In thousands, except per share data)
          Line of credit with banks.....................    $        -    $        -    $        -
          Senior notes..................................             -             -        68,000
          Mortgage notes payable........................        58,497       103,213       107,919
                                                            ----------    ----------    ----------
              Total debt................................        58,497       103,213       175,919

          Minority interest.............................       131,536       124,848       124,848

          Shareholders' equity:
            Senior Preferred Stock......................       277,650       277,650       277,650
            Convertible Preferred Stock.................        57,500        57,500        57,500
            Common Stock................................       557,514       557,514     1,112,954
            Class B Common Stock........................             -             -           700
                                                            ----------    ----------    ----------
            Total shareholders' equity..................       892,664       892,664     1,448,804
                                                            ----------    ----------    ----------
          Total capitalization..........................    $1,082,697    $1,120,725    $1,749,571
                                                            ==========    ==========    ==========

        Comparison of Historical vs. Post-Merger Pro Forma Capitalization.
        -----------------------------------------------------------------

        . Total shareholders' equity will increase by approximately $556.1 million or 62%, which will be directly attributable to the Common Stock issued in the Merger.

        . Total debt will increase from the historical amount of $58.5 million at June 30, 1995 to $175.9 million. The increase in debt is principally the result of (i) mortgage debt ($44.7 million) either assumed or estimated to be assumed in connection with property acquisitions subsequent to June 30, 1995 combined with the assumption of (ii) senior notes payable ($68.0 million) to be assumed in connection with the Merger and (iii) mortgage debt of $4.7 million in connection with the Merger.

        . Preferred stock as a percentage of total shareholders' equity will decrease from approximately 31% (historical) at June 30, 1995 to approximately 19% on a Post-Merger pro forma basis at June 30, 1995.

        . SEI's debt to equity ratio will increase from 7% (historical) to 12% (Post-Merger), however, its ratio of earnings to fixed charges (interest expense and preferred stock dividends) improves from 2.22 for 1994 to 2.48 on a Post-Merger pro forma basis for the same period due to the overall reduction in leverage (debt and preferred stock to total capitalization) from 36% to a Post-Merger pro-forma of 29% of total capitalization.


        Funds available for principal payments and investment.  SEI anticipates
        -----------------------------------------------------
   that funds provided by operating activities will continue to be sufficient over at least the next 12 months to provide for capital improvements, debt service requirements and distributions to shareholders.

        The following table summarizes SEI's ability to pay the minority interests' distributions, its distributions to the preferred and Common Stock shareholders and fund capital improvements to maintain the facilities through the use of funds provided by operating activities. The remaining funds are available to make both scheduled and optional principal payments on debt, pay distributions on Common Stock and for investment.

                                       Six  Months Ended June 30, 1995                 Year Ended December 31, 1994
                                 --------------------------------------------   ---------------------------------------------
                                                    SEI             SEI                             SEI             SEI
                                     SEI         Pre-Merger      Post-Merger         SEI         Pre-Merger      Post-Merger
                                 (Historical)    (Pro Forma)     (Pro Forma)     (Historical)    (Pro Forma)     (Pro Forma)
                                 ------------   -------------   --------------   ------------   -------------   --------------
                                                                    (amounts in thousands)
Net income......................     $ 29,751        $ 36,063         $ 51,554       $ 42,118        $ 68,682         $ 96,621
Depreciation and amortization...       16,926          20,747           21,049         28,274          40,971           41,620
Amortization of management
  contracts and goodwill........            -               -            4,701              -               -            9,402
Depreciation from unconsolidated
  real estate entities..........            -               -           10,639              -               -           21,227
Minority interest in income.....        3,715           3,570            3,570          9,481           6,918            6,918
Less: Gain on disposition
  of real estate................            -               -                -              -            (203)            (203)
Amortization of discounts
  on mortgage notes receivable..          (67)              -                -           (693)              -                -
                                     --------        --------         --------       --------       ---------         --------
Net cash provided by
  operating activities..........       50,325          60,380           91,513         79,180         116,368          175,585
Distributions from operations
  to minority interests.........       (9,107)         (8,721)          (8,721)       (23,037)        (17,569)         (17,569)
                                     --------        --------         --------       --------       ---------         --------
Cash from operations allocable
  to SEI's shareholders.........       41,218          51,659           82,792         56,143          98,799          158,016
Less: preferred stock dividends.      (13,308)        (15,650)         (15,650)       (16,846)        (31,206)         (31,206)
                                     --------        --------         --------       --------       ---------         --------
Cash from operations
  allocable to Common Stock.....       27,910          36,009           67,142         39,297          67,593          126,810

Capital improvements to maintain
--------------------------------
  facilities:
  ----------
    Mini-warehouses.............       (2,397)         (3,076)          (3,084)        (6,360)        (10,322)         (10,366)
    Business parks..............         (909)           (909)            (909)        (1,952)         (1,952)          (1,952)
Add back: minority interest
  share of capital improvements
  to maintain facilities........          859             800              800          2,948           2,455            2,455
                                     --------        --------         --------       --------       ---------         --------
Funds available for principal
  payments, distributions on
  Common Stock and investment...       25,463          32,824           63,949         33,933          57,774          116,947

Cash distributions on
  Common Stock..................      (14,886)        (18,332)         (31,532)       (21,249)        (34,628)         (60,128)
                                     --------        --------         --------       --------       ---------         --------
Funds available for principal
  payments and investment.......     $ 10,577        $ 14,492         $ 32,417       $ 12,684        $ 23,146         $ 56,819
                                     ========        ========         ========       ========       =========         ========

        For the six months ended June 30, 1995, Post-Merger pro forma FFO, as defined by SEI in note (4) to "Summary - Summary Financial Information", (equivalent to Cash from operations allocable to SEI's shareholders in the above table) was $82,792,000 compared to the Pre-Merger FFO of $51,659,000, representing an increase of $31,133,000. Post-Merger pro forma FFO, as defined by SEI, allocable to Common Stock (after deducting preferred stock dividends) was $67,142,000 compared to the Pre-Merger pro forma amount of $36,009,000 for the six months ended June 30, 1995. Post-Merger pro forma weighted average shares of Common Stock outstanding during the period was 72,108,048 compared to Pre-Merger pro forma weighted average shares of Common Stock of 42,108,048. Historically, SEI's FFO, as defined by SEI, allocable to Common Stock (equivalent to Cash from operations allocable to Common Stock in the above table) was $27,910,000 for the six months ended June 30, 1995 (32,707,556 weighted average shares of Common Stock outstanding).

        For the year ended December 31, 1994, Post-Merger pro forma FFO, as defined by SEI, was $158,016,000 compared to the Pre-Merger pro forma FFO of $98,799,000, representing an increase of $59,217,000. Post-Merger pro forma FFO, as defined by SEI, allocable to Common Stock (after deducting preferred stock dividends) was $126,810,000 compared to the Pre-Merger pro forma amount of $67,593,000 for the year ended December 31, 1994. Post-Merger pro forma weighted average shares of Common Stock outstanding during the period was 71,844,644 compared to Pre-Merger weighted average shares of Common Stock outstanding of 41,844,644. Historically, SEI's FFO, as defined by SEI, allocable to Common Stock was $39,297,000 for the year ended December, 31, 1994 (24,077,055 weighted average shares of Common Stock outstanding).

        On a historical basis, for the six months ended June 30,1995 and the year ended December 31, 1994, SEI retained $10.6 million and $12.7 million, respectively, of funds to make principal payments on debt and additional investments. On a Post-Merger pro forma basis for the six months ended June 30, 1995 and the year ended December 31, 1994, SEI would have retained $32.4 million and $56.8 million, respectively, to make principal payments on debt and additional investments. After considering distributions paid to other investors related to the

   Real Estate Interests, SEI would have retained $23.5 million and $40.1 million on a Post Merger pro forma basis for the six months ended June 30, 1995 and the year ended December 31, 1994, respectively.

        SEI will be accounting for the Real Estate Interests using the equity method of accounting, and accordingly, earnings will be recognized based upon SEI's interest in each of the partnerships and REITs. The interest for a period is based upon SEI's share of the increase or decrease in the net assets of the entities. Provisions of these partnerships and REITs, however, provide for the payment of preferred cash distributions to other investors (until certain specified amounts have been paid) without regard to the pro rata interest of all investors in current earnings. As a result, actual cash distributions to be paid to SEI for a period of time will be less than SEI's FFO, as defined, from these entities. On a pro forma basis, FFO, as defined by SEI, distributable to SEI during 1994 and the six months ended June 30, 1995 would have been approximately $16.7 million and $8.9 million, respectively, less than FFO. Preferred cash distributions paid to other investors during each period have the effect of increasing SEI's economic interest in each of the respective entities and reducing the amount of future preference payments which must be paid to other investors before cash distributions will be shared on a pro rata basis with respect to each investor's actual interest. The aggregate future preference payments to other investors is approximately $130 million and is expected to be paid over approximately 15 years, with approximately 50% of the amount being paid over the next 3.5 years.

        SEI's Post-Merger pro forma debt at June 30, 1995 is estimated to be $175,919,000. Approximate principal maturities are as follows:

             1995 (July 1995 - December 1995).............   $  1,341,000
             1996.........................................     15,913,000
             1997.........................................     11,109,000
             1998.........................................     11,476,000
             1999.........................................     23,948,000
             Thereafter...................................    112,132,000
                                                             ------------
             Total........................................   $175,919,000
                                                             ============

        SEI's low leverage, substantially unencumbered asset base and its $125 million line of credit provide it with a significant degree of financial flexibility (both historically and pro forma, post-Merger).

        Distributions.  SEI has a conservative distribution policy that is,
        -------------
   among other things, supported by FFO, as defined by SEI, allocable to Common Stock and SEI's requirement to maintain its REIT status. SEI's conservative distribution policy permits it, after funding its distributions and capital improvements, to retain significant funds to make additional investments and debt reductions. During 1992, 1993, 1994 and the first six months of 1995, SEI distributed to Common Stock shareholders 94%, 86%, 84% and 91% of its net income allocable to Common Stock, respectively. During 1992, 1993, 1994 and the first six months of 1995, SEI distributed to Common Stock shareholders 66%, 59%, 54% and 53% of its FFO, as defined by SEI, allocable to Common Stock, respectively, allowing it to retain approximately $35 million after capital improvements and preferred stock dividend requirements. Historical distributions to shareholders during 1994 and the first six months of 1995 were as follows:

                                   Six Months Ended June 30,        Year Ended December 31,
                                             1995                            1994
                                 -----------------------------   -----------------------------
                                 Distributions       Total       Distributions       Total
                                   Per Share     Distributions     Per Share     Distributions
                                 --------------  -------------   --------------  -------------
Series A Preferred Stock........        $1.250     $ 2,282,000          $2.500     $ 4,563,000
Series B Preferred Stock........         1.150       2,744,000           2.300       5,340,000
Series C Preferred Stock........         1.066       1,279,000           1.042       1,250,000
Series D Preferred Stock........         1.188       1,426,000           0.792         950,000
Series E Preferred Stock........         1.042       2,286,000               -               -
Series F Preferred Stock........         0.400         919,000               -               -
Convertible Preferred Stock.....         1.031       2,372,000           2.063       4,743,000
                                                   -----------                     -----------
                                                    13,308,000                      16,846,000
Common Stock....................         0.440      14,886,000           0.850      21,249,000
                                                   -----------                     -----------
                                                   $28,194,000                     $38,095,000
                                                   ===========                     ===========

        Distributions on Common Stock for each period represented ordinary income (none of the distributions represented capital gain or return of capital) on both a GAAP and tax basis.

        On a Post-Merger, pro forma basis, SEI's distributions to Common Stock shareholders would have been approximately 47% of its FFO, as defined by SEI, available to Common Stock shareholders for both the year ended December 31, 1994 and the six months ended June 30, 1995.

        As a REIT, SEI is not taxed on that portion of its taxable income which is distributed to its shareholders provided that at least 95% of its taxable income in any year is so distributed prior to filing of SEI's tax return with respect to such year. SEI has satisfied the REIT distribution requirement since 1980. SEI has satisfied the REIT distribution requirement for 1992 ($12.7 million), 1993 ($23.5 million) and 1994 ($36.3 million) by attributing distributions in 1993, 1994 and 1995 to the prior year's taxable income. SEI may be required, over each of the next several years, to attribute distributions made after the close of the taxable year to the prior year, but shareholders will be treated for federal income tax purposes as having received such distributions in the taxable years in which they are actually made.

        As a result of the Merger, SEI's taxable income will increase substantially. Further, as a result of: (i) the lack of distributions on the Class B Common Stock for a minimum of four years and (ii) the taxable income-related to PSMI (approximately $38 million in 1994) exceeding the distributions on the Common Stock issued ($.88/share or $26.4 million/year), SEI's aggregate distributions to holders of preferred stock and Common Stock may have to increase.

        Future Transactions.  SEI intends to continue to expand its asset and
        -------------------
   capital base through the acquisition of real estate assets and interests in real estate assets from unaffiliated parties and affiliates of PSI through direct purchases, merger, tender offers or other transactions.

                       FEDERAL INCOME TAX CONSIDERATIONS

   GENERAL

        The following discussion summarizes the material federal income tax considerations resulting from the Merger that are generally applicable to SEI and the SEI Shareholders. This discussion does not address the tax considerations relevant to the PSMI Shareholders. The discussion is general in nature and is not intended as a substitute for professional tax advice. Accordingly, the discussion does not purport to be a complete analysis or listing of all potential tax considerations relevant to a decision whether to vote in favor of the Merger. The discussion does not address the tax consequences that may be relevant to a particular SEI Shareholder or an SEI Shareholder that is subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations and non-United States persons. Furthermore, the discussion does not address any consequences arising under the laws of any state, local or foreign jurisdiction.

        Hogan & Hartson, counsel to SEI, has reviewed the following discussion and is of the opinion that this discussion fairly summarizes the material federal income tax considerations to an SEI Shareholder as a result of the Merger. The discussion and such opinion are based on the Code, applicable Treasury regulations promulgated thereunder, administrative rulings, court decisions, IRS rulings, certain factual assumptions related to the ownership and operation of SEI and PSMI and certain representations made by SEI, PSMI, and the PSMI Shareholders. Except as discussed below, no rulings on the federal, state or local tax considerations of the Merger or the operation of SEI are expected to be received from the Internal Revenue Service ("IRS") or from any other tax authority. There can be no assurance that the legal authorities on which this discussion is based will not change, perhaps retroactively, that the factual assumptions underlying this discussion will be accurate, or that there will not be a change in the future in the circumstances of PSMI and SEI that would affect this discussion. SEI SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

   TAX TREATMENT OF THE MERGER

        The following is a summary of the material federal income tax consequences of the Merger to SEI and the SEI Shareholders. This discussion does not address the tax consequences of the Merger to the PSMI Shareholders. Since no ruling from the IRS will be sought with respect to any of the federal income tax consequences of the Merger, there can be no assurance that the IRS will agree with the conclusions set forth below. SEI has received an opinion from Hogan & Hartson, counsel to SEI, that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
   Section 368(a) of the Code (a "Section 368(a) Reorganization"). Accordingly, no gain or loss generally will be recognized by SEI or PSMI on the deemed acquisition of the assets of PSMI in exchange for the SEI Stock (as defined below) in connection with the Merger (assuming that SEI makes the election described under "--Built-in Gain Rules" below and assuming the tax basis of PSMI's assets exceeds the liabilities assumed in the Merger) or by the SEI Shareholders (except with respect to cash received by an SEI Shareholder perfecting Dissenters' Rights, see "Dissenters Rights" below). Hogan & Hartson's opinion is based upon certain factual assumptions and representations received from SEI, PSMI and the PSMI Shareholders. Of particular importance are certain assumptions and representations relating to the "continuity of interest" requirement discussed below. Hogan & Hartson's opinion is subject to the limitations discussed below. Moreover, such opinion is not binding on the IRS nor will it preclude the IRS from adopting a contrary position. The discussion below assumes that the Merger will qualify as a Section 368(a) Reorganization, based on such opinion.

        To qualify as a Section 368(a) Reorganization, among other requirements, the Merger must satisfy a "continuity of interest" requirement. To satisfy this requirement, the PSMI Shareholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their PSMI capital stock (the "PSMI Stock") in anticipation of the Merger, or (ii) the Common Stock and Class B Common Stock (the "SEI Stock") to be received in the Merger (collectively, the "Planned Dispositions"), such that the PSMI Shareholders, as a group, would no longer have a significant continuing interest in the PSMI business being conducted by SEI following the Merger and the Planned Dispositions. The PSMI Shareholders generally will be regarded as having a significant continuing interest so long as the SEI Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the PSMI

   Shareholders in the Merger. For advance ruling purposes, the IRS considers an interest equal to 50% or more of the fair market value of the outstanding PSMI Stock held immediately before the Merger as a significant equity interest. If the continuity of interest requirement is not satisfied, the Merger will not be treated as a Section 368(a) Reorganization. In rendering its opinion that the Merger will be treated as a reorganization under Section 368(a) of the Code, Hogan & Hartson has assumed that the "continuity of interest" requirement will be satisfied. In making such assumption, Hogan & Hartson has relied upon representations of the PSMI Shareholders that they have no present plan or intention to dispose of the SEI Stock that they will receive in the Merger. Management of SEI and PSMI is not aware of any plan on the part of the holders of the PSMI Stock to dispose of their shares of SEI Stock received in the Merger that would cause the "continuity of interest" requirement not to be satisfied.

        Dissenters' Rights. An SEI Shareholder who exercises Dissenters' Rights with respect to a share of Common Stock and receives payment of such share in cash generally will recognize gain or loss for federal income tax purposes, measured by the difference between the holder's basis in such share and the amount of cash received, provided that the payment is neither "essentially equivalent to a dividend" within the meaning of Section 302 of the Code nor has the effect of a distribution or a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of Common Stock pursuant to an exercise of Dissenters' Rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the shareholder exercising Dissenters' Rights owns no shares of SEI capital stock (either actually or constructively within the meaning of Section 318 of the Code). If, however, a shareholder's sale for cash of Common Stock pursuant to an exercise of Dissenters' Rights is a Dividend Equivalent Transaction, then such shareholder generally will recognize income for federal income tax purposes in an amount up to the entire amount of cash so received.

        Failure of the Merger to Qualify as a Reorganization. If the IRS successfully challenged the Section 368(a) Reorganization status of the Merger (as a result of the failure of the "continuity of interest" requirement or otherwise), PSMI would be deemed to have sold its assets to SEI in a taxable transaction and would recognize gain or loss in an amount equal to the difference between the fair market value of the SEI Stock received in the Merger and the adjusted tax basis of the assets that it transfers to SEI in the Merger. SEI would not directly recognize gain or loss as a result of the failure of the Merger to qualify as a Section 368(a) Reorganization. However, SEI would be primarily liable, as the successor to PSMI, for the resulting tax liability imposed on PSMI as a result of the Merger being a taxable transaction.

        Indemnification Shares. Subject to certain limitations, all of the Class B Common Stock issued to the PSMI Shareholders as consideration in the Merger will be deposited into an escrow account on the Closing Date to allow SEI to recover from the Indemnification Shares losses arising from certain events. See "Proposal One - The Merger -- Terms of the Merger -- Indemnification." The issuance of the Indemnification Shares should not adversely affect the Section 368(a) Reorganization treatment of the Merger.

        Built-in Gain Rules. Under the "Built-in Gain Rules" of IRS Notice 88-19, 1988-1 C.B. 486, SEI will be subject to a corporate level tax if it disposes of any of the assets acquired from PSMI in the Merger at any time during the 10-year period beginning on the Closing Date (the "Restriction Period"). This tax would be imposed on SEI at the top regular corporate rate (currently 35%) in effect at the time of the disposition on the excess of (i) the lesser of (a) the fair market value on the Closing Date of the assets disposed of and (b) the selling price of such assets over (ii) SEI's adjusted basis on the Closing Date in such assets (such excess being referred to as the "Built-in Gain"). SEI currently does not intend to dispose of any of the assets acquired in the Merger during the Restriction Period, but there can be no assurance that one or more such dispositions will not occur.

        The discussion above with respect to the recognition of Built-in Gain assumes that SEI will make a certain election pursuant to the Built-in Gain Rules (or applicable future administrative rules or Treasury regulations) to have the 10-year rule apply. SEI intends to make this election. If SEI does not make this election, PSMI would be taxed on the Built-in Gain at the Closing Date at regular corporate tax rates (even though the Merger qualifies as a Section 368(a) Reorganization) and SEI, as the successor to PSMI in the Merger, would succeed to the liability for that tax. That resulting tax could have a significant adverse impact on SEI.

        Liability for Other Taxes. SEI, as the successor to PSMI in the Merger, will succeed to the liability of PSMI, PSI and the other Operating Companies for income taxes attributable both to taxable periods ending on or prior to the time of the Merger and to transactions undertaken in contemplation of the Merger or as part of the Restructure. In this regard, the Merger (even though it qualifies as a Section 368(a) Reorganization) and/or the Restructure may cause PSMI, PSI, or the other Operating Companies to recognize substantial amounts of taxable gain not directly related to the Merger that would be separate from and in addition to the gain that would result on the deemed acquisition of the PSMI assets in exchange for SEI capital stock if the Merger were not to qualify as a reorganization. Wayne Hughes, however, has agreed to indemnify SEI for any such taxes that may be assessed against it, as the successor in the Merger, with respect to the activities, operations, or transactions undertaken by PSMI, PSI, and the other Operating Companies prior to or in connection with the Merger. See "Proposal One -- The Merger -- Terms of the Merger -- Indemnification" for a description of this indemnification and the related limitations on it. See also "-- Consequences of the Merger on SEI's Qualification as a REIT -- Elimination of any Accumulated Earnings and Profits Attributable to Non-REIT Years."

   CONSEQUENCES OF THE MERGER ON SEI'S QUALIFICATION AS A REIT

        In light of the unique federal income tax requirements applicable to REITs, the Merger could have adverse consequences on SEI's continued qualification as a REIT, as discussed in greater detail below. Hogan & Hartson is of the opinion that SEI will continue to qualify as a REIT following the Merger so long as (A) SEI continues to meet the stock ownership and gross income requirements applicable to REITs and (B) either PSMI at the time of the Merger is not considered to have any current or accumulated earnings and profits for tax purposes or SEI makes distributions prior to the end of the calendar year in which the Merger occurs in an amount sufficient to eliminate such earnings and profits. See "Nonqualifying Income", "Violation of Ownership Requirements," and "Elimination of Any Accumulated Earnings and Profits Attributable to Non-REIT Years" below. Hogan & Hartson, however, has not opined that SEI will continue to meet the stock ownership and gross income requirements applicable to REITs following the Merger or that PSMI will not have current or accumulated earnings and profits at the time of the Merger, due to the numerous factual determinations and future events that bear on those conclusions.

        SEI's Assumption of Management Activities With Respect to SEI Properties. Because of the unique federal income tax requirements attributable to REITs, a number of federal income tax issues must be addressed in connection with the Merger that are unique to SEI's status as a REIT. One issue is whether SEI is permitted to perform property management functions internally with respect to the mini-warehouse and business park properties ("Properties") it owns. Generally, a REIT is permitted to perform services with respect to properties it rents to tenants so long as such services are usually and customarily rendered in connection with the rental of space for occupancy only and are not considered to be "rendered to the occupant." If a REIT performs services beyond this extent, the rental income received for the use of its property will not qualify as "rental income" for purposes of the REIT gross income tests. See "-- Tax Treatment of SEI -- Technical Requirements for Taxation as a REIT." Failure to satisfy these tests would result in the disqualification of SEI as a REIT. See "-- Tax Treatment of SEI -- Termination of REIT Election."

        As a result of the Merger, SEI will "self-manage" the Properties it owns. SEI received a private letter ruling from the IRS to the effect that, should SEI acquire PSMI and assume and perform the management activities of its Properties, such property management activities by SEI would not adversely affect the characterization of SEI's rents from the Properties as rents from real property. The ruling is based on SEI's description of those management activities to be performed in connection with its own Properties, including maintenance, repair, lease administration and accounting, and security. The ruling also considers the ancillary activities to be directly performed by the Lock/Box Company, such as the sale of inventory products such as locks, boxes, and packing materials.

        Nonqualifying Income. SEI must meet several annual gross income tests to retain its REIT qualification. See "-- Tax Treatment of SEI -- Technical Requirements for Taxation as a REIT." Under the 95% gross income test, SEI must derive at least 95% of its total gross income from specified classes of income related to real property, dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute "dealer property." Income related to real property includes: (i) proceeds from the rental of mini-warehouse facilities; (ii) interest on obligations secured by mortgages on real property; and (iii) gains from the sale or other disposition of real property (other than real property held by SEI as a dealer).

        If SEI fails to meet the 95% test during any taxable year, its REIT status would terminate for that year and future years unless it qualifies for the "good cause" exception. In order to qualify for the "good cause" exception, SEI would have to satisfy each of the following: (i) it reported the source and nature of each item of its gross income in its federal income tax return for such year; (ii) the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax; and (iii) the failure to meet such test is due to a reasonable cause and not to willful neglect. In this regard, the Treasury regulations under Section 856 of the Code indicate that not satisfying the 95% test will be considered a result of reasonable cause and not willful neglect if the REIT exercises ordinary business care and prudence in attempting to satisfy this requirement. The Treasury regulations further state that positions taken in reliance on a "reasoned written opinion" as to the characterization, for purposes of the 95% test, of the gross income to be derived from a transaction generally constitutes "reasonable cause." SEI intends to conduct its operations and affairs so that it meets the 95% test for each taxable year. SEI also intends to operate so that, in the event it were to fail to meet the 95% test, it would satisfy the "reasonable cause" requirement of the "good cause" exception because it exercised ordinary business care and prudence in attempting to satisfy the 95% test (including by receiving opinions of counsel where appropriate). In this regard, SEI has obtained the opinion of counsel described below with regard to the pre-payment of management fees. There can be no assurance, however, that if SEI were unable to satisfy the 95% test, the IRS would necessarily agree that SEI had operated in a manner that qualifies for the "good cause" exception. Because the determination of whether SEI would qualify for the "good cause" exception in the event it were not to meet the 95% test would depend upon the facts and circumstances at that time, SEI has not sought an opinion of counsel on this issue. Furthermore, even if SEI's REIT status were not terminated because of the "good cause" exception, SEI still would be subject to an excise tax on any excess nonqualifying income. Generally, if SEI fails the 95% test but still retains its qualification as a REIT under the "good cause" exception, it would be subject to a 100% excise tax on the amount of the excess nonqualifying income multiplied by a fraction, the numerator of which would be SEI's taxable income (computed without its distribution deduction) and the denominator of which would be SEI's gross income from all sources. This excise tax would have the general effect of causing SEI to pay all net profits generated from this excess nonqualifying income to the IRS.

        After the Merger, SEI will assume and perform property management activities for the various partnerships and REITs in which SEI has an interest that own Properties, as well as for various other entities that own mini-warehouse properties and/or business parks. SEI will receive management fees from such partnerships, REITs, and other owners in exchange for the performance of such management activities. The gross income received by SEI from these property management activities with respect to Properties owned by other entities (including the REITs in which SEI has an ownership interest) and advisory services rendered to such other entities will be treated as income not qualifying under the 95% test ("Nonqualifying Income"). See "Acquisition of Affiliated Partnership Interests in the Merger" below. If there were no change in current revenues of SEI and PSMI that will be combined in the Merger through acquisitions or otherwise and no other action by SEI to reduce its nonqualifying income (for example, through the prepayment of management fees described below), SEI estimates that it would not satisfy the 95% gross income test for 1996 because its nonqualifying income would represent approximately 7% of its total gross income for 1996. However, the percentage of Nonqualifying Income may be reduced in a variety of ways. First, SEI could reduce the actual dollar amount of its Nonqualifying Income. Second, because the income tests are based on a percentage of total gross income, increases in overall gross income that result from increases in qualifying rents will reduce the percentage of Nonqualifying Income. Pursuant to SEI's existing acquisition program, additional assets may be acquired by it during 1995 and 1996 that would generate additional qualifying income, thereby lowering the percentage of total Nonqualifying Income recognized by it. Finally, to the extent that SEI acquires properties following the Merger for which it assumed management responsibilities in connection with the Merger, the management fees received with respect to such properties would cease to be Nonqualifying Income. Nevertheless, there can be no assurance that future acquisitions will be made in amounts or at such times to permit SEI to satisfy these gross income requirements. Moreover, increases in other Nonqualifying Income may similarly affect these calculations.

        If SEI determines at any time during the year that the receipt of third-party management fees could adversely affect its ability to satisfy the 95% test, it will notify the third-party property owners to which it provides property management services and request that management fees be paid at reduced rates for the remainder of the year. SEI will, to the extent possible under existing tax guidelines, defer receipt of such fees to a succeeding year in which recognition of the Nonqualifying Income does not jeopardize its qualification as a REIT. If such deferral is not possible, however, SEI would reduce the fees without condition or deferral. Although this measure would reduce SEI's gross income (and correspondingly its net profits), it would effectively reduce SEI's overall Nonqualifying Income and preserve its REIT status. SEI anticipates that this measure will be taken only as necessary and intends to pursue less costly alternatives when appropriate.

        In addition, in order to reduce the amount of Nonqualifying Income, after the Merger but before December 31, 1995, SEI expects to have certain Properties pre-pay to SEI, all or a portion of the management fees that SEI otherwise would be expected to receive for 1996 discounted to compensate for early payment (payment estimated at approximately $4.0 million). Pre-payment of management fees will reduce the percentage of Nonqualifying Income received by SEI in taxable years subsequent to such prepayment. Hogan & Hartson is of the opinion that it is more likely than not that the IRS would respect the inclusion of the prepaid management fees in the gross income of SEI when they are received. Hogan & Hartson's opinion is based on numerous cases where courts have upheld the IRS's position that fees should be included in income when they are received, rather than when the services to which such fees relate are performed. The seminal trilogy of cases involving this issue is Automobile Club of Michigan v. Comm'r, 353 U.S. 180 (1957),
                 -------------------------------
   American Automobile Association v. Comm'r, 367 U.S. 687 (1961) and Schlude v.
   -----------------------------------                                ----------
   Comm'r, 372 U.S. 128 (1963) (collectively, the "Schlude trilogy"). In all three cases in the Schlude trilogy, the IRS prevailed in arguing that the taxpayer must include currently in income amounts paid for future services to be rendered by the taxpayer. In light of the Schlude trilogy, taxpayers generally have been unsuccessful in trying to persuade courts that accrual of prepaid fees should be deferred until the services are actually provided. There are, however, several exceptions, including Artnell v. Comm'r, 500 F.2d
                                                     -----------
   981 (7th Cir. 1969) and Boise Cascade Corp. v. U.S., 530 F.2d 1367 (Ct. Cl.
                           ---------------------------
   1976), where courts, over the IRS's objections, have held that prepaid amounts are not included in income in advance of performance. Because of these contrary authorities, there can be no assurance that the IRS might not assert that such management fees should be included in the gross income of SEI as the related management services are provided, rather than being included in the gross income of PSMI when they are received. If the IRS were to successfully challenge the treatment of such management fees and the inclusion of such fees in SEI's gross income resulted in SEI failing the 95% test for a taxable year ending after the Merger, SEI's REIT status may terminate for such year and future years unless it meets the "good cause" exception described above. For years subsequent to 1996, assuming that there were no changes in current revenues of SEI and PSMI that will be combined in the Merger and assuming no acquisition or development of additional assets, SEI estimates that it would not be able to satisfy the 95% gross income test unless it were to take further steps to reduce management fees for those years (for example by deferring the payment of those fees until later years or by disposing of a portion of its management business, including possibly to a taxable corporation in which SEI would own substantially all of the economic interests but none of the voting stock).

        Finally, SEI and the various other owners of mini-warehouses and business parks for which SEI performs management activities (the "Owners") will enter into an agreement (the "Administrative and Cost-Sharing Agreement") with the PSCC pursuant to which the PSCC will provide to the Owners and SEI certain administrative and cost-sharing services in connection with the operation of the Properties and the performance of certain administrative functions. Such services include the provisions of corporate office space and certain equipment, personnel required for the operation and maintenance of the properties, and corporate or partnership administration. Each of the Owners and SEI will pay the PSCC directly for services rendered by PSCC in connection with the Administrative and Cost Sharing Agreement. That payment is separate from and in addition to the compensation paid to SEI under the management agreement for the management of the Properties owned by the Owners. SEI has received a private letter ruling from the IRS to the effect that the reimbursements and other payments made to PSCC by the Owners will not be treated as revenues of SEI for purposes of the 95% test (and the estimate of SEI's prepayment of management fees set forth above was computed assuming that result).

        Violation of Ownership Requirements. For SEI to qualify as a REIT under the Code, no more than 50% in value of its outstanding stock may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. The Hughes Family currently owns approximately 14% of the value of the outstanding capital stock of SEI. Following the Merger, the value of the outstanding capital stock held by the Hughes Family is expected to be approximately 43% (based upon the market price at October 10, 1995 of the Common Stock and SEI's preferred stock, a 35% discount on the Class B Common Stock and a post-Closing reduction in the number of shares of Common Stock issued in the Merger of 1,400,000). Accordingly, no four individuals other than the Hughes Family may own directly or constructively, in the aggregate, more than 7% of the value of outstanding stock of SEI. In order to assist SEI in meeting these ownership restrictions, upon stockholder approval of the Amendments, the SEI Articles of Incorporation will prohibit the actual or constructive ownership of more than 2.0% of the outstanding shares of all common stock of SEI and more than 9.9% of the outstanding shares of each class or series of shares of preferred stock of SEI. (As amended, the SEI Articles of Incorporation will provide, however, that no person will be deemed to exceed this ownership limitation solely by reason of the beneficial ownership of shares of any class of stock to the extent that such shares of stock were beneficially owned by such person on the Closing Date.) However, even with these ownership limitations, there still could be a violation of the ownership restrictions if four individuals unrelated to the Hughes Family were to own the maximum amount of capital stock permitted under the SEI Articles of Incorporation. Therefore, to further assist SEI in meeting the ownership restrictions, Wayne Hughes (and other members of the Hughes Family) will enter into an agreement with SEI for the benefit of SEI and certain designated charitable beneficiaries restricting their acquisition of additional shares of SEI capital stock and providing that if, at any time, for any reason, more than 50% in value of SEI's outstanding stock otherwise would be considered owned by five or fewer individuals, then a number of shares of Common Stock of SEI owned by Wayne Hughes necessary to cure such violation will automatically and irrevocably be transferred to a designated charitable beneficiary. The provisions in the Amendments and the agreement that Wayne Hughes will enter into are modeled after certain arrangements that the IRS has ruled in private letter rulings will preclude a REIT from being considered to violate the ownership restrictions so long as such arrangements are enforceable as a matter of state law and the REIT seeks to enforce them as and when necessary. There can be no assurance, however, that the IRS might not seek to take a different position with respect to SEI (a private letter ruling is legally binding only with respect to the taxpayer to whom it was issued) or contend that SEI failed to enforce these various arrangements and, hence, there can be no absolute assurance that these arrangements will necessarily preserve SEI's REIT status. No private letter ruling is being sought by SEI from the IRS on the effect of these arrangements.

        Elimination of Any Accumulated Earnings and Profits Attributable to Non-REIT Years. A REIT is not allowed to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute any such accumulated earnings and profits. In a corporate reorganization qualifying as a tax free statutory merger, the acquired corporation's current and accumulated earnings and profits are carried over to the surviving corporation. Under recently finalized Treasury regulations, any earnings and profits treated as having been acquired by a REIT through such a merger will be treated as accumulated earnings and profits of a REIT attributable to non-REIT years. Accordingly, the accumulated earnings and profits, if any, of PSMI and its affiliated companies (including PSI) (including earnings and profits resulting from transactions undertaken in contemplation of the Merger or from the Merger itself) will carry over to SEI in the Merger and SEI will be required to distribute those accumulated earnings and profits prior to the close of 1995 (the year in which the Merger occurs). Failure to do so would result in disqualification of SEI as a REIT (unless the "deficiency dividend" procedures described below apply and SEI complies with those procedures).

        The amount of the accumulated earnings and profits of PSMI acquired by SEI will be based on the consolidated earnings and profits of PSMI (including each of its predecessors) through and including the Closing Date ("Consolidated Accumulated Earnings"). As a condition to the Merger, SEI will receive a study prepared by PSI and PSMI of the earnings and profits of PSI, PSMI and the other Operating Companies that shows, taking into account projected income of PSMI and its affiliated corporations to and including the time of the Merger and distributions to the PSMI and/or PSI shareholders to be made at or prior to the time of the Merger, that PSMI will have no Consolidated Accumulated Earnings at the time of the Merger. Neither SEI nor PSMI, however, will obtain an opinion of counsel or outside accountants to the effect that there are no accumulated or current earnings and profits at the time or as a result of the Merger. The calculation of the amount of accumulated earnings and profits acquired by SEI in the Merger ("Acquired Earnings") depends upon a number of factual and legal interpretations related to the activities and operations of PSMI, PSI and their corporate affiliates during their entire corporate existence and is subject to review and challenge by the IRS. There can be no assurance that the IRS will not examine the tax returns of PSMI, PSI and their affiliates for years prior to and including the Merger and propose adjustments to increase their taxable income. Because the earnings and profits study used to calculate the amount of Acquired Earnings is based on these returns, such adjustments could increase the amount of the Acquired Earnings. In this regard, the IRS can consider all taxable years of PSMI, PSI, and their corporate affiliates as open for review for purposes of determining earnings and profits.

        Although not free from doubt, it appears pursuant to the recently finalized Treasury regulations that SEI may be able to use certain "deficiency dividend" procedures to distribute any Acquired Earnings that were subsequently determined to exist as a result of an IRS audit. In order to use this "deficiency dividend" procedure, SEI would have to make an additional dividend distribution to its shareholders (in addition to distributions made for purposes of satisfying the normal REIT distribution requirements), in the form of cash, notes, other property, or stock in a taxable stock dividend, within 90 days of the IRS determination. In addition, SEI would have to pay to the IRS an interest charge on 50% of the Acquired Earnings that were not distributed prior to December 31, 1995, from the date on which its 1995 tax return was due to the date the IRS determination was made. The statute and Treasury regulations related to the application of the "earnings and profits distribution" requirement to a REIT that acquires a "non-REIT" in a reorganization and the availability of the "deficiency dividend" procedure in those circumstances are not entirely clear, and there can be no assurance that the IRS would not take the position either that the "deficiency dividend" procedure is not available (in which case, SEI would cease to qualify as a REIT effective for its taxable year in which the Merger occurs) or, alternatively, that even if the procedure is available, SEI cannot qualify as a REIT for the taxable year in which the Merger occurs (but it could qualify as a REIT for subsequent years).

        Acquisition of Affiliated Partnership Interests in the Merger. In the Merger, SEI will acquire interests in various partnerships that own and operate Properties. SEI, for purposes of satisfying its REIT asset and income tests, will be treated as if it directly owns a proportionate share of each of the assets of these partnerships. For these purposes, under current Treasury regulations SEI's interest in each of the partnerships must be determined in accordance with its "capital interest" in such partnership.
   The character of the various assets in the hands of the partnership and the items of gross income of the partnership will retain their same character in the hands of SEI for these purposes. Accordingly, to the extent the partnership receives real estate rentals and holds real property, a proportionate share of such qualified income and assets will be treated as qualified rental income and real estate assets of SEI for purposes of determining its REIT qualification. It is expected that substantially all of the properties of the partnerships will constitute real estate assets and generate qualified rental income for these REIT qualification purposes.

        The acquisition of these partnership interests in the Merger creates several issues regarding SEI's satisfaction of the 95% gross income test. First, SEI will earn property management fees from these partnerships. Existing Treasury regulations do not address the treatment of management fees derived by a REIT from a partnership in which the REIT holds a partnership interest, but the IRS has issued a number of private letter rulings holding that the portion of the management fee that corresponds to the REIT interest in the partnership in effect is disregarded in applying the 95% gross income test where the REIT holds a "substantial" interest in the partnership. SEI expects to disregard the portion of management fees derived from partnerships in which it is a partner that corresponds to its interest in these partnerships in determining the amount of its Nonqualifying Income, and the estimate of SEI's prepayment of management fees set forth above was computed based upon this approach. There can be no assurance, however, that the IRS would not take a contrary position with respect to SEI, either rejecting the approach set forth in the private letter rulings mentioned above or contending that SEI's situation is distinguishable from those addressed in the private letter rulings (for example, because SEI does not have a "substantial" interest in the partnerships).

        Second, SEI will acquire interests in certain of these partnerships that entitles SEI to a percentage of profits (either from operations, or upon a sale, or both) in excess of the percentage of total capital originally contributed to the partnership with respect to such interest. Existing Treasury Regulations do not specifically address this situation, and it is uncertain, based on existing authority, how SEI's "capital interest" in these partnerships will be determined. This determination is relevant because it affects both the percentage of the gross rental income of the partnership that is considered gross rental income (or qualifying income) to SEI and the percentage of the management fees paid to SEI that are disregarded in determining SEI's Nonqualifying Income. For example, if SEI takes the position that it has a 25% "capital interest" in a partnership (because it would receive 25% of the partnership's assets upon a sale and liquidation) but the IRS determines it only has a 1% "capital interest" (because the original holder of SEI's interest only contributed 1% of the total capital contributed to the partnership), SEI's share of the qualifying income from the partnership would be reduced and the portion of the management fee from the partnership that would be treated as Nonqualifying Income would be increased, thereby adversely affecting SEI's ability to satisfy the 95% gross income test. In determining its "capital interest" in the various partnerships in which SEI acquires an interest in the Merger, SEI will determine the percentage of the partnership's assets that would be distributed to it if those assets were sold and distributed among the partners in accordance with the applicable provisions of the partnership agreements. There can be no assurance, however, that the IRS will agree with this methodology and not contend that another, perhaps less favorable, method must be used for purposes of determining SEI "capital interests." If that were to occur, it could adversely affect SEI's ability to satisfy the 95% gross income test following the Merger.

   TAX TREATMENT OF SEI

        If certain detailed conditions imposed by the Code and the related Treasury regulations are met, an entity, such as SEI, that invests principally in real estate and that otherwise would be taxed as a corporation may elect to be treated as a REIT. The most important consequence to SEI of being treated as a REIT for federal income tax purposes is that this enables SEI to deduct dividend distributions to its shareholders, thus effectively eliminating the "double taxation" (at the corporate and shareholder levels) that typically results when a corporation earns income and distributes that income to shareholders in the form of dividends.

        SEI has made an election to be taxed as a REIT under Sections 856 through 860 of the Code, beginning with its fiscal year ending December 31, 1981. That election will continue in effect until it is revoked or terminated. SEI believes that it has qualified during each of the fiscal years for which an election has been in effect, and currently qualifies, as a REIT, and SEI expects to continue to be taxed as a REIT for federal income tax purposes. While SEI intends to operate so that it will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the circumstances of SEI, no assurance can be given by SEI that SEI will so qualify for any particular year.

        Technical Requirements for Taxation as a REIT. The following is a very brief overview of certain of the technical requirements that SEI must meet on an ongoing basis in order to continue to qualify as a REIT. This summary is qualified in its entirety by the applicable Code provisions, Treasury regulations and administrative and judicial interpretations thereof.

        1. The capital stock must be widely-held and not more than 50% of the value of the capital stock may be held by five or fewer individuals (determined after giving effect to various ownership attribution rules). See "-- Consequences of Merger on SEI's Qualification as a REIT -- Violation of Ownership Requirements," above.

        2.  SEI's gross income must meet three income tests:

             (a) at least 75% of the gross income must be derived from specified real estate sources (including "rents from real property" and, in certain circumstances, interest);

             (b) at least 95% of the gross income must be from the real estate sources includable in the 75% income test, and/or from dividends, interest, or gains from the sale or disposition of stock or securities not held for sale in the ordinary course of business; and

             (c) less than 30% of the gross income may be derived from the sale of real estate assets held for less than four years, from the sale of certain "dealer" property, or from the sale of stock or securities held for less than one year.

        Rents received by SEI will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts of sales. SEI anticipates that none of its gross annual income will be attributable to rents that are based in whole or in part on the income of any person (excluding rents based on a percentage of receipts or sales, which, as described above, are permitted). Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if SEI, or an owner of 10% or more of SEI, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). SEI does not anticipate that it will receive income from

   Related Party Tenants. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." SEI does not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents. Finally, for rents received to qualify as "rents from real property," SEI generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" which is adequately compensated and from whom SEI derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by SEI are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." Any services with respect to certain Properties that SEI believes may not be provided by SEI directly without jeopardizing the qualification of rent as "rents from real property" will be performed by "independent contractors."

        See "--Consequences of the Merger on SEI's Qualification as a REIT -- SEI's Assumption of Management Activities With Respect to SEI Properties," "-- Consequences of the Merger on SEI's Qualification as a REIT -- Nonqualifying Income," and "--Consequences of the Merger on SEI's Qualification as a REIT -- Acquisition of Affiliated Partnership Interests in the Merger" for a discussion of specific aspects of the Merger that may impact upon SEI's ability to satisfy the 95% gross income test following the Merger.

        3. Generally, 75% of the value of SEI's total assets must be represented by real estate, mortgages secured by real estate, cash, or government securities (including its allocable share of real estate assets held by any partnerships in which SEI owns an interest). Not more than 25% of SEI's total assets may be represented by securities other than those in the 75% asset class. Of the investments included in the 25% asset class, the value of any one issuer's securities owned by SEI may not exceed 5% of the value of the Company's total assets, and SEI may not own more than 10% of any one issuer's outstanding voting securities. The 5% test generally must be met for any quarter in which SEI acquires securities of an issuer. SEI believes that it will satisfy these tests following the Merger. In this regard, however, the 10% voting stock prohibition will preclude SEI from controlling the operations of PSCP and the Lock/Box Company (in which SEI will own 95% of the equity in the form of non-voting stock and the Hughes Family will own 5% of the equity but 100% of the voting stock) or PSCC (in which SEI will own a less than 10% equity interest) and may preclude SEI from exercising its rights of first refusal with respect to the corporations owning the Canadian operations and the reinsurance business.

        4. SEI must distribute to its shareholders in each taxable year an amount at least equal to 95% of SEI's "REIT Taxable Income" (which is generally equivalent to net taxable ordinary income). Under certain circumstances, SEI can rectify a failure to meet the 95% distribution test by paying dividends after the close of a particular taxable year.

        In years prior to 1990, SEI made distributions in excess of its REIT Taxable Income. During 1990, SEI reduced its distribution to its shareholders to permit SEI to make an optional reduction in short-term borrowings (which previously had been used to fund distributions to its shareholders). As a result, distributions paid by SEI in 1990 were less than 95% of SEI's REIT Taxable Income for 1990. SEI has satisfied the REIT distribution requirements for 1990, 1991, 1992, 1993 and 1994 by attributing distributions in 1991, 1992, 1993, 1994 and 1995 to the prior year's taxable income. SEI may be required, over each of the next several years, to make distributions after the close of a taxable year and to attribute those distributions to the prior year, but shareholders will be treated for federal income tax purposes as having received such distributions in the taxable years in which they were actually made. The extent to which SEI will be required to attribute distributions to the prior year will depend on SEI's operating results and the level of distributions as determined by the Board of Directors. Reliance on subsequent year distributions could cause SEI to be subject to certain penalty taxes. In that regard, if SEI should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such calendar year, (ii) 95% of its REIT capital gain net income for such calendar year, and (iii) any undistributed taxable income from prior periods, SEI would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed during such calendar year (not taking into account distributions made in subsequent years but attributed to such calendar year). SEI intends to comply with this 85% distribution requirement in an effort to minimize any excise tax. Any distributions required to be made by SEI in order to eliminate any accumulated earnings and profits of PSMI would not be counted in determining whether SEI satisfies the 95% distribution test and could adversely impact upon SEI's ability to satisfy the 95% distribution test.

   See "--Consequences of the Merger on SEI's Qualification as a REIT-- Distributions of Accumulated Earnings and Profits Attributable to Non-REIT Years."

        For purposes of applying the income and asset tests mentioned above, a REIT is considered to own a proportionate share of the assets of any partnership in which it holds a partnership interest. See "--Consequences of the Merger on SEI's Qualification as a REIT--Acquisition of Affiliated Partnership Interests in the Merger".

        Applicable Federal Income Tax. If SEI qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on net income that it distributes currently to shareholders. However, SEI will be subject to federal income tax in the following circumstances. First, SEI will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, SEI may be subject to the "alternative minimum tax" on its items of tax preference. Third, if SEI has (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by foreclosure or otherwise on default of a lease or a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if SEI has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if SEI should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed above), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which SEI fails the 75% or 95% test. See "-- Tax Treatment of the Merger -- Built-in Gain Rules" for a discussion of the special corporate level tax that will apply if SEI sell or disposes of any of the assets acquired in the Merger within 10 years following the Merger.

        Failure to Qualify as a REIT. For any taxable year that SEI fails to qualify as a REIT and the relief provisions do not apply, SEI would be taxed at the regular corporate rates on all of its taxable income, whether or not it makes any distribution to its shareholders. Those taxes would reduce the amount of cash available to SEI for distributions to its shareholders or for reinvestment. As a result, failure of SEI to qualify during any taxable year as a REIT could have a material adverse effect upon SEI and its shareholders.

        Termination of REIT Election. SEI's election to be treated as a REIT will terminate automatically if SEI fails to meet the qualification requirements described above. If a termination (or a voluntary revocation) occurs, unless certain relief provisions apply, SEI will not be eligible to elect REIT status again until the fifth taxable year that begins after the first year for which SEI's election was terminated (or revoked). If SEI loses its REIT status, but later qualifies and elects to be taxed as a REIT again, SEI may face significant adverse tax consequences. Immediately prior to the effectiveness of the election to return to REIT status, SEI would be treated as if its disposed of all of its assets in a taxable transaction, triggering taxable gain with respect to SEI's appreciated assets. (SEI would, however, be permitted to elect an alternative treatment under which the gains would be taken into account only as and when they actually are recognized upon sales of the appreciated property occurring within the 10-year period after return to REIT status. See "--Tax Treatment of the Merger- -Built-In Gain Rules".) SEI would not receive the benefit of a dividends paid deduction to reduce any such taxable gains. Thus, any such gains on appreciated assets would be subject to double taxation, at the corporate as well as the shareholder level.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                 AND MANAGEMENT

        The following table sets forth information as of October 4, 1995 concerning the beneficial ownership of Common Stock of each director of SEI (including Wayne Hughes, the chief executive officer) and of all directors and executive officers as a group:

                                                                       Shares of Common Stock:
                                                                        Beneficially Owned (1)
                                                                    Shares Subject to Options (2)
                                                                   Shares Issuable Upon Conversion
                                                                  of Convertible Preferred Stock (3)
                                                              ----------------------------------------
Name                   Positions                                 Number of Shares            Percent
------------------     --------------------------------       -----------------------      -----------
B. Wayne Hughes        Chairman of the Board and                   7,922,023 (1)(4)            18.8%
                       Chief Executive Officer

Harvey Lenkin          President and Director                        582,590 (1)(5)             1.4%
                                                                       5,000 (2)                  *
                                                                   ------------                -----
                                                                       4,040 (3)                  *
                                                                   ------------                -----
                                                                     591,630                    1.4%

Robert J. Abernethy    Director                                       65,591 (1)                0.2%
                                                                      20,833 (2)                  *
                                                                   ------------                -----
                                                                      86,424                    0.2%

Dann V. Angeloff       Director                                       79,164 (1)(6)             0.2%
                                                                         833 (2)                  *
                                                                   ------------                -----
                                                                      79,997                    0.2%

William C. Baker       Director                                       10,000 (1)                  *
                                                                      20,833 (2)                  *
                                                                   ------------                -----
                                                                      30,833                      *

Uri P. Harkham         Director                                      475,116 (1)(7)             1.1%
                                                                      10,833 (2)                  *
                                                                   ------------                -----
                                                                     485,949                    1.2%

Berry Holmes           Director                                        5,100 (1)(8)               *
                                                                      15,833 (2)                  *
                                                                   ------------                -----
                                                                      20,933                      *

Michael M. Sachs       Director                                       39,982 (1)(9)               *
                                                                       2,500 (2)                  *
                                                                   ------------                -----
                                                                      42,482                    0.1%

All Directors and Executive                                        9,350,086(1)(4)(5)(6)       22.2%
Officers as a Group                                                         (7)(8)(9)(10)
(11 persons)                                                         125,497(2)                 0.3%
                                                                      15,570(3)                   *
                                                                   ------------                -----
                                                                   9,491,153                   22.5%

---------------
 *    Less than 0.1%.
(1) Shares of Common Stock beneficially owned as of October 4, 1995. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.
(2) Represents vested portion, as of October 4, 1995, and portion of which will be vested within 60 days of October 4, 1995, of shares of Common Stock subject to options granted to the named individuals or the group pursuant to SEI's 1990 Stock Option Plan and 1994 Stock Option Plan.
(3) Represents shares of Common Stock which can be acquired upon conversion of the shares of 8.25% Convertible Preferred Stock which are beneficially owned as of October 4, 1995 by the named individuals or the group.

   (4) Includes 1,358,742 shares held of record by the B.W. Hughes Living Trust as to which Mr. Hughes has voting and investment power, 1,387 and 1,383 shares, respectively, held by custodians of IRAs for Mr. Hughes and Mrs. Kathleen Hughes as to which each has investment power, 4,826 shares held by Mrs. Hughes as to which she has investment power and 29,469 shares held by Mrs. Hughes as custodian FBO Parker Hughes Trust dated 3/7/91. Also includes (i) 4,930,863 shares held of record by PSI, (ii) 512,639 shares held of record by PSMI, (iii) 300,000 shares held of record by PS Insurance Company, Ltd. ("PSIC"), (iv) 45,000 shares held of record by Public Storage Partners, Ltd. ("Properties 1"), (v) 5,000 shares held of record by Public Storage Partners II, Ltd. ("Properties 2"), (vi) 39,911 shares held of record by Public Storage Properties, Ltd. ("Properties 3"), (vii) 274,675 shares held of record by Public Storage Properties IV, Ltd. ("Properties 4") and (viii) 418,128 shares held of record by Public Storage Properties V, Ltd. ("Properties 5"). PSI is the general partner of Properties 1 and Properties 2, PSI and Wayne Hughes are the general partners of Properties 3, Properties 4, and Properties 5, and PSI is the sole shareholder of PSIC and PSMI. Public Storage Holdings, Inc. ("PSIH") is the sole shareholder of PSI, and the stock ownership of PSIH is controlled by Wayne Hughes and his daughter, Tamara L. Hughes.
   (5) Includes 1,000 and 700 shares, respectively, held by custodians of IRAs for Mr. Lenkin and Mrs. Lenkin as to which each has investment power, 300 shares held by Mrs. Lenkin and 500 shares held by Mrs. Lenkin as custodian for a son. Also includes 540,000 shares held of record by the Public Storage, Inc. Profit Sharing Plan and Trust (the "PSI Plan") as to which Mr. Lenkin, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition and as to which Mr. Lenkin expressly disclaims beneficial ownership.
   (6) Includes 5,000 shares held by a custodian of an IRA for Mr. Angeloff, 2,000 shares held by Mr. Angeloff as trustee of Angeloff Children's Trust and 70,164 shares held by Mr. Angeloff as trustee of Angeloff Family Trust.
   (7) Includes 76,400 shares held by Mr. Harkham as trustee of Jonathan Martin Profit Sharing Plan, 371,179 shares held by Harkham Industries, Inc. (dba Jonathan Martin, Inc.), a corporation wholly owned by Mr. Harkham, 5,300 shares held by Mr. Harkham as trustee of Uri Harkham Trust, 13,172 shares held by Jonathan Martin, Inc. Employee Profit Sharing Plan, 650 and 690 shares, respectively, held by custodians of IRAs for Mr. Harkham and Mrs. Harkham as to which each has investment power, and 1,525, 1,600, 1,500, 1,600 and 1,500 shares, respectively, held by Mr. Harkham as custodian for five of his children.
   (8) Shares held of record by Mr. and Mrs. Holmes, who share voting and investment power.
   (9) Includes 9,444 shares held of record by Michael M. Sachs Professional Corporation Defined Benefit Pension Trust and 8,768 shares held of record by Michael M. Sachs Self-Employed Retirement Trust as to which Mr. Sachs has voting and investment power. Also includes 890 shares held by Mrs. Sachs and 2,000 shares held by a custodian for an IRA for Mrs. Sachs as to which Mrs. Sachs has investment power.
  (10) Includes shares held of record or beneficially by members of the immediate family of executive officers of SEI and shares held by custodians of IRAs for the benefit of executive officers of SEI.

        The following table sets forth information with respect to persons known to SEI to be the beneficial owners of more than 5% of the outstanding shares of Common Stock:

                                                         Shares of Common Stock
                                                           Beneficially Owned
                                                        ------------------------
                                                           Number
        Name and Address                                 of Shares      Percent
--------------------------------                        -----------   ----------
  Properties 1, Properties 2, ...................         8,846,437       21.0%
  Properties 3, Properties 4,
  Properties 5, PSMI,
  PSI, B. Wayne Hughes,
  B. Wayne Hughes, Jr., Parker Hughes
  Trust No. 2, Tamara L. Hughes
  600 North Brand Boulevard, Suite 300
  Glendale, California 91203-1241
  PSIC
  41 Cedar Avenue
  Hamilton, Bermuda (1)

  FMR Corp. ....................................          5,052,555     12.0%
  82 Devonshire Street
  Boston, Massachusetts 02109 (2)

--------------
   (1) This information is as of October 4, 1995. The reporting persons listed above (the "SEI Reporting Persons") have filed a joint Schedule 13D, amended as of June 30, 1995. The number of shares of Common Stock owned by the SEI Reporting Persons at October 4, 1995 includes 6,522 shares which can be acquired upon conversion of 3,875 shares of 8.25% Convertible Preferred Stock which are beneficially owned by the SEI Reporting Persons. Each of the SEI Reporting Persons disclaims the existence of a group within the meaning of Section 13(d)(3) of the Exchange Act. Wayne Hughes disclaims beneficial ownership of the shares owned by B. Wayne Hughes, Jr., Parker Hughes Trust No. 2 and Tamara L. Hughes (an aggregate of 924,414 shares or approximately 2.2% as of October 4, 1995). Each of the other SEI Reporting Persons disclaims beneficial ownership of the shares owned by any other SEI Reporting Person.
   (2) This information is as of September 28, 1995 and was obtained from FMR Corp. As of September 28, 1995, FMR Corp. beneficially owned 5,052,555 shares of Common Stock. This number includes 4,797,200 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and certain other funds which are generally offered to limited groups of investors; 255,255 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans, and as investment adviser to certain other funds which are generally offered to limited groups of investors; and 100 shares beneficially owned by Fidelity International Limited, as a result of its serving as investment adviser to various non-U.S. investment companies. FMR Corp. has sole voting power with respect to 211,155 shares and sole dispositive power with respect to 5,052,455 shares. Fidelity International Limited has sole voting and dispositive power with respect to the 100 shares it beneficially owns.

        The following table presents certain information regarding the beneficial ownership of Common Stock by the Hughes Family as of the Record Date, and on a pro forma basis after the Merger. On the Record Date there were 42,070,805 shares of Common Stock outstanding or deemed to be outstanding (including 6,522 shares of Common Stock which can be acquired upon conversion of convertible preferred stock beneficially owned by the Hughes Family). After the Merger there are assumed to be 72,070,805 shares of Common Stock outstanding (assuming no post-Closing adjustments and no conversion of Class B Common Stock into Common Stock) and 79,070,805 shares of Common Stock outstanding (assuming no post-Closing adjustments and conversion of all Class B Common Stock into Common Stock):


   At October 4, 1995            After Merger                      After Merger
   -------------------------     -----------------------------     ---------------------------
                                 Shares of Common Stock            Shares of Common Stock
                                 Beneficially Owned Assuming       Beneficially Owned Assuming
                                 No Conversion of Class B          Conversion of Class B
   Shares of Common Stock        Common Stock into                 Common Stock into
   Beneficially Owned            Common Stock                      Common Stock
   -------------------------     -----------------------------     ---------------------------
   Number                        Number                            Number
   of Shares         Percent     of Shares             Percent     of Shares           Percent
   -------------------------     -----------------------------     ---------------------------
   8,846,437           21.0%     37,967,056(1)           52.7%     44,967,056(1)         56.9%

   --------------
   (1) Does not take into account any post-Closing adjustments. Excludes an aggregate of 782,714 shares held of record by Properties 1 Properties 2, Properties 3, Properties 4 and Properties 5, which will not be deemed beneficially owned by the Hughes Family after the Merger.

        The following tables set forth information as of October 4, 1995 concerning the remaining security ownership of each director of SEI (including Wayne Hughes, the chief executive officer) and of all directors and executive officers of SEI as a group:

                                           Shares of 8.25% Convertible           Shares of 10% Cumulative
                                           Preferred Stock,                      Preferred Stock, Series A
                                           Beneficially Owned (1)                Beneficially Owned (1)
                                           -----------------------------         -----------------------------
                                           Number                                Number
                                           of Shares             Percent         of Shares             Percent
                                           -----------------------------         -----------------------------
   B. Wayne Hughes..................               --               --                  --              --
   Harvey Lenkin....................            2,400 (1)(2)       0.1%                 --              --
   Robert J. Abernethy..............               --               --                  --              --
   Dann V. Angeloff.................               --               --                  --              --
   William C. Baker.................               --               --                  --              --
   Uri P. Harkham...................               --               --                  --              --
   Berry Holmes.....................               --               --                  --              --
   Michael M. Sachs.................               --               --               1,000 (1)(4)       *
   All Directors and Executive......            9,250 (1)(2)(3)    0.4%              2,460 (1)(3)(4)   0.1%
    Officers as a Group
    (11 persons)
                                Shares of 9.20% Cumulative           Shares of Adjustable Rate         Shares of 10% Cumulative
                                Preferred Stock,                     Cumulative Preferred Stock,       Preferred Stock, Series E
                                Series B Beneficially Owned (1)      Series C Beneficially Owned (1)   Beneficially Owned (1)
                                -------------------------------      -------------------------------   -------------------------
                                Number                               Number                            Number
                                of Shares               Percent      of Shares               Percent   of Shares        Percent
                                -------------------------------      -------------------------------   -------------------------
B. Wayne Hughes..............           --                  --              --                  --            --            --
Harvey Lenkin................           --                  --          40,000 (1)(5)          3.3%           --            --
Robert J. Abernethy..........           --                  --              --                  --            --            --
Dann V. Angeloff.............           --                  --              --                  --            --            --
William C. Baker.............           --                  --              --                  --            --            --
Uri P. Harkham...............           --                  --              --                  --            --            --
Berry Holmes.................           --                  --              --                  --            --            --
Michael M. Sachs.............           --                  --              --                  --         1,000 (1)(4)     *
All Directors and Executive
  Officers as a Group........        4,000 (1)(3)          0.2%         40,000 (1)(5)          3.3%        1,000 (1)(4)     *
  (11 persons)

--------------
   *   Less than 0.1%.
  (1) Shares of SEI 8.25% Convertible Preferred Stock, 10% Cumulative Preferred Stock, Series A, 9.20% Cumulative Preferred Stock, Series B, Adjustable Rate Cumulative Preferred Stock, Series C or 10% Cumulative Preferred Stock, Series E, as applicable, beneficially owned as of October 4, 1995. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.
  (2) Includes 100 shares held by Mrs. Lenkin and 300 shares held by Mrs. Lenkin as custodian for a son.
  (3) Includes shares held of record or beneficially by members of the immediate family of executive officers of SEI and shares held by custodians of IRAs for the benefit of executive officers of SEI.
  (4) Shares held of record by Michael M. Sachs Professional Corporation Defined Benefit Pension Trust as to which Mr. Sachs has voting and investment power.
  (5) Shares held of record by the PSI Plan as to which Mr. Lenkin, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition and as to which Mr. Lenkin expressly disclaims beneficial ownership.

        As of October 4, 1995, the directors and executive officers of SEI did not own any shares of SEI's 9.50% Cumulative Preferred Stock, Series D, 9.75% Cumulative Preferred Stock, Series F or Convertible Participating Preferred Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

        Future sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices. Upon completion of the Merger, there will be 72,064,283 shares of Common Stock and 7,000,000 shares of Class B Common Stock outstanding, assuming no post-Closing adjustment. Of these shares, 42,064,283 shares of Common Stock outstanding prior to the Merger will be tradeable without restriction (except as to affiliates of the Company) or further registration under the Securities Act. The remaining 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock will be issued in the Merger without registration under the Securities Act in reliance on an exemption from registration and are "restricted securities" within the meaning of Rule 144 adopted under the Act (the "Restricted Shares"). The beneficial owners of 15,500,000 of the Restricted Shares (including all of the Class B Common Stock) have agreed not to offer, sell or otherwise dispose (except for gifts and pledges) of any of their shares for a period of three years following the Closing Date, in the case of the Common Stock, or for seven years following the Closing Date, in the case of the Class B Common Stock. Upon expiration of such periods, each will be entitled to sell his or her shares in the public market subject to Rule 144. The remaining approximately 21,500,000 Restricted Shares held by existing shareholders will be available for sale in the public market pursuant to Rule 144.

        In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who (together with predecessor holders who were not affiliates of SEI) has beneficially owned Restricted Shares for at least two years would be entitled to sell within any three-month period the number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the Common Stock of the Company or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain restrictions relating to manner of sale, notice, and the availability of current public information about SEI. Under Rule 144, however, a person who (together with predecessor holders who were not affiliates of SEI) has held such shares for a minimum of three years and who is not, and for three months prior to the sale of such shares has not been, an affiliate of the Company is free to sell such shares without regard to the volume, manner of sale, and other limitations contained in Rule 144.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        The consolidated financial statements of SEI for the year ended
   December 31, 1994 incorporated by reference in this Proxy Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report with respect thereto. The combined financial statements of the Operating Companies to be Acquired as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 and the Combined Summaries of Historical Information Relating to Real Estate Interests to be Acquired for each of the three years in the period ended December 31, 1994 have also been audited by Ernst & Young LLP as set forth in their reports included herein. Such consolidated and combined financial statements are incorporated or included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

        Representatives of Ernst & Young LLP are expected to be present at the Special Meeting to respond to questions from shareholders and to make a statement if they so desire.

                             SHAREHOLDER PROPOSALS

        Any shareholder proposal intended to be considered for inclusion in the proxy materials for presentation in the 1995 annual meeting of shareholders was required to be received by the Secretary of SEI not later than July 5, 1995.

                                 OTHER MATTERS

        As of the date of this Proxy Statement, neither the Board of Directors nor management knows of other matters which will be presented for consideration at the Special Meeting. However, if any other business should properly come before the Special Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, filed by SEI with the Commission pursuant to
   Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 1-8389), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1994, and as amended by Form 10-K/As dated April 4, 1995 and April 21, 1995, (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, (iii) the Current Reports on Form 8-K dated January 24, 1995, April 25, 1995 and May 22, 1995 and the Current Report on Form 8-K, as amended by a Form 8-K/A, each dated June 30, 1995 and (iv) the financial statements pursuant to Rule 3-14 of Regulation S-X included in the Current Report on Form 8-K dated June 7, 1994 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, as amended by a Form 10-Q/A dated December 15, 1994. The financial statements included in Registration Statement No. 33-58893, filed by SEI with the Commission pursuant to the Securities Act, are also incorporated herein by reference.

        All documents filed by SEI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting of the SEI Shareholders shall be deemed to be incorporated by reference herein from the date of filing such documents.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

        Also incorporated by reference herein is the Merger Agreement, which is attached as Appendix A to this Proxy Statement.

        THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS, EXCEPT THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS), ARE AVAILABLE ON REQUEST. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO INVESTOR SERVICES DEPARTMENT, 600 NORTH BRAND BOULEVARD, SUITE 300, GLENDALE, CALIFORNIA 91203-1241 OR BY TELEPHONE AT
   (818) 244-8080. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NOVEMBER 3, 1995.

                            HISTORICAL AND PRO FORMA
                              FINANCIAL STATEMENTS
                              --------------------

                                                                                 Page
                                                                              References
                                                                              ----------
Operating Companies and Real Estate Interests
---------------------------------------------

Report of independent auditors                                                   F-1

Combined Statements of Assets, Liabilities and Equity at December 31, 1994,
1993 and June 30, 1995                                                           F-2

For the years ended December 31, 1994, 1993, 1992 and the six months ended June 30, 1995 and 1994:

 Combined Statements of Operations                                               F-3

 Combined Statements of Cash Flows                                               F-4

Notes to Financial Statements                                                    F-5

Underlying Properties
---------------------

Report of independent auditors                                                   F-10

Combined Summaries of Historical Information Relating to the
Underlying Properties for the years ended December 31, 1994,
1993, 1992 and six months ended June 30, 1995 and 1994                           F-11

Notes to Combined Summaries of Historical Information relating
to the Underlying Properties                                                     F-12

Pro Forma Consolidated Financial Statements                                      PF-1
-------------------------------------------

Pro Forma Consolidated Balance Sheet at June 30, 1995                            PF-3

Pro Forma Consolidated Statements of Income:

 For the six months ended June 30, 1995                                          PF-8

 For the year ended December 31, 1994                                            PF-9

                         REPORT OF INDEPENDENT AUDITORS

The Stockholder
Public Storage, Inc.

We have audited the accompanying combined statements of assets, liabilities and equity of the property management and advisory businesses and real estate assets of Public Storage, Inc. (Operating Companies and Real Estate Interests) as of December 31, 1994 and 1993 and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements of the Operating Companies and Real Estate Interests were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Proxy Statement of Storage Equities, Inc.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Operating Companies and Real Estate Interests at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                              ERNST & YOUNG LLP

Los Angeles, California
October 6, 1995

                 OPERATING COMPANIES AND REAL ESTATE INTERESTS
             COMBINED STATEMENTS OF ASSETS, LIABILITIES AND EQUITY
                           (IN THOUSANDS OF DOLLARS)

                                                             AS OF DECEMBER 31,
                                                AS OF       -------------------
                                             JUNE 30, 1995     1994        1993
                                             -------------   -------     -------
                                              (unaudited)
        Assets:
          Cash                                 $    628     $ 1,388     $   387
          Restricted cash                           576           -       1,111
          Receivables from affiliates             2,642       3,033       2,751
          Notes receivable                        7,987       8,141       8,433
          Investments in real estate
           entities                              74,651      68,445      56,861
          Real estate facilities:
             Land                                 5,710       5,710       5,710
             Buildings                           14,337      14,326      14,282
                                               --------     -------     -------
                                                 20,047      20,036      19,992
             Accumulated depreciation            (2,454)     (2,207)     (1,718)
                                               --------     -------     -------
                                                 17,593      17,829      18,274
          Other assets                               88         202         559
                                               --------     -------     -------
              Total assets                     $104,165     $99,038     $88,376
                                               ========     =======     =======
        Liabilities
          Accounts payable                     $    555     $ 1,167     $ 1,281
          Interest payable                          508         527         561
          Secured notes payable                   4,706       4,807       5,015
          Senior Secured Notes due 2003
           (net of $329, $359 and $519
           of issuance costs at June
           30, 1995, December 31, 1994
           and 1993, respectively)               67,671      70,141      74,481
                                               --------     -------     -------
             Total liabilities                   73,440      76,642      81,338
                                               --------     -------     -------
          Equity                                 30,725      22,396       7,038
                                               --------     -------     -------
             Total liabilities and equity      $104,165     $99,038     $88,376
                                               ========     =======     =======

                            See Accompanying notes.

                         OPERATING COMPANIES AND REAL ESTATE INTERESTS
                               COMBINED STATEMENTS OF OPERATIONS
                                   (IN THOUSANDS OF DOLLARS)

                                             SIX MONTHS ENDED
                                                 JUNE 30             YEARS ENDED DECEMBER 31,
                                            ------------------    -----------------------------
                                              1995       1994       1994       1993       1992
                                            -------    -------    -------    -------    -------
              Revenues                         (unaudited)
               Facility management
                fees, primarily from
                affiliates                  $13,156    $12,103    $25,224    $23,105    $21,416
               Equity in earnings of
                real estate entities         13,074     11,516     24,555     19,742     15,026
               Advisory fee from
                affiliate                     3,426      2,356      4,983      3,619      2,612
               Merchandise operations         1,013        907      1,872      1,564      1,263
               Rental revenues                1,637      1,545      3,152      2,884      2,867
               Interest income                  459        464        996        792        847
                                            -------    -------    -------    -------    -------
                  Total revenues             32,765     28,891     60,782     51,706     44,031
                                            -------    -------    -------    -------    -------
              Expenses
               Cost of managing
                facilities                    2,527      2,561      4,909      5,544      5,839
               Cost of advisory
                services and
                administrative expenses       1,090        817      1,850      1,410        975
               Cost of merchandise              501        435        866        800        689
               Cost of rental operations        450        413        834        813        653
               Depreciation                     302        523      1,011        556        476
               Interest expense               2,689      2,844      5,607      1,005      7,732
                                            -------    -------    -------    -------    -------
                  Total expenses              7,559      7,593     15,077     10,128     16,364
                                            -------    -------    -------    -------    -------
               Income before
                extraordinary item           25,206     21,298     45,705     41,578     27,667
               Extraordinary item
                    Gain on retirement
                     of debt                      -          -          -     14,440      3,311
                                            -------    -------    -------    -------    -------
               Net income                   $25,206    $21,298    $45,705    $56,018    $30,978
                                            =======    =======    =======    =======    =======

                            See Accompanying notes.

                 OPERATING COMPANIES AND REAL ESTATE INTERESTS
                       COMBINED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                             SIX MONTHS ENDED
                                                 JUNE 30               YEARS ENDED DECEMBER 31,
                                           --------------------    --------------------------------
                                             1995        1994        1994        1993        1992
                                           --------    --------    --------    --------    --------
                                               (unaudited)
Cash flows from operating activities:
     Net income                            $ 25,206    $ 21,298    $ 45,705    $ 56,018    $ 30,978
     Adjustments to reconcile net
      income to net cash provided by
      operating activities:
       Depreciation and amortization            302         523       1,011         556       1,971
       Less: Equity in earnings
         of real estate entities            (13,074)    (11,516)    (24,555)    (19,742)    (15,026)
       Distributions from real estate
         entities                             6,868       6,237      12,971       9,843       9,645
       Gain on retirement of debt                 -           -           -     (14,440)     (3,311)
       Change in restricted cash               (576)        103       1,111      (1,111)          -
       Other                                   (151)        (59)       (435)          8        (386)
                                           --------    --------    --------    --------    --------
          Total adjustments                  (6,631)     (4,712)     (9,897)    (24,886)     (7,107)
                                           --------    --------    --------    --------    --------
          Net cash provided by
           operating activities              18,575      16,586      35,808      31,132      23,871
                                           --------    --------    --------    --------    --------
Cash flows from investing activities:
     Payments received on notes
      receivable                                154         150         292         390         224
     Capital expenditures                       (11)        (28)        (44)       (103)        (38)
                                           --------    --------    --------    --------    --------
     Net cash provided by investing
      activities                                143         122         248         287         186
                                           --------    --------    --------    --------    --------
Cash flows from financing activities:
     Principal payments on debt              (2,601)     (2,404)     (4,708)       (185)       (137)
     Repurchase of debt                           -           -           -     (42,905)     (6,143)
     Issuance of Senior Secured Notes,
       net of issuance costs                      -           -           -      74,475           -
     Net distributions to affiliates        (16,877)    (10,345)    (30,347)    (62,738)    (17,509)
                                           --------    --------    --------    --------    --------
          Net cash used in financing
           activities                       (19,478)    (12,749)    (35,055)    (31,353)    (23,789)
                                           --------    --------    --------    --------    --------
     Net increase (decrease) in cash           (760)      3,959       1,001          66         268
     Cash at beginning of period              1,388         387         387         321          53
                                           --------    --------    --------    --------    --------
     Cash at end of period                 $    628    $  4,346    $  1,388    $    387    $    321
                                           ========    ========    ========    ========    ========
Supplemental disclosure:
     Interest paid                         $  2,678    $  2,746    $  5,481    $  1,606    $  6,513
                                           ========    ========    ========    ========    ========

                            See Accompanying notes.

                 OPERATING COMPANIES AND REAL ESTATE INTERESTS
                     NOTES TO COMBINED FINANCIAL STATEMENTS

A.   Basis of Presentation

     The financial statements include the property management operations of Public Storage Management, Inc. ("PSMI") and Public Storage Commercial Properties Group, Inc. ("PSCP"), the advisory business of Public Storage Adviser, Inc. ("Adviser") and merchandise sales operations of PSMI (collectively "Operating Companies") and the real estate assets in which Storage Equities, Inc. ("SEI") proposes to acquire an interest ("Real Estate Interests"). PSMI, PSCP and Adviser are subsidiaries of Public Storage, Inc. ("PSI"). Under an Agreement and Plan of Reorganization dated June 30, 1995, the Operating Companies, along with the Real Estate Interests, would be acquired by SEI, a California corporation organized as a real estate investment trust (the "Merger").

     The accompanying financial statements have been prepared from the books and records of the Operating Companies and the accounts related to the Real Estate Interests and present the assets, liabilities and equity of the Operating Companies and Real Estate Interests as of December 31, 1994 and 1993 and June 30, 1995, and the related revenues and expenses for the years ended December 31, 1994, 1993, 1992 and the six months ended June 30, 1995 and 1994. Accordingly, these statements do not purport to represent the financial position or results of operations of PSI or any of its subsidiaries. The Combined Statements of Operations may not necessarily be indicative of the revenues and expenses that would have resulted had the Operating Companies and Real Estate Interests operated as a stand-alone entity. Information subsequent to December 31, 1994 is unaudited.

     PSMI operated and managed, at June 30, 1995, pursuant to property management agreements, 1,074 self-storage mini-warehouses, including 1,014 facilities owned by SEI, PSI or entities affiliated with PSI. It operated all of the United States mini-warehouses operating under the "Public Storage" name and all of those in which SEI has an interest.

     PSCP operated and managed, at June 30, 1995, pursuant to property management agreements, 45 commercial office buildings and light industrial business parks, including 35 facilities owned by SEI, PSI or entities affiliated with PSI, which operate under the Public Storage name in the United States and all commercial facilities in which SEI has an interest.

     The Adviser acts, pursuant to an advisory contract, as an investment advisor to SEI. It advises SEI with respect to its investments and administers the daily corporate operations of SEI for an advisory fee (see Advisory Contract) and pays the salaries and expenses of the executive officers, the acquisition staff of SEI and other corporate overhead, including rent.

     PSMI sells merchandise (primarily locks and boxes) to customers and tenants at substantially all of the mini-warehouse facilities managed by PSMI. These products are ancillary to renting storage space and are provided as a convenience to the tenants.

     Real Estate Interests consist of partial equity interests in 63 REITs and partnerships, which own 505 mini-warehouses and 14 commercial facilities, a fee interest in six mini-warehouses and one commercial facility, all operated under the "Public Storage" name, and 10 mortgage notes receivable secured by mini-warehouse facilities.

B.   Summary of Significant Accounting Policies

     1. Method of accounting. The financial statements are prepared in accordance with generally accepted accounting principles.
     2. Cash and cash equivalents. Cash and cash equivalents consist of demand deposits and cash investments which are highly liquid investments with a maturity of three months or less. Cash is invested in commercial paper and US Government securities.
     3. Real estate facilities. Cost of land includes appraisal fees and legal fees related to acquisition and closing costs. Buildings reflect costs incurred to develop mini-warehouses and to a lesser extent business park facilities. The mini-warehouse facilities provide self-service storage spaces for lease, generally on a month-to month basis, to the general public.
     4. Depreciation and amortization. Depreciation expense represents depreciation on real estate facilities and equipment and is provided on a straight-line basis over the estimated useful life of twenty-five years and three years, respectively. Amortization expense represents amortization of debt issuance costs and is provided on the effective interest method over the life of the debt.
     5. Allocated costs. Included in the accompanying Statements of Operations are allocations of expenses for corporate overhead, including salaries of support personnel, facilities and other expenses, incurred by the Operating Companies. The personnel and facilities subject to these allocations support other entities affiliated with PSI. In management's opinion, the allocation methodology, which is based on the estimated utilization of such services and costs, provides a reasonable allocation of the costs that were incurred by the Operating Companies.
     6. Income taxes. The financial statements exclude the effects of income taxes since they reflect a partial presentation (after allocated costs).
     7. Equity. Equity represents the excess of assets over liabilities and reflects the effect of net distributions, capital transactions, and loans between the Operating Companies and affiliated companies.

C.   Notes Receivable

     Notes receivable includes ten notes with an aggregate carrying amount of $8,141,000 at December 31, 1994 and which are secured by mini-warehouse facilities. Four of the notes are subject to underlying mortgage debt. Interest income and interest expense are included in the Combined Statements of Operations with respect to the notes receivable and underlying mortgage debt, respectively.

     The notes receivable have interest rates ranging from 7.0% to 14.5% (weighted average of 11.8%) and mature from 1995 to 2013. The underlying mortgages have interest rates ranging from 7.1% to 9.9% (weighted average of 7.5%) and are due from 1997 to 2000.

D.   Investments in Real Estate Entities

     Investments in real estate entities consist generally of a 20% to 30% interest in 63 affiliated REITs and partnerships which own 505 mini-warehouses and 14 business parks, all operated under the "Public Storage" name. These investments are accounted for using the equity method of accounting, recognizing in income its proportionate share of the earnings while correspondingly increasing the investment balance and accounting for distributions as a reduction in the investment balance.

     The impact of facility management fees paid by these unconsolidated affiliated entities have been eliminated to the extent of PSI's investment in each entity ($2.9 million and $1.5 million for the year ended December 31, 1994 and six months ended June 30, 1995, respectively).

E.   Secured Notes Payable

     Secured Notes Payable ($4,807,000 as of December 31, 1994) consist of underlying debt related to four of the notes receivable and mortgage debt secured by one facility. The debt bears interest at rates ranging from 7.1% to 9.9%. The repayment of principal related to this debt at December 31, 1994 is due as follows:


                           1995        $  213,000
                           1996           231,000
                           1997         1,038,000
                           1998         2,633,000
                           1999           561,000
                        Thereafter        131,000
                                       ----------
                                       $4,807,000
                                       ==========


F.   Long-term Debt

     During 1992 and 1993, debt of PSMI was extinguished through a series of purchases from unaffiliated note holders, resulting in "extraordinary" gains from retirement of debt of $3.3 million and $14.4 million in 1992 and 1993, respectively.

     In November 1993, PSMI issued $75 million in Senior Secured Notes due 2003 ("Notes"). The Notes bear interest at 7.08%, with interest and principal payments due semi-annually. The Notes are collateralized by cash flow rights from the property management agreements for mini-warehouses and other assets of PSI, including trademarks and marketable and non-marketable securities of affiliates. The Notes have various restrictive covenants on dividends, investments and additional indebtedness. As required by the Notes, cash is segregated between the amount which must be invested pursuant to the terms of the Notes (restricted cash) and an amount which may be used to declare dividends or invested without restriction. Restricted funds of $1.1 million, $1.0 million and $0.6 million are included in cash as of December 31, 1993, June 30, 1994 and 1995, respectively. In addition, the Notes contain various financial covenants. PSMI is in compliance with all covenants.

     As of December 31, 1994, the scheduled principal payments of the Notes were as follows:


                            1995            $ 5,000,000
                            1996              5,750,000
                            1997              6,500,000
                            1998              7,250,000
                            1999              8,000,000
                            Thereafter       38,000,000
                                            -----------
                                            $70,500,000
                                            ===========


G.   Management Agreements

     The property management agreements generally provide for compensation equal to six percent of the gross revenues of the mini-warehouse facilities managed, and five percent of the gross revenues of the commercial facilities managed. Management fees of $26,835,000, $24,554,000, $22,656,000, $14,019,000 and $12,866,000 were earned on properties in which
     PSI and SEI have an interest for the years ended December 31, 1994, 1993, 1992 and for the six months ended June 30, 1995 and 1994, respectively. The management agreements, except as noted below, are cancelable by either party upon sixty days notice.

     The impact of property management fees paid to PSI for properties which it owns and by unconsolidated affiliated entities in which PSI has an interest have been eliminated to the extent of PSI's investment ($3.1 million and $1.6 million for the year ended December 31, 1994 and six months ended June 30, 1995, respectively).

     For the property management fees, under the supervision of the property owners, PSMI and PSCP coordinate rental policies, rent collections, marketing activities, the purchase of equipment and supplies, maintenance activity, and the selection and engagement of vendors, suppliers and independent contractors. PSMI and PSCP assist and advise the property owners in establishing policies for the hire, discharge and supervision of employees for the operation of their facilities, including resident managers, assistant managers, relief managers and billing and maintenance personnel.

     For the duration of the management agreements, PSMI grants to the property owners a non-exclusive license to use two PSI service marks and related designs, including the "Public Storage" name. Upon termination of the management agreement, the property owner would no longer have the right to use the service marks and related designs, except as described below.

     In February 1995, the management agreements of sixteen companies (including
     SEI) were amended to revise the termination provision. The management agreements, as amended, provide that the agreements with respect to properties directly owned by the sixteen companies will expire seven years from the date modified, provided that on each anniversary of such modification, it shall be automatically extended for one year (thereby maintaining a seven year term) unless either party notifies the other that the agreement is not being extended. With respect to properties in which SEI has an interest, but are not wholly-owned by SEI, the management agreements may be terminated upon sixty days notice by SEI and upon seven years notice by the Operating Companies. The management agreements of the sixteen companies may also be terminated by either party for cause, but if terminated by the property owner, for cause, the property owner will retain the rights to use the PSI service marks until the scheduled expiration date.

     Regardless of the termination provisions, all management agreements with PSI affiliated entities are subject to termination upon the sale of the facilities.

H.   Advisory Contract

     Pursuant to an advisory contract, the Adviser, for an advisory fee, directs SEI, under the supervision of SEI's Board of Directors, with respect to its investments and daily corporate operations. The contract provides for the monthly payment of advisory fees equal to the sum of (i) 12.75% of SEI's adjusted income (as defined, and after reduction for SEI's share of capital improvements) per share of SEI common stock on the first 14,989,454 shares outstanding and (ii) 6% of adjusted income per share on common shares in excess of 14,989,454 of SEI common stock. The advisory contract provides that, in computing the advisory fee, adjusted income will be reduced by dividends paid on all SEI preferred stock and that the Adviser will also receive an amount equal to 6% of such dividends.

     The Adviser is not entitled to its advisory fee with respect to services rendered during any quarter in which full cumulative dividends on SEI's senior preferred stock have not been paid or declared and funds therefor set aside for payment.

     The Adviser is also entitled to a disposition fee equal to 20% of the total net realized gain (as defined) from the disposition of SEI's investments. Payment of the disposition fees is subject to limitations based on SEI's distributions.

     The advisory contract may be terminated at any time by either party upon sixty days written notice. Except under certain conditions, upon termination, the Adviser generally will be entitled to receive (i) an amount equal to the accrued and unpaid portion of the disposition fee, (ii) an amount equal to 20% of the total net unrealized gain (as defined), less 20% of unrealized losses (as defined) and (iii) an amount equal to 15% of adjusted income (as defined) from October 1, 1991 to the date of termination minus the advisory fee paid from October 1, 1991 to the date of termination.

     The Adviser pays the salaries and expenses of the executive officers, the acquisition staff of SEI and other corporate overhead, including rent.

I.   Contingencies

     PSI and PSMI have entered into various operating leases including a lease for the facilities utilized by personnel of the Operating Companies. Rent of $748,000, $725,000, $777,000, $336,000 and $356,000 is included in the
     Statements of Operations for the years ended December 31, 1994, 1993, and 1992 and the six months ended June 30, 1995 and 1994, respectively, related to these leases.

     Minimum lease payments due under these leases as of December 31, 1994 are:


                                1995     $841,000
                                1996      397,000
                                1997      129,000
                                1998      107,000
                                1999        5,000


     In connection with the management of mini-warehouses, the Operating Companies have established trust accounts to collect, from various property owners, on a monthly basis, amounts for property tax payments. Payments of the property tax bills which generally occur annually or semi-annually are made from these accounts. Funds relating to these property tax impounds held on behalf of non-affiliates and affiliates in the approximate amounts of $913,000 and $1,000,000, respectively, at December 31, 1994 and $891,000 and $1,183,000, respectively, at December 31, 1993. The impounds are not reflected in the accompanying Statement of Assets, Liabilities and Equity.

     The Operating Companies are involved in various legal proceedings arising from the normal course of business. In the opinion of management, the ultimate outcome of these proceedings will not have a material effect on the Operating Companies' financial position, results of operations or its liquidity.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholder
Public Storage, Inc.

We have audited the accompanying combined summaries of historical information relating to the Underlying Properties (the "Combined Summaries") for each of the three years in the period ended December 31, 1994. The Combined Summaries are the responsibility of management. Our responsibility is to express an opinion on the Combined Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Combined Summaries presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Combined Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Proxy Statement of Storage Equities, Inc.

In our opinion, the Combined Summaries present fairly the combined revenues and expenses of the Underlying Properties for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                             ERNST & YOUNG LLP

Los Angeles, California
October 6, 1995

                   COMBINED SUMMARIES OF HISTORICAL INFORMATION RELATING TO THE
                                       UNDERLYING PROPERTIES
                                     (IN THOUSANDS OF DOLLARS)

                                                SIX MONTHS
                                              ENDED JUNE 30,           YEARS ENDED DECEMBER 31,
                                            --------------------    --------------------------------
                                              1995        1994        1994        1993        1992
                                            --------    --------    --------    --------    --------
                                                (UNAUDITED)
                                            --------------------
Revenues:
     Rental revenues                        $126,230    $118,899    $244,165    $221,938    $198,917
     Interest income                           1,424       1,823       3,719       4,602       5,986
                                            --------    --------    --------    --------    --------
                                             127,654     120,722     247,884     226,540     204,903
                                            --------    --------    --------    --------    --------
Expenses:
     Cost of operations                       38,211      37,450      75,566      73,111      70,801
     Management fees paid to affiliates        7,472       7,181      14,592      13,226      11,825
     Depreciation                             21,052      21,031      41,982      42,808      43,556
     General and administrative                2,748       2,759       5,904       6,135       7,830
     Interest expense                          5,088       5,023       9,981      10,860      11,038
                                            --------    --------    --------    --------    --------
                                              74,571      73,444     148,025     146,140     145,050
                                            --------    --------    --------    --------    --------
Net income                                  $ 53,083    $ 47,278    $ 99,859    $ 80,400    $ 59,853
                                            ========    ========    ========    ========    ========

                            See Accompanying notes.

             NOTES TO COMBINED SUMMARIES OF HISTORICAL INFORMATION

                     RELATING TO THE UNDERLYING PROPERTIES

A.   Background and Basis for Combination

     The accompanying Combined Summaries of Historical Information Relating to the Underlying Properties (the "Combined Summaries") include the results of operations for the years ended December 31, 1994, 1993, and 1992 and the six months ended June 30, 1995 for the real estate assets in which Storage Equities, Inc. ("SEI") proposes to acquire an interest.

     Under an Agreement and Plan of Reorganization dated June 30, 1995, an interest in the Underlying Properties (the "Real Estate Interests"), along with the Operating Companies of Public Storage, Inc. ("PSI"), would be acquired by SEI.

B.   Underlying Properties

     The Underlying Properties consists of:

     . 505 mini-warehouses and 14 commercial facilities owned by 63 REITs and limited partnerships, all operated under the "Public Storage" name;

     . Seven properties consisting of six mini-warehouses and one commercial property, wholly-owned by PSI; and

     . Ten notes receivable, as described in Note C.

     Depreciation expense represents depreciation on the Underlying Properties (other than the ten notes receivable) and is typically provided on a straight line basis over the estimated useful life of twenty five years.

     The sixty-three REITs and partnerships have the following assets, liabilities and owner's equity at December 31, 1994, 1993 and 1992 and June 30, 1995:


                                        Six Months
                                        Ended June         Years ended December 31,
                                         30, 1995     ------------------------------------
                                       (unaudited)       1994         1993         1992
                                       -----------    ----------   ----------   ----------
                                                             (dollars in thousands)
Assets                                  $1,248,071    $1,273,297   $1,312,289   $1,342,144
Liabilities                                138,288       130,206      131,435      133,267
                                        --------------------------------------------------
Owners' equity                          $1,109,783    $1,143,091   $1,180,854   $1,208,877
                                        ==================================================

C.   Mortgage loans

     Included in the Underlying Properties are ten notes receivable with an aggregate carrying amount of $8,141,000 at December 31, 1994 and which are secured by mini-warehouse facilities. Four of the notes are subject to underlying mortgage debt. Interest income and interest expense are included in the Combined Summaries with respect to the notes receivable and underlying mortgage debt, respectively.

     The notes receivable have interest rates ranging from 7.0% to 14.5% (weighted average of 11.8%) and mature from 1995 to 2013. The underlying mortgages have interest rates ranging from 7.1% to 9.9% (weighted average of 7.5%) and are due from 1997 to 2000.

D.   Debt

     Debt of approximately $4,807,000 at of December 31, 1994 consist of underlying debt related to four of the notes receivable and mortgage debt secured by one facility. The debt bears interest at rates ranging from 7.1% to 9.9%. The repayment of principal related to this debt at December 31, 1994 is due as follows:

                              1995        $  213,000
                              1996           231,000
                              1997         1,038,000
                              1998         2,633,000
                              1999           561,000
                           Thereafter        131,000
                                          ----------
                                          $4,807,000
                                          ==========


E.   Environmental Matters

     The majority of the Underlying Properties were developed or acquired prior to the time it was customary to conduct environmental assessments.
     However, subsequent to their development or acquisition, many of the properties have had environmental assessments completed. These assessments did not indicate the requirement for significant remediation or further assessments.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial statements were prepared to reflect the Merger transaction between SEI and PSMI. As a condition to closing the Merger, the SEI Articles of Incorporation must be amended to increase the number of authorized shares of, and reclassify, the outstanding
SEI Common Stock into Common Stock and Class B Common Stock. See "Proposal Two -- Amendments to SEI Articles of Incorporation." Prior to the Merger, PSCP, the Adviser and Real Estate Interests will be combined with PSMI. Upon consummation of the Merger, (i) PSMI will be merged with and into SEI, which will be the surviving corporation, (ii) SEI will be renamed "Public Storage, Inc.," and (iii) the capital stock of PSMI will be converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock, subject to post closing adjustment.

     Immediately following the Merger, SEI will own the Operating Companies and the Real Estate Interests, which include (1) the "Public Storage" name, (2) seven wholly owned properties, (3) all inclusive deeds of trust secured by ten mini-warehouses, (4) general and limited partnership interests in 47 limited partnerships owning an aggregate of 286 mini-warehouses and one commercial property, (5) equity interests in 16 REITs which, exclusive of SEI's facilities, own an aggregate of 219 mini-warehouses and 13 commercial properties, (6) property management contracts, exclusive of SEI's facilities, for 604 mini-warehouses and, through a 95% economic interest in PSCP, 26 commercial properties (563 of which collectively are owned by entities affiliated with PSI), and (7) a 95% economic interest in the Lock Box Company. See "Public Storage Management, Inc."

     In addition to adjustments to reflect the proposed Merger, pro forma adjustments were made to reflect the following transactions:

     ISSUANCE OF PREFERRED AND COMMON STOCK:

      . On February 15, 1994, SEI issued 5,484,000 shares of Common Stock in a public offering. The net offering proceeds were approximately $76.5 million, which combined with the use of cash reserves were used to repay debt, acquire real estate facilities, acquire mortgage notes receivable and acquire additional minority interests.

      . On June 30, 1994, SEI issued 1,200,000 shares of Adjustable Rate Cumulative Preferred Stock, Series C (the "Series C Preferred Stock"). The aggregate net offering proceeds of the offering ($28.9 million) were used to retire bank borrowings (borrowings which were used primarily to acquire real estate facilities and minority interests in real estate partnerships).

      . On September 1, 1994, SEI issued 1,200,000 shares of 9.5% Cumulative Preferred Stock, Series D (the "Series D Preferred Stock"). The aggregate net offering proceeds of the offering ($29.0 million) were used to acquire real estate facilities and minority interests in real estate partnerships.

      . On November 25, 1994, SEI issued 2,500,000 shares of Common Stock in a public offering. The offering provided net proceeds of approximately $33.8 million, which were utilized to repay borrowings on SEI's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, minority interests and the cash portion of the PSP VIII merger, see below).

      . On February 1, 1995, SEI issued 2,195,000 shares of 10% Cumulative Preferred Stock, Series E (the "Series E Preferred Stock"). The aggregate net offering proceeds of $52.9 million were used to acquire real estate facilities, minority interests in real estate partnerships and retire bank borrowings (borrowings which were used to acquire real estate facilities).

      . On May 3, 1995, SEI issued 2,300,000 shares of 9.75% Cumulative Preferred Stock, Series F (the "Series F Preferred Stock"). The aggregate net offering proceeds of $55.5 million were used to acquire real estate facilities, minority interests in real estate partnerships and retire bank borrowings (borrowings which were used to acquire real estate facilities).

      . On May 31, 1995, SEI issued 5,482,200 shares of Common Stock in a public offering. The aggregate net offering proceeds of $82.0 million were used to acquire real estate facilities.

     MERGERS:

      . On September 30, 1994, SEI completed a merger transaction with Public Storage Properties VIII, Inc. ("PSP VIII") whereby SEI acquired all of the outstanding shares of PSP VIII's common stock for an aggregate cost of $55,839,000, consisting of the issuance of 2,593,914 shares of SEI Common Stock and $17,341,000 in cash.

      . On February 28, 1995, SEI completed a merger transaction with Public Storage Properties VI, Inc. ("PSP VI") whereby SEI acquired all of the outstanding shares of PSP VI's common stock for an aggregate cost of $65,343,000, consisting of the issuance of 3,147,015 shares of SEI Common Stock and $21,427,000 in cash.

      . On June 30, 1995, SEI completed a merger transaction with Public Storage Properties VII, Inc. ("PSP VII") whereby SEI acquired all of the outstanding shares of PSP VII's common stock for an aggregate cost of $70,064,000 consisting of the issuance of approximately 3,517,272 shares of SEI Common Stock and $14,007,000 in cash.

     The pro forma consolidated balance sheet at June 30, 1995 has been prepared to reflect (i) the issuance and utilization of the remaining net offering proceeds of the Common Stock issued on May 31, 1995, and (ii) the proposed Merger with PSMI.

     The pro forma consolidated statement of income for the six months ended June 30, 1995 has been prepared assuming (i) the issuance of preferred and Common Stock and the utilization of the proceeds therefrom, (ii) the merger transactions with PSP VI and PSP VII, and (iii) the proposed Merger, as if all such transactions were completed at the beginning of the period. The pro forma consolidated statement of income for the year ended December 31, 1994 has been prepared assuming (i) the issuance of the Preferred and Common Stock and the utilization of the proceeds therefrom, (ii) the merger transactions with PSP VIII, PSP VI and PSP VII, and (iii) the proposed Merger, as if all such transactions were completed on January 1, 1994.

     The pro forma consolidated statement of cash flows for the six months ended June 30, 1995 and year ended December 31, 1994 have been prepared on the same basis as the pro forma consolidated statement of income for the same period.

     The pro forma adjustments are based upon available information and upon certain assumptions as set forth in the notes to the pro forma consolidated financial statements that SEI believes are reasonable in the circumstances. The pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of SEI, the combined financial statements of the Operating Companies and the Real Estate Interests to be acquired. The following pro forma consolidated financial statements do not purport to represent what SEI's results of operations would actually have been if the transactions in fact had occurred at the beginning of the respective periods or to project SEI's results of operations for any future date or period.

                            STORAGE EQUITIES, INC.
                     CONSOLIDATED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1995
                                  (UNAUDITED)

                                                   SEI PRE-MERGER
                                  ---------------------------------------------------
                                                       PRO FORMA
                                                      ADJUSTMENTS
                                                        FOR THE            SEI
                                        SEI           ISSUANCE OF      PRE-MERGER
           ASSETS                  (HISTORICAL)        EQUITY (1)      (PRO FORMA)
                                  --------------      ------------    --------------
Cash and cash equivalents         $   89,759,000      $ 84,673,000)   $    5,086,000
Investments in real
 estate entities                      13,923,000         6,692,000        20,615,000
Real estate facilities,
 net of accumulated
 depreciation                        994,006,000        130,361,000    1,124,367,000
Mortgage loans
 receivable, primarily
 from affiliates                      14,352,000       (14,352,000)                -
Intangible assets                              -                 -                 -
Other assets                           4,817,000                 -         4,817,000
                                  --------------      ------------    --------------
     Total assets                 $1,116,857,000      $ 38,028,000    $1,154,885,000
                                  ==============      ============    ==============
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Note payable to banks             $            -      $          -    $            -
Senior Notes                                   -                 -                 -
Mortgage notes payable                58,497,000        44,716,000       103,213,000
                                  --------------      ------------    --------------
     Total debt                       58,497,000        44,716,000       103,213,000
Accrued and other liabilities         34,160,000                 -        34,160,000
Minority interest                    131,536,000        (6,688,000)      124,848,000
Shareholders' equity:
 Preferred Stock, $.01 par
  value, 50,000,000 shares
  authorized:
 Senior Preferred Stock              277,650,000                 -       277,650,000
 Convertible Preferred Stock          57,500,000                 -        57,500,000
 Common stock, $.10 par
  value, 60,000,000
  shares authorized
  42,042,616 shares
  issued and outstanding
  (79,042,616 pro forma shares
  issued and outstanding)
   Common Stock (72,042,616
     issued and outstanding)           4,205,000                 -         4,205,000
   Class B (7,000,000
    issued and outstanding)                    -                 -                 -
Paid-in capital                      561,985,000                 -       561,985,000
Cumulative net income                202,236,000                 -       202,236,000
Cumulative distribution paid        (210,912,000)                -      (210,912,000)
Equity                                         -                 -                 -
                                  --------------      ------------    --------------
        Total shareholders'
         equity                      892,664,000                 -       892,664,000
                                  --------------      ------------    --------------
        Total liabilities
         and shareholders'
         equity                   $1,116,857,000      $ 38,028,000    $1,154,885,000
                                  ==============      ============    ==============


                                       COMBINED
                                       OPERATING
                                     COMPANIES AND
                                      REAL ESTATE       PRO FORMA             SEI
                                       INTERESTS         MERGER            POST-MERGER
           ASSETS                    (HISTORICAL)    ADJUSTMENTS (2)       (PRO FORMA)
                                     ------------    ---------------      --------------
Cash and cash equivalents            $  1,204,000    $            -       $    6,290,000
Investments in real
 estate entities                       74,651,000       290,349,000          385,615,000
Real estate facilities,
 net of accumulated
 depreciation                          17,593,000         2,350,000        1,144,310,000
Mortgage loans
 receivable, primarily
 from affiliates                        7,987,000                 -            7,987,000
Intangible assets                               -       235,045,000          235,045,000
Other assets                            2,730,000                 -            7,547,000
                                     ------------      ------------       --------------
     Total assets                    $104,165,000      $527,744,000       $1,786,794,000
                                     ============      ============       ==============
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Note payable to banks                $          -      $          -       $            -
Senior Notes                           67,671,000           329,000           68,000,000
Mortgage notes payable                  4,706,000                 -          107,919,000
                                     ------------      ------------       --------------
     Total debt                        72,377,000           329,000          175,919,000
Accrued and other liabilities           1,063,000         2,000,000           37,223,000
Minority interest                               -                 -          124,848,000
Shareholders' equity:
 Preferred Stock, $.01 par
  value, 50,000,000 shares
  authorized:
 Senior Preferred Stock                         -                 -          277,650,000
 Convertible Preferred Stock                    -                 -           57,500,000
 Common stock, $.10 par
  value, 60,000,000
  shares authorized
  42,042,616 shares
  issued and outstanding
  (79,042,616 pro forma shares
  issued and outstanding)
   Common Stock 72,042,616
    issued and outstanding)                     -         3,000,000            7,205,000
   Class B (7,000,000
    issued and outstanding)                     -           700,000              700,000
Paid-in capital                                 -       552,440,000        1,114,425,000
Cumulative net income                           -                 -          202,236,000
Cumulative distribution paid                    -                 -         (210,912,000)
Equity                                 30,725,000       (30,725,000)                   -
                                     ------------      ------------       --------------
        Total shareholders'
         equity                        30,725,000       525,415,000        1,448,804,000
                                     ------------      ------------       --------------
        Total liabilities
         and shareholders'
         equity                      $104,165,000      $527,744,000       $1,786,794,000
                                     ============      ============       ==============

See Accompanying Notes to Pro Forma Consolidated Balance Sheet.

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1995
                                  (UNAUDITED)

1. Issuance of Common Stock
   ------------------------

   On May 31, 1995, SEI issued 5,482,200 shares of its Common Stock raising net
   offering proceeds of approximately $82.0 million.   As of June 30, 1995, SEI
   had not utilized substantially all of the net offering proceeds; however, utilization of the proceeds therefrom is expected as follows:

     Net offering proceeds:
       Common Stock..............................................  $ 82,068,000
       Less: Utilization of net offering proceeds as of June
             30, 1995............................................    (4,209,000)
                                                                   ------------
         Remaining net offering proceeds at June 30, 1995........  $ 77,859,000
                                                                   ============

     Uses:
       Cash portion of real estate facilities pending acquisition as of June 30, 1995 (see below)..........................  $ 71,293,000

       Acquisition of limited partnership units of unconsolidated real estate entities (consisting of units in affiliated
        partnerships which are not part of the Real Estate
        Interests to be acquired).................................    6,692,000

       Acquisition of minority interests (see below)..............    6,688,000

       Use of cash reserves.......................................   (6,814,000)
                                                                   ------------
                                                                   $ 77,859,000
                                                                   ============

  The following pro forma adjustments were made to reflect the above transactions:

  .  Investment in real estate entities has been increased to reflect the cost of the acquired limited partnership units in ten partnerships affiliated with SEI (these acquisitions were completed on August 31, 1995)........................... $  6,692,000

  . Real estate facilities were increased to reflect the acquisition of mini-warehouse facilities

         Cash portion of acquisition cost......................... $ 71,293,000

         Cancellation of mortgage notes receivable secured
          by acquired mini-warehouses facilities..................   14,352,000

         Assumption of mortgage notes payable secured by
          acquired mini-warehouse facilities......................   44,716,000
                                                                   ------------
                                                                   $130,361,000
                                                                   ============

     The pro forma adjustment to real estate facilities includes the pending acquisition of 11 mini-warehouse facilities and two business parks with an aggregate cost of approximately $44.2 million which have not been completed as of August 31, 1995. These real estate facilities are owned by six limited partnerships and the general partner is currently in the process of seeking the approval of the limited partners of the partnerships to sell the partnerships' real estate facilities to SEI for cash, the cancellation of mortgage debt owed to SEI and the assumption of mortgage debt secured by the facilities. There is no assurance

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1995
                                  (UNAUDITED)

     that such transactions will be approved by the limited partners of each of the partnerships and therefore consummated; however, SEI believes, based on past experience, that the approval of the limited partners is probable.

  .  Mortgage notes receivable were decreased to reflect
     the cancellation of notes in connection with the
     acquisition of mini-warehouse facilities securing
     such notes.............................................   $(14,352,000)
                                                               ============

  .  Mortgage notes payable were increased to reflect the
     assumption of such notes in connection with the
     acquisition of mini-warehouse facilities...............   $  44,716,000
                                                               =============

  .  Minority interest was decreased to reflect the
     acquisition of such interests...........................  $  (6,688,000)
                                                               =============

     In July and August 1995, SEI completed cash tender offers to acquire limited partnership units in PS Partners VI, Ltd., a limited partnership in which SEI currently owns significant interests in and whose accounts are consolidated with SEI. Pursuant to these tender offers, SEI acquired in aggregate $6.7 million of limited partnership units in the partnership. The acquisition of units has the effect of reducing minority interest.


2. Merger Pro Forma Adjustments
   ----------------------------

   The Merger will be accounted for using the purchase method of accounting and the total purchase cost will be allocated to the acquired net assets; first to the tangible and identifiable intangible assets and liabilities acquired based upon their respective fair values, and the remainder will be allocated to the excess of purchase cost over fair value of assets acquired. Upon completion of the Merger, the outstanding shares of PSMI capital stock will be converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock, subject to adjustment, and SEI will be renamed "Public Storage, Inc."

   Immediately following the Merger, SEI will own the Operating Companies and the Real Estate Interests, which include (1) the "Public Storage" name, (2) seven wholly owned properties, (3) all inclusive deeds of trust secured by ten mini-warehouses, (4) general and limited partnership interests in 47 limited partnerships owning an aggregate of 286 mini-warehouses and one commercial property, (5) equity interests in 16 REITs which, exclusive of SEI's facilities, own an aggregate of 219 mini-warehouses and 13 commercial properties, (6) property management contracts, exclusive of SEI's facilities, for 652 mini-warehouses and 29 commercial properties (611 of which collectively are owned by entities affiliated with PSI), and (7) a 95% economic interest in a merchandise company which currently sells locks and boxes to PSI's mini-warehouse tenants and others. See "Public Storage Management, Inc."

   SEI has determined the purchase cost of the net assets to be acquired in the Merger to be equal to the fair value of the securities issued combined with direct costs of the Merger. The fair value of the Common Stock is based on the average closing market prices on the NYSE for the thirty consecutive trading days prior to the date the Merger Agreement was executed (June 30, 1995). The fair value of the Class B Common Stock (which is not publicly traded) is based on an independent appraisal. The aggregate purchase cost and its preliminary allocation to the historical assets and liabilities is as follows:

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1995
                                  (UNAUDITED)

Purchase cost (1):
-------------------
       Issuance of 30,000,000 shares of Common Stock (at $16.088 per share) (2)...............................         $482,640,000
       Issuance of 7,000,000 shares of Class B Common Stock (at $10.50 per share).............................           73,500,000
       Estimated direct costs and expenses of the Merger......................................................            2,000,000
                                                                                                                       ------------
                                                                                                                       $558,140,000
                                                                                                                       ============
Preliminary allocation of purchase cost (3):
--------------------------------------------
       Intangible assets attributable to the Operating Companies (4)..........................................         $235,045,000
       Fair value of net assets acquired from the Operating Companies
            Cash..............................................................................................            1,204,000
            Other assets......................................................................................            2,730,000
            Senior note payable (face amount of note at June 30, 1995)........................................          (68,000,000)
            Accrued and other liabilities.....................................................................           (1,063,000)
                                                                                                                       ------------
               Total fair value of net assets of the Operating Companies......................................          169,916,000
                                                                                                                       ------------

       Fair value of real estate investments (including general and limited partnership interests and equity
        interests in REITs)...................................................................................          365,000,000
       Fair value of fee simple interest in seven properties..................................................           19,943,000
       Fair value of mortgage debt secured by properties acquired.............................................             (545,000)
       Fair value of all-inclusive trust deeds:
          Mortgage notes receivable...........................................................................            7,987,000
          Mortgage notes payable..............................................................................           (4,161,000)
                                                                                                                       ------------
               Total fair value of the net assets of the Real Estate Interests to be acquired.................          388,224,000
                                                                                                                       ------------
                                                                                                                       $558,140,000
                                                                                                                       ============

-----------------
  (1) See "Proposal One -- The Merger -- Terms of the Merger -- Adjustment to Share Consideration."

  (2) Pursuant to the terms of the Merger,  the number of shares of Common
      Stock and Class B Common Stock to be issued as consideration for the Merger will not be subjected to market price fluctuations. In addition, with respect to the determination of the value of consideration to be paid for the acquisition, market fluctuations subsequent to the announcement of the proposed Merger were not taken into consideration.

  (3)  See "Certain Considerations -- Valuation of Assets"

  (4) Intangible assets consist of the following:

      Management contracts...........................................................................................  $165,000,000
      Excess purchase cost over identifiable tangible and intangible assets..........................................    70,045,000
                                                                                                                       ------------
                                                                                                                       $235,045,000
                                                                                                                       ============

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1995
                                  (UNAUDITED)

  The following pro forma adjustments have been made to reflect the Merger as of June 30, 1995:

 .  Pro forma Merger adjustments:
   ----------------------------
 .  Investments in real estate entities has been increased to reflect the fair value of real estate investments acquired in the Merger:
       Fair value of real estate investments.................................................       $365,000,000
       Less: historical carrying value.......................................................        (74,651,000)
                                                                                                    ------------
          Pro forma adjustment...............................................................       $290,349,000
                                                                                                    ============
 .  Real estate facilities has been increased to reflect the fair value of the seven properties to be acquired in the Merger:
       Fair value of real estate facilities..................................................       $ 19,943,000
       Less: historical carrying value........................................................        (17,593,000)
                                                                                                    ------------
          Pro forma adjustment...............................................................       $  2,350,000
                                                                                                    ============
 .  Intangible assets have been increased to reflect intangible assets relating to the
   Operating Companies.......................................................................       $235,045,000
                                                                                                    ============
 .  Secured notes has been adjusted by an amount to reflect the face amount of the secured
   note at June 30, 1995.....................................................................       $    329,000
                                                                                                    ============
 .  Accrued and other liabilities has been increased for the estimated costs and expenses of
   the Merger................................................................................       $  2,000,000
                                                                                                    ============
 .  Shareholders' equity has been increased to reflect the following:
          Issuance of 30,000,000 shares of Common Stock ($.10 par value per share)...........       $  3,000,000
                                                                                                    ============
          Issuance of 7,000,000 shares of Class B Common Stock ($.10 par value per share)....       $    700,000
                                                                                                    ============
 .  Paid-in capital has been increased to reflect the value of issued shares of Common Stock and Class B Common Stock in excess of par value (30,000,000 shares of Common Stock at
   $16.088 per share and 7,000,000 shares of Class B Common Stock at $10.50 per share less
   aggregate par value of $3,700,000)........................................................       $552,440,000
                                                                                                    ============
 .  Equity has been eliminated to reflect the acquisition of the net assets of the Operating
   Companies and Real Estate Interests to be acquired........................................       $(30,725,000)
                                                                                                    ============

                            STORAGE EQUITIES, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)




                                                                 SEI
                                  ---------------------------------------------------------------------
                                                          PRO FORMA ADJUSTMENTS
                                                       ----------------------------
                                                         ISSUANCE
                                                       OF PREFERRED                            SEI
                                      SEI                & COMMON           REIT           PRE-MERGER
                                  (HISTORICAL)           STOCK(1)        MERGERS (2)       (PRO FORMA)
                                  ------------         -----------       ----------       ------------
REVENUES:
     Rental Income                 $88,068,000         $12,542,000       $8,465,000       $109,075,000
     Facility management fees                -                   -                -                  -
     Advisory fee income                     -                   -                -                  -
     Merchandise operations                  -                   -                -                  -
     Equity in earnings of
      real estate entities                   -             383,000                -            383,000
     Interest and other
      Income                         3,042,000            (988,000)          25,000          2,079,000
                                   -----------         -----------       ----------       ------------
                                    91,110,000          11,937,000        8,490,000        111,537,000
                                   -----------         -----------       ----------       ------------
EXPENSES:
     Cost of operations             32,342,000           4,217,000        3,489,000         40,048,000
     Cost of managing
      facilities                             -                   -                -                  -
     Cost of merchandise                     -                   -                -                  -
     Depreciation and
      amortization                  16,926,000           2,567,000        1,254,000         20,747,000
     General and
      administrative                 1,736,000                   -          149,000          1,885,000
     Advisory fee                    3,426,000             397,000          213,000          4,036,000
     Interest expense                3,214,000             957,000        1,017,000          5,188,000
                                   -----------          ----------       ----------       ------------
                                    57,644,000           8,138,000        6,122,000         71,904,000
                                   -----------          ----------       ----------       ------------
     Income before minority
      interest in income and
      gain on disposition of
      real estate                   33,466,000           3,799,000        2,368,000         39,633,000
     Minority interest in
      income                        (3,715,000)            145,000                -         (3,570,000)
                                   -----------          ----------       ----------       ------------
     Net Income                    $29,751,000          $3,944,000       $2,368,000       $ 36,063,000
                                   ===========          ==========       ==========       ============
     Net income allocable to
      preferred shareholders       $13,308,000         $ 2,342,000       $        -       $ 15,650,000
     Net income allocable to
      Class B Shareholders                   -                   -                -                  -
     Net income allocable to
      Common Stock
      shareholders                  16,443,000           1,602,000        2,368,000         20,413,000
                                   -----------          ----------       ----------       ------------
     Net Income                    $29,751,000          $3,944,000       $2,368,000       $ 36,063,000
                                   ===========          ==========       ==========       ============
     PER SHARE OF COMMON
      STOCK:
     Net Income                          $0.50(3)                                                $0.48(3)
                                   ===========                                            ============
     Weighted Average Shares        32,707,556(3)                                           42,108,048(3)
                                   ===========                                            ============


                                                             PSMI
                                            -------------------------------------------
                                            COMBINED                           COMBINED
                                           OPERATING                          OPERATION
                                         COMPANIES AND                      COMPANIES AND
                                          REAL ESTATE                        REAL ESTATE         PRO FORMA            SEI
                                           INTERESTS      PRO FORMA           INTERESTS           MERGER          POST-MERGER
                                         (HISTORICAL)    ADJUSTMENTS(4)      (PRO FORMA)       ADJUSTMENTS(5)     (PRO FORMA)
                                         ------------    --------------      -----------      ---------------     ------------
REVENUES:
     Rental Income                        $ 1,637,000       $        -       $ 1,637,000       $          -       $110,712,000
     Facility management fees              13,156,000           87,000        13,243,000         (6,307,000)         6,936,000
     Advisory fee income                    3,426,000          610,000         4,036,000         (4,036,000)                 -
     Merchandise operations                 1,013,000                -         1,013,000                  -          1,013,000
     Equity in earnings of
      real estate entities                 13,074,000                -        13,074,000         (6,109,000)         7,348,000
     Interest and other Income                459,000                -           459,000                  -          2,538,000
                                          -----------       ----------       -----------       ------------       ------------
                                           32,765,000          697,000        33,462,000        (16,452,000)       128,547,000
                                          -----------       ----------       -----------       ------------       ------------
EXPENSES:
     Cost of operations                       450,000                -           450,000         (6,307,000)        34,191,000
     Cost of managing
      facilities                            2,527,000         (170,000)        2,357,000                  -          2,357,000
     Cost of merchandise                      501,000                -           501,000                  -            501,000
     Depreciation and
      amortization                            302,000                -           302,000          4,701,000         25,750,000
     General and
      administrative                        1,090,000         (228,000)          862,000                  -          2,747,000
     Advisory fee                                   -                -                 -         (4,036,000)                 -
     Interest expense                       2,689,000                -         2,689,000                  -          7,877,000
                                          -----------       ----------       -----------       ------------       ------------
                                            7,559,000         (398,000)        7,161,000         (5,642,000)        73,423,000
                                          -----------       ----------       -----------       ------------       ------------
     Income before minority
      interest in income and
      gain on disposition of
      real estate                          25,206,000        1,095,000        26,301,000        (10,810,000)        55,124,000
     Minority interest in
      income                                        -                -                 -                  -         (3,570,000)
                                          -----------       ----------       -----------       ------------       ------------
     Net Income                           $25,206,000       $1,095,000       $26,301,000       $(10,810,000)      $ 51,554,000
                                          ===========       ==========       ===========       ============       ============
     Net income allocable to
      preferred shareholders              $         -       $        -       $         -       $          -       $ 15,650,000
     Net income allocable to
      Class B Shareholders                          -                -                 -                  -                  -
     Net income allocable to
      Common Stock
      shareholders                         25,206,000        1,095,000        26,301,000        (10,810,000)        35,904,000
                                          -----------       ----------       -----------       ------------       ------------
     Net Income                           $25,206,000       $1,095,000       $26,301,000       $(10,810,000)      $ 51,554,000
                                          ===========       ==========       ===========       ============       ============
     PER SHARE OF COMMON
      STOCK:
     Net Income                                                                                                          $0.50(6)
                                                                                                                   ===========
     Weighted Average Shares                                                                                        72,108,048(6)
                                                                                                                   ===========

    See Accompanying Notes to Pro Forma Consolidated Statements of Income.

                            STORAGE EQUITIES, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                                                   SEI
                                  -----------------------------------------------------------------------
                                                           PRO FORMA ADJUSTMENTS
                                                       -----------------------------
                                                        ISSUANCE
                                                      OF PREFERRED                             SEI
                                      SEI               & COMMON            REIT            PRE-MERGER
                                  (HISTORICAL)          STOCK(1)         MERGERS (2)        (PRO FORMA)
                                  ------------        ------------       -----------       ------------
REVENUES:
     Rental Income                $141,845,000         $42,701,000       $30,672,000       $215,218,000
     Facility management fees                -                   -                 -                  -
     Advisory fee income                     -                   -                 -                  -
     Merchandise operations                  -                   -                 -                  -
     Equity in earnings of
      real estate entities                   -             748,000                 -            748,000
     Interest and other
      Income                         5,351,000          (4,315,000)          218,000          1,254,000
                                  ------------         -----------       -----------       ------------
                                   147,196,000          39,134,000        30,890,000        217,220,000
                                  ------------         -----------       -----------       ------------
EXPENSES:
     Cost of operations             52,816,000          14,639,000        12,114,000         79,569,000
     Cost of managing
      facilities                             -                   -                 -                  -
     Cost of merchandise                     -                   -                 -                  -
     Depreciation and
      amortization                  28,274,000           7,917,000         4,780,000         40,971,000
     General and
      administrative                 2,631,000                   -           433,000          3,064,000
     Advisory fee                    4,983,000           1,794,000           699,000          7,476,000
     Interest expense                6,893,000          (1,135,000)        4,985,000         10,743,000
                                  ------------         -----------       -----------       ------------
                                    95,597,000          23,215,000        23,011,000        141,823,000
                                  ------------         -----------       -----------       ------------
     Income before minority
      interest in income and
      gain on disposition of
      real estate                   51,599,000          15,919,000         7,879,000         75,397,000
     Minority interest in
      income                        (9,481,000)          2,563,000                 -         (6,918,000)
                                  ------------         -----------        ----------       ------------
                                    42,118,000          18,482,000         7,879,000         68,479,000
     Gain on disposition of
      real estate                            -                   -           203,000            203,000
                                  ------------         -----------       -----------       ------------
     Net Income                   $ 42,118,000         $18,482,000       $ 8,082,000       $ 68,682,000
                                  ============         ===========       ===========       ============
     Net income allocable to
      preferred shareholders      $ 16,846,000         $14,360,000       $         -       $ 31,206,000
     Net income allocable to
      Class B Shareholders                   -                   -                 -                  -
     Net income allocable to
      Common Stock
      shareholders                  25,272,000           4,122,000         8,082,000         37,476,000
                                  ------------         -----------       -----------       ------------
     Net Income                   $ 42,118,000         $18,482,000       $ 8,082,000       $ 68,682,000
                                  ============         ===========       ===========       ============
     PER SHARE OF COMMON
      STOCK:
     Net Income                          $1.05(3)                                                 $0.90(3)
                                  ============                                             ============
     Weighted Average Shares        24,077,055(3)                                            41,844,644(3)
                                  ============                                             ============


                                                           PSMI
                                      ------------------------------------------------
                                        COMBINED                           COMBINED
                                        OPERATING                          OPERATING
                                      COMPANIES AND                      COMPANIES AND
                                         EQUITY                              EQUITY         PRO FORMA             SEI
                                       INTERESTS        PRO FORMA           INTERESTS         MERGER           POST-MERGER
                                      (HISTORICAL)    ADJUSTMENTS(4)      (PRO FORMA)      ADJUSTMENTS(5)      (PRO FORMA)
                                      ------------    --------------     -------------   ----------------      ------------
REVENUES:
     Rental Income                     $ 3,152,000       $        -       $ 3,152,000       $          -       $218,370,000
     Facility management fees           25,224,000          576,000        25,800,000        (12,937,000)        12,863,000
     Advisory fee income                 4,983,000        2,493,000         7,476,000         (7,476,000)                 -
     Merchandise operations              1,872,000                -         1,872,000                  -          1,872,000
     Equity in earnings of
      real estate entities              24,555,000                -        24,555,000        (12,217,000)        13,086,000
     Interest and other
      Income                               996,000                -           996,000                  -          2,250,000
                                       -----------       ----------       -----------       ------------       ------------
                                        60,782,000        3,069,000        63,851,000        (32,630,000)       248,441,000
                                       -----------       ----------       -----------       ------------       ------------
EXPENSES:
     Cost of operations                    834,000                -           834,000        (12,937,000)        67,466,000
     Cost of managing
      facilities                         4,909,000         (167,000)        4,742,000                  -          4,742,000
     Cost of merchandise                   866,000                -           866,000                  -            866,000
     Depreciation and
      amortization                       1,011,000         (362,000)          649,000          9,402,000         51,022,000
     General and
      administrative                     1,850,000         (255,000)        1,595,000                  -          4,659,000
     Advisory fee                                -                -                 -         (7,476,000)                 -
     Interest expense                    5,607,000                -         5,607,000                  -         16,350,000
                                       -----------       ----------       -----------       ------------       ------------
                                        15,077,000         (784,000)       14,293,000        (11,011,000)       145,105,000
                                       -----------       ----------       -----------       ------------       ------------
     Income before minority
      interest in income and
      gain on disposition of
      real estate                       45,705,000        3,853,000        49,558,000        (21,619,000)       103,336,000
     Minority interest in
      income                                     -                -                 -                  -         (6,918,000)
                                       -----------       ----------       -----------       ------------       ------------
                                        45,705,000        3,853,000        49,558,000        (21,619,000)        96,418,000
     Gain on disposition of
      real estate                                -                -                 -                  -            203,000
                                       -----------       ----------       -----------       ------------       ------------
     Net Income                        $45,705,000       $3,853,000       $49,558,000       $(21,619,000)      $ 96,621,000
                                       ===========       ==========       ===========       ============       ============
     Net income allocable to
      preferred shareholders           $         -       $        -       $         -       $          -       $ 31,206,000
     Net income allocable to
      Class B Shareholders                       -                -                 -                  -                  -
     Net income allocable to
      Common Stock
      shareholders                      45,705,000        3,853,000        49,558,000        (21,619,000)        65,415,000
                                       -----------       ----------       -----------       ------------       ------------
     Net Income                        $45,705,000       $3,853,000       $49,558,000       $(21,619,000)      $ 96,621,000
                                       ===========       ==========       ===========       ============       ============
     PER SHARE OF COMMON
      STOCK:
     Net Income                                                                                                       $0.91(6)
                                                                                                               ============
     Weighted Average Shares                                                                                     71,844,644(6)
                                                                                                               ============

     See Accompanying Notes to Pro Forma Consolidated Statement of Income.

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

1.  Issuance of preferred and Common Stock
    --------------------------------------

    During 1994 and 1995, SEI issued shares of both its preferred and Common Stock as follows:

       . On February 15, 1994, SEI issued 5,484,000 shares of Common Stock in a public offering. The net offering proceeds $76.5 million were used to repay debt, to acquire real estate facilities, to acquire mortgage notes receivable and to acquire additional minority interests.

       . On June 30, 1994, SEI issued 1,200,000 shares of Series C Preferred Stock. The aggregate net offering proceeds of the offering ($28.9 million) were used to retire bank borrowings (borrowings which were used primarily to acquire real estate facilities and minority interests in real estate partnerships).

       . On September 1, 1994, SEI issued 1,200,000 shares of Series D Preferred Stock. The aggregate net offering proceeds ($29.0 million) were used to acquire real estate facilities and minority interests in real estate partnerships.

       . On November 25, 1994, SEI issued 2,500,000 shares of Common Stock pursuant to a public offering. The aggregate offering proceeds ($33.8 million) were used to repay borrowings on SEI's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, minority interests and the cash portion of the PSP VIII merger, see Note 2 below).

       . On February 1, 1995, SEI issued 2,195,000 shares of Series E Preferred Stock. The aggregate net offering proceeds ($52.9 million) were used to acquire real estate facilities, minority interests in real estate partnerships and retire bank borrowings (borrowings which were used to acquire real estate facilities).

       . On May 3, 1995, SEI issued 2,300,000 shares of Series F Preferred Stock. The aggregate net offering proceeds( $55.5 million) were used to repay borrowings on SEI's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, minority interests and the cash portion of the PSP VI merger).

       . On May 31, 1995, SEI issued 5,482,200 shares of Common Stock pursuant to a public offering. The aggregate net offering proceeds were $82.0 million, a portion of which has been utilized to repay borrowings on SEI's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, and the cash portion of the PSP VII merger). The remaining proceeds will be utilized to acquire additional real estate facilities and minority interests. Currently pending, are the acquisition of 11 mini-warehouse facilities and two business parks with an aggregate acquisition cost of $44.2 million, consisting of the cancellation of $7.9 million of mortgage notes receivable, the assumption of $11.9 million of mortgage notes payable, and cash totaling $24.4 million.

    The following pro forma adjustments have been made to the pro forma consolidated statements of income to reflect the above uses (the acquisition of real estate facilities, minority interests and the repayment of bank borrowings) of the proceeds as if the transactions were completed as of January 1, 1994:

                              STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
      FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                    (UNAUDITED)


                                            SIX MONTHS             YEAR
                                               ENDED              ENDED
                                           JUNE 30, 1995    DECEMBER 31, 1994
                                           -------------    -----------------
    .  Rental income has been
       increased to reflect the
       incremental difference between
       the actual rental income
       included in the historical
       statement of operations and the
       pro forma rental income as if
       the acquired real estate
       facilities were in operation for
       a full period......................   $12,542,000       $42,701,000
                                             ===========       ===========

    .  Equity in earnings of real
       estate entities has been
       increased to reflect income with
       respect to the acquisition of
       limited partnership units in
       affiliated unconsolidated
       partnerships.  Such acquisitions
       occurred subsequent to June 30,
       1995 and do not represent
       limited partnership units in
       either the PSP Partnership or
       the partnerships included in the
       Real Estate Interests..............   $   383,000       $   748,000
                                             ===========       ===========

    .  Interest and other income has
       been decreased to reflect SEI's
       cancellation of mortgage notes
       receivable, in connection with
       the acquisition of the above
       properties, from which SEI
       recognized interest income
       during the year ended December
       31, 1994.  A pro forma
       adjustment has been made to
       eliminate such interest as if
       the notes were canceled at the
       beginning of the period
       (including amortization of
       mortgage note discounts totaling
       $67,000 in 1995 and $693,000 in
       1994)..............................  $  (988,000)      $(4,315,000)
                                            ===========       ===========

    .  Cost of operations has been
       increased to reflect the
       incremental difference between
       the actual cost of operations
       included in the historical
       statement of income and the pro
       forma cost of operations as if
       the real estate facilities were
       in operation for a full period.....  $ 4,217,000       $14,639,000
                                            ===========       ===========

    .  Depreciation has been
       increased to reflect the
       incremental difference between
       the actual depreciation expense
       included in the historical
       statements of income and the pro
       forma depreciation expense as if
       the real estate facilities were
       in operation for a full period.....  $ 2,567,000       $ 7,917,000
                                            ===========       ===========


                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)



                                             SIX MONTHS            YEAR
                                               ENDED              ENDED
                                           JUNE 30, 1995    DECEMBER 31, 1994
                                           -------------    -----------------
    .  Interest expense has been
       increased (decreased) to reflect
       the following:
         Interest expense was decreased
         to eliminate the historical
         interest expense related to the
         pay down of the debt through
         the use of net offering
         proceeds.........................  $  (293,000)         $(1,097,000)


         Mortgage notes payable were
         assumed in connection with the
         acquisition of the real estate
         facilities.  An adjustment was
         made to reflect the interest
         expense as if the notes were
         assumed at the beginning of the
         period...........................    2,254,000            4,801,000


         SEI typically uses its bank line
         of credit to fund the cash
         portion of real estate
         acquisitions and subsequently
         repays the borrowings with the
         net proceeds of equity
         offerings.  In Note 2 below, a
         pro forma adjustment has been
         made to reflect the interest
         expense relating the REIT
         Mergers (see Note 2), assuming
         that SEI borrowed on its bank
         line of credit to fund the cash
         portion of such mergers thus
         reflecting the pro forma cost
         of capital to finance the
         mergers. Accordingly, a pro
         forma adjustment has been made
         to offset that interest expense
         to reflect the repayment of
         bank borrowings with the net
         proceeds of the above preferred
         and Common Stock offerings.......   (1,004,000)          (4,839,000)
                                            -----------          -----------

           Net increase (decrease) in
            interest expense..............  $   957,000          $(1,135,000)
                                            ===========          ===========
         See pro forma schedule of
          principal payments on page 97.

    .  Minority interest in income
       has been decreased due to the
       acquisition of such minority
       interests by SEI...................  $   145,000          $ 2,563,000
                                            ===========          ===========

    .  Advisory fees have been
       increased to reflect the effect
       of the above adjustments...........  $   397,000          $ 1,794,000
                                            ===========          ===========

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

2. REIT Mergers
   ------------

   During 1994 and 1995, SEI completed merger transactions (collectively, the "REIT Mergers") with PSP VIII (September 30, 1994), PSP VI (February 28,
   1995), and PSP VII (June 30, 1995) (collectively the "PSP REITs"). The following pro forma adjustments have been made assuming the merger transactions with the PSP REITs were completed at the beginning of the year ended December 31, 1994:


                                            SIX MONTHS           YEAR
                                               ENDED             ENDED
                                           JUNE 30, 1995   DECEMBER 31, 1994
                                           -------------   -----------------
    .  A pro forma adjustment has
       been made to reflect the PSP
       REITs historical rental income....   $8,465,000         $30,672,000
                                            ==========         ===========
    .  A pro forma adjustment has
       been made to reflect the PSP
       REITs historical interest and
       other income......................   $   25,000         $   218,000
                                            ==========         ===========
    .  A pro forma adjustment has
       been made to reflect the PSP
       REITs historical cost of
       operations........................   $3,489,000         $12,114,000
                                            ==========         ===========
    .  Depreciation and amortization
       was adjusted as follows:

          A pro forma adjustment has
          been made to reflect the PSP
          REITs historical depreciation..   $1,175,000         $ 3,960,000

          As a result of the REIT
          Mergers, the real estate
          facilities were recorded by
          SEI at their fair values
          (which were in excess of the
          historical carrying value at
          the PSP REITs).  A pro forma
          adjustment has been made to
          reflect the incremental
          increase in depreciation
          expense based upon the
          allocation of the purchase
          cost to buildings
          (straight-line over 25 years)..      79,000             820,000
                                           ----------         -----------
                                           $1,254,000         $ 4,780,000
                                           ==========         ===========

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)



                                                    SIX MONTHS            YEAR
                                                       ENDED              ENDED
                                                   JUNE 30, 1995    DECEMBER 31, 1994
                                                   -------------    -----------------
    .  General and administrative expense
       was adjusted as follows:

        A pro forma adjustment
        has been made to reflect
        the PSP REITs historical
        general and administrative
        expenses.................................    $  191,000         $  633,000

        A pro forma adjustment has been
        made to reduce certain general
        and administrative expenses
        which SEI has determined would
        be eliminated as a result of
        the mergers.  Such expenses
        include the elimination of PSP
        REITs board of directors fees,
        stock exchange listing fees,
        audit and tax fees and certain
        administrative expenses which
        will no longer be applicable.............       (42,000)          (200,000)
                                                     ----------         ----------
                                                     $  149,000         $  433,000
                                                     ==========         ==========
    .  Interest expense has been increased
       as follows:

        For the pro forma, additional
        borrowings on SEI's bank lines of
        credit to consummate the merger
        transactions has been assumed.  The
        pro forma interest expense was
        determined based on an interest rate
        of 9.50%. (see adjustment to interest
        expense included in Note 1):

          PSP VIII ($20.7 million borrowings
          outstanding from January 1, 1994
          through September 30, 1994)...........     $        -         $1,472,000

          PSP VI ($21.4 million borrowings
          outstanding from January 1, 1994
          through February 28, 1995)...........         339,000          2,036,000

          PSP VII ($14.0 million borrowings
          outstanding from January 1, 1994
          through June 30, 1995)...............         665,000          1,331,000
                                                     ----------         ----------

               subtotal........................       1,004,000          4,839,000

          Historical interest expense of the PSP
          REITs................................          13,000            146,000
                                                     ----------         ----------


            Total adjustment to interest expense     $1,017,000         $4,985,000
                                                     ==========         ==========

    .  A pro forma adjustment has been made
       to reflect the historical gain on the
       disposition of real estate of the PSP
       REITs...................................      $        -         $  203,000
                                                     ==========         ==========

    .  A pro forma adjustment has been made
       to the advisory fee to reflect the
       above adjustments combined with the
       effects of the operations of the PSP
       REITs and the issuance of additional
       shares of SEI's Common Stock............      $  213,000         $  699,000
                                                     ==========         ==========


                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

3.  Net income per share of Common Stock has been computed as follows:
    -----------------------------------------------------------------


                                                   SIX MONTHS                   YEAR
                                                      ENDED                     ENDED
                                                  JUNE 30, 1995           DECEMBER 31, 1994
                                                  -------------           -----------------
Historical net income...................          $ 29,751,000                $ 42,118,000
Less: Historical preferred stock
 dividends..............................           (13,308,000)                (16,846,000)
                                                  ------------                ------------
Income applicable to Common Stock
 shareholders...........................          $ 16,443,000                $ 25,272,000
                                                  ============                ============
Historical weighted average shares
 of Common Stock........................            32,707,556                  24,077,055
                                                  ============                ============
Historical net income per share of
 Common Stock...........................          $       0.50                $       1.05
                                                  ============                ============

Pro forma net income....................          $ 36,063,000                $ 68,682,000
Less: Pro forma preferred stock
  dividends (1).........................           (15,650,000)                (31,206,000)
                                                  ------------                ------------
Income applicable to Common Stock
 shareholders...........................          $ 20,413,000                $ 37,476,000
                                                  ============                ============
Pro forma weighted average shares of
 Common Stock(2)........................            42,108,048                  41,844,644
                                                  ============                ============
Pro forma net income per share of
 Common Stock...........................          $       0.48                $       0.90
                                                  ============                ============

(1) As adjusted to give effect to the issuance of the Series C, Series D, Series E, and Series F Preferred Stock as if such stock were outstanding at the beginning of the period. The dividend rate on the Series C Preferred Stock is adjustable quarterly and is equal to the highest of the three separate indices as published by the Federal Reserve Board, multiplied by 110%. However, the dividend rate will not be less than 6.75% per annum nor greater than 10.75% per annum. At the date of issuance, the dividend rate was equal to 8.15% per annum, which rate was used in the determination of pro forma dividends applicable to the Series C Preferred Stock for the year ended December 31, 1994. If the dividend rate used was 10.75% per annum, the pro forma Preferred Stock dividends would have been approximately $390,000 higher for the six months ended June 30, 1995 ($780,000 higher for the year ended December 31, 1994). Accordingly, income applicable to common shareholders would have been reduced by a like amount or approximately $0.03 per common for the year ended December 31, 1994 ($0.01 for the six months ended June 30, 1995).

(2) As adjusted to give effect to the issuance of additional shares of Common Stock in connection with the acquisition of additional investments in real estate entities, the public offering of Common Stock during 1994 and 1995, and Common Stock issued in connection with the REIT Mergers.

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

4.  Pro forma adjustments to the historical combined income of the Operating
    ------------------------------------------------------------------------
    Companies and Real Estate Interests:
    ------------------------------------


    The following pro forma adjustments have been made to reflect (i) additional Facility management fees and Advisory fee income as a result of pro forma adjustments made to the SEI historical financial statements which have a corresponding effect on the Operating Companies and (ii) to eliminate certain non-recurring costs and expenses included in the Operating Companies.


                                             SIX MONTHS          YEAR
                                               ENDED             ENDED
                                           JUNE 30, 1995    DECEMBER 31, 1994
                                           -------------    -----------------
     . A pro forma adjustment has
       made to Facility management fees
       to reflect the incremental
       increase in management fees from
       properties (only for properties
       which were not previously
       managed by PSMI) acquired by SEI
       during 1995 and 1994............       $  87,000            $  576,000
                                              =========            ==========
     . A pro forma adjustment has
       been made to the Advisory fee
       income to reflect the
       adjustments (Notes 1 and 2) to
       SEI's advisory fee expense in
       connection with the issuance of
       Preferred and Common Stock, the
       REIT Mergers, and SEI's
       increased operating income......       $ 610,000            $2,493,000
                                              =========            ==========
     . A pro forma adjustment has been
       made to Cost of managing
       facilities to eliminate certain
       non-recurring costs and expenses       $(170,000)           $ (167,000)
                                              =========            ==========
     . A pro forma adjustment has
       been made to depreciation and
       amortization to eliminate
       certain non-recurring expenses
       in connection with the write-off
       of tenant improvements..........       $                    $ (362,000)
                                              =========            ==========
     . A pro forma adjustment has
       been made to General and
       administrative expense to
       eliminate certain non-recurring
       costs and expenses..............       $(228,000)           $ (255,000)
                                              =========            ==========



                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

5.  Pro forma Merger adjustments:
    ----------------------------

                                             SIX MONTHS            YEAR
                                               ENDED              ENDED
                                           JUNE 30, 1995    DECEMBER 31, 1994
                                           -------------    -----------------
     . The "Operating Companies" have
       included in Facility management
       fee income fees paid by SEI for
       the management of its real
       estate facilities (likewise,
       SEI has included such fees as
       part of Cost of operations).  As
       a result of the Merger, this
       facility management fee income
       and operating expense will no
       longer occur.  Accordingly,
       pro forma adjustments have been
       made to decrease both Facility
       management fees and cost of
       operations to eliminate these
       property management fees (the
       remaining facility management
       fees represent principally fees
       received from the management of
       properties owned by affiliated
       entities, which SEI will
       acquire an interest in pursuant
       to the acquisition of the Real
       Estate Interests):

          Facility management fee
           income..........................  $(6,307,000)        $(12,937,000)
                                             ===========         ============

          Cost of operations..............   $(6,307,000)        $(12,937,000)
                                             ===========         ============

          As a result of the Merger,
          Advisory fee income and
          expense will no longer occur.
          Accordingly, a pro forma
          adjustment has been made to
          each:
          Advisory fee income.............   $(4,036,000)        $ (7,476,000)
                                             ===========         ============

          Advisory fee (expense)..........   $(4,036,000)        $ (7,476,000)
                                             ===========         ============

     . Included in the "Real Estate
       Interests" are general and
       limited partnership interests in
       limited partnerships and equity
       interests in REITs.  These
       interests will be accounted for
       under the equity method.  The
       aggregate fair value of these
       interests ($365 million) is in
       excess of the amount of the
       underlying historical equity in
       net assets of the investees by
       approximately $305 million.  SEI
       attributes this difference to
       the fair values of the
       underlying real estate
       properties and has allocated the
       difference to buildings.  A pro
       forma adjustment has been made
       to "Equity in earnings of real
       estate entities" to reflect
       additional depreciation expense
       related to the allocated
       difference to buildings
       (straight-line over a 25 year
       life) as if the investees were
       consolidated entities..............   $(6,109,000)        $(12,217,000)
                                             ===========         ============

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                 (UNAUDITED)

                                                                                                             Year
                                                                                   Six Months                Ended
                                                                                     Ended                December 31,
                                                                                 June 30, 1995               1994
                                                                                 -------------            ------------
    .  A pro forma adjustment has been made to increase depreciation and amortization to reflect the amortization of intangible assets acquired in connection with the Merger; management contracts
       ($165 million) and purchase price in excess of identifiable tangible and intangible assets acquired ($70 million), each of which are amortized over a 25 year period.  See Note 2 to the Pro
       Forma Consolidated Balance..........................................         $4,701,000              $9,402,000
                                                                                    ==========              ==========

6.   Pro forma net income per share of Common Stock has been computed as
     -------------------------------------------------------------------
     follows:
     -------

                                                                                                             Year
                                                                            Six Months                      Ended
                                                                               Ended                     December 31,
                                                                           June 30, 1995                     1994
                                                                           -------------                -------------
Pro forma net income............................................           $ 51,554,000                 $ 96,621,000
Less: Pro forma preferred stock dividends.......................            (15,650,000)                 (31,206,000)
                                                                           ------------                 ------------
Income allocable to common shareholders.........................             35,904,000                   65,415,000
Less: Pro forma income allocable to Class B shareholders........                      -                            -
                                                                           ------------                 ------------
Income allocable to Common Stock shareholders...................           $ 35,904,000                 $ 65,415,000
                                                                           ============                 ============
Pro forma weighted average shares of Common Stock (1)...........             72,108,048                   71,844,644
                                                                           ============                 ============
Pro forma net income per share of Common Stock..................           $       0.50                 $        .91
                                                                           ============                 ============

(1) As adjusted to give effect to the issuance of 30,000,000 additional shares of Common Stock in connection with the Merger.


7. For purposes of these computations, earnings consists of net income before minority interest in income, loss on early extinguishment of debt and gain on disposition of real estate plus fixed charges (other than preferred stock dividends) and less the portion of minority interest in income for those consolidated minority interests which had no fixed charges during the period. Fixed charges and preferred stock dividends consist of interest expense and the dividend requirements of SEI's Series A, Series B, Series C, Series D, Series E, Series F and Convertible Preferred Stock.

                                                                      Appendix A



                               AGREEMENT AND PLAN
                               OF REORGANIZATION



                                  BY AND AMONG



                             PUBLIC STORAGE, INC.,

                        PUBLIC STORAGE MANAGEMENT, INC.

                                      AND

                             STORAGE EQUITIES, INC.


                           Dated as of June 30, 1995

                               TABLE OF CONTENTS
                               -----------------

       1.   DEFINITIONS..............................................  1

       2.   THE MERGER; CLOSING......................................  6
            2.1.   The Merger........................................  6
            2.2.   Closing...........................................  6
            2.3.   Effective Time....................................  6

       3.   EFFECT OF MERGER.........................................  7
            3.1.   Articles of Incorporation.........................  7
            3.2.   Bylaws............................................  7
            3.3.   Officers and Directors............................  7

       4.   CONVERSION OF SHARES; POST-CLOSING ADJUSTMENTS; ESCROW...  7
            4.1.   Conversion of PSMI Shares.........................  7
            4.2.   Post-Closing Adjustment...........................  8
            4.3.   SEI Shares Unaffected.............................  9
            4.4.   Surrender of Certificates.........................  9
            4.5.   Fractional Shares................................. 10
            4.6.   Transfer of Shares................................ 10
            4.7.   Lost, Stolen or Destroyed Certificates............ 10
            4.8.   Indemnification Shares; Claims Against
                     the Escrow...................................... 10

       5.   REPRESENTATIONS AND WARRANTIES OF PSI AND PSMI........... 12
            5.1.   Organization and Related Matters.................. 12
            5.2.   Ownership Interests............................... 12
            5.3.   Authority......................................... 13
            5.4.   Capital Stock..................................... 13
            5.5.   Litigation........................................ 13
            5.6.   No Violation or Conflict.......................... 14
            5.7.   Compensation...................................... 14
            5.8.   Employee Benefit Plans............................ 14
            5.9.   Labor Matters..................................... 16
            5.10.  Taxes............................................. 16
            5.11.  Intellectual Property............................. 17
            5.12.  Financial Statements.............................. 18
            5.13.  Absence of Certain Changes or Events.............. 18
            5.14.  Books and Records................................. 18
            5.15.  Contracts and Leases.............................. 19
            5.16.  Title to Assets; Encumbrances..................... 19
            5.17.  Real Property..................................... 19
            5.18.  Environmental Matters............................. 20

            5.19.  Affiliated Transactions...........................   22
            5.20.  Brokers and Finders...............................   22
            5.21.  Proxy Statement...................................   22
            5.22.  Insurance.........................................   23
            5.23.  Licenses; Compliance With Law.....................   23
            5.24.  Governmental Approvals............................   23
            5.25.  Disclosure........................................   24

       6.   REPRESENTATIONS AND WARRANTIES OF SEI....................   24
            6.1.   Organization and Related Matters..................   24
            6.2.   Authorization.....................................   24
            6.3.   Capital Stock.....................................   25
            6.4.   Litigation........................................   25
            6.5.   Compliance With Other Instruments, Etc............   25
            6.6.   Reports and Financial Statements..................   26
            6.7.   Brokers and Finders...............................   26
            6.8.   Proxy Statement...................................   27
            6.9.   Disclosure........................................   27

       7.   ADDITIONAL COVENANTS AND AGREEMENTS......................   27
            7.1.   Conduct of Business of PSI Entities...............   27
            7.2.   Other Transactions................................   29
            7.3.   Meeting of Shareholders...........................   30
            7.4.   Proxy Statement...................................   30
            7.5.   Filings; Other Action.............................   30
            7.6.   Access to Information.............................   31
            7.7.   Tax Matters.......................................   31
            7.8.   Restructure.......................................   31
            7.9.   Management and Advisory Agreements................   31
            7.10.  Intellectual Property Rights......................   32
            7.11.  Employees.........................................   32
            7.12.  Tax-Free Exchange and REIT Status.................   32
            7.13.  Public Statements.................................   32
            7.14.  Notice of Certain Events..........................   33
            7.15.  Director and Officer Indemnification..............   33
            7.16.  Recapitalization..................................   33
            7.17.  PSI/PSMI Disclosure Statement.....................   33
            7.18.  Listing of SEI Shares.............................   34
            7.19.  Further Action....................................   34

       8.   CONDITIONS...............................................   34
            8.1.   Conditions to Each Party's Obligations............   34
            8.2.   Conditions to Obligations of PSMI to
                     Effect the Merger...............................   35
            8.3.   Conditions to Obligation of SEI to Effect
                     the Merger......................................   35

       9.   TERMINATION..............................................  38
            9.1.   Termination by Mutual Consent.....................  38
            9.2.   Termination by Either SEI or PSMI.................  38
            9.3.   Effect of Termination and Abandonment.............  39

      10.   MISCELLANEOUS............................................  39
            10.1.  Expenses..........................................  39
            10.2.  Notices, Etc......................................  39
            10.3.  Survival..........................................  40
            10.4.  Modification or Amendment.........................  40
            10.5.  Waiver............................................  40
            10.6.  No Assignment.....................................  41
            10.7.  Entire Agreement..................................  41
            10.8.  Remedies Cumulative...............................  41
            10.9.  Parties in Interest...............................  41
            10.10. Governing Law.....................................  41
            10.11. Name, Captions, Etc...............................  41
            10.12. Severability......................................  42
            10.13. Counterparts......................................  42
            10.14. Interpretation....................................  42
            10.15. Further Action....................................  42

EXHIBITS
--------

           Exhibit A    -     Merger Agreement
           Exhibit B    -     PSI Entities
           Exhibit C    -     Officers of Surviving Corporation
           Exhibit D    -     Outline of Rights, Preferences, Privileges
                              and Restrictions of SEI Class B Shares

                      AGREEMENT AND PLAN OF REORGANIZATION


       AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT"), dated as of June 30, 1995, by and among Storage Equities, Inc., a California corporation ("SEI"), Public Storage, Inc., a California corporation ("PSI"), and Public Storage Management, Inc., a California corporation ("PSMI").

                                    RECITALS

       A. The parties intend that the reorganization contemplated by this Agreement (the "PLAN OF REORGANIZATION") qualify as a "reorganization" under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

       B. Prior to implementation of the Plan of Reorganization, PSI and PSMI contemplate a restructure of various of their affiliated corporations, including a liquidation by merger of PSI with and into its parent, PSI Holdings, Inc. ("PSIH") followed by a merger of PSIH with and into PSMI, and SEI contemplates amending its Articles of Incorporation to effect a recapitalization.

       C. The Plan of Reorganization provides for the merger of PSMI with and into SEI in accordance with the applicable provisions of the General Corporation Law of California (the "GCLC") and an Agreement of Merger substantially in the form attached hereto as Exhibit A (the "MERGER AGREEMENT").
                        ---------

       D. The Boards of Directors of SEI, PSI, and PSMI believe that it is in the best interests of such corporations and their respective shareholders to enter into and complete this Agreement and they each have approved this Agreement and the transactions contemplated hereby.

       NOW, THEREFORE, in consideration of the mutual representations, warranties, and agreements set forth herein, the parties hereby agree as follows:

1.   DEFINITIONS

       As used in this Agreement, the following terms shall have the respective meanings set forth below:

       "Acquisition Proposal":  As defined in Section 7.2.

       "Affiliate":  As defined in Rule 12b-2 under the Exchange Act.

       "Authorization": Any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR
Act) by, or filing, notice, registration, qualification, declaration or designation with, any Governmental Body.

       "Benefit Arrangement":  As defined in Section 5.8(a).

       "Business Combination":  As defined in Section 4.1(b).

       "Certificates":  As defined in Section 4.1(c).

       "Closing":  As defined in Section 2.2.

       "Closing Date":  The date on which the Closing occurs.

       "Code":  The Internal Revenue Code of 1986, as amended.

       "Damages": means any provable or ascertainable loss, liability, damage, cost, obligation or expense (including reasonable costs of investigation, defense and prosecution of litigation and attorneys' fees) incurred by SEI.

       "Effective Time":  As defined in Section 2.3.

       "Employee Plan":  As defined in Section 5.8(a).

       "Employees":  As defined in Section 5.8(a).

       "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder as in effect from time to time.

       "ERISA Affiliate": Any trade or business, whether or not incorporated, that is now or has at any time in the past been treated as a single employer with PSMI or any of its Affiliates under Section 414(b) or (c) of the Code and the Treasury Regulations thereunder.

       "Exchange": Either the NYSE or the national securities exchange (as defined in Section 12(b) of the Exchange Act) or automated quotation system upon which the SEI Common Shares are then listed for trading.

       "Exchange Act":  The Securities Exchange Act of 1934, as amended.

       "Excluded Companies": Collectively, PS Insurance Company, Ltd., PSI Securities Corp., Canadian Mini-Warehouse Management, Ltd., Canadian Mini-Warehouse Properties, Ltd. and Canadian Diversified Storage.

       "EY Report":  As defined in Section 4.2(a).

       "Final Determination": (a) (i) A decision of the United States Tax Court, which has become final and non-appealable, or (ii) a judgment, decree or other order by another court or other tribunal with appropriate jurisdiction, which has become final and non-appealable; (b) a final and binding settlement or compromise with the Internal Revenue Service or another administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code; (c) a deficiency assessment or other determination which is not protested or appealed by the taxpayer within the appropriate period for protest or appeal and which therefore has become final and non-appealable; or (d) any final disposition by reason of the expiration of all applicable statutes of limitations.

       "Governmental Body": Any federal, state, municipal, political subdivision or other governmental department, commission, board, bureau, agency, authority or instrumentality, whether domestic or foreign.

       "HSR Act": The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       "Hughes":  B. Wayne Hughes.

       "Indemnification Escrow Agent":  As defined in Section 4.8(a).

       "Indemnification Escrow Agreement":  As defined in Section 4.8(a).

       "Indemnification Period":  As defined in Section 4.8(b).

       "Indemnification Shares":  As defined in Section 4.8(a).

       "Knowledge": The term "knowledge" or "best knowledge" and any derivatives thereof when applied to any party to this Agreement shall refer to the knowledge of a particular fact or matter which such party or any director, officer or senior manager thereof has or could reasonably be expected to have, discover or become aware of as a result of the conduct of the party's business or the performance of his or her duties in the ordinary course, but no information known by any other employee, or any attorney, accountant or other representative of such party, shall be imputed to such party.

       "Market Value": For purposes of this Agreement, the per-share value of SEI Common Shares, which shall be the average of the SEI Common Shares daily closing price on the Exchange for each of the thirty (30) trading days on which SEI Common Shares were traded immediately preceding the determination date, for purposes of the adjustment, if any, to the number of SEI Shares (as set forth in Section 4.2(b)), or for purposes of calculating the amount of Indemnification Shares, if any, to be withheld or delivered (as set forth in Section 4.8).

       "Material Agreements":  As defined in Section 5.15.

       "Merger":  The merger of PSMI with and into SEI as contemplated by
Section 2.1.

       "NYSE":  The New York Stock Exchange, Inc.

       "Original AA Report":  As defined in Section 4.2(a).

       "Partnership":  As defined in Section 5.2.

       "Permitted Liens":  As defined in Section 5.16.

       "Person": Any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

       "Proxy Statement":  As defined in Section 7.4.

       "PSAI":  Public Storage Advisers, Inc., a California corporation.

       "PSCP": Public Storage Commercial Properties, Inc., a California corporation.

       "PSI Entities":  Collectively, the entities that are listed on Exhibit B,
                                                                      ---------
all of which shall be merged with and into PSMI in the Restructure.

       "PSI Entities Material Adverse Effect":  As defined in Section 5.1.

       "PSI Equity Adjustment":  As defined in Section 4.2(a).

       "PSI Intellectual Property Rights": Any intellectual property rights in the United States of America or abroad, including patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, tradenames, tradename applications and registrations, copyrights, copyright applications and registrations, licenses, logos, corporate and partnership names and customer lists, proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by any of the PSI Entities, pertaining to any product, software, system or service manufactured, marketed, licensed, sublicensed, used or sold by any PSI Entity in the conduct of its business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including, but not limited to, manuals, memoranda, know-how, notebooks, software, records and disclosures.

       "PSI/PSMI Disclosure Statement": The disclosure statement to be delivered by PSMI to SEI pursuant to Section 7.17.

       "PSI Real Estate Investments": The real estate investments (consisting of partnership interests and REIT stock) of the PSI Entities reflected in the Original AA Report and the Updated AA Report.

       "PSMI Common Shares": Common Stock, par value $.10 per share, of PSMI, outstanding at the Effective Time.

       "PSMI Shareholders": Collectively, B. Wayne Hughes, Tamara L. Hughes and any other person who is a shareholder of PSMI immediately prior to the Effective Time.

       "Recapitalization": The recapitalization of SEI as described in Section 7.16.

       "REIT":  A real estate investment trust.

       "Restructure":  As defined in Section 7.8.

       "SEC":  The Securities and Exchange Commission.

       "SEI Class B Shares": Shares of Class B Common Stock, $.10 par value per share, of SEI to be created in the Recapitalization.

       "SEI Common Shares": Shares of Common Stock, $.10 par value per share, of SEI.

       "SEI Material Adverse Effect":  As defined in Section 6.1.

       "SEI Preferred Shares": Shares of Preferred Stock, $.10 par value per share, of SEI.

       "SEI SEC Reports":  As defined in Section 6.6.

       "SEI Shares":  Collectively, SEI Common Shares and SEI Class B Shares.

       "SEI Shareholders Meeting":  As defined in Section 7.3.

       "Special Committee": The Special Committee of the Board of Directors of SEI, appointed specifically for the purpose of considering the Merger and related transactions.

       "Surviving Corporation":  SEI as the surviving corporation in the Merger.

       "Tax" or "Taxes": Any federal, state, local or foreign income, profit, transfer, excise, sales, capital stock, license, franchise, personal, ad valorem, property, sales, use, gross receipts, payroll, employment, windfall profits, environmental, social security, Medicare, occupation, customs, unemployment, estimated, stamp, real property or other tax of any kind character or description whatsoever, including any charge, fee, levy, import duty, license or assessment imposed by any Governmental Body, together with any related liabilities, penalties, fines, additions to tax or interest, whether disputed or not.

       "Tax Return": Any tax return, information return, withholding tax return, declaration of estimated tax, tax report, customs declaration, claim for refund or information return or other documents (including without limitation any related supporting schedules, statements or information) filed or required to be filed with any Tax authority or Governmental Body in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

       "Updated AA Report":  As defined in Section 4.2(b).

       "Valuation":  As defined in Section 4.2(a).

2.   THE MERGER; CLOSING

     2.1.   THE MERGER

       At the Effective Time, (i) PSMI shall be merged with and into SEI in accordance with the terms and conditions of this Agreement and the Merger Agreement; (ii) the separate corporate existence of PSMI shall cease and SEI shall be the surviving corporation and shall continue to be governed by the laws of the State of California; and (iii) SEI's name shall be changed to "Public Storage, Inc."

     2.2.   CLOSING

       Subject to Article 9 hereof and the fulfillment or waiver of the conditions set forth in Article 8, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at (i) the offices of Heller, Ehrman, White & McAuliffe, 601 South Figueroa Street, Los Angeles, California, on the last day of the month following the SEI Shareholders Meeting, or (ii) such other place and/or time and/or on such other date as SEI and PSMI may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article 8.

     2.3.   EFFECTIVE TIME

       At or before the Closing and after the SEI Shareholders Meeting, SEI and PSMI shall execute and deliver the Merger Agreement, together with the requisite Officers' Certificates, for filing with the California Secretary of State in accordance with the GCLC. The Merger shall become effective on the date and at the time (the "EFFECTIVE TIME") at which the Merger Agreement, together with the requisite Officers' Certificates, are filed with the California Secretary of State, which shall occur as soon as practicable after the Closing.

3.   EFFECT OF MERGER

     3.1.   ARTICLES OF INCORPORATION

       The Articles of Incorporation of SEI, as amended by the Merger Agreement at the Effective Time, shall continue to be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the GCLC.

     3.2.   BYLAWS

       The Bylaws of SEI, as amended at the Effective Time, shall continue to be the Bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof, the Articles of Incorporation of the Surviving Corporation and the GCLC.

     3.3.   OFFICERS AND DIRECTORS

       The directors of SEI at the Effective Time shall continue as directors of the Surviving Corporation from and after the Effective Time. The persons whose names are set forth on Exhibit C shall serve as the executive officers of the
                       ---------
Surviving Corporation from and after the Effective Time, holding the positions indicated opposite their respective names, until changed as provided by the GCLC and the Articles of Incorporation and Bylaws of the Surviving Corporation.

4.   CONVERSION OF SHARES; POST-CLOSING ADJUSTMENTS; ESCROW

     4.1.   CONVERSION OF PSMI SHARES

       (a) At the Effective Time, by virtue of the Merger and without any action by holders thereof, the PSMI Shares shall be converted into the right to receive 30,000,000 SEI Common Shares (subject to adjustment pursuant to Section 4.2) and 7,000,000 SEI Class B Shares. The SEI Shares shall be allocated among the PSMI Shareholders in such proportions as they shall agree.

       (b) If, prior to the Effective Time, SEI should split or combine the SEI Common Shares, or pay a stock dividend or other stock distribution in SEI Common Shares, or otherwise change the SEI Common Shares into, or exchange SEI Common Shares for, any other securities (whether pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of SEI as a result of which the SEI Shareholders receive cash, stock or other property in exchange for, or in connection with, their SEI Shares (a "BUSINESS COMBINATION")), or make any other dividend or distribution (other than cash) on the SEI Common Shares, then the number of SEI Shares will be appropriately adjusted to reflect such split, combination, dividend, distribution, Business Combination or change.

       (c) The PSMI Shares to be converted into SEI Shares pursuant to this
Section 4.1 shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates representing any such PSMI Shares (the "CERTIFICATES") shall thereafter cease to have any rights with respect to such PSMI Shares, except the right to receive for each of the PSMI Shares, upon the surrender of such Certificate in accordance with Section 4.4, the SEI Shares specified above (subject to the provisions of Section 4.8).

     4.2.   POST-CLOSING ADJUSTMENT

       (a) For purposes of this Agreement and this Section 4.2 (i) "VALUATION" shall mean the value of PSI Real Estate Investments, as valued by Arthur Andersen & Co. LLP in its report dated June 13, 1995 (the "ORIGINAL AA REPORT") or in the "Updated AA Report" (as defined in Section 4.2(b)(i)(A)) and (ii) "PSI EQUITY ADJUSTMENT" shall mean the difference between (a) the book value of the combined assets (other than the PSI Real Estate Investments, fee interests in seven properties and SEI Common Shares) of the PSI Entities less their liabilities, determined on an accrual basis as of the Closing Date, and (b) the negative amount of $64,503,000, representing the book value of Notes Receivable Secured by AITDS as of December 31, 1994, less (i) the book value of Mortgage Notes Payable as of December 31, 1994, and less (ii) $68,000,000 principal amount of PSMI Senior Secured Notes Payable, all determined on an accrual basis. The PSI Equity Adjustment and the number of SEI Common Shares owned by the PSI Entities on the Closing Date will be reflected in a report by Ernst & Young LLP ("EY REPORT").

       (b) The number of SEI Common Shares issuable in the Merger shall be subject to adjustment as follows:

               (i) First, the number of SEI Common Shares issuable in the Merger shall be adjusted as follows:

                    (A) Within 60 days following the Closing Date, SEI shall cause Arthur Andersen & Co. LLP to deliver an updated report (the "UPDATED AA REPORT") to the PSMI Shareholders and to SEI. The Updated AA Report shall (i) be prepared in a manner consistent with the methodology used in preparing the Original AA Report, and (ii) value only the PSI Real Estate Investments in existence at the Closing Date that were not in existence at December 31, 1994.

                    (B) SEI shall promptly issue a number of additional SEI Common Shares obtained by dividing the amount of the valuation in the Updated AA Report by the Market Value as of the Closing Date. Such additional shares shall be allocated among the PSMI Shareholders in such proportions as they shall agree.

               (ii) Second, following any adjustment to the number of SEI Common Shares in Section 4.2(b)(i), the number of SEI Common Shares issuable in the Merger shall be subject to further adjustment as follows:

                    (A) Within 60 days following the Closing Date, SEI shall cause Ernst & Young LLP to deliver the EY Report to the PSMI Shareholders and to SEI.

                    (B) If the EY Report reflects a PSI Equity Adjustment in an amount less than zero, Hughes shall be required to return to SEI that number of SEI Common Shares determined by dividing the amount of such deficiency by the Market Value as of the Closing Date. If the EY Report reflects a PSI Equity Adjustment in an amount greater than zero, SEI shall promptly issue such number of additional SEI Common Shares obtained by dividing the amount of such excess by the Market Value as of the Closing Date. Such additional shares shall be allocated among the PSMI Shareholders in such proportions as they shall agree.

               (iii)  The amount of the valuation in the Updated AA Report under
          Section 4.2(b)(i) shall be offset by the amount of any deficiency under Section 4.2(b)(ii).

               (iv) Third, following any adjustment to the number of SEI Common Shares in Sections 4.2(b)(i) and 4.2(b)(ii), SEI shall promptly issue a number of SEI Common Shares equal to the number of SEI Common Shares reflected in the EY Report. Such additional shares shall be allocated among the PSMI Shareholders in such proportions as they shall agree.

     4.3. SEI SHARES UNAFFECTED

          The Merger shall effect no change in any of the outstanding SEI Common Shares or SEI Preferred Shares and no outstanding SEI Common Shares or SEI Preferred Shares shall be converted or exchanged as a result of the Merger, and no securities shall be issuable with respect thereto. Notwithstanding the foregoing, any SEI Common Shares owned by any PSI Entity at the Effective Time shall be cancelled and retired and SEI Common Shares shall be issuable therefor as provided in Section 4.2(b)(iv).

     4.4. SURRENDER OF CERTIFICATES

          Subject to the provisions of Section 4.8, at the Closing, PSMI shall cause each holder of PSMI Shares to surrender the Certificates representing the PSMI shares to SEI and such holders shall be entitled to receive in exchange therefor certificates representing the number and class of SEI Shares into which such PSMI Shares shall be converted pursuant to Section 4.1.

     4.5. FRACTIONAL SHARES

          Notwithstanding any other term or provision of this Agreement, no fractional SEI Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu of any such fractional share interests, each holder of PSMI Shares who would otherwise be entitled to such fractional share will, upon surrender of Certificates representing such PSMI Shares, receive a whole SEI Share if such fractional share to which such holder would otherwise have been entitled is .5 of an SEI Share or more, and such fractional share shall be disregarded if it represents less than .5 of an SEI Share.

     4.6. TRANSFER OF SHARES

          No transfers of PSMI Shares shall be made on the stock transfer books of PSMI after the close of business on the day prior to the Closing.

     4.7. LOST, STOLEN OR DESTROYED CERTIFICATES

          If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate SEI Shares deliverable in respect thereof pursuant to this Agreement.

     4.8. INDEMNIFICATION SHARES; CLAIMS AGAINST THE ESCROW

          (a) At the Closing, the SEI Class B Shares (the "INDEMNIFICATION SHARES") shall be deposited in escrow with Wells Fargo Bank, as escrow agent, or such other party as may be agreed upon by the parties prior to Closing (the "INDEMNIFICATION ESCROW AGENT"), to be held and administered in accordance with the terms and conditions of an Indemnification Escrow Agreement (the "INDEMNIFICATION ESCROW AGREEMENT"). The Indemnification Shares shall be registered in the name of the PSMI Shareholders owning such shares and shall be accompanied by stock powers endorsed in blank.

          Subject to the limitations in this Section 4.8, SEI shall be entitled to recover from Hughes personally the amount of any Damages that may be suffered by SEI by reason of (i) any breach of representation or warranty made by PSI or PSMI in Article 5, (ii) any breach by PSI or PSMI of any covenant or agreement on its part contained in this Agreement, (iii) any liability or out-of-pocket expenses suffered by SEI in its capacity as general partner of any of the Partnerships to the extent such liability or expense arises out of facts or circumstances in existence prior to the Closing Date or (iv) any liability for Taxes assessed against SEI (including penalties and interest and including interest payable pursuant to Section 852(e)(3) of the Code) as successor to PSMI and the other PSI Entities (irrespective of which party is primarily liable under the laws of the applicable Governmental Body) including liabilities resulting from a determination by an applicable Governmental Body that the spin-off of any of the Excluded Companies does not qualify under Section 355(a)(1) of the Code. Notwithstanding the foregoing, SEI shall not be entitled to indemnification or to seek Damages for any liability with respect to which SEI would have been obligated to indemnify any PSI Entity, if such liability had arisen prior to the Effective Time. Claims for indemnification hereunder (either during the Indemnification Period or thereafter) shall be limited to the recovery of Damages in the amount of the Indemnification Shares, and no claims for indemnification hereunder shall be made by SEI until Damages (arising from a single claim or in the aggregate from multiple claims) equal or exceed $100,000, in which case the full dollar amount of any Damages shall be recoverable.

          (b) For purposes of this Section 4.8, the "INDEMNIFICATION PERIOD" shall begin as of the Closing Date and shall continue through the third anniversary thereof. Nevertheless, any covenant, agreement, representation or warranty in respect of which indemnity may be sought pursuant to this Section
4.8 shall survive the time at which it would otherwise terminate if written notice of the inaccuracy or breach thereof specifying in reasonable detail the Damages (including the amount thereof) giving rise to such right to indemnity, shall have been delivered to Hughes prior to such time.

          At the termination of the Indemnification Period, Indemnification Shares not required to reimburse SEI for any Damages which constitute an indemnifiable claim, or which are not pending determination as an indemnification claim, shall be returned by the Indemnification Escrow Agent to the PSMI Shareholders owning such shares and SEI's rights to indemnification shall terminate except as otherwise expressly set forth herein. Notwithstanding the foregoing, SEI shall be entitled to continuing indemnification from Hughes with respect to (A) the matters set forth in (a)(iv) above or any breach of representation or warranty made by PSI and PSMI in Section 5.10, which indemnification obligation shall continue until the expiration of the applicable statutory period of limitations under the Code, and (B) the matters set forth in
(a)(iii) above or any breach of representation or warranty made by PSI or PSMI in Section 5.16, which indemnification obligation shall continue through the fifth anniversary of the Closing Date.

          (c) Notwithstanding the escrow of the Indemnification Shares, any dividends or other distributions declared and paid on such shares shall continue to be paid by SEI to the PSMI Shareholders owning such shares. Any securities received by the Indemnification Escrow Agent in respect of any Indemnification Shares held in escrow as a result of a stock split or combination of SEI Class B Shares, payment of a stock dividend or other stock distribution in or on SEI Class B Shares, or change of SEI Class B Shares into any other securities pursuant to or as part of a Business Combination or otherwise, shall be held by the Indemnification Escrow Agent as, and shall be included within the definition of Indemnification Shares. Indemnification procedures shall be as stipulated in the Indemnification Escrow Agreement.

          (d) For purposes of this Section 4.8, the satisfaction of any Damages owed hereunder shall be made by any of the following: (i) delivery to SEI by the Indemnification

Escrow Agent or by Hughes of that number of Indemnification Shares calculated by dividing the dollar amount of any Damages by the then Market Value of the SEI Common Shares after applying thereto the percentage discount attributable to the SEI Class B Shares for purposes of determining the aggregate purchase price and reducing such discount by 1/84th thereof for each calendar month that has elapsed from the Closing Date; (ii) delivery by Hughes of that number of SEI Common Shares with a then Market Value equal to any Damages; or (iii) payment by Hughes of cash in an amount equal to any Damages. Any Indemnification Shares or SEI Common Shares returned to SEI hereunder shall be treated, to the extent permitted by law, by the PSMI Shareholders and SEI as a purchase price adjustment.

5.   REPRESENTATIONS AND WARRANTIES OF PSI AND PSMI

          Except as set forth on the PSI/PSMI Disclosure Statement, PSI and PSMI hereby represent and warrant to SEI that as of the date hereof:

     5.1. ORGANIZATION AND RELATED MATTERS

          Each PSI Entity is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties, and to carry on its business as now conducted and proposed by such PSI Entity to be conducted; and each of PSI and PSMI has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement and consummate the transactions contemplated hereby. Each PSI Entity is duly qualified and in good standing in each jurisdiction in which the property owned, leased, managed or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has or would be reasonably expected (so far as can be foreseen at the time) to have a material adverse effect on the business, properties, operations, condition (financial or other) or prospects of the PSI Entities, considered as a single enterprise (a "PSI ENTITIES MATERIAL ADVERSE EFFECT"). True and correct copies of each PSI Entity's Articles of Incorporation and Bylaws have been made available to SEI.

     5.2. OWNERSHIP INTERESTS

          The PSI/PSMI Disclosure Statement sets forth a true and complete list, including the name and jurisdiction of organization, of each joint venture, general partnership and limited partnership of which each PSI Entity is, directly or indirectly, a partner (a "PARTNERSHIP") and of each corporation, association, trust or other entity in which any PSI Entity holds, directly or indirectly, any capital stock or other equity or ownership or proprietary interest, and in each such case the nature and extent of its ownership or other interest therein. The partnership agreements for each Partnership are listed in the PSI/PSMI Disclosure Statement and true and correct copies have been made available to SEI. Each PSI Entity owns the percentages of each class of equity interest of each Partnership as set forth in the PSI/PSMI Disclosure Statement and its respective Partnership agreement, free and clear of all restrictions, liens, security interests, charges, encumbrances and interests of third parties. With respect to such

Partnerships, each PSI Entity's rights and interests as a partner as identified in the respective Partnership agreements are unimpaired and in full force and effect. Each PSI Entity owns the capital stock or other interest of each such corporation, association, trust or other entity as set forth in the PSI/PSMI Disclosure Statement, free and clear of all restrictions, liens, security interests, charges, encumbrances and interests of third parties.

     5.3. AUTHORITY

          This Agreement and the consummation of the transactions contemplated hereby (including the Restructure) have been approved by the Board of Directors and all of the shareholders of each of PSI and PSMI and have been duly authorized by all other necessary corporate action on the part of PSI and PSMI. This Agreement has been duly executed and delivered by a duly authorized officer of each of PSI and PSMI and constitutes a valid and binding agreement of each of PSI and PSMI, enforceable against PSI and PSMI in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

     5.4. CAPITAL STOCK

          Following the Restructure and immediately prior to the Effective Time,
(i) the authorized and outstanding capital stock of PSMI will be as set forth in the PSI/PSMI Disclosure Statement, (ii) all outstanding PSMI Shares will be duly authorized, validly issued, fully paid and nonassessable, (iii) no class of capital stock of PSMI will be entitled to preemptive or cumulative voting rights, (iv) there will be no outstanding options, warrants, calls, rights, commitments or any other agreements of any character to which PSMI is a party or by which it may be bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for or acquire any shares of capital stock, and (v) no Person will have any right to require PSMI to repurchase or otherwise acquire any of such Person's outstanding securities.

     5.5. LITIGATION

          There are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of PSI or PSMI, threatened against any PSI Entity (or any Employee Plan or Benefit Arrangement), or any property (including intellectual property) of any PSI Entity, in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, investigations or proceedings that, in the aggregate, do not have and would not be reasonably expected (so far as can be foreseen at the time) to have (a) a PSI Entities Material Adverse Effect or
(b) a material adverse effect on the ability of PSI and PSMI to perform their obligations under this Agreement. No PSI Entity is subject to any judgment, decree, injunction, rule or order of any court, Governmental Body or arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would reasonably be expected to have (so far as can be foreseen at the time) a PSI Entities Material Adverse Effect.

     5.6. NO VIOLATION OR CONFLICT

          No PSI Entity is in violation of any term of (a) its charter, bylaws or other organizational documents, (b) any Material Agreement, (c) any applicable law, ordinance, rule or regulation of any Governmental Body, or (d) any applicable order, judgment or decree of any court, arbitrator or Governmental Body, except, as to subsections (a) through (d) of this Section, where such violation, individually or in the aggregate, does not have and would not be reasonably expected (so far as can be foreseen at the time) to have a PSI Entities Material Adverse Effect or a material adverse effect on the ability of PSI and PSMI to perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by PSI and PSMI and of the transactions contemplated hereby (including the Restructure) will not result in any violation of or conflict with, constitute a default under, or require any consent under any term of the charter or bylaws of PSI or PSMI or any Material Agreement, instrument, permit, license, law, ordinance, rule, regulation, order, judgment or decree to which any PSI Entity is a party or to which any of its material assets are subject, or result in the creation of (or impose any obligation on any PSI Entity to create) any mortgage, lien, charge, security interest or other encumbrance upon any of the properties or assets of any PSI Entity pursuant to any such term, except where such violation, conflict or default, or the failure to obtain such consent or the creation of such encumbrances, individually or in the aggregate, does not have and would not be reasonably expected (so far as can be foreseen at the time) to have a PSI Entities Material Adverse Effect or a material adverse effect on the ability of PSI or PSMI to perform its obligations under this Agreement.

     5.7. COMPENSATION

          The PSI/PSMI Disclosure Statement includes a true and accurate statement of the present and proposed annual salaries for officers of PSI Entities who will become officers of the Surviving Corporation.

     5.8. EMPLOYEE BENEFIT PLANS

          (a) The PSI/PSMI Disclosure Statement sets forth a true and complete list of all the following: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (each an "EMPLOYEE PLAN"), and (ii) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock-related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or contract or agreement for compensation to or for any current or former employees, agents, directors or independent contractors of any PSI Entity ("EMPLOYEES") or any beneficiaries or dependents of any Employee whether or not insured or funded, (A) pursuant to which any PSI Entity has any liability or (B) constituting an employment or severance agreement or arrangement with any officer or director of any PSI Entity (each, a "BENEFIT ARRANGEMENT"). PSMI has made available to SEI with respect to each Employee Plan and Benefit Arrangement: (i) a true and complete copy of all written documents comprising such Employee Plan or Benefit Arrangement or, if there is no such written document, an accurate and complete description of such Employee Plan or Benefit Arrangement; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. All material contributions required to be made as of the date hereof to the Employee Plans and Benefit Arrangements have been made or provided for. No PSI Entity has contributed to, or has been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). No PSI Entity maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his or her retirement or termination of employment and no PSI Entity has ever represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

          (b) Each Employee Plan and Benefit Arrangement has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, including, but not limited to, ERISA and the Code. No PSI Entity nor any of their current or former directors, officers or employees, nor, to the knowledge of PSI and PSMI, any other disqualified Person or party-in-interest with respect to any Employee Plan, has engaged directly or indirectly in any "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA.

          (c) No PSI Entity has an Employee Plan that is subject to Title IV of ERISA and no PSI Entity has had an ERISA Affiliate (other than another PSI Entity) at any time since the earlier of its inception and September 2, 1974.

          (d) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any additional or subsequent events) constitutes an event under any Employee Plan, Benefit Arrangement or loan to, or individual agreement or contract with, an Employee that may result in any payment (whether severance pay or otherwise), restriction or limitation upon the assets of any Employee Plan or Benefit Agreement, acceleration of payment or vesting, increase in benefits or compensation, or require funding, with respect to any Employee, or the forgiveness of any loan or other commitment of any Employees.

          (e) All contributions required under applicable law or the terms of any Employee Plan or other agreement relating to an Employee Plan to be paid by any PSI Entity have been completely and timely made to each Employee Plan when due, and each PSI Entity has established adequate reserves on its books to meet liabilities for contributions accrued but that have not been made because they are not yet due and payable.

          (f) No amounts paid or payable by any PSI Entity to or with respect to any Employee will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

          (g) No Employees and no beneficiaries or dependents of Employees are or may become entitled under any Employee Plan or Benefit Arrangement to post-employment welfare benefits of any kind, including, without limitation, death or medical benefits, other than coverage mandated by Section 4980B of the Code.

     5.9. LABOR MATTERS

          No PSI Entity is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of PSMI or PSI, threatened against any PSI Entity relating to its business. To the knowledge of PSMI and PSI, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of any PSI Entity.

     5.10.  TAXES

          Each PSI Entity has (i) timely filed with each Governmental Body all Tax Returns required to be filed by it, either separately or as a member of an affiliated group, with respect to all applicable Taxes for all years and periods (or portions thereof) for which any such Tax Returns were due and all such Tax Returns are true, correct and complete in all respects and were prepared in the manner required by applicable law, (ii) paid all Taxes due whether or not shown on such Tax Returns or claimed to be due by any Governmental Body and (iii) properly accrued on its respective financial statements all Taxes due for which each such PSI Entity may be liable in its own right (including, without limitation, by reason of being a member of an affiliated group) or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity for periods subsequent to the periods covered by such returns. There are no liens for Taxes on any property or assets of any PSI Entity other than liens for current property taxes not yet due. The Tax Returns of each PSI Entity are not being and have not been examined by any Governmental Body for any past year or periods to and including the calendar year December 31, 1994. No PSI Entity has been requested to, or has, executed or filed with the IRS or any other Governmental Body any agreement extending the statute of limitations period of any Taxes. For each PSI Entity, the applicable federal statutes of limitations have closed for all taxable years through 1987. No PSI Entity is a party to any pending action or any formal or informal proceeding by any Governmental Body for a deficiency, assessment or collection of Taxes, and no claim for any deficiency, assessment or collection of Taxes has been asserted, or to its best knowledge threatened, against it, including claims by an authority in a jurisdiction where it does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

          Each PSI Entity has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. No PSI Entity (i) has executed or filed a consent under Section 341(f) of the Code concerning collapsible corporations or has been at any time, a "collapsible corporation" as defined in Section 341(b) of the Code; (ii) is a party to any agreement relating to the allocation of, sharing, payment of, or indemnity for, Taxes; or (iii) has liability for Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), including liability as a transferee or successor, by contract or otherwise. Each PSI Entity has established (and until the Closing shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

          Any PSI Entity that is, or has been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code, qualifies or qualified as a "domestically-controlled REIT" within the meaning of Section 897(h) of the Code. No other PSI Entities are, or have ever been, "United States Real Property Holding Corporations" within the meaning of
Section 897(c)(2) of the Code.

          No PSI Entity has made any payments, is obligated to make any payments, or is a party to an agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code. Each PSI Entity has disclosed to the Internal Revenue Service all positions taken on its federal income Tax Returns which could give rise to a substantial understatement of Tax under Section 6662 of the Code.

          Tax Returns required to be filed with respect to the short taxable year of each PSI Entity, will, when filed, be true, correct and complete in all respects.

     5.11.  INTELLECTUAL PROPERTY

          (a) The PSI/PSMI Disclosure Statement sets forth a complete list of the PSI Intellectual Property Rights registered or filed by each PSI Entity and a list of all licenses, sublicenses and agreements to which any PSI Entity is a party regarding PSI Intellectual Property Rights material to any PSI Entity's business. To the knowledge of PSI and PSMI, the PSI Entities possess the right to use all intellectual property rights, whether PSI Intellectual Property Rights or other such rights, necessary for the conduct of their respective businesses.

          (b) To the knowledge of PSI and PSMI, no PSI Entity has infringed upon or misappropriated any intellectual property rights of third parties, and no PSI Entity has received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the knowledge of PSI and PSMI, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any PSI Intellectual Property Rights except for any such interference, infringement, misappropriation or violation which has not had, and is not likely to have, a PSI Entities Material Adverse Effect.

          (c) At the Closing, PSMI will have the exclusive right to transfer and assign to SEI all of the PSI Intellectual Property Rights. None of such PSI Intellectual Property Rights is subject to any liens, security interests, charges, encumbrances or interests of third parties, or requires any consent, approval or waiver to be transferred and assigned to SEI by way of the Merger.

     5.12.  FINANCIAL STATEMENTS

          Each of PSI and PSMI has provided to SEI true and correct copies of its (i) audited consolidated balance sheets as of December 31, 1992, 1993 and 1994, and related audited statements of income and cash flows for the fiscal years then ended, and (ii) unaudited consolidated balance sheets as of March 31, 1995 and related unaudited statements of income and other statements for the fiscal quarter then ended. Each of such balance sheets (including the related notes) referred to in subsection (i) hereof presents fairly, in all material respects, the consolidated financial position of each of PSI and PSMI and their subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein present fairly, in all material respects, the results of their operations and their cash flows for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted in the auditor's report. Each of such balance sheets referred to in subsection (ii) hereof presents fairly, in all material respects, the assets, liabilities, and shareholders' equity of PSI and PSMI and their subsidiaries as of the respective dates thereof, and the other related statements included therein present fairly, in all material respects, the results of their operations for the respective periods or as of the respective dates set forth therein, all on a basis consistent with prior periods.

     5.13.  ABSENCE OF CERTAIN CHANGES OR EVENTS

          Except for the Restructure and as otherwise contemplated or as permitted herein in Section 7.1 or elsewhere, during the period since March 31, 1995, (a) the business of each PSI Entity has been conducted only in the ordinary course, (b) no PSI Entity has entered into any material transaction other than in the ordinary course, and (c) there has not been any change in the business, financial condition, results of operations, properties, assets, liabilities or prospects of any PSI Entity which, in the aggregate, would have, or would be reasonably likely to have, a PSI Entities Material Adverse Effect.

     5.14.  BOOKS AND RECORDS

          (a) The books of account and other financial records of each PSI Entity are in all material respects true, complete and correct, and accurately reflect in all material respects the assets and liabilities of such PSI Entity.

          (b) The minute books and other records of each PSI Entity have been made available to SEI, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders and directors and any committees of the Board of Directors of each PSI Entity.

     5.15.  CONTRACTS AND LEASES

          The PSI/PSMI Disclosure Statement contains an accurate and complete listing of all material contracts, leases, agreements or understandings, whether written or oral, of each PSI Entity (the "MATERIAL AGREEMENTS"). A contract, lease, agreement or understanding is "material" if it involves (i) obligations (contingent or otherwise) of, or payments to any PSI Entity in excess of $100,000 per annum, (ii) partnership, management or advisory agreements in excess of $100,000 per annum, or (iii) the license of any patent, copyright, trade secret or other proprietary right (A) to any PSI Entity which is necessary for that PSI Entity to carry on its business or (B) from any PSI Entity which materially limits the ability of that PSI Entity to carry on its business. Each Material Agreement is in full force and effect and (a) no PSI Entity nor, to the knowledge of PSI and PSMI, any other party thereto has breached any of the above in any material respect or is in material default thereunder, (b) no event has occurred which, with the passage of time or the giving of notice, or both, would constitute such a breach or default, (c) no claim of material default thereunder has been asserted or threatened, and (d) no PSI Entity nor, to the best knowledge of PSI and PSMI, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder.

     5.16.  TITLE TO ASSETS; ENCUMBRANCES

          Except for properties and assets reflected in the unaudited consolidated combined balance sheet as of March 31, 1995 or acquired since such balance sheet date which have been sold or otherwise disposed of in the ordinary course of business, each PSI Entity has good, valid and marketable title to (a) all of its material properties and assets (real and personal, tangible and intangible), and (b) all of the properties and assets purchased by each PSI Entity since such balance sheet date in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in such balance sheet, (ii) liens consisting of zoning restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by any PSI Entity in the operation of its business, (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iv) liens described in the PSI/PSMI Disclosure Statement (liens of the type described in clauses (i), (ii) and (iii) above are hereinafter sometimes referred to as "PERMITTED LIENS").

     5.17.  REAL PROPERTY

          The PSI/PSMI Disclosure Statement contains an accurate and complete list of all real property owned in whole or in part by the PSI Entities and includes the name of the record title holder thereof and a list of all indebtedness secured by a lien, mortgage or deed of trust thereon. Each PSI Entity has good and marketable title in fee simple to all the real property owned by it free and clear of all encumbrances, liens, charges or other restrictions of any kind or character, except for Permitted Liens. All of the buildings, structures and appurtenances situated on the real property owned in whole or in part by any PSI Entity are in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and, with respect to each, the PSI Entity has adequate rights of ingress and egress for operation of the business of such PSI Entity in the ordinary course. None of such buildings, structures or appurtenances (or any equipment therein), nor the operation or maintenance thereof, to the knowledge of PSI and PSMI, violates any restrictive covenant or any provision of federal, state or local law, ordinance, rule or regulation, or encroaches on any property owned by others, except for such violations or encroachments which do not have a PSI Entities Material Adverse Effect. No condemnation proceeding is pending or threatened which would preclude or impair the use of any such property by any PSI Entity for the purposes for which it is currently used.

     5.18.  ENVIRONMENTAL MATTERS

          (a) For purposes of this section, "HAZARDOUS MATERIALS" means any wastes, substances, or materials, whether solids, liquids or gases, that are deemed hazardous, toxic, pollutants, or contaminants, including but not limited to substances defined as "hazardous wastes," "solid wastes," "hazardous substances," "toxic substances," "radioactive materials," "infectious waste," "infectious substances," "regulated medical wastes" or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S) 9601 et
                                                                             --
seq.; the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1802 et seq.;
---                                                                  ------
the Resource Conservation and Recovery Act, 42 U.S.C. (S) 9601 et seq.; the
                                                               ------
Clean Water Act, 33 U.S.C. (S) 1251 et seq.; the Safe Drinking Water Act, 42
                                    ------
U.S.C. (S) 300f et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; or other
                ------                                         ------
applicable federal, state, or local laws, including any plans, rules, regulations, orders, or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rules, orders, or ordinances now or hereafter in effect relating to the protection of human health and the environment (collectively "ENVIRONMENTAL LAWS"). "Hazardous Materials" includes but is not limited to polychlorinated biphenyls (PCBs), petroleum products (including without limitation, crude oil or any faction thereof), asbestos, urea formaldehyde, and lead-based paints.

          (b) PSI and PSMI have made available to SEI information relating to the following items:

          (i) the nature and quantities of any Hazardous Materials generated, treated, stored, handled, transported, disposed of or released, to the knowledge of PSI and PSMI, by any PSI Entity, together with a description of the location of each such activity; and

          (ii) a summary of the nature of any Hazardous Materials that, to the knowledge of PSI and PSMI, have been disposed of or found at any site or facility owned

(including leased) presently or at any previous time by any PSI Entity or Partnership ("PSI SITE").

          (c) PSI and PSMI hereby represent and warrant that, except as set forth in the PSI/PSMI Disclosure Statement, to their knowledge:

          (i) There are no pending or threatened actions, suits, claims, legal proceedings or any other proceedings against any PSI Entity or Partnership based on the Environmental Laws or otherwise arising from PSI's, PSMI's or a Partnership's activities involving Hazardous Materials;

          (ii) Except as disclosed pursuant to Section 5.18(b), there are no conditions, facilities, procedures or any other facts or circumstances which could reasonably be expected to give rise to claims, expenses, losses, liabilities, or governmental action against any PSI Entity or Partnership in connection with any Hazardous Materials present at or disposed of from a PSI Site, including without limitation the following conditions arising out of, resulting from, or attributable to, the assets, business, or operations of any PSI Entity, Partnership or any predecessor in interest:

          (A) the presence of any Hazardous Materials on a PSI Site or the release or threatened release of any Hazardous Materials into the environment from a PSI Site;

          (B) the off-site disposal of Hazardous Materials originating on or from any PSI Site or the business or operations of any PSI Entity or Partnership;

          (C) the release or threatened release of any Hazardous Materials into any storm drain, sewer, septic system or publicly owned treatment works;

          (D) any failure to comply in all material respects with federal, state or local requirements governing occupational safety and health, or presence or release in the air and water supply systems of any PSI Site of any substances that pose a hazard to human health or an impediment to working conditions; or

          (E) any facility operations, procedures or designs, which do not conform in all material respects to the statutory or regulatory requirements of any Environmental Laws.

               (iii) Neither polychlorinated biphenyls nor asbestos-containing materials are present on or in any PSI Site.

               (iv) There are no wetlands present at any PSI Site.

          (v) No PSI Site contains any underground storage tanks, or underground piping associated with tanks, used currently or in the past for the management of Hazardous Materials.

          (d) Each PSI Entity and Partnership has been duly issued, and currently has and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any Environmental Law.

     5.19.  AFFILIATED TRANSACTIONS

          Set forth in the PSI/PSMI Disclosure Statement is a list of all current material arrangements, agreements and contracts, written or oral, entered into by any PSI Entity with any person who is an officer, director or Affiliate of that PSI Entity (other than any other PSI Entity or SEI), any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate, other than those that will be terminated as a result of, or in connection with, the Merger.

     5.20.  BROKERS AND FINDERS

          Neither PSI nor PSMI has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of PSI or PSMI or SEI to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Except for the fees and expenses paid or payable by SEI to Robertson Stephens & Company LP, by SEI and PSI to Arthur Andersen & Co. LLP and by PSI to the appraisers of the fee interests in the seven properties owned by it, neither PSI nor PSMI is aware of any claim for payment of any investment banking fees, valuation or appraisal fees, finder's fees, brokerage or agent's commissions or other payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     5.21.  PROXY STATEMENT

          None of the information supplied or to be supplied by PSI or PSMI for inclusion in the Proxy Statement will at the time of mailing the Proxy Statement and at the time of the SEI Shareholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to any PSI Entity or its officers and directors shall occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement, PSMI shall notify SEI thereof by reference to this Section 5.21 and cooperate with SEI in preparing and filing an amendment or supplement with the SEC and, as required by law, disseminating to the shareholders of SEI an amendment or supplement which accurately describes such event or events in compliance with all provisions of applicable law.

     5.22.  INSURANCE

          The PSI/PSMI Disclosure Statement contains an accurate list of all insurance policies of the PSI Entities, and each such insurance policy is in full force and effect and issued by a reputable insurer. All premiums due with respect to such policies have been paid, and no notice of premium increase, cancellation or termination has been received with respect to any such policy. Such policies (i) are sufficient for compliance with requirements of law and with agreements to which the PSI Entities are parties, (ii) are valid, outstanding and enforceable, (iii) provide insurance coverage for the assets and operations of the PSI Entities to the extent and in the manner that PSMI considers reasonable for companies engaged in business similar to that of the PSI Entities, (iv) will remain in full force and effect through at least the Closing Date and (v) will not be modified as a result of, or terminate or lapse by reason of, the transactions contemplated by this Agreement. No PSI Entity has been refused any insurance with respect to its assets or operations, nor has its coverage been materially limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years. The PSI Entities have reported all claims and occurrences to the extent required by such insurance.

     5.23.  LICENSES; COMPLIANCE WITH LAW

          Each PSI Entity has obtained from the appropriate Governmental Bodies all approvals and licenses necessary for the conduct of its business and operations as currently conducted, which approvals and licenses are valid and remain in full force and effect, except where the failure to have obtained such approvals or licenses or the failure of such licenses and approvals to be valid and in full force and effect does not have and would not be reasonably expected (so far as can be foreseen at the time) to have a PSI Entities Material Adverse Effect. None of the PSI Entities has violated or failed to comply with any statute, law, ordinance, regulation, rule, order or other legal requirement of any Governmental Body, or any judgment, decree or order of any court, applicable to its business or operations, except where any such violations or failures to comply would not, individually or in the aggregate, have a PSI Material Adverse Effect.

     5.24.  GOVERNMENTAL APPROVALS

          Except for any filings that may be required by the HSR Act and the filing of the Proxy Statement with the SEC pursuant to the Exchange Act, no Authorization of or with any Governmental Body is necessary for the execution and delivery of this Agreement by PSI or PSMI or the consummation by PSI or PSMI of the transactions contemplated hereby (including the Restructure), other than such Authorizations which, if not made or obtained, as the case may be, would not, in the aggregate, have or reasonably be expected to have a PSI Entities Material Adverse Effect.

     5.25.  DISCLOSURE

          The representations and warranties of PSI and PSMI contained in this Agreement, in the PSI/PSMI Disclosure Statement, or in any written certificate or related agreement furnished or to be furnished to SEI by any PSI Entity in connection with the Closing pursuant to this Agreement do not contain any untrue statement of a fact or omit to state any material fact necessary to make the statements and information contained herein or therein, in light of the circumstances in which they are made, not misleading.

6.   REPRESENTATIONS AND WARRANTIES OF SEI

          Except as set forth in the SEI SEC Reports, SEI hereby represents and warrants to PSI and PSMI that, as of the date hereof:

     6.1. ORGANIZATION AND RELATED MATTERS

          SEI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now conducted and proposed by SEI to be conducted, to enter into this Agreement and to carry out the provisions of this Agreement and consummate the transactions contemplated hereby. SEI is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has or would be reasonably expected (so far as can be foreseen at the time) to have a material adverse effect on the business, properties, operations, condition (financial or other) or prospects of SEI and its subsidiaries taken as a whole (a "SEI MATERIAL ADVERSE EFFECT"). SEI has no direct or indirect equitable or beneficial interest in any other corporation, except for qualifying REIT subsidiaries.

     6.2. AUTHORIZATION

          This Agreement and the consummation of the transactions contemplated hereby (including the Recapitalization) have been approved by the Board of Directors of SEI, and have been duly authorized by all other necessary corporate action on the part of SEI (except for the approval of SEI's shareholders contemplated by Section 7.3). This Agreement has been duly executed and delivered by a duly authorized officer of SEI and, subject to SEI shareholder approval, constitutes a valid and binding agreement of SEI, enforceable against SEI in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

     6.3. CAPITAL STOCK

          The authorized capital stock of SEI consists solely of (i) 60,000,000 SEI Common Shares, approximately 42,045,000 of which are issued and outstanding (and 700,334 and 3,872,054 of which were reserved for issuance under SEI's employee stock option plans and for issuance upon conversion or redemption of SEI's Convertible Preferred Stock, respectively), and (ii) 50,000,000 shares of Preferred Stock ($.10 par value), 13,320,000 of which are issued and outstanding, consisting of 1,825,000 shares of Series A Preferred Stock, 2,386,000 shares of Series B Preferred Stock, 2,300,000 shares of Convertible Preferred Stock, 1,200,000 shares of Adjustable Rate Preferred Stock, 1,200,000 shares of Series D Preferred Stock, 2,195,000 shares of Series E Preferred Stock and 2,300,000 shares of Series F Preferred Stock. All of the issued and outstanding shares of Common Stock and Preferred Stock of SEI have been duly and validly authorized and issued, and are fully paid and nonassessable. As a result of the Recapitalization, the authorized capital stock of SEI will consist solely of (i) 200,000,000 SEI Common Shares, (ii) 7,000,000 SEI Class B Shares, and (iii) 50,000,000 shares of Preferred Stock ($.10 par value). Other than options under SEI's employee stock option plans and SEI's Convertible Preferred Stock and as provided in this Agreement, there are no options or agreements to which SEI is a party or by which it is bound calling for or requiring the issuance of any of SEI's capital stock.

          The issuance of the SEI Shares in the Merger has been duly authorized, and when issued and delivered as provided in Section 4, will be validly issued, fully paid and nonassessable; and no shareholder of SEI has any preemptive right of subscription or purchase in respect thereof. The issuance of the SEI Shares in the Merger will be exempt from registration under the Securities Act and all applicable state securities laws.

     6.4. LITIGATION

          There are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of SEI, threatened against SEI, or any property (including intellectual property) of SEI, in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, investigations or proceedings that, in the aggregate, do not have and would not be reasonably expected (so far as can be foreseen at the time) to have (a) a SEI Material Adverse Effect or (b) a material adverse effect on the ability of SEI to perform its obligations under this Agreement.

     6.5. COMPLIANCE WITH OTHER INSTRUMENTS, ETC.

          SEI is not in violation of any term of (a) its charter, bylaws or other organizational documents, (b) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, (c) any applicable law, ordinance, rule or regulation of any Governmental Body, or (d) any applicable order, judgment or decree of any court, arbitrator or Governmental Body, except, as to subsections (a) through
(d) of this Section, where such violation, individually or in the aggregate, does not have and would not be reasonably expected (so far as can be foreseen at the time) to have a SEI Material Adverse Effect or a material adverse effect on the ability of SEI to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by SEI will not result in any violation of or conflict with, constitute a default under, require any consent under any term of the charter, bylaws or other organizational documents of SEI or any agreement, instrument, permit, license, law, ordinance, rule, regulation, order, judgment or decree to which SEI is a party or to which SEI or any of its material assets are subject, or result in the creation of (or impose any obligation on SEI to create) any mortgage, lien, charge, security interest or other encumbrance upon any of the properties or assets of SEI pursuant to any such term, except where such violation, conflict or default, or the failure to obtain such consent or the creation of such encumbrance, individually or in the aggregate, does not have and would not be reasonably expected (so far as can be foreseen at the time) to have (a) a SEI Material Adverse Effect or (b) a material adverse effect on the ability of SEI to perform its obligations under this Agreement.

     6.6. REPORTS AND FINANCIAL STATEMENTS

          SEI has filed all reports required to be filed with the SEC since March 31, 1994 (collectively, the "SEI SEC REPORTS"), and has previously furnished or made available to PSI true and complete copies of all SEI SEC Reports. None of the SEI SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the SEI SEC Reports presents fairly, in all material respects, the consolidated financial position of SEI and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein present fairly, in all material respects, the results of operations and cash flows of SEI and its subsidiaries for respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. All the SEI SEC Reports, as of their respective dates (as amended through the date hereof), complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

     6.7. BROKERS AND FINDERS

          Except for the fees and expenses paid or payable by SEI to Robertson Stephens & Company LP, by SEI and PSI to Arthur Andersen & Co. LLP, and by PSI to the appraisers of the fee interests in the seven properties owned by it, SEI is not aware of any claim for payment of any investment banking fees, valuation or appraisal fees, finder's fees, brokerage or agent's commissions or any other payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     6.8. PROXY STATEMENT

          None of the information supplied or to be supplied by SEI for inclusion or incorporation by reference in the Proxy Statement will at the time of mailing the Proxy Statement and at the time of the SEI Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to SEI, its officers and directors or any of its subsidiaries shall occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement, SEI shall notify PSI and PSMI thereof by reference to this Section
6.8 and such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of SEI, and such amendment or supplement shall comply with all provisions of applicable law. The Proxy Statement will comply (with respect to SEI) in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

     6.9. DISCLOSURE

          The representations and warranties of SEI contained in this Agreement or in any written certificate or related agreement furnished or to be furnished to PSI and PSMI by SEI in connection with the Closing pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained herein or therein, in light of the circumstances in which they are made, not misleading.

7.   ADDITIONAL COVENANTS AND AGREEMENTS

     7.1. CONDUCT OF BUSINESS OF PSI ENTITIES

          Except as contemplated by this Agreement (including in connection with the Restructure) or as set forth in the PSI/PSMI Disclosure Statement, during the period from the date of this Agreement to the Effective Time, PSI and PSMI will cause each PSI Entity to pursue its business in the ordinary course, with no less diligence and effort than would be applied in the absence of this Agreement; to seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it with the objective that its goodwill and ongoing business shall be unimpaired at the Effective Time; and, to not, without the prior written consent of SEI:

          (a) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrances of (i) any additional shares of its capital stock of any class, or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or (ii) any other securities in respect of, in lieu of or in substitution for shares outstanding on the date hereof;

          (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities;

          (c) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such;

          (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Restructure and the Merger);

          (e) make any acquisition, by means of merger, consolidation or otherwise, of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) except in the ordinary course of business consistent with past practice, any other assets;

          (f) adopt any amendments to its charter or bylaws;

          (g) other than borrowings under existing credit facilities, or other borrowing in the ordinary course, incur any indebtedness for borrowed money or guarantee any such indebtedness or, except in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any Partnership or other Person;

          (h) engage in the conduct of any business the nature of which is materially different than the business it is currently engaged in;

          (i) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $75,000 per year, which is not cancelable without penalty on 30 days' or less notice, except in the ordinary course of business consistent with past practice;

          (j) authorize or enter into any agreement providing for property management services to be provided by it to third party property owners on other than customary terms;

          (k) authorize or enter into any agreement that would jeopardize the qualification of SEI as a real estate investment trust pursuant to Section 856 of the Code if such agreement had been entered into by SEI;

          (l) pledge, encumber, sell or dispose of assets of the PSI Entities, except in the ordinary course of business consistent with past practice;

          (m) modify or change in any material respect any existing Material Agreement, except in the ordinary course of business consistent with past practice; or

          (n) authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     7.2. OTHER TRANSACTIONS

          Prior to the Effective Time, PSI and PSMI each agree (a) that neither of them shall, and each of them shall direct and use its best efforts to cause its respective officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders or shareholders, respectively) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, any PSI Entity, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL") or engage in any negotiation concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiation with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.2; and (c) that it will notify SEI immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it.

          Prior to the Effective Time, SEI agrees that it will not, and it will direct and use its best efforts to cause its officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, initiate, solicit or encourage any inquiries or the making of any proposal or offer with respect to the engagement of any Person to manage its properties (other than PSMI or PSCP) or to act as advisor for its operations (other than PSAI).

     7.3. MEETING OF SHAREHOLDERS

          SEI will take all action necessary in accordance with applicable law and SEI's Articles of Incorporation and Bylaws to convene a meeting of its shareholders (the "SEI SHAREHOLDERS MEETING") as promptly as practicable to consider and vote upon the approval of the Merger and the Recapitalization, it being understood that the principal terms of the Merger must be approved by an affirmative vote of (i) a majority of the outstanding SEI Shares entitled to vote at the SEI Shareholders Meeting, and (ii) a majority of the SEI shares voting at the SEI Shareholders Meeting not held by Wayne Hughes, PSI and their Affiliates. Subject to the fiduciary duties of SEI's Board of Directors under applicable law as advised by counsel, the Board of Directors of SEI shall recommend and declare advisable such approval and SEI shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval.

     7.4. PROXY STATEMENT

          SEI will, as promptly as practicable, prepare and file with the SEC a proxy statement and a form of proxy, in connection with the vote of SEI's shareholders with respect to the Merger and Recapitalization (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to SEI's shareholders, is herein called the "PROXY STATEMENT"). PSI and PSMI shall use their best efforts to obtain and furnish to SEI the information required to be included in the Proxy Statement. SEI will use all reasonable efforts to cause the Proxy Statement to be mailed to shareholders of SEI at the earliest practicable date. If at any time prior to the Effective Time any event relating to or affecting any PSI Entity or SEI shall occur as a result of which it is necessary, in the opinion of counsel for PSI and PSMI or of counsel for SEI, to supplement or amend the Proxy Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the shareholders of SEI is sought, SEI forthwith will prepare and file with the SEC an amendment or supplement to the Proxy Statement so that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

     7.5. FILINGS; OTHER ACTION

          PSI and PSMI and SEI shall: (a) to the extent required, promptly make all filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable efforts to cooperate with one another to (i) determine which Authorizations are required to be made or obtained prior to the Effective Time in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely make and seek all such Authorizations; (c) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to SEI and PSI and PSMI necessary to effectuate the Merger and the Recapitalization; (d) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Article 8 and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein as soon as practicable (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); and (e) not take any action which might reasonably be expected to impair the ability of the parties to consummate the Merger and the Recapitalization at the earliest possible time.

     7.6. ACCESS TO INFORMATION

          From the date hereof until the Effective Time, PSI and PSMI will cause the PSI Entities to give SEI, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the PSI Entities, will furnish to SEI, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and to instruct the PSI Entities' employees, counsel and financial advisors to cooperate with SEI in its investigation of the business of the PSI Entities; provided that no investigation pursuant to this Section shall affect any representation or warranty given by PSI and PSMI to SEI hereunder.

     7.7. TAX MATTERS

          PSI and SEI agree to report the Merger on all Tax Returns and other filings as a tax-free reorganization under Section 368(a)(1)(A) of the Code.

     7.8. RESTRUCTURE

          At or prior to the Effective Date, PSI and PSMI shall use all reasonable efforts to consummate transactions (the "RESTRUCTURE") whereby (i) the capital stock of the Excluded Companies will be distributed to one or more of the PSMI Shareholders, or all of the stock or assets of the Excluded Companies will be sold to one or more of the PSMI Shareholders or to one or more third parties, (ii) PSI will be liquidated by merger into PSI Holdings, Inc. and
(iii) the PSI Entities (other than PSMI and PSI) will be merged with and into PSMI or with and into another entity that is subsequently merged with and into PSMI.

     7.9. MANAGEMENT AND ADVISORY AGREEMENTS

          Prior to the Closing, PSI and PSMI shall use all reasonable efforts to cause the owners of all properties managed and of all partnerships and corporations advised by any of the PSI Entities to consent to the management of such properties and assumption of such advisory functions by the Surviving Corporation to the extent required by the existing management and advisory agreements relating thereto.

     7.10.  INTELLECTUAL PROPERTY RIGHTS

          Prior to the Closing, PSI and PSMI shall use all reasonable efforts to obtain all assignments or other consents necessary to vest in SEI exclusive ownership and full use and benefit with respect to the PSI Intellectual Property Rights listed on the PSI/PSMI Disclosure Statement.

     7.11.  EMPLOYEES

          SEI agrees to employ at the Effective Time all employees of the PSI Entities who are employed on the Closing Date on terms consistent with such PSI Entities' current employment practices and at comparable levels of compensation and positions, except that other than as otherwise provided in this Agreement such employment shall be at will and SEI shall be under no obligation to continue to employ any of such individuals for more than thirty (30) days after Closing. For purposes of this Section 7.11, the term "employees" shall mean all current employees of the PSI Entities (including those on disability or leave of absence, paid or unpaid).

     7.12.  TAX-FREE EXCHANGE AND REIT STATUS

          From and after the date hereof and prior to the Effective Time, except for the transactions contemplated or permitted herein, no PSI Entity or SEI shall knowingly take any action that would be inconsistent with the representations and warranties made by them herein, including, but not limited to knowingly taking any action, or knowingly failing to take any action that is known to cause disqualification of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Furthermore, from and after the date hereof and prior to the Effective Time, except for the transactions contemplated or permitted herein, each PSI Entity shall use its best efforts to conduct its business and file Tax Returns in a manner that would not jeopardize the qualification of SEI after the Effective Time as a REIT within the meaning of Section 856 of the Code.

     7.13.  PUBLIC STATEMENTS

          The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to review and approval by the other party, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or public statement, prior review and approval would prevent the timely dissemination of such release or announcement in violation of any applicable law, rule, regulation or policy of the NYSE.

     7.14.  NOTICE OF CERTAIN EVENTS

          Each party hereto shall promptly notify the other party of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Body in connection with the transactions contemplated by this Agreement; and
(iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting either party or any of its subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed in the PSI/PSMI Disclosure Statement pursuant to Section 5.5 or in the SEI SEC Reports pursuant to Section 6.4 or which relate to the consummation of the transactions contemplated by this Agreement.

     7.15.  DIRECTOR AND OFFICER INDEMNIFICATION

          From and after the Effective Date, SEI shall keep in effect provisions in its Articles of Incorporation and Bylaws providing for limitation of director liability and indemnification of directors, officers, employees and agents at least to the extent that such persons are entitled thereto under the Articles of Incorporation and Bylaws of PSMI on the date hereof, subject to California law, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of PSMI in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

     7.16.  RECAPITALIZATION

          SEI agrees to include in the Proxy Statement a proposal to amend its Articles of Incorporation to, among other things, increase its authorized capital stock and effect a recapitalization such that the SEI Common Shares and SEI Class B Shares are authorized in sufficient amounts to satisfy SEI's obligation to issue the SEI Shares in the Merger (the "RECAPITALIZATION"), and include a provision designed to protect against violation of the 5/50 Rule as defined in Section 8.3(q). An outline of the rights, preferences, privileges and restrictions of the SEI Class B Shares is attached hereto as Exhibit D.
                                                                 ---------

     7.17.  PSI/PSMI DISCLOSURE STATEMENT

          PSI and PSMI agree to deliver to SEI the PSI/PSMI Disclosure Statement within 30 days of the date of this Agreement.

     7.18.  LISTING OF SEI SHARES

          SEI will use its best efforts to cause the SEI Common Shares to be listed for trading on the NYSE upon official notice of issuance.

     7.19.  FURTHER ACTION

          Each party hereto shall, subject to the fulfillment or waiver at or before the Effective Time of each of the conditions set forth herein, perform such further acts and execute such documents as may reasonably be required to effect the Merger, the Recapitalization and the Restructure.

8.   CONDITIONS

     8.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS

          The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, which conditions may not be waived:

          (a) The Merger, this Agreement and the transactions contemplated hereby (including the Recapitalization) shall have been duly approved by the requisite holders of SEI capital stock in accordance with applicable provisions of the GCLC, the Articles of Incorporation and Bylaws of SEI and
     Section 7.3, and the Articles of Incorporation of SEI shall have been amended to reflect the Recapitalization.

          (b) All filings required to be made prior to the Effective Time with, and all Authorizations required to be obtained prior to the Effective Time from Governmental Bodies in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the expiration of the waiting period requirements of the HSR
     Act) shall have been made or obtained (as the case may be) without material restrictions.

          (c) There shall not be in effect any judgment, writ, order, injunction or decree of any court of competent jurisdiction or Governmental Body restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction unacceptable to either of SEI or of PSI and PSMI, each in its reasonable judgment, nor shall there be pending or threatened by any Governmental Body any suit, action or proceeding, and there shall not be pending by any other Person any suit, action or proceeding, seeking to restrain or restrict the consummation of the Merger or other transactions contemplated by this Agreement or seeking damages in connection therewith, which, in the reasonable judgment of either SEI or of PSI and PSMI could have (a) a SEI Material Adverse Effect or a PSI Entities Material Adverse Effect, respectively, or (b) a material adverse effect on the ability of SEI or PSI or of PSMI, respectively, to perform its obligations under this Agreement.

     8.2. CONDITIONS TO OBLIGATIONS OF PSMI TO EFFECT THE MERGER

          The obligation of PSMI to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived in writing by PSMI:

               (a) SEI shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of SEI contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date (except for changes therein contemplated or permitted by this Agreement), and PSMI shall have received a certificate of the President of SEI, dated the Closing Date, certifying to such effect.

               (b) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of SEI that would have or would be reasonably likely to have a SEI Material Adverse Effect.

               (c) Any sums then due and owing to the PSI Entities by SEI as a result of obligations arising out of (i) those certain Amended Management Agreements dated as of February 21, 1995 between PSMI and SEI and between PSCP and SEI and (ii) that certain Amended and Restated Advisory Agreement dated as of September 30, 1991 between PSAI and SEI, shall have been paid.

               (d) The holders of less than 5% of the outstanding SEI Shares entitled to vote at the SEI Shareholders Meeting shall have exercised dissenters rights under the GCLC.

     8.3. CONDITIONS TO OBLIGATION OF SEI TO EFFECT THE MERGER

          The obligations of SEI to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived in writing by SEI:

               (a) PSI and PSMI shall have performed their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of PSI and PSMI contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date (except for changes therein contemplated or permitted by this Agreement), and SEI shall have received a certificate of the President of PSMI, dated the Closing Date, certifying to such effect.

          (b) SEI shall have received a legal opinion from Hogan & Hartson LLP, in form and substance reasonably acceptable to the Special Committee, to the effect (i) that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (with the result that neither PSMI nor SEI will recognize gain for tax purposes on the deemed transfer of the assets of PSMI to SEI in exchange for the SEI stock issued to the PSMI Shareholders), and (ii) SEI will continue to qualify as a REIT under Section 856 through 860 of the Code following the Merger so long as (A) SEI continues to meet the stock ownership and gross income requirements applicable to REITs (which the management of SEI will represent will be the case) and (B) either PSMI at the time of the Merger is not considered to have any current or accumulated earnings and profits for tax purposes or SEI makes distributions prior to the end of the calendar year in which the Merger occurs in an amount sufficient to eliminate such earnings and profits.

          (c) SEI shall have received from David Goldberg, Esq., a legal opinion in form and substance reasonably acceptable to SEI and the Special Committee covering such matters as they may shall reasonably request.

          (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the PSI Entities, taken as a whole, that would have, or would be reasonably likely to have, a PSI Entities Material Adverse Effect.

          (e) No holders of the outstanding PSMI Shares shall have been entitled to exercise dissenters' rights under applicable law.

          (f) All assignments or other consents, if any, necessary to transfer to the Surviving Corporation the PSI Intellectual Property Rights set forth on the PSI/PSMI Disclosure Statement shall have been obtained.

          (g) Hughes shall have executed and delivered to SEI an Option Agreement (with an Irrevocable Proxy) providing SEI with a three-year option to purchase for SEI Common Shares the interests owned by Hughes in certain United States mini-warehouse partnerships and REITs, such Option Agreement to be in form and substance acceptable to SEI and the Special Committee.

          (h) SEI shall have received from PSMI a study prepared by PSI and PSMI of the consolidated earnings and profits of PSI, PSMI and the other PSI Entities that shows, taking into account income of PSMI and its affiliated corporations at the time of the Merger and distributions to PSMI and/or the PSMI Shareholders to be made at or prior to the time of the Merger, that PSMI will have no consolidated accumulated earnings and profits at the time of the Merger.

          (i) SEI shall have received the PSI/PSMI Disclosure Statement and shall not have reasonably objected to any disclosures set forth therein.

          (j) The PSMI Shareholders shall have granted SEI a right of first refusal with respect to PS Insurance Company, Ltd. and their interests in the Canadian operations in form and substance acceptable to SEI and the Special Committee.

          (k) The SEI Common Shares to be issued pursuant to Section 4 shall have been approved for listing on the NYSE upon official notice of issuance.

          (l) The Board of Directors of SEI and Special Committee shall have received the opinion of Robertson, Stephens & Company LP in form and substance satisfactory to them to the effect that the consideration in the Merger is, from a financial point of view, fair to the public shareholders of SEI, and such opinion shall not have been withdrawn or revoked.

          (m) Each of the PSMI Shareholders and SEI shall have entered into a Shareholder Agreement providing, among other things, for investment representations, restrictions on transfer, general releases and handling certain post-closing tax matters, in form and substance acceptable to SEI and the Special Committee.

          (n) Hughes and SEI shall have entered into an Indemnification Escrow Agreement as provided in Section 4.8 in form and substance acceptable to SEI and the Special Committee.

          (o) Hughes and SEI shall have entered into an Employment Agreement for a five-year term in form and substance acceptable to SEI and the Special Committee.

          (p) The Restructure shall have been consummated in a manner satisfactory to SEI and the Special Committee.

          (q) SEI and the Special Committee shall have received an analysis prepared by PSI, PSMI and SEI, acceptable in form and substance to SEI and the Special Committee, demonstrating that SEI's expected stock ownership immediately following the Merger will comply with the Code requirement that no more than 50% of the value of a REIT's outstanding shares may be owned, directly or indirectly, actually or constructively, by five or fewer individuals at any time during the last half of each of the REIT's taxable years (the "5/50 RULE"), and SEI's Articles of Incorporation shall have been amended, in a manner acceptable in form and substance to SEI and the Special Committee, that is designed to protect against and prevent future changes in ownership that might otherwise violate the 5/50 Rule.

          (r) The terms and covenants of any indebtedness for which SEI shall become obligated by virtue of the Merger shall be satisfactory to SEI.

          (s) Hughes shall have executed and delivered to SEI a Covenant Not to Compete restricting his activities in the mini-warehouse business in the United States for a seven-year period, in form and substance acceptable to SEI and the Special Committee.

          (t) SEI and the Special Committee shall be satisfied as to SEI's overall exposure based on results of environmental audits of the real properties owned by the PSI Entities and by the Partnerships and such other factors as they shall deem appropriate.

          (u) PSI or PSMI shall have obtained all consents, authorizations and approvals in form acceptable to SEI of any and all Persons, including those referenced in Section 7.9, required to be obtained prior to the Merger and the consummation of the transactions contemplated by this Agreement and required to be obtained in order that SEI may conduct the businesses of the PSI Entities in the same manner and any without material restrictions following the Closing.

9.   TERMINATION

          9.1. TERMINATION BY MUTUAL CONSENT

               This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by SEI shareholders, either by the mutual written consent of SEI and PSMI or by mutual action of their respective Boards of Directors.

          9.2. TERMINATION BY EITHER SEI OR PSMI

               This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of PSMI or SEI if (a) the Merger shall not have been consummated by March 31, 1996, (b) the SEI Shareholders Meeting duly shall have been convened and held and the approval of SEI's shareholders required by Section 7.3 shall not have been obtained at such meeting or at any adjournment thereof, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such order, decree, ruling or injunction; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

          9.3.  EFFECT OF TERMINATION AND ABANDONMENT

                In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article 9, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement.

     10.  MISCELLANEOUS

          10.1.  EXPENSES

                 SEI shall pay the fees and expenses of Robertson, Stephens & Co. LP and the fee of counsel to the Special Committee. The fees and expenses other counsel incurred by any party in connection with this Agreement and the transactions contemplated hereby, the fees and expenses of Arthur Andersen & Co. LLP, the expenses relating to printing and distribution of the Proxy Statement and the solicitation, and any filing fees under the HSR Act and the Exchange Act shall be paid equally by SEI and by PSI or PSMI. If the Merger is consummated, the fees and expenses to be paid by PSI shall be deducted in computing the PSI Equity Adjustment under Section 4.2.

          10.2.  NOTICES, ETC.

                 All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by facsimile and confirmed by return facsimile, or two days after being mailed by first-class mail, postage prepaid and return receipt requested in each case to the applicable addresses set forth below:

If to PSI or PSMI:                             with a copy (which shall not
                                               constitute notice) to:

Public Storage, Inc.                           Heller, Ehrman, White & McAuliffe
Public Storage Management, Inc.                601 S. Figueroa Street
Suite 300                                      Los Angeles, CA  90017
600 North Brand Boulevard                      Attention:  A. Timothy Scott
Glendale, CA 91203-1241                        Facsimile:  (213) 614-1868
Attention:  David Goldberg
Facsimile: (818) 247-3842

     If to SEI:                          with a copy (which shall not
                                         constitute notice) to:

     Storage Equities, Inc.              Hogan & Hartson LLP
     Suite 300                           Columbia Square
     600 North Brand Boulevard           555 Thirteenth Street, N.W.
     Glendale, CA 92103-1241             Washington, DC  20004-1109
     Attention: Harvey Lenkin            Attention:  David B.H. Martin, Jr.
     Facsimile: (818) 247-3842           Facsimile:  (202) 637-5910

                                         and:

                                         Kindel & Anderson
                                         555 South Flower Street
                                         Twenty-Ninth Floor
                                         Los Angeles, CA  90017
                                         Attention:  Neal H. Brockmeyer
                                         Facsimile:  (213) 688-7564

or to such other address as such party shall have designated by notice so given to each other party.

     10.3.  SURVIVAL

          Subject to Section 4.8, the covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing.

     10.4.  MODIFICATION OR AMENDMENT

          The parties may modify or amend this Agreement by a writing authorized by their respective Boards of Directors and executed and delivered by officers of the respective parties; provided, however, that after approval of this Agreement by the shareholders of SEI, no amendment shall be made which changes any of the principal terms of the Merger or this Agreement without the approval of the shareholders of SEI.

     10.5.  WAIVER

          At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party of its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     10.6.  NO ASSIGNMENT

          This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided that, except as otherwise expressly set forth in this Agreement, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other party.

     10.7.  ENTIRE AGREEMENT

          Except as otherwise provided herein, this Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such matter other than those expressly set forth in this Agreement (including the PSI/PSMI Disclosure Statement) and any writings expressly required hereby.

     10.8.  REMEDIES CUMULATIVE

          All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     10.9.  PARTIES IN INTEREST

          This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who or which is not a party.

     10.10.  GOVERNING LAW

          This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to principles of conflict of laws.

     10.11.  NAME, CAPTIONS, ETC.

          The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

Unless otherwise specified (a) the terms "hereof," "herein" and similar terms refer to this Agreement as a whole and (b) references herein to Articles or Sections refer to articles or sections of this Agreement.

     10.12.  SEVERABILITY

          If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

     10.13.  COUNTERPARTS

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies, each signed by less than all, but together signed by all, the parties hereto.

     10.14.  INTERPRETATION

          This Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. Each of the capitalized terms defined in this Agreement shall, for all purposes of this Agreement (and whether defined in the plural and used in the singular, or vice versa), have the respective meaning assigned to such term. References in this Agreement to "parties" or a "party" refer to parties to this Agreement unless expressly indicated otherwise. At each place in this Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. "Including" means "including without limitation."

     10.15.  FURTHER ACTION

          If at any time after the Effective Time, the Surviving Corporation shall determine that any assignments, transfers, deeds or other assurances are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of any PSI Entity, the officers of either SEI or PSMI are fully authorized in the name of such PSI Entity or otherwise to execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation.

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.

                              STORAGE EQUITIES, INC.,
                              a California corporation


                              By:     Harvey Lenkin
                                 -----------------------------
                                Title:  President
                                        ----------------------


                              PUBLIC STORAGE, INC.,
                              a California corporation

                              By:     B. Wayne Hughes
                                 -----------------------------
                                Title:  President
                                        ----------------------


                              PUBLIC STORAGE MANAGEMENT, INC.,
                              a California corporation

                              By:     B. Wayne Hughes
                                 -----------------------------
                                Title:  Director
                                        ----------------------

                                   Exhibit A
                                   ---------

                              AGREEMENT OF MERGER


          THIS AGREEMENT OF MERGER ("Agreement") is entered into as of this ____ day of ______________, 1995, by and between STORAGE EQUITIES, INC., a California corporation ("SEI"), and PUBLIC STORAGE MANAGEMENT, INC., a California corporation ("PSMI"), with reference to the following:

          A. SEI was incorporated in 1980 under the laws of California, and on the date hereof its authorized capital stock consists of (i) 200,000,000 shares of Common Stock, $.10 par value (the "SEI Common Shares"), ___________ of which are issued and outstanding, (ii) 7,000,000 shares of Class B Common Stock, $.10 par value, (the "SEI Class B Shares"), none of which are issued and outstanding, and (iii) 50,000,000 shares of Preferred Stock ($.01 par value), 13,320,000 of which are issued and outstanding (the "SEI Preferred Shares") (collectively, the "SEI Shares").

          B. PSMI was incorporated in 1973 under the laws of California, and on the date hereof its authorized capital stock consists of ________ shares of Common Stock, $.10 par value, ________ of which are issued and outstanding (the "PSMI Shares").

          C. SEI, PSMI and Public Storage, Inc. have entered into an Agreement and Plan of Reorganization dated as of June 30, 1995 (the "Plan"), setting forth certain representations, warranties, conditions and agreements pertaining to the Merger (as defined below).

          D. The Boards of Directors of SEI and PSMI have approved the Plan and this Agreement of Merger, and the requisite shareholder approval has been obtained.

          NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                                   ---------

          1.1 THE MERGER. At the Effective Time (as defined below), PSMI will be merged with and into SEI (the "Merger") and SEI will be the surviving corporation. SEI and PSMI are sometimes collectively referred to herein as the "Constituent Corporations" and SEI, as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation."

          1.2 EFFECTIVE TIME. The Merger shall become effective at the time at which this Agreement, together with the requisite Officers' Certificates of SEI and PSMI, are filed with the California Secretary of State (the "Effective Time").

               1.3  EFFECT OF THE MERGER.  At the Effective Time:

          (a) The separate corporate existence of PSMI shall cease and the Surviving Corporation shall thereupon succeed, without other transfer, to all the rights and property of PSMI and shall be subject to all the debts and liabilities of PSMI in the same manner as if the Surviving Corporation had itself incurred them; all rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired, provided that such liens upon property of PSMI shall be limited to the property affected thereby immediately prior to the Effective Time; and any action or proceeding pending by or against PSMI may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

          (b) The Articles of Incorporation of SEI, are amended in the following respect at the Effective Time and thereafter as so amended shall continue to be the Articles of Incorporation of the Surviving Corporation until further amended in accordance with the terms thereof and as provided by law. Article I shall be amended to read as follows:

                 The name of this corporation is

                         Public Storage, Inc.

          (c) The Bylaws of SEI shall continue to be the Bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof, the Articles of Incorporation of the Surviving Corporation and as provided by law.

          (d) The directors of SEI at the Effective Time shall continue as directors of the Surviving Corporation from and after the Effective Time. The persons whose names are set forth on Exhibit C to the Plan shall serve as the
                                     ---------
executive officers of the Surviving Corporation from and after the Effective Time, holding the positions indicated opposite their respective names, until changed as provided by law and the Articles of Incorporation and Bylaws of the Surviving Corporation.


                                   ARTICLE II
                                   ----------

               2.1  CONVERSION OF PSMI SHARES.

          (a) At the Effective Time, by virtue of the Merger and without any action by holders thereof, the PSMI Shares shall be converted into the right to receive 30,000,000 SEI Common Shares (subject to adjustment pursuant to Section
4.2 of the Plan) and 7,000,000 SEI Class B Shares. The SEI Shares shall be allocated among the PSMI shareholders in such proportions as they shall agree.

          (b) If, prior to the Effective Time, SEI should split or combine the SEI Common Shares, or pay a stock dividend or other stock distribution in SEI Common

Shares, or otherwise change the SEI Common Shares into, or exchange SEI Common Shares for, any other securities (whether pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of SEI as a result of which the SEI Shareholders receive cash, stock or other property in exchange for, or in connection with, their SEI Shares (a "Business Combination")), or make any other dividend or distribution (other than cash) on the SEI Common Shares, then the number of SEI Shares will be appropriately adjusted to reflect such split, combination, dividend, distribution, Business Combination or change.

          (c) The PSMI Shares to be converted into SEI Shares pursuant to this
Section 2.1 shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates representing any such PSMI Shares (the "Certificates") shall thereafter cease to have any rights with respect to such PSMI Shares, except the right to receive for each of the PSMI Shares, upon the surrender of such Certificate in accordance with Section 2.3 hereof, the SEI Shares specified above.

          2.2 SEI SHARES UNAFFECTED. The Merger shall effect no change in any of the outstanding SEI Common Shares or SEI Preferred Shares and no outstanding SEI Common Shares or SEI Preferred Shares shall be converted or exchanged as a result of the Merger, and no securities shall be issuable with respect thereto. Notwithstanding the foregoing, any SEI Common Shares owned by PSMI at the Effective Time shall be cancelled and retired.

          2.3 SURRENDER OF CERTIFICATES. At the Closing (as defined in the Plan), PSMI shall cause each holder of PSMI Shares to surrender the Certificates representing the PSMI shares to SEI and such holders shall be entitled to receive in exchange therefor certificates representing the number and class of SEI Shares into which such PSMI Shares shall be converted pursuant to Section 2.1 hereof.

          2.4 FRACTIONAL SHARES. Notwithstanding any other term or provision of this Agreement, no fractional SEI Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu of any such fractional share interests, each holder of PSMI Shares who would otherwise be entitled to such fractional share will, upon surrender of the certificate representing such PSMI Shares, receive a whole SEI Share if such fractional share to which such holder would otherwise have been entitled is .5 of an SEI Share or more, and such fractional share shall be disregarded if it represents less than .5 of an SEI Share.

          2.5 TRANSFER OF SHARES. No transfers of PSMI Shares shall be made on the stock transfer books of PSMI after the close of business on the day prior to the Closing.

                                 ARTICLE III
                                 -----------

          3.1 HEADINGS. The descriptive headings contained in the Sections of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          3.2 PARTIES IN INTEREST. This Agreement, and the rights, interests and obligations created by this Agreement, shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

          3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement.

          3.4 FURTHER ACTION. If at any time after the Effective Time, the Surviving Corporation shall determine that any assignments, transfers, deeds or other assurances are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of PSMI or its predecessors, the officers of either Constituent Corporation are fully authorized in the name of PSMI or its predecessors or otherwise to execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation.

          3.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

          3.6 ABANDONMENT OF MERGER. The Constituent Corporations have the power to abandon the Merger by mutual written consent prior to the filing of this Agreement with the California Secretary of State.

          IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                              STORAGE EQUITIES, INC.



                              By: _____________________________
                                    Harvey Lenkin
                                    President



                              By: _____________________________
                                    Sarah Hass
                                    Secretary


                              PUBLIC STORAGE MANAGEMENT, INC.



                              By: ______________________________
                                    Harvey Lenkin
                                    Chairman of the Board



                              By: _____________________________
                                    Obren B. Gerich
                                    Secretary

                                                                      APPENDIX B
                                    ARTHUR
                                   ANDERSEN
                           ARTHUR ANDERSEN & CO. SC

                                                      --------------------------
                                                      ARTHUR ANDERSEN LLP

                                                      --------------------------
                                                      633 West Fifth Street
                                                      Los Angeles, CA 90071-2008
                                                      213 614-6500




June 21, 1995

Public Storage, Inc.
600 North Brand Blvd., Suite 300
Glendale, California  91221

The Special Committee of the Board of Directors
Storage Equities, Inc.
600 North Brand Blvd., Suite 300
Glendale, California  91221


SUBJECT: VALUATION OF PUBLIC STORAGE, INC.'S (PSI) INTERESTS IN 47 PARTNERSHIPS,
         THE CLASS A, B, C, AND D SHARES IN 15 PUBLICLY-TRADED REITS AND THE ADVISORY AGREEMENT OF 1 PUBLICLY-TRADED REIT

Dear Sirs:

In this engagement, Arthur Andersen LLP has provided valuation services relating to PSI's interests in 47 partnerships, the Class A, B, C, and D shares in 15 publicly-traded REITS and the advisory contract with Storage Properties, Inc.
(SPI), a publicly traded REIT. Enclosed as Attachment A is a list of the partnerships and REITS which comprise the subject of this valuation assignment (hereafter referred to as the "PSI Real Estate Interest").

We understand that the results of our valuation will be reviewed by the financial advisor to the Special Committee as one consideration in rendering a fairness opinion on the proposed combining of PSI with Storage Equities, Inc.
(SEI), including the acquisition of the PSI Real Estate Interest. It is also understood that this valuation will be described, and likely be included in its entirety, in SEC filings required in connection with the overall transaction in which PSI will be combining its U.S. real estate operations with SEI, including the acquisition of the PSI Real Estate Interest. These operations would include the items referenced above which we have valued in the aggregate.

It is important to note that this letter summarizes the results of our engagement. In this regard, we have prepared complete working paper files, of which this letter is an integral part, documenting the work performed in this engagement including our analyses and data collected in the process of preparing our estimate of value.

Based on the analyses performed and the independent research we conducted as a part of this process, we conclude that the aggregate market value of the PSI Real Estate Interest, as of the December 31, 1994, is:

                    Three Hundred Sixty Five Million Dollars
                                  $365,000,000

                                    ARTHUR
                                   ANDERSEN

                           ARTHUR ANDERSEN & CO. SC


The Special Committee of the Board of Directors
Public Storage, Inc.
Storage Equities, Inc.
Page 2
June 21, 1995

Consistent with standard valuation practice, we have valued the PSI Real Estate Interest as if the REITS, partnerships, and general partners stay in place for the indeterminate future. Our conclusions are predicated upon a market valuation of these interests, assuming the interests are sold as a group of assets on an all cash basis. We have not concluded a value for any individual partnership, REIT, property or partial interest.

As is customary practice, our work is subject to our Statement of Assumptions and Limiting Conditions (a copy of which is included as Attachment B). Our valuation has been made in conformity with, and is subject to the guidelines of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation.

Our firm has performed, or is performing, other services for PSI, SEI and certain affiliates, none of which relate directly to this transaction. The primary nature of these other services comprises real estate appraisal and federal and state tax return preparation and consulting.

Our fees will be paid by PSI and SEI and are not in any way contingent on the consummation of the proposed transaction and will not be paid from the proceeds from the sale or transfer of assets within the transaction.

The Statement of Assumptions and Limiting Conditions to which our conclusions and report are subject is acceptable to all parties (a copy of our Statement of Assumptions and Limiting Conditions is enclosed as Attachment B).

Very truly yours,

ARTHUR ANDERSEN LLP

/s/ ARTHUR ANDERSEN LLP

                                                                    Attachment A




                                                                ADVISORY
      PARTNERSHIPS (47)              REITS (15)               AGREEMENT (1)
NAME                                    NAME                      NAME
-------------------------------------------------------------------------------
Public Storage German Fund      Public Storage           Storage Properties,
 II, Ltd.                         Properties IX, Inc.      Inc.
Public Storage Euro             Public Storage
 Partnership III, Ltd.            Properties X, Inc.
Public Storage Euro             Public Storage
 Partnership IV, Ltd.             Properties XI, Inc.
Public Storage Euro             Public Storage
 Partnership V, Ltd.              Properties XII, Inc.
Public Storage Euro             Public Storage
 Partnership VI, Ltd.             Properties XIV, Inc.
Public Storage Euro             Public Storage
 Partnership VII, Ltd.            Properties XV, Inc.
Public Storage Euro             Public Storage
 Partnership VIII, Ltd.           Properties XVI, Inc.
Public Storage Euro             Public Storage
 Partnership IX, Ltd.             Properties XVII, Inc.
Public Storage Euro             Public Storage
 Partnership X, Ltd.              Properties XVIII, Inc.
Public Storage Euro             Public Storage
 Partnership XI, Ltd.             Properties XIX, Inc.
Public Storage Euro             Public Storage
 Partnership XII, Ltd.            Properties XX, Inc.
Public Storage Euro             PS Business Park,
 Partnership XIII, Ltd.           Inc.
Public Storage Benelux          Partners Preferred
 Partners I, Ltd.                 Yield, Inc.
Public Storage Benelux          Partners Preferred
 Partners II, Ltd.                Yield II, Inc.
Public Storage Benelux          Partners Preferred
 Partnership III, Ltd.            Yield III, Inc.
Public Storage Benelux
 Partnership IV, Ltd.
Public Storage Benelux
 Partnership V, Ltd.
Public Storage Alameda, Ltd.
PS Mini Warehouse Fund
PS Mini Warehouse Fund II
PS Mini Warehouse Fund III
PS Mini Warehouse Fund IV
PS Mini Warehouse Fund V
PS Mini Warehouse Fund VI
PS Mini Warehouse Fund VII
PS Mini Warehouse Fund VIII
PS Mini Warehouse Fund IX
PS Mini Warehouse Fund X
Connecticut Storage Fund
Diversified Storage Fund
Diversified Storage Fund II
Metropublic Storage Fund
Public Storage Institutional
 Fund
Public Storage Institutional
 Fund II
Public Storage Institutional
 Fund III
Arlington Storage Ltd.
Wisconsin Public Storage Ltd.
Public Storage Mid-Atlantic
 Ltd.
Public Storage Mid Atlantic
 II, Ltd.
Public Storage Institutional
 Fund IV
Diversified Storage Venture
 Fund
Public Storage Partners, Ltd.
Public Storage Partners II,
 Ltd.
Public Storage Properties,
 Ltd.
Public Storage Properties
 IV, Ltd.
Public Storage Properties V,
 Ltd.
PS Carolinas Balanced Fund,
 Ltd.

                                                                    Attachment B



               STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

This valuation report is subject to the following assumptions and limiting conditions:

     1. Arthur Andersen LLP (Arthur Andersen) has been retained by Public Storage, Inc. (PSI) and the Special Committee of the Board of Directors of Storage Equities, Inc. (SEI) to render an opinion of value as outlined in our engagement letter dated March 20, 1995 to PSI and to the Special Committee of the Board of Directors of SEI. Arthur Andersen has performed valuation services for PSI and the Special Committee of the Board of Directors of SEI as described in our engagement letter but will not act as either PSI's or SEI's agent or investment advisor. Consequently, all decisions relating to the acceptance or rejection of proposals or other matters relating to the transaction, and the negotiation of such terms, shall be solely the responsibility of PSI and the Special Committee of the Board of Directors of SEI.

     2. PSI was responsible for providing information relating to this assignment for Arthur Andersen's review. The accuracy and completeness of such information prepared and submitted by PSI, on which Arthur Andersen will rely and which will form the basis of our work and opinion, is solely the responsibility of PSI. During our review, nothing came to our attention that would lead us to believe that such information was inaccurate in any material respect.

     3. Our engagement letter and this statement of Assumptions and Limiting Conditions set forth the entire understanding between Arthur Andersen and both PSI and the Special Committee of the Board of Directors of SEI and supersede all prior agreements, arrangements and communications, either oral or written, with respect to the subject matter hereof. This agreement shall be governed and construed in accordance with the internal laws of the State of California.

     4. Our value conclusion presumes a sale of all general partnership interests, Class A, B, C, and D REIT shares and advisory agreement of SPI as a single transaction. Therefore, our value conclusion reflects the aggregate value of all combined assets. This valuation does not conclude or in any way provide a value for an individual partnership, REIT, property, partial interest or combination thereof.

     5. All approvals required for transfer of partnership interests and REIT shares considered within the appraisal have been already obtained or will be obtained in such a manner as to not delay closing of a transaction.

     6.   The effective date of the valuation is December 31, 1994.

                                                                    Attachment B

     7. This valuation assumes only two classes of ownership for the partnerships: General Partner and Limited Partner. It is also assumed that the REITS are structured such that only Class A, B, and C, and in certain instances Class D, shares exist. The Class B, C, and D shares are assumed to provide rights and cash flows generally equivalent to the General Partner interests in the partnerships. The Class A shares are assumed to provide rights and cash flows generally equivalent to the Limited Partner interests in the partnerships.

     8. This valuation assumes that all Limited Partners (and Class A shareholders) invested at the same time within a given REIT, partnership, or pool within a partnership and that no variance in crossover points exists within such entities.

     9. All operating assets considered herein are situated within the United States of America and no foreign assets have been included.

     10. The valuation is premised on an all-cash sale of the interests valued. No adjustment has been considered for the use of Storage Equities, Inc. restricted Class B stock in the proposed transaction.

     11. No investigation has been made of, and no responsibility is assumed for, the legal description of the properties considered within the valuation analysis or legal matters, including title or encumbrances. Title to the properties is assumed to be good and marketable unless otherwise stated. The properties are assumed to be free and clear of any liens, easements or encumbrances unless otherwise stated.

     12. It is assumed that all required licenses, certificates of occupancy, consents or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can readily be obtained or renewed for any use on which the value estimate contained in this report is based.

     13. Full compliance with all applicable federal, state and local zoning, use, occupancy, environmental and similar laws and regulations is assumed, unless otherwise stated.

     14. No responsibility is taken for changes in market conditions and no obligation is assumed to revise this report to reflect events or conditions which occur subsequent to the appraisal date thereof.

     15. The opinion of value is predicated on the financial structure prevailing as of the date of this valuation.

     16.  Responsible ownership and competent property management are assumed.

                                                                    Attachment B

     17.  Areas and dimensions of the properties were obtained from sources
          believed to be reliable.   No independent surveys were conducted.

     18. It is assumed that there are no hidden or unapparent conditions of the properties, subsoils, or structures that render the overall interests appraised herein more or less valuable. No responsibility is assumed for such conditions or for arranging engineering studies that may be required to discover them.

     19. No soil analysis or geological studies were ordered or made in conjunction with this report, nor was an investigation made of any water, oil, gas, coal, or other subsurface mineral and use rights or conditions.

     20. Neither Arthur Andersen LLP nor any individual signing or associated with this report shall be required by reason of this report to give further consultation, provide testimony, or appear in court or other legal proceedings unless specific arrangements have been made.

     21. This report has been made only for the purpose stated and shall not be used for any other purpose. Neither this report nor any portions thereof (including, without limitation, any conclusions, the identity of Arthur Andersen LLP or any individuals signing or associated with this report, or the professional associations or organizations with which they are affiliated) shall be disseminated to third parties by any means without the prior written consent and approval of Arthur Andersen LLP other than as provided for in this letter.

     22. The date of value to which the opinion expressed in this report applies is set forth in the opinion letter at the front of this report. Our value opinion is based on the purchasing power of the United States dollar as of that date.

     23. Unless otherwise stated in this report, no hazardous materials, which may or may not be present on or near the properties, was observed or was otherwise made known to Arthur Andersen LLP nor any individual signing or associated with this report. We have no knowledge of the existence of such materials on, or in, the property; however, we are not qualified to detect such substances. The presence of potentially hazardous substances such as asbestos, urea-formaldehyde foam insulation, or industrial wastes may affect the value of the property. The value estimate herein is predicated on the assumption that there is no such material on, in, or near the properties that would cause a loss in value to the overall interest appraised. No responsibility is assumed for any such conditions or for any expertise or engineering knowledge required to discover them. Public Storage, Inc. and Storage Equities, Inc. should retain an expert in this field if further information is desired.

     24. This valuation has been made in conformance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation.

                                                                      APPENDIX C

                         ROBERTSON STEPHENS & COMPANY
           555 CALIFORNIA STREET  SAN FRANCISCO 94104  415-781-9700
               INVESTMENT BANKERS MEMBER OF ALL MAJOR EXCHANGES
                       A CALIFORNIA LIMITED PARTNERSHIP

                                 August 27, 1995

PRIVILEGED AND CONFIDENTIAL

Special Committee of the Board of Directors and
Board of Directors
Storage Equities, Inc.
600 North Brand Boulevard
Glendale, CA  91203

Gentlemen:

You have asked for our opinion with respect to the fairness to the public shareholders of Storage Equities, Inc. ("SEI") from a financial point of view and as of the date hereof, of the consideration to be paid by SEI in the merger with Public Storage Management, Inc. ("PSMI"). Under the terms of that certain Agreement and Plan of Reorganization, dated as of June 30, 1995, among SEI, PSMI and Public Storage, Inc. ("PSI") (the "Agreement"), PSMI will merge with and into SEI, PSMI will cease to exist as a corporation, the stockholders of PSMI will become stockholders of SEI, and SEI will be the surviving entity and change its name to "Public Storage, Inc." (the "Merger"). PSI and its affiliates are prohibited under the Agreement from soliciting competing bids. The affirmative vote of holders of (i) a majority of the outstanding common shares of SEI and
(ii) a majority of the common shares held by public shareholders of SEI voting at the Special Meeting of shareholders is necessary for approval of the Merger. Pursuant to the Agreement, the outstanding capital stock of PSMI will be converted into an aggregate of 30 million shares of Common Stock of SEI and 7 million shares of Class B Common Stock of SEI, subject to certain adjustments. SEI Common Stock and Class B Common Stock issued in the Merger will not be registered under the Securities Act of 1933. The terms and conditions of the Merger are set out more fully in the Agreement.

For purposes of this opinion we have, among other things: (i) reviewed financial information relating to SEI and PSI furnished to us by both companies; (ii) reviewed certain financial models provided by SEI and PSI management; (iii) reviewed the valuation of PSI's real estate ownership interests prepared by Arthur Andersen, LLP; (iv) reviewed publicly available information; (v) held discussions with the management of SEI and PSI concerning the businesses, operations and prospects of SEI and the various PSI entities involved in the Merger, independently and combined; (vi) reviewed the Agreement and the form of the preliminary Proxy Statement filed on July 18, 1995 by SEI with the Securities and Exchange Commission; (vii) reviewed advisory agreements and management agreements between SEI and PSI; (viii) reviewed the share price and trading history of SEI's publicly traded securities; (ix) reviewed the contribution by each company to pro forma combined revenue, net operating income, net income, funds from operations and cash from operations; (x) reviewed the valuations of publicly traded companies which we deemed comparable to SEI and PSI; (xi)

Storage Equities, Inc.
August 27, 1995
Page 2

compared the financial terms of the Merger with other transactions which we deemed relevant; (xii) prepared discounted cash flow analyses of SEI and the various PSI entities involved in the Merger; (xiii) analyzed the combined funds from operations per share of the combined company; and (xiv) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

In the course of this engagement, we have completed an investigation of both companies. We have not, however, independently verified any of the foregoing information and have relied on all such information being complete and accurate in all material respects. Furthermore, we did not obtain any independent appraisal of the properties or assets of PSI or SEI. In addition, we have assumed (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) SEI will continue to qualify as a REIT under section 856 through 860 of the Code following the Merger. With respect to the various financial models of SEI and the PSI entities involved in the Merger, we have assumed that such models were reasonably prepared in good faith and incorporate a range of assumptions that management of SEI and PSI consider reasonable, and we have relied upon such models and assumptions in analyzing the future financial performance of both companies. While we believe that our review, as described within, is an adequate basis for the opinion that we express, this opinion is necessarily based upon market, economic, and other conditions that exist and can be evaluated as of the date of this letter, and on information available to us as of the date hereof.

It is understood that this letter is only for the information of the Special Committee of the Board of Directors of SEI, as well as the Board of Directors of SEI, and may not be used for any other purpose without our prior written consent. Based upon and subject to the foregoing considerations, it is our opinion, as investment bankers, that, as of the date hereof, the consideration to be paid by SEI in the Merger is fair to the public shareholders of SEI from a financial point of view.

                                 Very truly yours,

                                 ROBERTSON, STEPHENS & COMPANY, L.P.

                                 By: Robertson, Stephens & Company, Inc.

                                 /s/ EDWIN DAVID HETZ
                                 ---------------------------------------
                                 Authorized Signatory

                                                                      APPENDIX D

                     GENERAL CORPORATION LAW OF CALIFORNIA


                                   CHAPTER 13


                               DISSENTERS' RIGHTS


(S) 1300. RIGHT TO REQUIRE PURCHASE - "DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

       (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (a) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value of the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

       (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

            (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

            (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

            (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

            (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

       (c) As used in this chapter, "dissenting shareholder" means the record holder of dissenting shares and includes a transferee of record.

(S) 1301.  DEMAND FOR PURCHASE.

       (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash,-such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

       (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

       (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

(S) 1302.  ENDORSEMENT OF SHARES.

       Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued thereafter, shall bear a like statement, together with the name of the original dissenting holder of the shares.

(S) 1303.  AGREED PRICE - TIME FOR PAYMENT.

       (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

       (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

(S) 1304.  DISSENTER'S ACTION TO ENFORCE PAYMENT.

       (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

       (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

       (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

(S) 1305.  APPRAISERS' REPORT - PAYMENT COATS.

       (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

       (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

       (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

       (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

       (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

(S) 1306.  DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

       To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

(S) 1307.  DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

       Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

(S) 1308.  CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

       Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

(S) 1309.  TERMINATION OF DISSENTING SHAREHOLDER STATUS.

       Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

       (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

       (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

       (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

       (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

(S) 1310.  SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

       If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

(S) 1311.  EXEMPT SHARES.

       This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

(S) 1312.  ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

       (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

       (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10-days prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

       (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                    Appendix E-1

                          PROPOSED AMENDMENT TO SEI'S

                       RESTATED ARTICLES OF INCORPORATION

     Set forth are proposed amendments that would amend Article III of SEI's Restated Articles of Incorporation. Article III of SEI's Restated Articles of Incorporation would read in its entirety as follows:

                                      III

     (a) This corporation is authorized to issue only three classes of shares to be designated respectively "Preferred Stock," "Common Stock" and "Class B Common Stock" and referred to herein either as Preferred Stock or Preferred shares, Common Stock or Common shares or Class B Common Stock or Class B Common shares. The total number of shares which this corporation is authorized to issue is Two Hundred Fifty-Seven Million (257,000,000); the number of Preferred shares shall be Fifty Million (50,000,000) of the par value of One Cent ($.01) each, the number of Common shares shall be Two Hundred Million (200,000,000) of the par value of Ten Cents ($.10) each and the number of Class B Common shares shall be Seven Million (7,000,000) of the par value of Ten Cents ($.10) each.

     (b) The Preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights granted to or imposed upon any wholly unissued series of Preferred shares including the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preference, and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     (c) (1) Subject to any preference with respect to the Preferred shares and the provisions of this subparagraph (c)(1), the Common shares and the Class B Common shares shall be entitled to distributions out of funds legally available therefor, when, as and if declared by the Board of Directors. The Class B Common shares shall not be entitled to participate in distributions until the later to occur of (i) "funds from operations per Common Share" (as defined below) aggregating $1.80 during any four consecutive calendar quarters or (ii) ______________, 1999; thereafter, the Class B Common shares will participate in distributions (other than liquidating distributions) at the rate of 97% of the per share distributions on the Common shares, provided that cumulative distributions from September 30, 1995 at the rate of at least $.22 per share per quarter (subject to appropriate adjustment for stock splits, reverse stock splits and stock dividends) have been paid on the Common shares.

          (2) In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, subject to any preference with respect to the Preferred shares, the entire assets of this corporation available for distribution to shareholders shall be distributed ratably among the Common shares. The Class B Common shares shall not be entitled to any distributions in respect of a liquidation, dissolution or winding up of this corporation.

          (3) The Class B Common shares shall not have any voting powers either general or special, except as required by law.

          (4) (i) The Class B Common shares shall automatically convert into and become an equal number of Common shares upon the later to occur (A) funds from operations per Common Share (as defined below) aggregating $3.00 during any four consecutive calendar quarters or (B)_________, 2002.

               (ii)  As used above:

                     (A) Funds from operations ("FFO") means net income (loss)
               (computed in accordance with generally accepted accounting principles ("GAAP")) before (1) gain (loss) on early extinguishment of debt, (2) minority interest in income and (3) gain (loss) on disposition of real estate, adjusted as follows:
               (1) plus depreciation and amortization (including this corporation's pro rata share of depreciation and amortization of unconsolidated equity interests and amortization of assets acquired in the merger of Public Storage Management, Inc. into this corporation) and (2) less FFO attributable to minority interest.

                     (B) FFO per Common Share means FFO less preferred stock
               dividends (other than dividends on convertible preferred stock) divided by the number of outstanding weighted average shares of Common Stock assuming conversion of all outstanding convertible securities and the Class B Common shares).

               (iii) If this corporation subdivides or combines it outstanding shares of Common Stock into a greater or smaller number of shares, or sets a record date for the purpose of entitling the holders of its Common Stock to receive a dividend or other distribution payable in Common Stock, then in each case, the then outstanding Class B Common Stock shall be treated equally and shall, as appropriate, (A) be subdivided or combined in the same proportion as the Common Stock is subdivided or combined or (B) receive the same proportionate dividend or distribution payable, respectively, in shares of Class B Common Stock as paid or issued with respect to the Common Stock.

               (iv) This corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then outstanding Class B Common Stock and shall take all such action and obtain all permits or orders that may be necessary to enable this corporation lawfully to issue Common Stock upon the conversion of the Class B Common Stock.

                                                                    Appendix E-2


                          PROPOSED AMENDMENT TO SEI'S

                       RESTATED ARTICLES OF INCORPORATION

     Set forth below is the proposed amendment to SEI's Restated Articles of Incorporation that would add new Article IV thereto. Article IV of SEI's Restated Articles of Incorporation would read in its entirety as follows:

                                       IV

(a)  OWNERSHIP LIMITATIONS
     ---------------------

     (i) Except as provided in subparagraph (c) of this Article IV and the last sentence of this subparagraph (a), no Person shall Acquire or Beneficially Own shares of Common Stock or any series of Preferred Stock in excess of the Ownership Limit set forth in this subparagraph (a)(i). In the case of Common Stock, the Ownership Limit is 2.0% of the outstanding shares of each class of Common Stock. Solely for purposes of this subparagraph (a)(i), the Common Stock and the Class B Common Stock shall be treated as a single Class of Common Stock. In the case of any series of Preferred Stock, the Ownership Limit is 9.9% of the outstanding shares of such series of Preferred Stock.

     The limitation set forth in this subparagraph (a)(i) of this Article IV(a) shall apply only to an Acquisition or Transfer of Stock or other event with respect to Stock occurring subsequent to the effective date of the merger of Public Storage Management, Inc. with and into this corporation. In the event that this corporation shall issue a new series or class of Common Stock and/or Preferred Stock following such date, the Board of Directors shall have the power and authority to impose such additional ownership limitations with respect to such new series or class of Stock as it, in its reasonable judgment, determines appropriate in order to facilitate this corporation's qualification as a REIT. Any such ownership limitations shall be set forth in the "certificate of determination" that sets forth the terms of such new series or class of Stock. Notwithstanding anything to the contrary in this Article IV(a), no Person shall be deemed to exceed the Ownership Limit set forth in this subparagraph (a)(i) solely by reason of the Beneficial Ownership of shares of any class of Stock to the extent such shares of Stock were Beneficially Owned by such Person on the effective date of the merger of Public Storage Management, Inc. with and into this corporation (but the Beneficial Ownership of any such shares of Stock shall be taken into account in determining whether any subsequent Transfer, Acquisition or other event violates this subparagraph (a)(i)).

     (ii) Notwithstanding any other provisions contained in these Articles of Incorporation, no Person shall Acquire or Beneficially Own shares of any class of Stock of this corporation to the extent that, if effective, such Acquisition or Beneficial Ownership would result in this corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the purported Acquisition, Transfer or other event takes place during the second half of a taxable year) or otherwise would result in this corporation failing to qualify as a REIT.

(b)  REMEDIES
     --------

     (i) If, notwithstanding the other provisions contained in this Article IV, at any time after the effective date of the merger of Public Storage Management, Inc. with and into this corporation, there is a purported Transfer, Acquisition, change in the capital structure of this corporation or other event (including, without limitation, a change in the relationship between two or more Persons that causes the application of Section 544 of the Code, as modified by Section 856(h)), that, if effective, would result in the violation of one or more of the restrictions on ownership and transfer described in subparagraph (a) of the Article IV, then (1) in the case of a Transfer or Acquisition, that number of shares of Stock purported to be Transferred or Acquired that otherwise would cause such Person to violate subparagraph (a) (rounded up to the next whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in subparagraph (i) of this Article IV, effective as of the close of business on the day immediately prior to the date of such purported Transfer or Acquisition, and such Person shall acquire no rights in such shares of Stock; (2) in the case of any event other than a Transfer or Acquisition (an "Beneficial Ownership Event"), that number of shares of Stock that would be owned by Persons (the "Affected Persons") as a result of such Beneficial Ownership Event that otherwise would violate subparagraph (a) of this
Article IV (rounded up to the next whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in subparagraph (i) of this Article IV, effective as of the close of business on the day immediately prior to such Beneficial Ownership Event, and such Affected Persons or Persons shall acquire no rights (or have no continuing rights) in such shares of Stock; or (3) if the transfer to the Trust described in either clause (1) or clause (2) hereof would not be effective for any reason to prevent any Person from Beneficially Owning Stock in violations of subparagraph (a) of this Article IV, then the Transfer, Acquisition, or other Beneficial Ownership Event that would otherwise cause such Person to violate subparagraph (a) of this
Article IV shall be void ab initio.

     (ii) Notwithstanding the other provisions hereof, any Transfer or Acquisition of shares of Stock that, if effective, would result in the Stock being beneficially owned by less than 100 persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Stock.

     (iii) In addition to, and without limitation by, subparagraphs (b)(i)
and (b)(ii) above, if the Board of Directors or its designees shall at any time determine in good faith that a Transfer, Acquisition or other event has taken place in violation of subparagraph (a) of this Article IV or that a Person intends to Acquire, has attempted to Acquire, or may Acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Stock in violation of subparagraph (a) of this
Article IV, the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, causing this corporation to refuse to give effect to such Transfer or other event on the books of this corporation or instituting proceedings to enjoin such Transfer or other event; provided,
                                                                --------
however, that any Transfer or Acquisition (or, in the case of events other than
-------
a Transfer or Acquisition, ownership or Beneficial Ownership) in violation of subparagraph (a) of this Article IV shall automatically result in the transfer to the Trust described in subparagraph (b)(i), irrespective of any action (or non-action) by the Board of Directors.

     (iv) Nothing contained in this subparagraph (b) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect this corporation and the interests of its stockholders by preservation of this corporation's status as a REIT.

(c)  WAIVERS AND EXCEPTIONS
     ----------------------

     (i) Subject to subparagraph (a)(ii) of this Article IV, the Board of Directors, in its sole and absolute discretion, may grant to any Person who makes a request therefor an exception to the Ownership Limit with respect to either Common Stock or any series of Preferred Stock set forth in subparagraph
(a)(i), subject to the following conditions and limitations: (A) the Board of Directors shall have determined that, after giving effect to (x) an acquisition by such Person of Beneficial Ownership of the maximum amount of Common Stock and/or Preferred Stock permitted as a result of the exception to be granted and (y) assuming that the four other Persons who would be treated as "individuals" for purposes of Section 542(a)(2) for of the Code and who would Beneficially Own the largest amounts of the Stock of this corporation (determined by value) Beneficially Own the maximum amount of Common Stock and Preferred Stock permitted under subparagraph (a) of this Article IV (or if greater, any exception granted under this subparagraph (c)(i) to (or with respect to) such Persons), this corporation would not be "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the purported Acquisition, Transfer or other event takes place during the second half of a taxable year) and would not otherwise fail to qualify as a REIT; and
(B) such Person provides to the Board of Directors such representations and undertakings as the Board of Directors may, in its sole and absolute discretion, require (including, without limitation, an agreement as to a reduced Ownership Limit for such Person with respect to the Beneficial Ownership of one or more other classes of Stock not subject to the exception), and such Person agrees that any violation of such representations and undertakings or attempted violation thereof will result in the application of the remedies set forth in subparagraph (b)(i) with respect to shares of Stock held in excess of the Ownership Limit with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (c)(i)). If a member of the Board of Directors requests that the Board of Directors grant an exception to the Ownership Limit with respect to such member or with respect to any other Person if such Board member would be considered to be the Beneficial Owner of shares of Stock owned by such Person, such member of the Board of Directors shall not participate in the decision of the Board of Directors as to whether to grant any such exception.

     (ii) Subject to subparagraph (a)(ii) of this Article IV, in addition to exceptions permitted under subparagraph (c)(i) above, the Board of Directors, in its sole and absolute discretion, may exempt a Person from the Ownership Limit if such Person is not an individual for purposes of Section 542(c)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) and such Person provides to the Board of Directors such representations and undertakings as the Board of Directors may, in its sole and absolute discretion, require, and such Person agrees that any violation of such representations and undertakings or attempted violation thereof will result in the application of the remedies set forth in subparagraph (b)(i) with respect to shares of Stock held in excess of the Ownership Limit with respect to such Person (determined without regard to the exemption granted under this subparagraph (c)(ii)).

     (iii) Prior to granting any exception or exemption pursuant to subparagraph (c)(i) or (c)(ii), the Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure this corporation's status as a REIT, provided, however, that obtaining a favorable
                                --------  -------
ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

(d)  CERTAIN DEFINITIONS
     -------------------

     Unless the context otherwise requires, the terms defined in this paragraph
(d) shall have, for all purposes of this Article IV, the meaning specified herein (with terms defined in the singular having comparable meanings when used in the plural).

     Acquire.  The term "Acquire" shall mean the acquisition of Beneficial
     -------
Ownership of shares of Stock by any means, including, without limitation, a Transfer, the exercise of or right to exercise any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner (if the acquisition would have been effective), as defined below.

The term "Acquisition" shall have the correlative meaning. Notwithstanding the foregoing, the term "Acquire" shall not include the conversion of the Class B Common Stock into Common Stock, which are treated as a single class of Common Stock for purposes of subparagraph (a)(i) of this Article IV.

     Beneficial Ownership.  The term "Beneficial Ownership" shall mean ownership
     --------------------
of Common Stock or Preferred Stock by a Person who is or would be treated as an owner of such Stock either directly, indirectly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

     Charitable Beneficiary.  The term "Charitable Beneficiary" shall mean one
     -----------------------
or more beneficiaries of the Trust as determined pursuant to subparagraph (i) of this Article IV, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

     Code.  The term "Code" shall mean the Internal Revenue Code of 1986, as
     ----
amended from time to time.

     IRS.  The term "IRS" shall mean the United States Internal Revenue Service.
     ---

     Market Price.  The term "Market Price" shall mean, with respect to any
     ------------
class of Stock, the last reported sales price on the NYSE of shares of such class of Stock on the day immediately preceding the relevant date, or if such class of Stock is not then traded on the NYSE, the last reported sales price of shares of such class of Stock on the day immediately preceding the relevant date as reported on any exchange or quotation system or for which such class of Stock may be traded, provided, however, that if the Board of Directors determines in
               --------  -------
good faith that a lower price is appropriate, then the Market Price shall be such lower price as determined in good faith by the Board of Directors, or if such class of Stock is not then traded over any exchange or quotation system, the Market Price shall be the price determined in good faith by the Board of Directors of this corporation as the fair market value of shares of such class of Stock on the relevant date.

     NYSE.  The term "NYSE" shall mean the New York Stock Exchange.
     ----

     Ownership Limit.  The term "Ownership Limit" shall mean the maximum amount
     ---------------
of Common Stock and/or Preferred Stock that may be Beneficially Owned by a Person under subparagraph (a)(i) of this Article IV, determined without regard to any exception or waiver that may be granted under subparagraph (c) of this
Article IV (but taking into account the last sentence of subparagraph (a)(i) of this Article IV).

     Person.  The term "Person" shall mean an individual, corporation,
     ------
partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter which participates in a public offering of Stock provided that the ownership of Stock by such underwriter would not result in this corporation being "closely held" within the meaning of Section 856(h) of the Code and would not otherwise result in this corporation failing to qualify as a REIT.

     Purported Beneficial Transferee.  The term "Purported Beneficial
     -------------------------------
Transferee" shall mean, with respect to any purported Transfer which would result in a violation of the limitations in subparagraph (a) of this Article IV, the Purported Beneficial Transferee or owner for whom the Purported Record

Transferee would have acquired or owned shares of Stock if such Transfer had been valid under subparagraph (a) of this Article IV.

     Purported Record Transferee.  The term "Purported Record Transferee" shall
     ---------------------------
mean with respect to any Purported Transfer which would result in a violation of the limitations in subparagraph (a) of this Article IV, the record holder of the Stock if such Transfer had been valid under subparagraph (a) of this Article IV.

     REIT.  The term "REIT" shall mean a Real Estate Investment Trust under
     ----
Section 856 of the Code.

     Stock.  The term "Stock" shall mean shares of stock of this corporation
     -----
that are either Common Stock or Preferred Stock.

     Transfer.  The term "Transfer" shall mean any sale, transfer, gift,
     --------
assignment, devise or other disposition of Stock, including (i) the granting of any option or entering into any agreement or the sale, transfer or other disposition of Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into exchangeable Stock), whether voluntarily or involuntarily, whether of record or beneficially or Beneficially (including, but not limited to, transfers of interests in other entities which result in changes in Beneficial Ownership of Stock), and whether by operation of law or otherwise.

     Trust.  The term "Trust" shall mean the trust created pursuant to
     -----
subparagraph (i)(i) of this Article IV.

     Trustee.  The term "Trustee" shall mean the Person unaffiliated with this
     -------
corporation, or the Purported Beneficial Transferee, or the Purported Record Transferee, that is appointed by this corporation to serve as trustee of the Trust.

(e)  NOTICE OF RESTRICTED TRANSFER
     -----------------------------

     Any Person who Acquires or attempts to Acquire Stock or other securities in violation of subparagraph (a) of this Article IV or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in a violation of subparagraph (a) of this Article IV, shall immediately give written notice to this corporation of such Acquisition, Transfer or other event and shall provide to this corporation such other information as this corporation may request in order to determine the effect, if any, of such Acquisition, Transfer or other event on this corporation's status as a REIT.

(f)  OWNERS REQUIRED TO PROVIDE INFORMATION
     --------------------------------------

     From and after the Effective Date, each Person who is a beneficial owner or Beneficial Owner of Stock and each Person (including the stockholder of record) who is holding Stock for a Beneficial Owner shall provide to this corporation such information as this corporation may request, in good faith, in order to determine this corporation's status as a REIT.

(g)  AMBIGUITY
     ---------

     In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in subparagraph (d) of this
Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

(h)  LEGEND
     ------

     Each certificate for shares of any class of Stock shall bear the following legend: "The shares of Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of this corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Except as set forth in Article IV of this corporation's Articles of Incorporation, no person may Beneficially Own (i) more than 2.0% of the outstanding shares of Common Stock of this corporation, or (ii) more than 9.9% of the outstanding shares of any series of Preferred Stock of this corporation, with certain further restrictions and exceptions as are set forth in this corporation's Articles of Incorporation. Any Person who attempts to own or Beneficially Own Stock in excess of the above limitations must immediately notify this corporation. All capitalized terms in this legend have the meanings defined in this corporation's Articles of Incorporation. If any of the restrictions on transfer or ownership set forth in Article IV of the Articles of Incorporation are violated, the Stock represented hereby will be automatically transferred to the Trustee of a Trust for the benefit of a Charitable Beneficiary pursuant to the terms of Article IV of the Articles of Incorporation. In addition, attempted transfers of Stock in violation of the limitations described above (as modified or expanded upon in Article IV of this corporation's Articles of Incorporation), may be void ab initio. This
                                                      -- ------
Corporation will furnish to the holder hereof, upon request and without charge, a complete written statement of the terms and conditions of Article IV of the Articles of Incorporation. Requests for such documents may be directed to the corporate secretary."

(i)  TRANSFER OF STOCK IN TRUST
     ---------------------------

     (i) Ownership in Trust; Status of Shares Held in Trust.  Upon any purported
         --------------------------------------------------
     Transfer (whether or not such Transfer is the result of a transaction engaged in through the facilities of the NYSE), Acquisition or other event that results in the transfer of Stock to a Trust pursuant to subparagraph
     (b) of this Article IV, such shares of Stock shall be deemed to have been transferred to the Trustee in its capacity as Trustee for the exclusive benefit one or more Charitable Beneficiaries. The Trustee shall be appointed by this corporation and shall be a Person unaffiliated with this corporation, any Purported Beneficial Transferee or Purported Record Transferee. Each Charitable Beneficiary shall be designated by this corporation as provided in subparagraph (k) of this Article IV. Shares of Stock so held in Trust shall be issued and outstanding stock of this corporation. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares of Stock held in Trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in Trust. The Purported Record Transferee and the Purported Beneficial Transferee of shares of Stock in violation of subparagraph (a) of this Article IV shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares.

     (ii) Dividend Rights.  The Trustee shall have all rights to dividends with
          ---------------
     respect to shares of Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by this corporation that the shares of Stock have been transferred to the Trustee with respect to such shares shall be paid over to the Trustee by the recipient thereof upon demand, and any dividend declared but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.

     (iii)  Rights upon Liquidation.  In the event of any voluntary or
            -----------------------
     involuntary liquidation, dissolution or winding up of or any distribution of the assets of this corporation, the Trustee shall be entitled to receive, ratably with each other holder of Stock of the class of Stock that is held in the Trust, that portion of the assets of this corporation available for distribution to the holders of such class (determined based upon the ratio that the number of shares of such class of Stock held by the Trustee bears to the total number of shares of such class of Stock then outstanding ). The Trustee shall distribute any such assets received in respect of the Stock held in the Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Corporation in accordance with subparagraph (i)(iv) of this Article IV.

     (iv) Sale of Shares by Trustee.  Within twenty days of receiving notice
          -------------------------
     from this corporation that shares of Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in Trust to a Person, designated by the Trustee, whose ownership of the shares of Stock held in the Trust would not violate the ownership limitations set forth in subparagraph (a) of this Article IV. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this subparagraph (i)(iv). The Purported Record Transferee shall receive the lesser of (1) (x) the price per share such Purported Record Transferee paid for the Stock in the purported Transfer that resulted in the transfer of shares of Stock to the Trust, or (y) if the Transfer or other event that resulted in the transfer of shares of Stock to the Trust was not a transaction in which the Purported Record Transferee gave full value for such shares of Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the transfer of such shares of Stock to the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by this corporation that shares of Stock have been transferred to the Trustee, such shares are sold by the Purported Record Transferee, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares that exceeds the amount such Purported Record Transferee was entitled to receive pursuant to this subparagraph (i)(iv), such excess shall be paid to the Trustee upon demand. The Trustee should have the right and power (but not the obligation) to offer any share of Stock held in the Trust for sale to this corporation on such terms and conditions as the Trustee shall determine appropriate.

     (v) Voting and Notice Rights.  The Trustee shall have all voting rights and
         ------------------------
     rights to receive any notice of any meetings, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. The Purported Record Transferee shall have no voting rights with respect to shares held in Trust.

(j)  SETTLEMENT
     ----------

     Nothing in this Article IV shall preclude the settlement of any transaction entered into through the facilities of the NYSE (but the fact that settlement of a transaction is permitted shall not negate the effect of any other provision of this Article IV and all of the provisions of this Article IV shall apply to the purported transferee of the shares of Stock in such transaction).

(k)  DESIGNATION OF CHARITABLE BENEFICIARY
     -------------------------------------

     By written notice to the Trustee, this corporation shall designate one or more nonproift organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Stock held in the Trust would not violate the restrictions set forth in subparagraph (a) of this Article IV in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

P R O X Y

                            STORAGE EQUITIES, INC.

                           600 NORTH BRAND BOULEVARD
                        GLENDALE, CALIFORNIA 91203-1241

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock of Storage Equities, Inc. ("SEI") held of record by the undersigned on October 4, 1995, at the Special Meeting of Shareholders to be held on November 13, 1995, and any adjournments thereof.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR ALL OF THE PROPOSALS. THE APPROVAL OF THE MERGER IS A CONDITION TO THE ADOPTION OF EACH OF THE AMENDMENTS AND THE APPROVAL OF ALL OF THE AMENDMENTS IS A CONDITION TO APPROVAL OF THE MERGER.

                                                                     -----------
                                                                     SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE
                                                                     -----------

[X] Please mark
    votes as in
    this example

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO THE FIRST NATIONAL BANK OF BOSTON, SHAREHOLDER SERVICES DIVISION, P.O. BOX 1439, BOSTON, MA 02105-1439.

1. PROPOSED MERGER. To consider and vote upon an          FOR   AGAINST  ABSTAIN
   Agreement and Plan of Reorganization by and among      [_]     [_]      [_]
   Public Storage, Inc., Public Storage Management, Inc.
   and SEI described in the accompanying Proxy Statement.

2. PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION -      FOR   AGAINST  ABSTAIN
   RECAPITALIZATION. To consider and vote upon a related  [_]     [_]      [_]
   amendment to Article III of SEI's articles of incorporation in the form of Appendix E-1 to the accompanying Proxy Statement to authorize additional shares of common stock and a new Class B Common
   Stock.

3. PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION -      FOR   AGAINST  ABSTAIN
   OWNERSHIP LIMITATION. To consider and vote upon an     [_]     [_]      [_]
   amendment adding Article IV to SEI's articles of incorporation in the form of Appendix E-2 to the accompanying Proxy Statement to create certain ownership limitations with respect to all classes of SEI's capital stock.

4. PROPOSED POSTPONEMENT OR ADJOURNMENT OF SPECIAL        FOR   AGAINST  ABSTAIN
   MEETING. To consider and vote upon a postponement      [_]     [_]      [_]
   or adjournment of the Special Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special
   Meeting to approve the Merger.

5. Other matters. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated October 11, 1995.

NOTE: Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

Signature:________________________________________ Date_________________________

Signature:________________________________________ Date_________________________

[The following are the accountant's reports that were previously filed with the documents listed under "Incorporation of Certain Documents by Reference" in the Proxy Statement.]


                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Storage Equities, Inc.

We have audited the accompanying consolidated balance sheets of Storage Equities, Inc. as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. Our audits also included the financial statement schedules listed in the Index at Item 14 (a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Storage Equities, Inc. at December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting
principles.   Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                    ERNST & YOUNG LLP

Los Angeles, California
February 7, 1995,
except for Note 13 for which
the date is March 13, 1995.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Storage Equities, Inc.

We have audited the accompanying combined summaries of historical information relating to operating revenues and specified expenses -certain properties (the "Combined Summaries") for the properties indicated in Note 1 for the years ended December 31, 1993, 1992 and 1991. The Combined Summaries are the responsibility of the Company's management. Our responsibility is to express an opinion on the Combined Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Combined Summaries presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Combined Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and exclude certain material expenses described in Note 2.

In our opinion, the Combined Summaries present fairly the operating revenues and specified expenses, exclusive of expenses described in Note 2, for the properties identified in Note 1 for the years ended December 31, 1993, 1992 and 1991, in conformity with generally accepted accounting principles and the applicable accounting rules and regulations of the Securities and Exchange Commission.

                              ERNST & YOUNG LLP

Los Angeles, California
June 6, 1994

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Storage Equities, Inc.

We have audited the accompanying combined summaries of historical information relating to operating revenues and specified expenses -certain properties (the "Combined Summaries") for the properties indicated in Note 1 for the years ended December 31, 1993, 1992 and 1991. The Combined Summaries are the responsibility of the Company's management. Our responsibility is to express an opinion on the Combined Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Combined Summaries presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Combined Summaries were prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission and exclude certain material expenses described in Note 2.

In our opinion, the Combined Summaries present fairly the operating revenues and specified expenses, exclusive of expenses described in Note 2, for the properties identified in Note 1 for the years ended December 31, 1993, 1992 and 1991, in conformity with generally accepted accounting principles and the applicable accounting rules and regulations of the Securities and Exchange Commission.

                              ERNST & YOUNG LLP

Los Angeles, California
October 26, 1994

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Public Storage Properties VII, Inc.

We have audited the accompanying balance sheets of Public Storage Properties VII, Inc. as of December 31, 1994 and 1993, and the related statements of income, shareholders' equity, and cash flow for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Public Storage Properties VII, Inc. at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                              ERNST & YOUNG LLP

Los Angeles, California
February 24, 1995